As Filed with the Securities and Exchange Commission on October 28, 1994

                                                   Registration No. 33-_______

THIS DOCUMENT IS A COPY OF THE REGISTRATION STATEMENT FILED ON OCTOBER 28, 1994 PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.

==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------

                                   FORM S-4

                            REGISTRATION STATEMENT

                                    Under

                          THE SECURITIES ACT OF 1933

                        --------------------------------

                            INTERGRAPH CORPORATION
              (Exact name of registrant as specified in charter)

           Delaware                           3571                 63-0573222
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)    Classification Code Number)   Identification
                                                                     Number)

                         One Madison Industrial Park
                        Huntsville, Alabama 35894-0001
                       Telephone Number: (205) 730-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                 -------------------------------------------

                               John W. Wilhoite
                                Vice President
                            INTERGRAPH CORPORATION
                         One Madison Industrial Park
                        Huntsville, Alabama 35894-0001
                       Telephone Number: (205) 730-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                --------------------------------------------
                               With copies to:

John F. Mandt                         Jeffrey C. Howland
Balch & Bingham                       Womble Carlyle Sandridge & Rice, P.L.L.C.
1901 Sixth Avenue North               1600 Southern National Financial Center
Suite 2600                            200 West Second Street
Birmingham, Alabama  35203            Winston-Salem, North Carolina  27101

               ----------------------------------------------

       Approximate date of commencement of proposed sale to the public:

      At the effective time of the merger (the "Merger") of a wholly owned subsidiary of Registrant with and into InterCAP Graphics Systems, Inc. ("InterCAP") as described in the enclosed Prospectus/Proxy Statement.

               -----------------------------------------------

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ___

              ------------------------------------------------

                     CALCULATION OF REGISTRATION FEE

===============================================================================
Title of Each                      Proposed          Proposed
  Class of          Amount          Maximum          Maximum        Amount of
Securities to       to  be       Offering Price     Aggregate     Registration
be Registered     Registered        Per Unit      Offering Price       Fee
===============================================================================

   Common        1,079,738(1)       $8.125(2)      $8,772,871.25    $3,025.13

===============================================================================

(1)  Based  upon  the  maximum number of shares issuable  in  the Merger.
(2) Based upon the average of the bid and asked prices for Intergraph Common Stock on October 24, 1994.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================


                           INTERGRAPH CORPORATION
     Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K


                                          Prospectus/Proxy Statement Heading or
Registration Statement Item and Caption                Other Location
- ---------------------------------------  --------------------------------------

1.  Forepart of Registration Statement
    and Outside Front Cover Page of
    Prospectus                            Facing Page; Cross Reference Sheet;
                                          Outside Front Cover Page of
                                          Prospectus/Proxy Statement

2.  Inside Front and Outside Back Cover
    Page of Prospectus                    Available Information; Table of
                                          Contents

3.  Risk Factors, Ratio of Earnings to
    Fixed Charges, and Other Information  Summary; Available Information;
                                          Market Price Data; Selected Financial
                                          Data; Risk Factors; Information about
                                          Intergraph

4.  Terms of the Transaction              Available Information; Summary; The
                                          Merger and Related Transactions; The
                                          Reorganization Agreement;Stockholder
                                          Approval of Reorganization Agreement,
                                          the Merger and the Charter Amendment;
                                          Proposal to Amend InterCAP's
                                          Certificate of Incorporation;
                                          Security Ownership of Certain
                                          Beneficial Owners and Management of
                                          InterCAP; Description of Intergraph
                                          Capital Stock; Principal Differences
                                          Between Intergraph and InterCAP
                                          Capital Stock

5.  Pro Forma Financial Information       Not Applicable

6.  Material Contacts with the Company
    Being Acquired                        The Merger and Related Transactions

7.  Additional Information Required for
    Reoffering by Persons and Parties
    Deemed to be Underwriters             Not Applicable

8.  Interests of Named Experts and
    Counsel                               Experts; Legal Opinions

9.  Disclosure of Commission Position
    on Indemnification for Securities
    Act Liabilities                       Indemnification

10. Information With Respect to S-3
    Registrants                           Available Information; Incorporation
                                          of Certain Documents by Reference

11. Incorporation of Certain
    Information by Reference              Available Information; Incorporation
                                          of Certain Documents by Reference

12. Information with Respect to S-2
    or S-3 Registrants                    Not Applicable

13. Incorporation of Certain
    Information by Reference              Not Applicable

14. Information With Respect to
    Registrants Other than S-3 or S-2
    Registrants                           Not Applicable

15. Information With Respect to S-3
    Companies                             Not Applicable

16. Information With Respect to S-2 or
    S-3 Companies                         Not Applicable

17. Information With Respect to
    Companies Other than S-2 or S-3
    Companies                             Outside Front Cover Page of
                                          Prospectus/Proxy Statement; Summary;
                                          Market Price Data; Selected
                                          Financial Data; Risk Factors;
                                          Management's Discussion and Analysis
                                          of Financial Condition and Results
                                          of Operations of InterCAP; Business
                                          of InterCAP; Security Ownership of
                                          Certain Beneficial Owners of
                                          InterCAP; Description of InterCAP
                                          Capital Stock; InterCAP's Financial
                                          Statements

18. Information if Proxies, Consents
    or Authorizations are to be
    Solicited                             Outside Front Cover Page of
                                          Prospectus/Proxy Statement;
                                          Available Information; Summary;
                                          Stockholder Approval of
                                          Reorganization  Agreement, the
                                          Merger and the Charter Amendment;
                                          The Merger and Related Transactions;
                                          Proposal to Amend InterCAP's
                                          Certificate  of Incorporation;
                                          Security Ownership of Certain
                                          Beneficial Owners and Management of
                                          InterCAP; Proxy Solicitation

19. Information if Proxies, Consents
    or Authorizations are not to be
    Solicited, or in an Exchange Offer    Not Applicable



                          INTERCAP GRAPHICS SYSTEMS, INC.
                          116 DEFENSE HIGHWAY, SUITE 400
                            ANNAPOLIS, MARYLAND  21401




                                November __, 1994



Dear Stockholders:

     We are pleased to invite you to a Special Meeting of Stockholders of InterCAP Graphics Systems, Inc., a Delaware corporation ("InterCAP"), to be held on December ____, 1994, at 10:00 a.m., local time (the "Meeting"), at the offices of InterCAP, 116 Defense Highway, Suite 400, Annapolis, Maryland 21401. The purpose of the meeting is to obtain your approval of the acquisition of InterCAP by Intergraph Corporation, a Delaware corporation ("Intergraph").

     On September 30, 1994, InterCAP signed an Agreement and Plan of Reorganization (the "Reorganization Agreement") with Intergraph and Intergraph DC Corporation - Subsidiary 7, a Delaware corporation and a wholly owned subsidiary of Intergraph ("Intergraph Sub"), providing for the merger of Intergraph Sub with and into InterCAP (the "Merger"). As a result of the Merger, InterCAP would become a wholly owned subsidiary of Intergraph. Pursuant to the terms of the Reorganization
Agreement, each outstanding share of InterCAP Common Stock, InterCAP Series B Preferred Stock, and InterCAP Series C Preferred Stock would be converted into a fraction of a share of Intergraph Common Stock, par value $.10 per share (the "Intergraph Common Stock"), having a value of $0.90975693, and each share of InterCAP Series A Preferred Stock would be converted into a fraction of a share of Intergraph Common Stock having a value of $1.475. At the Meeting, you will be asked to approve the Reorganization Agreement and the transactions contemplated thereby.

     You will also be asked at the Meeting and in connection with the Merger, to approve an amendment to the Certificate of Incorporation of InterCAP (the "Charter Amendment"). In 1993, the stockholders of InterCAP approved an amendment to the Certificate of Incorporation of InterCAP that reduced the liquidation preference of the InterCAP Series A Preferred Stock to $1.475 per share plus (if the effective date of the liquidation was after October 1, 1994) an amount equal to one-half of all accrued but unpaid dividends thereon (the "Series A Liquidation Preference"). To facilitate the Merger, the holders of the InterCAP Series A Preferred Stock have agreed to postpone the increase in the Series A Liquidation Preference to January
15, 1995 and thereby postpone any further increase in the difference between the value of the InterCAP Series A Preferred Stock and the remaining classes of InterCAP Stock. The Charter Amendment to be voted on at the Meeting would make this change to the Certificate of Incorporation of InterCAP.

     After careful consideration, your Board of Directors has unanimously adopted and approved the Charter Amendment, the Reorganization Agreement and the transactions contemplated thereby (collectively, the "Proposed Transactions"). The Board believes that the Proposed Transactions are advisable and in the best interests of InterCAP and its stockholders and recommends that you vote "FOR" the proposal to adopt and approve the Charter Amendment and "FOR" the adoption and approval of the Reorganization Agreement and the transactions contemplated thereby.

    The accompanying Prospectus/Proxy Statement provides a detailed description of the Proposed Transactions. We urge you to give careful consideration to the Prospectus/Proxy Statement.

     Approval of the Proposed Transactions requires (i) in the case of the Charter Amendment, the affirmative vote of (a) a majority of the outstanding shares of InterCAP Common Stock and InterCAP Preferred Stock, voting as a single class; (b) a majority of the outstanding shares of InterCAP Series A Preferred Stock, voting separately; (c) a majority of the outstanding shares of InterCAP Series A Preferred Stock, and InterCAP Series B Preferred Stock, voting as a single class; and (d) a majority of the outstanding InterCAP Series C Preferred Stock, voting separately; and (ii) in the case of the Reorganization Agreement and the transactions contemplated thereby, the affirmative vote of (a) at least 66.67% of the outstanding shares of InterCAP Common Stock and the InterCAP Preferred Stock, voting as a single class, and (b) a majority of the outstanding shares of InterCAP Series A Preferred Stock and InterCAP Series B Preferred Stock, voting as a single class.

     To ensure that your shares are represented, please vote, date, sign and mail the enclosed proxy in the envelope provided, whether or not you expect to be present at the Meeting.

                                   Sincerely,




                                   A.G.W. Biddle, III
                                   President and Chief Executive Officer



                      INTERCAP GRAPHICS SYSTEMS, INC.
                      116 DEFENSE HIGHWAY, SUITE 400
                        ANNAPOLIS, MARYLAND  21401


                   -------------------------------------
                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                   -------------------------------------


To  the  Holders of Common Stock and Preferred Stock of  InterCAP
Graphics Systems, Inc.:

      Notice   is  hereby  given  that  a  Special  Meeting   of
Stockholders of InterCAP Graphics Systems, Inc., a Delaware corporation ("InterCAP"), will be held at the offices of InterCAP, 116 Defense Highway, Suite 400, Annapolis, Maryland 21401 on December ___, 1994, at 10:00 a.m. for the following purposes:

      1. To consider and vote upon a proposal to amend the Certificate of Incorporation of InterCAP to extend the date from October 1, 1994 to January 15, 1995 after which the liquidation preference of the InterCAP Series A Preferred Stock would be increased from $1.475 per share to $1.475 per share plus one-half of all accrued but unpaid dividends thereon;

      2.  To consider and vote upon a proposal to adopt
          and approve the Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of September 30, 1994, by and among InterCAP, Intergraph Corporation, a Delaware corporation ("Intergraph"), and Intergraph DC Corporation - Subsidiary 7, a Delaware corporation and a wholly owned subsidiary of Intergraph ("Intergraph Sub"), and the transactions contemplated thereby, which will include, without limitation, (a) the merger of Intergraph Sub with and into InterCAP (the "Merger"), in which, subject to the terms and conditions set forth in the Reorganization Agreement, (i) each outstanding share of InterCAP Common Stock will automatically be converted into the right to receive a fraction of a share of Intergraph Common Stock having a value of $0.90975693; (ii) each outstanding share of InterCAP Preferred Stock will automatically be converted into a fraction of a share of Intergraph Common Stock as follows: (A) each share of
          InterCAP Series A Preferred Stock will be automatically converted into the right to receive a fraction of a share of Intergraph Common Stock having a value of $1.475; (B) each share of
          InterCAP Series B Preferred Stock will be automatically converted into the right to receive a fraction of a share of Intergraph Common Stock having a value of $0.90975693; and (C) each share of InterCAP Series C Preferred Stock will be automatically converted into the right to receive a fraction of a share of Intergraph Common Stock having a value of $0.90975693; (b) an agreement by all InterCAP stockholders to escrow, for ninety days, fifteen percent (15%) of the shares of Intergraph Common Stock to be received by them in the Merger as security for certain post-closing InterCAP stockholder indemnification obligations following the Merger relating to breaches of representations, warranties and covenants contained in the Reorganization Agreement, and to appoint a Stockholders' Committee relating to such escrowed shares; and (c) the assumption by Intergraph of outstanding options to acquire InterCAP Common Stock and the conversion of such options into Intergraph options; and

      3. To consider and act upon such other matters as may properly come before the meeting.

      The Board of Directors of InterCAP has determined that only those persons who were holders of record of InterCAP Common Stock or InterCAP Preferred Stock at the close of business on ______________ ___, 1994, will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.

      ANY STOCKHOLDER SHALL HAVE THE RIGHT, IN CONNECTION WITH THE REORGANIZATION AGREEMENT, TO DEMAND AND RECEIVE PAYMENT OF THE FAIR VALUE OF HIS OR HER SHARES OF INTERCAP COMMON STOCK AND INTERCAP PREFERRED STOCK UPON COMPLIANCE WITH SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW. FOR A SUMMARY OF SUCH RIGHTS, SEE "THE MERGER AND RELATED TRANSACTIONS -- DISSENTERS' RIGHTS" IN THE ACCOMPANYING PROSPECTUS/PROXY STATEMENT. THE FULL TEXT OF SUCH SECTION IS SET FORTH AS APPENDIX C THERETO.

                                   By Order of the Board of Directors




                                   John C. Gebhardt
                                   Secretary

Annapolis, Maryland
November ____, 1994


WHETHER  OR  NOT YOU PLAN TO BE PRESENT AT THE MEETING,  YOU  ARE
URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY.  IF YOU
ATTEND  THE  MEETING, YOU CAN VOTE EITHER IN PERSON  OR  BY  YOUR
PROXY.



                          INTERGRAPH CORPORATION

                                Prospectus

                               Common Stock
                              $.10 Par Value

                            ------------------

                      INTERCAP GRAPHICS SYSTEMS, INC.

                              Proxy Statement

                      Special Meeting of Stockholders
                             December ___, 1994


      This Prospectus/Proxy Statement constitutes a prospectus of Intergraph Corporation, a Delaware corporation ("Intergraph"), in respect of up to 1,079,738 shares (the "Merger Shares") of common stock, par value $.10 per share, of Intergraph ("Intergraph Common Stock"), issuable to holders of common stock, par value $.01 per share ("InterCAP Common Stock"), and preferred stock, par value $.01 per share ("InterCAP Preferred Stock"), of InterCAP Graphics Systems, Inc., a Delaware corporation ("InterCAP"), upon consummation of the proposed merger (the "Merger"), herein described of Intergraph DC Corporation - Subsidiary 7, a Delaware corporation ("Intergraph Sub"), into InterCAP in accordance with the Agreement and Plan of Reorganization dated as of September 30, 1994 among Intergraph, Intergraph Sub and InterCAP (the "Reorganization Agreement"). For a description of the Reorganization Agreement and related Merger, see "The Merger and Related Transactions" and "The Reorganization Agreement."

      This Prospectus/Proxy Statement also is furnished in connection with solicitations from stockholders of InterCAP by the InterCAP Board of Directors of proxies for the special meeting of its stockholders to be held on December __, 1994, or any adjournments thereof (the "Meeting"). At the Meeting, the holders of InterCAP Common Stock and InterCAP Preferred Stock will consider and vote upon (i) a proposal to amend the Certificate of Incorporation of InterCAP to extend the date (from October 1, 1994 to January 15, 1995) upon which the liquidation preference of the InterCAP Series A Preferred Stock would be increased from $1.475 per share to $1.475 per share plus one-half of all accrued but unpaid dividends thereon (the "Charter Amendment"), and (ii) a proposal to adopt and approve the
Reorganization Agreement and the transactions contemplated thereby. See "Stockholder Approval of Reorganization Agreement, the Merger and the Charter Amendment--Stockholder Meeting."

      For a description of the Reorganization Agreement, which is included in its entirety as Appendix A to the Prospectus/Proxy
Statement, see "The Reorganization Agreement."


      FOR  A  DISCUSSION  OF  CERTAIN  FACTORS  WHICH  SHOULD  BE
CONSIDERED  BY  INTERCAP STOCKHOLDERS BEFORE  CONSENTING  TO  THE
APPROVAL  AND  ADOPTION OF THE REORGANIZATION AGREEMENT  AND  THE
MERGER, SEE "RISK FACTORS."

      All information herein with respect to InterCAP has been furnished by InterCAP and all information herein with respect to Intergraph has been furnished by Intergraph.

          THE SECURITIES TO BE ISSUED PURSUANT TO THIS
      PROSPECTUS/PROXY STATEMENT HAVE NOT BEEN APPROVED OR
     DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
         NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS/PROXY STATEMENT.  ANY REPRESENTATION TO THE
                CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus/Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of InterCAP on or about November ___, 1994.

      NO PERSON HAS BEEN AUTHORIZED BY INTERGRAPH OR INTERCAP TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY INTERGRAPH OR INTERCAP. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS PROSPECTUS/PROXY STATEMENT OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROSPECTUS/PROXY STATEMENT RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION
CONTAINED HEREIN SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

      The  principal  executive offices of InterCAP  are  at  116
Defense Highway, Suite 400, Annapolis, Maryland 21401.

      The  principal executive offices of Intergraph are  at  One
Madison Industrial Park, Huntsville, Alabama 35894-0001.

The  date of this Prospectus/Proxy Statement is November ___, 1994.



                            TABLE OF CONTENTS

                                                                           Page
                                                                           ----

AVAILABLE INFORMATION                                                        1


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                              1


SUMMARY                                                                      3
   The Companies                                                             3
   The Merger and Related Transactions                                       4
   The Reorganization Agreement                                              8
   The Charter Amendment                                                    12
   Vote of Stockholders of InterCAP                                         12


MARKET PRICE DATA                                                           15


SELECTED FINANCIAL DATA                                                     16
   Intergraph Corporation                                                   16
   InterCAP Graphics Systems, Inc.                                          16
   Comparative Per Share Data                                               18


RISK FACTORS                                                                18
   Volatility of Share Price                                                18
   Losses; Declining Financial Resources                                    19
   Technological Change; Product Transition                                 20
   Provisions Potentially Affecting Change in Control of Intergraph         20
   No Dividends                                                             20


THE MERGER AND RELATED TRANSACTIONS                                         20
   Background of the Merger                                                 20
   Joint Reasons for the Merger                                             24
   Intergraph's Reasons for the Merger                                      24
   InterCAP's Reasons For The Merger                                        25
   InterCAP Board Recommendation                                            28
   Interests of Certain Persons in the Merger                               28
   Certain Federal Income Tax Considerations                                30
   Preferred Stock Agreement                                                33
   Escrow Agreement                                                         34
   Options Outstanding Prior to the Merger                                  35
   Governmental and Regulatory Approvals                                    37
   Tax Certification                                                        37
   Employment Agreements                                                    38
   Accounting Treatment                                                     39
   Dissenters' Rights                                                       39


THE REORGANIZATION AGREEMENT                                                42
   Effective Date of the Merger                                             42
   Effects of the Merger                                                    42
   Aggregate Merger Consideration                                           43
   Manner and Basis of Converting InterCAP Stock                            43
   InterCAP Options                                                         45
   Representations and Warranties                                           45
   Certain Covenants                                                        46
   Conditions to the Merger                                                 48
   Indemnification                                                          50
   Termination                                                              50
   Amendment                                                                51
   Merger Expenses and Fees                                                 51
   Termination Fee                                                          51


PROPOSAL TO AMEND INTERCAP'S CERTIFICATE OF INCORPORATION                   52
   General                                                                  52
   Background                                                               52
   Effect of the Charter Amendment                                          53


STOCKHOLDER APPROVAL OF REORGANIZATION AGREEMENT,
THE MERGER AND THE CHARTER AMENDMENT                                        54
   Stockholder Vote                                                         54
   Stockholder Meeting                                                      54
   Record Date and Shares Entitled to Vote                                  54
   Proxies; Quorum                                                          55
   Vote Required for Charter Amendment                                      55
   Vote Required for Reorganization Agreement and Merger                    55
   Beneficial Security Ownership of Certain Persons                         56
   Dissenters' Rights                                                       56


INFORMATION ABOUT INTERGRAPH                                                56


MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF INTERCAP                57
   Overview                                                                 57
   Results of Operations - Years Ended June 30, 1992, 1993 and 1994         57
   Results of Operations - Three Months Ended September 30, 1993 and 1994   60


BUSINESS OF INTERCAP                                                        62
   Introduction                                                             62
   Principal Products and Services                                          63
   Competition                                                              64
   Backlog                                                                  64
   Strategic Partnerships                                                   65
   Employees                                                                65
   Properties                                                               65


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT OF INTERCAP                                           65


DESCRIPTION OF INTERGRAPH CAPITAL STOCK                                     67
   Intergraph Common Stock                                                  67
   Stockholder Rights Plan                                                  67
   Delaware Law and Certain Charter and By-law Provisions                   71
   Transfer Agent and Registrar                                             73
   Listing                                                                  73


DESCRIPTION OF INTERCAP CAPITAL STOCK                                       73
   InterCAP Common Stock                                                    73
   InterCAP Preferred Stock                                                 74
   Options                                                                  77
   Warrants                                                                 77


PRINCIPAL DIFFERENCES BETWEEN INTERGRAPH AND INTERCAP
CAPITAL STOCK                                                               77
   Power to Call Special Stockholders' Meetings                             77
   Stockholder Rights Plan                                                  78
   Vacancies on the Board of Directors                                      78
   Stockholder Approval of Certain Business Combinations                    78
   Action by Consent of Stockholders                                        78
   Stockholder Voting                                                       78
   Liquidation, Conversion, Redemption                                      79


EXPERTS                                                                     79


LEGAL MATTERS                                                               79


PROXY SOLICITATION                                                          80


INDEX TO AUDITED FINANCIAL STATEMENTS OF INTERCAP                          F-1


Appendix A  Agreement and Plan of Reorganization                           A-1
Appendix B  Form of Amendment to InterCAP's Certificate of Incorporation   B-1
Appendix C  Section 262 of the Delaware Business Corporation Act           C-1



                     AVAILABLE INFORMATION

          Intergraph is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements  and other information  with the Securities and  Exchange  Commission
(the "SEC"). Copies of such reports, proxy statements and other information can be obtained, upon payment of prescribed fees, from the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected at the SEC's facilities referred to above and at the SEC's Regional Offices at Seven World Trade Center (13th Floor), New York, New York 10048
and Northwestern Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661. The Intergraph Common Stock is listed on the NASDAQ National Market System, and such reports, proxy statements and other information concerning Intergraph should be available for inspection and copying at the offices of NASDAQ
Operations,   1735  K  Street  N.W.,  Washington,   D.C.   20006.
Intergraph  has  filed with the SEC a Registration  Statement  on
Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Intergraph Common Stock to be issued in the Merger. This Prospectus/Proxy Statement does not contain all the information set forth in the
Registration  Statement.   Such  additional  information  may  be
obtained from the SEC's principal office in Washington, D.C.

          Statements contained in this Prospectus/Proxy Statement or
in any document  incorporated   by   reference   in    this
Prospectus/Proxy Statement as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the
Registration  Statement  or  such  other  document,   each   such
statement being qualified in all respects by such reference.


            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the SEC are incorporated in this Prospectus/Proxy Statement by reference:

          (a) Intergraph's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

          (b) Intergraph's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, filed May 12, 1994;

          (c) Intergraph's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994, filed August 11, 1994;

          (d) Intergraph's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994, filed October 26, 1994;

          (e)  The  description  of  Intergraph's  Common  Stock
               contained   in   Intergraph's  Form  8-A   Registration
               Statement filed on May 1, 1981, as amended by the Form 8 filed by Intergraph on July 23, 1986;

          (f)  Intergraph's  Current Report on  Form  8-K  filed
               August 25, 1993; and

          (g)  Intergraph's definitive Proxy Statement  for  the
               Annual Meeting of Stockholders held May 12, 1994.

          All documents filed by Intergraph pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after the date of this Prospectus/Proxy Statement and prior to the Meeting shall be
deemed   incorporated  by  reference  in  this   Prospectus/Proxy
Statement and a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference will be deemed to be modified or superseded for the purpose of this Prospectus/Proxy Statement to the extent that a statement contained herein or in the other subsequently filed document which also is, or is deemed to  be,  incorporated herein by reference modifies or  supersedes
such  statement.   Any such statement so modified  or  superseded
will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Proxy Statement.

          This Prospectus/Proxy Statement incorporates by reference certain documents relating to Intergraph which are not presented herein or delivered herewith. Such documents, other than certain exhibits to such documents, are available without charge upon request made to Intergraph Corporation, One Madison Industrial Park, Huntsville, Alabama 35894-0001 (telephone (205) 730-2000),
Attention: Shareholder Relations. In order to ensure timely delivery of the documents, any request should be made at least 10 days prior to the Meeting.

          InterCAP is not subject to filing requirements under the
Securities  Act  or  the  Exchange  Act,  and,  accordingly,   no
information or documents relating to InterCAP are incorporated herein by reference.



                               SUMMARY


      The following is a summary of certain information contained elsewhere in this Prospectus/Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information appearing elsewhere in this Prospectus/Proxy Statement and the Appendices hereto. Stockholders are urged to read this Prospectus/Proxy Statement and the Appendices hereto in their entirety.


The Companies

     Intergraph Corporation

     Intergraph is a Delaware corporation engaged in the business of developing interactive computer graphics systems for a variety of applications. Intergraph was organized in 1969. Intergraph develops, manufactures, sells and services computer hardware and software, and provides a variety of third party packages that supplement the capabilities of its own software products. Intergraph's principal executive offices are located at One Madison Industrial Park, Huntsville, Alabama 35894-0001 and its telephone number is (205) 730-2000.

     Intergraph DC Corporation - Subsidiary 7

     Intergraph Sub is a Delaware corporation and wholly owned subsidiary of Intergraph. Intergraph Sub was organized in 1990. Intergraph Sub is being merged with and into InterCAP in order to effectuate the acquisition of InterCAP by Intergraph. Intergraph Sub conducts no business and owns no assets other than those incidental to its formation and those necessary to effect the Merger and related transactions. Intergraph Sub's offices are located at One Madison Industrial Park, Huntsville, Alabama 35894-0001 and its telephone number is (205) 730-2000.

     InterCAP Graphics Systems, Inc.

     InterCAP is a Delaware corporation engaged in the business of designing and producing complex computer software systems that assist in creating, editing, converting and presenting technical illustrations used by large manufacturing firms. InterCAP was organized in 1987 and has its principal office at 116 Defense Highway, Suite 400, Annapolis, Maryland 21401. Its telephone number is (410) 224-2926.

The Merger and Related Transactions

     Aggregate Merger Consideration

     Pursuant to the Reorganization Agreement, Intergraph will pay or furnish total consideration having a value (based on the Share Determination Market Price, as hereinafter defined) of $7.5 million for the entire equity interest of InterCAP. Such consideration will be paid or furnished (i) by the conversion of outstanding InterCAP Options (as defined herein) into options to acquire Intergraph Common Stock such that the aggregate value of all options (based upon the difference between the exchange ratio per share of InterCAP Common Stock and the exercise price per share of such options) so converted at the time the Merger is consummated will be equal to $1,021,573.65 (the "Aggregate Assumed Option Spread"), (ii) by the issuance of shares of Intergraph Common Stock (and cash payments in respect of fractional shares) in an amount equal to $7.5 million minus the Aggregate Assumed Option Spread (the amount specified in this clause (ii) is referred to as the "Closing Merger Consideration"). The Closing Merger Consideration shall be allocated among the classes of InterCAP Stock (as defined herein) according to the exchange ratios described elsewhere in this summary. See "The Reorganization Agreement--Manner and Basis of Converting InterCAP Stock." The precise number of shares of Intergraph Common Stock issued to each stockholder of InterCAP shall be determined prior to consummation of the Merger based on the applicable exchange ratio and the Share Determination Market Price. It is expected that, upon consummation of the Merger, the holders of InterCAP Stock will receive shares of Intergraph Common Stock representing approximately 1.57% of the Intergraph Common Stock outstanding as of such time.

     Reasons for the Merger

     In the discussions that led to the execution of the Reorganization Agreement, Intergraph and InterCAP identified a number of potential joint benefits resulting from the Merger, including expanded marketing, distribution and technical opportunities for the two companies, a more diversified intellectual property base, and the benefits of combining the complementary products of the two firms. In addition, Intergraph believes that the acquisition of InterCAP will provide Intergraph with both strategic and technical advantages by expanding Intergraph's product mix and customer base. The InterCAP Board of Directors believes the Merger will enhance InterCAP's marketing and distribution capabilities as well as its financial and technical resources for product development. In addition, the Merger affords InterCAP investors with liquidity for their InterCAP Common Stock and InterCAP Preferred Stock (collectively "InterCAP Stock"). See "The Merger and Related Transactions."

     Recommendation of InterCAP's Board of Directors

     The Board of Directors of InterCAP has unanimously adopted and approved the Charter Amendment, the Reorganization Agreement and the transactions contemplated thereby (collectively, the "Proposed Transactions"). The Board believes that the Proposed Transactions are advisable and in the best interests of InterCAP and its stockholders and recommends that InterCAP stockholders vote for approval and adoption of the Proposed Transactions.

     Related Agreements

     Preferred Stock Agreement. Pursuant to the Preferred Stock Agreement entered into between InterCAP and certain stockholders of InterCAP as of September 30, 1994 (the "Preferred Stock Agreement"), such stockholders have agreed, among other things,
(i) to vote all of their shares of InterCAP Stock in favor of approving the Charter Amendment; (ii) in the case of holders of InterCAP Series A Preferred Stock, to elect to take the liquidation preference of $1.475 per share of InterCAP Series A Preferred Stock; (iii) in the case of the remaining classes of InterCAP Preferred Stock, to elect to convert the InterCAP Series B Preferred Stock and InterCAP Series C Preferred Stock into InterCAP Common Stock prior to the consummation of the Merger; and (iv) that the receipt of a fraction of a share of Intergraph Common Stock with a value of $1.475 per share of InterCAP Series A Preferred Stock and the receipt of a fraction of a share of Intergraph Common Stock with a value of $0.90975693 per share of InterCAP Common Stock upon conversion of the InterCAP Series B Preferred Stock and the InterCAP Series C Preferred Stock shall be in complete and full satisfaction of all rights and preferences attendant to such Preferred Stock. See "The Merger and Related Transactions--Preferred Stock Agreement."

     Escrow  Agreement.    Under the terms of the  Reorganization
Agreement and the Escrow Agreement (the "Escrow Agreement") to be entered into among Intergraph, the Stockholders' Committee (as defined in the Reorganization Agreement) and an escrow agent to be  selected by Intergraph and InterCAP (the "Escrow Agent"),  at
the consummation of the Merger, Intergraph will deliver to the Escrow Agent one or more certificates representing a portion of the shares of Intergraph Common Stock to be issued to the InterCAP stockholders, equal in the aggregate to fifteen percent (15%) of the aggregate shares of Intergraph Common Stock to be issued to all InterCAP stockholders in the Merger (such shares
being  referred  to herein as the "Escrow Shares").   The  Escrow
Shares will secure the InterCAP stockholders' indemnification obligations with respect to the representations and warranties made by InterCAP in the Reorganization Agreement. In the event a valid indemnification claim is timely asserted by Intergraph, some  or  all  of  the  Escrow Shares will be  forfeited  by  the
InterCAP  stockholders  and returned to Intergraph.   The  Escrow
Shares will remain in escrow until the 90th day after the consummation of the Merger, at which time the Escrow Agent will distribute the remaining Escrow Shares which are not then subject to pending claims by indemnified person(s) under the Escrow Agreement, if any, to the InterCAP stockholders in the manner described in the
Escrow  Agreement.   See  "The Merger and Related  Transactions--
Escrow Agreement."

     InterCAP Incentive Stock Option Agreements

     Under the terms of certain employee stock option agreements (the "ISO Agreements") entered into from time to time between InterCAP and various employees (each an "Optionee"), InterCAP has granted options denominated as incentive stock options to each Optionee in consideration of the continued employment service of the Optionee (the "ISO's"). The options are authorized by the InterCAP 1989 Stock Option Plan (the "InterCAP Option Plan"). Intergraph will assume such options in connection with the Merger, following adjustment of the exercise price and number of shares covered thereby. See "The Merger and Related Transactions-
- -Options Outstanding Prior to the Merger."

     InterCAP Nonqualified Stock Option Agreements

     Under the terms of Nonqualified Stock Option Agreements between InterCAP and various Optionees, InterCAP has granted nonqualified stock options to each Optionee in recognition of such Optionee's past service to InterCAP and to induce the Optionee to remain an employee of InterCAP following its merger with Intergraph Sub (the "NQSO's"). The options are authorized by the InterCAP 1994 Nonqualified Stock Option Program (the "InterCAP Option Program"). Intergraph will assume such options in connection with the Merger, following adjustment of the exercise price and number of shares covered thereby. See "The Merger and Related Transactions--Options Outstanding Prior to the Merger."

     Certain Federal Income Tax Considerations

     Counsel to InterCAP and counsel to Intergraph have each provided an opinion that the Merger will be treated as a tax-free reorganization for federal income tax purposes, so that no gain or loss will be recognized by InterCAP stockholders on the exchange of InterCAP Stock for Intergraph Common Stock, except to the extent that InterCAP stockholders receive cash in lieu of fractional shares in the exchange. Such opinions are based upon certain assumptions and subject to certain qualifications noted therein. In addition, such opinions will assume that at the time the Merger is consummated, the InterCAP stockholders will furnish InterCAP and Intergraph with certificates confirming that the InterCAP stockholders, as a group, do not then have a present intention to sell, transfer, pledge or otherwise dispose of more than 50% of the shares of Intergraph Common Stock to be received in the Merger. The Reorganization Agreement does not require the parties to obtain a ruling from the Internal Revenue Service as to the tax consequences of the Merger. INTERCAP STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING SUCH TAX CONSEQUENCES. See "The Merger and Related Transactions--Certain Federal Income Tax Considerations."

     Accounting Treatment

     The Merger is expected to be treated as a purchase for financial accounting purposes. See "The Merger and Related
Transactions--Accounting Treatment."

     Governmental and Regulatory Approvals

     Intergraph and InterCAP are aware of no governmental or regulatory approvals required for consummation of the Merger, other than compliance with the Securities Act and applicable state securities and "blue sky" laws.

     Dissenters' Rights

     Under the Delaware Act (as hereinafter defined), record holders of InterCAP Stock who or which, prior to the vote at the Meeting, properly demand appraisal and vote against or abstain from voting on the Reorganization Agreement and the Merger have the right to obtain a cash payment for the "fair value" of their shares (excluding any element of value arising from the accomplishment or expectation of the Merger). In order to exercise such rights, holders of InterCAP Stock must comply with the procedural requirements of Section 262 of the Delaware Act, a description of which is provided in "The Merger and Related Transactions--Dissenters' Rights" and the full text of which is attached to this Prospectus/Proxy Statement as Appendix C. Such "fair value" would be determined in judicial proceedings, the result of which cannot be predicted. Failure to take any of the steps required under Section 262 on a timely basis may result in the loss of appraisal rights. Intergraph's obligation to consummate the Merger is subject to the condition that the holders of no more than 5% of the shares of InterCAP Stock shall have perfected their dissenters' rights.

     Exchange of Certificates

     The exchange of certificates evidencing shares of InterCAP Stock for certificates evidencing shares of Intergraph Common Stock will be made upon surrender of InterCAP share certificates to the exchange agent appointed by Intergraph to act in such capacity with respect to the Merger (the "Exchange Agent"). As soon as practicable after the Effective Date, the Exchange Agent will mail to each holder of record of InterCAP Stock a letter of transmittal and written instructions for use in effecting the surrender of InterCAP share certificates (collectively, the "Letter of Transmittal"). CERTIFICATES SHOULD NOT BE SURRENDERED FOR EXCHANGE BEFORE THE STOCKHOLDERS OF INTERCAP RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT FOLLOWING CONSUMMATION OF THE MERGER.


The Reorganization Agreement

     If the Reorganization Agreement and the Merger are approved and adopted by the stockholders of InterCAP and the other conditions to the Merger are satisfied or waived, the Merger will become effective upon the filing by InterCAP of a certificate of merger with the Secretary of State of the State of Delaware, in the manner provided under Section 251 of the Delaware Act (the date of such filing being referred to herein as the "Effective Date"). Assuming all conditions to the Merger are met or waived prior thereto, it is anticipated that the Effective Date will occur on or about December ___, 1994.

     General

     Effects of the Merger. Upon consummation of the Merger, Intergraph Sub will be merged with and into InterCAP, with InterCAP surviving the Merger and becoming a wholly owned subsidiary of Intergraph (the "Surviving Corporation"). The officers and directors of Intergraph Sub immediately prior to the Merger will be the officers and directors of the surviving corporation in the Merger. The stockholders of InterCAP will become stockholders of Intergraph (as described below), and their rights will be governed by Intergraph's Certificate of Incorporation and Restated By-laws.

     Conversion of Shares of InterCAP Stock. Upon consummation of the Merger, (a) each then outstanding share of InterCAP Common Stock will automatically be converted into the right to receive a fraction of a share of Intergraph Common Stock having a value of $0.90975693; (b) each then outstanding share of InterCAP Preferred Stock will automatically be converted into a fraction of a share of Intergraph Common Stock as follows: (i) each share of InterCAP Series A Preferred Stock will be automatically converted into the right to receive a fraction of a share of Intergraph Common Stock having a value of $1.475; (ii) each share of InterCAP Series B Preferred Stock, if any, will be automatically converted into the right to receive a fraction of a share of Intergraph Common Stock having a value of $0.90975693; and (iii) each share of InterCAP Series C Preferred Stock, if any, will be automatically converted into the right to receive a fraction of a share of Intergraph Common Stock having a value of $0.90975693. Cash will be paid in lieu of issuing fractional shares. Each share of Intergraph Common Stock will be valued at the average closing sale price of Intergraph Common Stock as reported by NASDAQ for the ten (10) days of trading immediately preceding the fifth business day prior to the Effective Date (the "Share Determination Market Price").

     Assumption of Options. Upon consummation of the Merger, each outstanding InterCAP option denominated as an ISO and each outstanding NQSO (each, an "InterCAP Option") will be assumed by Intergraph and automatically converted into an option to purchase a number of shares of Intergraph Common Stock determined by multiplying the number of shares of InterCAP Common Stock subject to the InterCAP Option by the fraction resulting from dividing $0.90975693 by the Share Determination Market Price (the "Option Conversion Fraction"). The exercise price of each assumed option (an "Assumed Option") will be equal to the exercise price of the InterCAP Option at the time the Merger is consummated divided by the Option Conversion Fraction. The other terms of the Assumed Options will remain unchanged, and, as a result, the ISO's will be fully vested by virtue of the Merger and the NQSO's will be 50% vested upon the Effective Date, with an additional 25% to vest on the two succeeding anniversaries of the Effective Date so long as the Optionee remains an employee of the Surviving Corporation. To avoid fractional shares, the number of shares of Intergraph Common Stock subject to an Assumed Option will be rounded up to the nearest whole share. Prior to the Effective Date, Intergraph intends to file Registration Statements on Form S-8 with the SEC with respect to the issuance of shares of Intergraph Common Stock upon exercise of the Assumed Options.

     At the Record Date, the number of shares of InterCAP Common
Stock subject to ISO's and NQSO's were 935,062 and 391,562, respectively.

     Conditions to the Merger

     In addition to the requirement that the approval by InterCAP's stockholders be received, consummation of the Merger is subject to a number of other conditions that, if not satisfied or waived, may cause the Merger not to be consummated and the
Reorganization   Agreement   to  be   terminated.    Intergraph's
obligation to consummate the Merger is conditioned on, among other things, the accuracy of InterCAP's representations, the absence of a material adverse change in InterCAP's business, InterCAP's performance of its covenants and each party's receipt of favorable legal opinions (including an opinion to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization). See "The Reorganization Agreement-
- -Conditions to the Merger."

     Representations and Covenants

     In the Reorganization Agreement, InterCAP made a number of representations regarding its capital structure, operations, financial condition and other matters, including its authority to enter into the Reorganization Agreement and to consummate the Merger. InterCAP covenanted, among other things, that, until the
consummation   of   the  Merger  or  the   termination   of   the
Reorganization Agreement, it will operate its business in the normal and ordinary course, use its best efforts to maintain its
business and refrain from taking certain   actions  without
Intergraph's written consent. In addition, each party agreed to use its best efforts to consummate the Merger. InterCAP has agreed not to initiate, solicit or facilitate any proposals that compete with the Merger, and that, if the Board of Directors of InterCAP receives an unsolicited proposal from a third party, it may pursue or accept such proposal, but only upon certification in writing to Intergraph that the Board of Directors of InterCAP has determined that the proposal or offer is more favorable to InterCAP and its stockholders and that the Board of Directors of InterCAP has determined, with the advice of counsel, that it must accept such
proposal  or offer in the exercise of its fiduciary duties.   See
"The  Reorganization Agreement--Representations  and  Warranties;
Certain   Covenants."   Moreover,  if  such  action  results   in
termination of the Reorganization Agreement, InterCAP must pay a termination fee to Intergraph. See "The Reorganization Agreement-
- -Termination Fee."

     Indemnification

     By   virtue  of  their  adoption  and  approval   of   the
Reorganization Agreement, the InterCAP stockholders will have agreed, jointly and severally, to indemnify Intergraph and Intergraph Sub and their respective affiliates, successors and assigns (the "Indemnified Persons") against certain losses arising from a breach of the representations and warranties made by InterCAP in the Reorganization Agreement. However, the maximum liability of each InterCAP stockholder for such indemnification will not (in the absence of fraud, willful misrepresentation, willful omission of a material fact, or violations of the applicable securities laws) exceed such stockholder's pro rata share of the Escrow Shares. See "The Merger and Related Transactions--Escrow Agreement."

     Termination of the Reorganization Agreement

     The Reorganization Agreement may be terminated under certain circumstances, including termination by the mutual consent of Intergraph, Intergraph Sub and InterCAP, termination by InterCAP in the event the InterCAP Board of Directors determines to pursue a superior offer concerning a merger or similar transactions, and termination by Intergraph, Intergraph Sub or InterCAP if the Merger is not consummated on or before December 31, 1994. See "The Reorganization Agreement--Termination."

     Amendment of the Reorganization Agreement

     The Reorganization Agreement may be amended by the parties thereto as provided therein, provided such amendment is in writing, at any time before or after the approval and adoption of the Reorganization Agreement and the Merger by the InterCAP
stockholders. After any such stockholder approval and adoption has been obtained, however, no amendment of any of the agreements executed in connection with the Merger may be made that reduces the total Merger consideration or that materially affects the rights of InterCAP's stockholders hereunder, without obtaining such further approval. See "The Reorganization Agreement-- Amendment."

     Expenses of the Merger; Termination Fee

     Each party to the Reorganization Agreement will pay its own costs and expenses incident to the Reorganization Agreement and in carrying out the transactions contemplated thereby. Notwithstanding the foregoing, the Reorganization Agreement requires InterCAP to reimburse Intergraph for its transaction expenses (including attorneys fees) in connection with the Reorganization Agreement if InterCAP intentionally breaches the covenants in the Reorganization Agreement or makes certain knowing material misstatements to Intergraph in connection therewith. In addition, the Reorganization Agreement requires InterCAP to pay a termination fee to Intergraph if InterCAP terminates the Reorganization Agreement to pursue a superior offer, if the InterCAP Board of Directors withdraws or modifies its recommendation to the stockholders concerning the Merger, or if the stockholders disapprove the Merger and then pursue a superior offer within 180 days. Such termination fee, if any, will be equal to the greatest of (i) Intergraph's expenses (not to exceed $300,000), (ii) $200,000 and (iii) 10% of the excess of the total consideration received in the superior offer over $7,500,000. See "The Reorganization Agreement--Termination Fee."


The Charter Amendment

     The Board of Directors of InterCAP has adopted resolutions recommending, and at the Meeting InterCAP stockholders will be asked to consider and act upon, the Charter Amendment. The Charter Amendment would extend the date (from October 1, 1994 to January 15, 1995) upon which the liquidation preference of the InterCAP Series A Preferred Stock would be increased from $1.475 per share to $1.475 per share plus one-half of all accrued but unpaid dividends thereon. See "Stockholder Approval of Reorganization Agreement, the Merger and the Charter Amendment," "Proposal to Amend InterCAP's Certificate of Incorporation," and "Appendix B--Form of Amendment to InterCAP's Certificate of Incorporation."


Vote of Stockholders of InterCAP

     Stockholder Vote

     The   Reorganization   Agreement  and   the   transactions
contemplated thereby must be approved by the stockholders of InterCAP. An amendment to the certificate of incorporation of InterCAP, as amended (the "InterCAP Certificate") must be approved prior to the consummation of the Merger. Accordingly, both the Charter Amendment and the Reorganization Agreement must be adopted and approved by the stockholders of InterCAP.

     Stockholder Meeting

     A special meeting of the InterCAP stockholders will be held on December ___, 1994 at 10:00 a.m. at the offices of InterCAP, 116 Defense Highway, Suite 400, Annapolis, Maryland 21401, for purposes of (i) consideration of the approval and adoption of the Charter Amendment; and (ii) consideration of the adoption and approval of the Reorganization Agreement (the "Meeting").

     Record Date and Shares Entitled to Vote

     The Board of Directors of InterCAP has fixed the close of business on __________ ___, 1994 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. Accordingly, only InterCAP stockholders as of the close of business on the Record Date will be entitled to vote at the Meeting. At the close of business as of the Record Date, there were the following number of shares of capital stock of InterCAP outstanding and entitled to vote: (i) 2,911,478 shares of InterCAP Common Stock and (ii) 3,597,155 shares of InterCAP Preferred Stock, of which (A) 927,326 shares are designated InterCAP Series A Preferred Stock; (B) 1,716,387 shares are designated as InterCAP Series B Preferred Stock; and
(C) 953,442 shares are designated as InterCAP Series C Preferred Stock. Each share of InterCAP Common Stock and InterCAP Preferred Stock, respectively, is entitled to one vote per share, except that the InterCAP Series A Preferred Stock is entitled to
1.3329 votes per share of InterCAP Series A Preferred Stock.

     Proxies; Quorum

     Shares of InterCAP Common Stock and InterCAP Preferred Stock represented at the Meeting by properly executed proxies will, unless such proxies previously have been revoked, be voted in accordance with the instructions indicated in such proxies. If no instructions are so indicated, such shares will be voted by InterCAP in favor of the adoption and approval of the Charter Amendment and adoption and approval of the Reorganization Agreement and the transactions contemplated thereby.

     The presence either in person or by properly executed proxy of the holders of a majority of the outstanding shares of each class of InterCAP Stock entitled to vote on the Charter Amendment and the Reorganization Agreement is necessary to constitute a quorum at the Meeting.

     Vote Required for Charter Amendment

      Under  the  InterCAP Certificate and the  Delaware  General
Corporation Law ("Delaware Act"), approval and adoption of the Charter Amendment requires the affirmative vote of the holders of
(i) a majority of the outstanding shares of InterCAP Common Stock and InterCAP Preferred Stock, voting as a single class; (ii) a majority of the outstanding shares of InterCAP Series A Preferred Stock, voting separately; (iii) a majority of the outstanding shares of InterCAP Series A Preferred Stock and InterCAP Series B Preferred Stock, voting as a single class; and (iv) a majority of the outstanding InterCAP Series C Preferred Stock, voting separately. The failure of a holder of record of InterCAP Stock to vote in person or by proxy at the Meeting will have the same effect as a vote against the Charter Amendment. Substantially all the holders of the InterCAP Preferred Stock have agreed to vote all their InterCAP Stock in favor of the Charter Amendment, and such holders have sufficient voting power to satisfy each of clauses (i)-(iv) above. See "Stockholder Approval of Reorganization Agreement, the Merger and the Charter Amendment-- Vote Required for Charter Amendment." Accordingly, the Charter Amendment will be approved and adopted by InterCAP's stockholders at the Meeting even if no other stockholder of InterCAP votes in favor of the Charter Amendment.

     Vote Required for Reorganization Agreement and Merger

      Under InterCAP's Certificate and the Delaware Act, approval and adoption of the Reorganization Agreement and Merger requires the affirmative vote of (i) at least 66.67% of the outstanding shares of InterCAP Common Stock and the InterCAP Preferred Stock, voting as a single class, and (ii) a majority of the outstanding shares of InterCAP Series A Preferred Stock and InterCAP Series B Preferred Stock, voting as a single class. The failure of a holder of record of InterCAP Stock to vote in person or by proxy at the Meeting will have the same effect as a vote against the Reorganization Agreement. The directors of InterCAP have indicated that they presently intend to vote all shares of InterCAP Stock over which they exercise voting power in favor of the Merger. See "Stockholder Approval of Reorganization Agreement, the Merger and the Charter Amendment--Beneficial Security Ownership of Management." Accordingly, if the directors vote in accordance with their indication, the requisite stockholder approval required under the Reorganization Agreement will be obtained.

     Beneficial Security Ownership of Management

       The   directors   and  executive  officers   of   InterCAP
beneficially owned, or exercised voting control over, as of September 30, 1994, 1,145,070 shares (representing 39.33% of the total outstanding shares) of InterCAP Common Stock, 927,326 shares (representing 100.00% of the total outstanding shares) of InterCAP Series A Preferred Stock, which in turn represents 1,236,033 votes, 1,696,657 shares (representing 98.85% of the total outstanding shares) of InterCAP Series B Preferred Stock, and 953,442 shares (representing 100.00% of the total outstanding shares) of InterCAP Series C Preferred Stock. Insofar as the holders of InterCAP Common Stock and InterCAP Preferred Stock are required to vote as a single class, such directors and executive officers beneficially own or control
73.80% of the combined classes; insofar as the holders of InterCAP Series A Preferred Stock and InterCAP Series B Preferred
Stock are required to vote as a single class, such directors and executive officers beneficially own or control 99.33% of the combined classes.

                       MARKET PRICE DATA

     Since April 1981, the Intergraph Common Stock has traded in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") under the symbol INGR. As of September 30, 1994, there were 44,644,003 shares of common stock outstanding, held by 5,430 stockholders of record. The following table sets forth, for the periods indicated, the high and low sale prices of Intergraph Common Stock as reported on the NASDAQ National Market System.

                                              High          Low
                                             -------     --------
1992:
First Quarter                                $22-3/8        $17
Second Quarter                                18-3/4       12-1/2
Third Quarter                                 16-3/4       12-5/8
Fourth Quarter                                14-1/4         11

1993:
First Quarter                                 $13-1/2     $11-5/8
Second Quarter                                   12         8-7/8
Third Quarter                                  12-3/8       8-1/2
Fourth Quarter                                 11-1/8       9-1/8

1994:
First Quarter (through March 31, 1994)        $11-1/4      $8-7/8
Second Quarter (through June 30, 1994)         10-1/4       8-3/4
Third Quarter (through September 30, 1994)       11         8-5/8


     On September 29, 1994, the last full trading day prior to the signing of the Reorganization Agreement, the closing price of Intergraph Common Stock as reported on NASDAQ was $9.00 per share. On November ___, 1994, the most recent practicable full trading day prior to the date of mailing this Prospectus/Proxy Statement, the closing price of Intergraph Common Stock as reported on NASDAQ was $_______.

     No established public trading market exists for InterCAP Stock. InterCAP has not issued any shares of InterCAP Stock since July 1, 1992, except in connection with the exercise of employee stock options and the exercise of warrants that were granted as an inducement for certain loan guarantees made in connection with indebtedness of InterCAP. The exercise prices of these options and warrants ranged from $.10 per share to $.42 per share.

     Following the Merger, Intergraph Common Stock will continue to be traded on NASDAQ under the symbol "INGR."

     Neither Intergraph or InterCAP has ever paid cash dividends on their respective shares of capital stock, and Intergraph anticipates that for the foreseeable future it will continue to retain any earnings for use in the operation of its business.



                         SELECTED FINANCIAL DATA


Intergraph Corporation

     The following selected financial data of Intergraph for each of the five years ended December 31, 1993 are derived from the consolidated financial statements of Intergraph Corporation, which were audited by Ernst & Young LLP, independent auditors. The selected financial data as of and for the nine month periods ended September 30, 1994 and 1993 are derived from the unaudited consolidated financial statements of Intergraph Corporation. Operating results for the nine months ended September 30, 1994 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1994. The following selected financial data of Intergraph should be read in conjunction with Intergraph's consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Intergraph" which are incorporated by reference into this Prospectus/Proxy Statement.

                                                INTERGRAPH CORPORATION
                                        (In thousands except per share amounts)

                                                                                                    Nine Months Ended
                                               Year Ended December 31,                        September 30,
                              ---------------------------------------------------------  ----------------------
                                 1989        1990       1991        1992        1993        1993        1994
                              ---------  ----------  ----------  ----------  ----------  ----------  ----------
Statement of operations data:
Revenues                      $ 860,062  $1,044,617  $1,195,378  $1,176,661  $1,050,277  $  781,748  $  744,693
Restructuring charges                --          --          --       4,418      89,806      14,092          --
Net income (loss)                79,502      62,557      71,108       8,442    (116,042)    (46,119)    (51,707)
Net income (loss) per share        1.48        1.28        1.47         .18       (2.51)       (.99)      (1.15)

                                                   December 31,                              September 30,
                              ---------------------------------------------------------  ----------------------
                                 1989        1990       1991        1992        1993              1994
                              ---------  ----------  ----------  ----------  ----------  ----------------------
Summary balance sheet data:
Working capital               $ 414,398   $ 443,272   $ 502,152   $ 430,974   $ 348,756        $ 298,131
Total assets                    808,026     907,460     996,615     986,663     855,329          833,257
Long-term debt                    7,069      16,891      23,413      19,759      17,541           18,890
Shareholders equity             629,759     682,272     754,994     736,863     588,710          539,650

InterCAP Graphics Systems, Inc.

      The following selected financial data of InterCAP for each of the five years ended June 30, 1994 are derived from the consolidated financial statements of InterCAP Graphics Systems, Inc., which were audited by Ernst & Young LLP, independent auditors. The selected consolidated financial data of InterCAP as of and for the three month periods ended September 30, 1994 and 1993 are derived from the unaudited consolidated financial statements of InterCAP. Operating results for the three months ended September 30, 1994 are not necessarily indicative of the results that may be expected for the entire year ending June 30, 1995. The following selected financial data of InterCAP should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of InterCAP" and the InterCAP Graphics Systems, Inc. consolidated financial statements and notes thereto appearing elsewhere in this Prospectus/Proxy Statement.

                                             INTERCAP GRAPHICS SYSTEMS, INC.
                                        (In thousands except per share amounts)


                                                                                        Three Months Ended
                                                Year Ended June 30,               September 30,
                                   -------------------------------------------  ----------------
                                     1990     1991     1992     1993     1994     1993     1994
                                   -------  -------  -------  -------  -------  -------  -------
Statement of operations data:
Revenues                           $ 3,491  $ 4,452  $ 4,597  $ 3,779  $ 4,490  $   536  $ 1,110
Income (loss) before income taxes
  and extraordinary item            (1,775)     415      207     (515)     800     (224)     208
Charge in lieu of income taxes          --      200      157       --       --       --       --
Add extraordinary items-Reduction
  of income taxes arising from
  carryforwards of prior years'
  operating losses                      --      460      157       --       --       --       --
Add extraordinary item - Gain on
  restructuring of debt (net of tax
  of $260K)                             --      436       --       --       --       --       --
Provision for income taxes              --       --       --       --       19       --       14
Net income (loss)                   (1,175)   1,111      207     (515)     781     (224)     194
Net income (loss) per share
  Primary                            (1.12)     .43      .08     (.37)     .27     (.16)     .06
  Fully diluted                      (1.12)     .22      .03     (.37)     .12     (.16)     .03

                                                      June 30,                     September 30,
                                    -------------------------------------------  ----------------
                                      1990     1991     1992     1993     1994          1994
                                    -------  -------  -------  -------  -------  ----------------
Summary balance sheet data:
Working capital (deficiency)        $  (581) $   163  $   563  $   (39) $   527      $   717
Total assets                          2,483    3,012    3,526    3,146    2,966        3,316
Long-term debt obligations            1,550      205      402      431      150          103
Redeemable preferred shares           1,694    2,617    2,778    2,778    2,778        2,778
Stockholders equity (net capital
deficiency)                          (1,942)    (885)    (712)  (1,244)    (441)        (234)

Comparative Per Share Data

     The following table presents Intergraph's and InterCAP's historical per share data. The information presented below should be read in conjunction with the separate historical financial statements of Intergraph incorporated herein by reference and of InterCAP which are included elsewhere in the Prospectus/Proxy Statement.


                                                   Year          Nine-Months
                                                  Ended             Ended
                                               December 31,      September 30,
                                                   1993              1994
                                              --------------   ---------------


     Intergraph per share of Intergraph
     Common Stock:
     -Book value                                $   12.98         $  12.09
     -Net income (loss)                             (2.51)           (1.15)



                                                                 Three-Months
                                                Year Ended           Ended
                                                 June 30,        September 30,
                                                   1994              1994
                                              --------------   ---------------
     InterCAP per share of InterCAP
     Common Stock:
     -Book value (deficiency)                   $  (0.16)         $  (0.07)
     -Net income
        primary                                      .27               .06
        fully diluted                                .12               .03



                                   RISK FACTORS


      In addition to the information contained elsewhere in this Prospectus/Proxy Statement, the following risk factors should be considered carefully in evaluating the merits and risks of acquiring shares of Intergraph Common Stock in the Merger.


Volatility of Share Price

      Intergraph Common Stock is traded on NASDAQ, and is subject to fluctuations in market price. See "Market Price Data". Factors such as quarterly variations in operating results, the announcement of technological innovations, strategic partnerships or new product offerings by Intergraph or its competitors, and the entrance of new competitors into the interactive computer graphics industry each may have a significant impact on the market price of Intergraph Common Stock. In addition, Intergraph Common Stock may experience price and volume fluctuations unrelated to operating performance. From the beginning of the 1994 fiscal year to the date of this Prospectus/Proxy Statement, the market price of Intergraph Common Stock, as reported by NASDAQ, has ranged from a low of $__________ per share to a high of $11.25 per share. On November __, 1994, the closing sale price of Intergraph Common Stock as reported by NASDAQ was $_________ per share. The current market price of Intergraph Common Stock is presently at or near the low end of its historical price range and such market price has declined during recent quarters. There can be no assurance that the Intergraph Common Stock price will not experience further declines in the future. In accordance with the Escrow Agreement, except with respect to deposits into escrow of 30 or fewer Escrow Shares on behalf of an InterCAP stockholder, the Escrow Shares will not be released from escrow to InterCAP stockholders before the 90th day after the Effective Date, and thus will remain subject to the risk of price declines affecting the Intergraph Common Stock during such 90-day period. Moreover, any Escrow Shares released to Intergraph in satisfaction of the InterCAP stockholders' indemnification obligations will be valued based on the Share Determination Market Price as determined prior to the Effective Date, and thus will not reflect the increase (if any) in the price of Intergraph Common Stock, which would result in claims for indemnification being satisfied with property having a greater value than the amount of the claim.


Losses; Declining Financial Resources

      Intergraph  incurred net losses of $.39 per  share  in  the third quarter of 1994 and net losses of $.43 per share in the third quarter of 1993. Net losses for the first nine months of
1994 were $1.15 per share as compared to net losses of $.99 per share for the first nine months of 1993. Intergraph lost $2.51 per share in the full year 1993 (including a restructuring charge of  $1.34  per share) as compared to earnings of $.18  per  share
(including  a restructuring charge of $.06 per share)  and  $1.47 per share in 1992 and 1991, respectively.  Intergraph's losses in
1993 were the result of a decline in systems revenue, an overall decline in gross margin, and certain restructuring expenses from changes in product sales and manufacturing strategies designed to make Intergraph more competitive. These strategic changes led to actions that resulted in an $89.8 million pretax restructuring charge in 1993, comprised of $10.5 million for direct work force reductions, $17.1 million for elimination of operations, $56.1 million for revaluation of assets resulting from new product strategy, and $6.1 million for restructure of its electronics business. The losses during the first three quarters of 1994 are the  result  of a continuation of Intergraph's product transition
and   resulting   weak   system  sales.   See   "Risk   Factors--
Technological Change; Product Transition." As a result of these losses, Intergraph's cash balances have declined by 27% between January 1, 1994 and September 30, 1994 and its short-term debt has increased by $24.7 million, of which $24.4 million was incurred in third quarter of 1994. Although Intergraph continues to  believe that its restructuring efforts and product transition
initiatives   will  result  in  reduced  expenses  and   enhanced
competitiveness, there can be no assurance that the actions taken by Intergraph to date will be sufficient to produce net earnings in future periods, or to prevent further deterioration of Intergraph's cash position.


Technological Change; Product Transition

      Over the past several years, the industry in which Intergraph competes has been characterized by a rapid move to higher performance and lower-priced product offerings, by intense price and performance competition (including competition from companies possessing greater financial resources than Intergraph), by significantly shorter product cycles due to rapid technological change, and by development and support of software standards that result in less specific hardware dependency by customers. As a consequence, the operating results of Intergraph and others in the industry have and will continue to depend on the ability to rapidly and continuously develop and deliver new hardware products and new software products that are competitively priced, offer enhanced performance, and meet customers' requirements for standardization and interoperability. There can be no assurance that Intergraph's efforts to restructure its operations and product offerings, when complete, will be successful in strengthening system sales or that Intergraph will be successful in the future in developing or enhancing its products.


Provisions Potentially Affecting Change in Control of Intergraph

      Intergraph's Certificate of Incorporation and Restated Bylaws contain certain provisions that could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of Intergraph. In addition, during 1993, Intergraph adopted a stockholder rights plan and distributed a dividend of one common share purchase right for each outstanding share of Intergraph Common Stock. See "Description of Intergraph Common Stock-- Stockholder Rights Plan." These provisions may reduce the likelihood of an acquisition of Intergraph at a premium price by a third party.


No Dividends

      Intergraph has never paid dividends on the Intergraph Common Stock and does not expect to pay dividends in the foreseeable future. Intergraph currently intends to retain future earnings, if any, to finance the operation and growth of its business.


              THE MERGER AND RELATED TRANSACTIONS


Background of the Merger

      Beginning in early 1993, the Board of Directors of InterCAP and its management reached a conclusion that, based on the nature of InterCAP's products and customer mix, InterCAP would be unable to increase significantly its revenue base beyond historical levels absent access to a larger and more efficient product distribution network. Because InterCAP's relatively narrow product line did not justify, in the Board's view, a direct investment in InterCAP to fund expansion of InterCAP's sales capability, InterCAP began to explore possible strategic means by which it could grow beyond the niche markets it served.

      Two fundamental factors underlying InterCAP's decision in 1993 to explore a strategic transaction were the redemption provisions of the InterCAP Preferred Stock and the liquidation preference of the InterCAP Series A Preferred Stock. InterCAP's redemption obligations require it to redeem the InterCAP Preferred Stock in three annual installments, and honoring such obligations would result in cash redemption payments to the holders of InterCAP Preferred Stock of approximately $1,403,000 on January 2, 1995, approximately $1,498,000 on January 2, 1996 and approximately $1,593,000 on January 2, 1997. Because of InterCAP's market position and financial performance, certain holders of InterCAP Preferred Stock indicated in 1993 that they would be unwilling to waive their redemption rights and would seek liquidity through redemption unless InterCAP could provide liquidity through some other mechanism or could consummate a strategic transaction that provided InterCAP with an opportunity to increase significantly its revenues. Although the holders of InterCAP Preferred Stock had previously agreed to limit InterCAP's annual redemption obligations to its net income during the preceding 12 months, InterCAP's management concluded that redemption of the InterCAP Preferred Stock would restrict severely its ability to attract additional capital and hinder its ability to invest in its long-term growth.

      In  addition  to the redemption provisions of the  InterCAP
Preferred  Stock,  management  of  InterCAP  believed  that   the
liquidation preference of the InterCAP Series A Preferred Stock would be an impediment to attracting additional capital or consummating a strategic transaction with, or an acquisition of
InterCAP  by,  a  third  party.   In  early  1993,  InterCAP  was
expecting to post a loss for its fiscal year ended June 30,  1993
and  did  eventually post a loss of approximately  $515,000.   In
light of this expected financial performance and its effect on the value of InterCAP as a whole, management believed that if InterCAP were sold or participated in a strategic combination with one or more other companies, all or substantially all the proceeds from such a transaction would be distributed to the holders of InterCAP Preferred Stock in satisfaction of their
liquidation   preferences   and,  absent   adjustment   to   such
liquidation preferences, the amount of proceeds available for distribution to holders of InterCAP Common Stock, including employees who held options to acquire shares of InterCAP Common
Stock,  would  be  nominal  at  best.   In  recognition  of   the
importance of incentivizing InterCAP's employees to continue to build its business and to identify, negotiate and consummate a strategic transaction, in May 1993, the Board of Directors of
InterCAP   proposed,   and  thereafter  InterCAP's   stockholders
(including all holders of InterCAP Series A Preferred Stock) approved, an amendment to the InterCAP Certificate that reduced the liquidation preference of the InterCAP Series A Preferred Stock from $1.475 per share plus all accrued but unpaid dividends thereon to $1.475 per share plus (if the effective date of the liquidation was after October 1, 1994) an amount equal to one-half of all accrued but unpaid dividends thereon. The primary purpose of this amendment was to create the potential to shift some of the implied value of the InterCAP Series A Preferred Stock to the
InterCAP   Common  Stock  and  thereby  provide   incentives   to
InterCAP's management to increase the value of InterCAP and consummate a strategic transaction or sale of InterCAP by October 1, 1994.

      From late 1993 through the first quarter of 1994, InterCAP gave serious consideration to participation in a three-way merger with two companies of a similar size to InterCAP and with complementary businesses. Parallel to this effort, discussions were held on how to fund the combined entity. It became apparent that the financing requirements of the combined entity would be significant, and that InterCAP's capital structure would be an impediment to obtaining the necessary financing from traditional venture capital sources because of the general unwillingness or inability of the holders of InterCAP Preferred Stock to participate in such financing or to subordinate their positions to a new investor. After it became apparent that a combination of equals could not be financed with traditional venture capital financing, InterCAP's management conducted informal discussions with a number of potential corporate partners, including Intergraph. These discussions, however, were not successful. InterCAP's management also contacted several investment banking firms to determine whether a combined entity could be financed through an initial public offering ("IPO"). While some interest was expressed, the financing requirements were viewed as too small for large investment banking firms and too large for small investment banking firms. With no other financing alternatives, the three-way merger transaction was abandoned.

      After  abandoning  the  three-way  merger  and  with   the
liquidation preference of the InterCAP Series A Preferred Stock scheduled to increase on October 1, 1994, InterCAP's management, under the direction of its Board of Directors, began to explore a sale of the company. InterCAP first considered an IPO as a stand-alone company, but potential underwriters indicated that because of InterCAP's size and capital structure, an IPO would not be feasible in the short term, would not be of a size that would result in the automatic conversion of the InterCAP Preferred Stock into InterCAP Common Stock, and could not be expected to
provide  a reasonable return for InterCAP's stockholders.   After
careful consideration, the Board of Directors concluded that an IPO entailed greater risks and a lower probability of success than a sale of InterCAP as a means of achieving liquidity for InterCAP's stockholders.

      InterCAP's management believed that a few companies, including Intergraph, were the most logical acquisition candidates for InterCAP and approached these companies early in the second quarter of 1994 regarding their interest in a possible acquisition of InterCAP. InterCAP also began discussions with an investment banker, who was ultimately retained in May 1994, to assist in identifying potential acquirors of InterCAP with whom InterCAP did not have a prior relationship. While a number of potential acquirors were contacted as a result of this engagement and some interest was expressed, no company contacted made an offer to acquire InterCAP or any proposal involving a transaction with InterCAP, and no company was willing to move forward to negotiate a transaction on a timely basis.

      InterCAP first approached Intergraph about a possible acquisition on April 20, 1994. On that date, management of InterCAP telecopied a memorandum to Intergraph, advising that a decision had been made by the Board of Directors of InterCAP to explore selling the company and soliciting an indication of interest on the part of Intergraph in possibly acquiring InterCAP. A representative of Intergraph telephoned the President of InterCAP later that day to express a positive interest and to suggest that a meeting be held to discuss such a transaction. At the first such meeting, held on June 17, 1994, the parties discussed the general terms upon which they might both agree to an acquisition of InterCAP, including that the acquisition price would generally be in the range of approximately 1.5 times InterCAP's annual revenues.

      During the next several weeks, through the months of July and into early August, 1994, management of Intergraph and InterCAP spoke on a limited basis by telephone and through correspondence about the other requirements each party would have in a transaction and the possible benefits to each party of such a transaction. On August 16, 1994, operational officers of InterCAP and Intergraph met to discuss each party's products and technology, focusing on whether InterCAP's technology would be of benefit to Intergraph and its product offerings and on whether Intergraph could provide a wider distribution network for InterCAP's existing products. Following this meeting, each of the parties considered the potential benefits to them and decided to continue discussions on the specific terms and conditions of a transaction.

      On August 23, 1994, the Presidents of InterCAP and Intergraph met to outline the parameters for a transaction and reached a preliminary understanding concerning the price and structure of a proposed acquisition. They agreed that their understanding was subject to the negotiation of acceptable documentation, approval by their respective boards of directors, the completion by Intergraph of a comprehensive due diligence review of InterCAP, and other matters. Because the liquidation preference of the InterCAP Series A Preferred Stock was scheduled to increase beginning on October 1, 1994, InterCAP indicated to Intergraph a strong desire to conclude negotiations and execute a binding agreement by the end of September, 1994 and to reach a separate agreement with the holders of the InterCAP Series A Preferred Stock to postpone the effectiveness of the increase in the liquidation preference to the earliest future date by which consummation of the Merger could be assured.

      Commencing during the last week of August of 1994 and throughout the month of September of 1994, Intergraph performed a due diligence review of the legal, financial and technical aspects of InterCAP's business. Intergraph also directed its counsel to begin preparation of a draft of the Reorganization Agreement, and on September 8, 1994, the initial draft of the Reorganization Agreement was distributed by Intergraph's counsel to representatives of InterCAP and InterCAP's counsel. Thereafter, further due diligence and negotiations concerning the Reorganization Agreement (as well as the additional agreements contemplated thereby) proceeded simultaneously. Throughout this time period, members of the boards of directors of InterCAP and Intergraph were kept apprised of the status of discussions. The InterCAP Board of Directors met on September 12, 1994 to discuss the progress of negotiations, and met again on September 26, 1994 to approve the Reorganization Agreement in the form of the draft furnished to the directors on September 24, 1994, with such changes as the executive officers of InterCAP might approve. Negotiations continued until September 30, 1994 when the
Reorganization Agreement, the Preferred Stock Agreement, and various employment agreements contemplated thereby were executed.


Joint Reasons for the Merger

      Intergraph and InterCAP have identified various potential mutual benefits of the Merger that they believe will contribute to the achievement by Intergraph and InterCAP of their strategic goals and objectives, including the following:

      -   increased  technical, marketing and  distribution
          resources  to enable the InterCAP products  to  compete
          more   effectively   in   the  market   for   technical
          illustration software;

      -   the   availability  of  greater   research   and
          development resources to be applied to the development and enhancement of InterCAP's products;

      -   the synergistic benefits available from combining
          InterCAP's technology and presence in key markets with Intergraph's complementary array of products and market position;

      - the enhancement of the information delivery component of Intergraph's software products by the addition of InterCAP's technical know-how and expertise in that area; and

      -   the  ability  of  Intergraph  and  InterCAP   to
          collaborate on future product development.


Intergraph's Reasons for the Merger

      In addition to the anticipated mutual benefits described above, the Board of Directors of Intergraph believes that the Merger may enhance Intergraph's ability to compete in the market for various software products, including those used to create and maintain technical illustrations. Intergraph believes that the Merger reasonably may be expected to:


      - improve Intergraph's market position in publishing and document management software markets by enhancing credibility with customers, business alliances and standards organization;

      -   demonstrate  to customers and others Intergraph's
          serious  intention  to  enhance  its  product  mix  for
          publishing,    document   management   and    technical
          illustration markets;

      - enhance Intergraph's marketplace credibility and acceptance in the market for Interactive Electronic
          Technical   Manual  ("IETM")  software  products   more
          quickly than could be accomplished without the Merger;

      - afford Intergraph with access to InterCAP's installed customer base of over 150 customers (having an especially strong concentration of aerospace, automotive, manufacturing and electronics customers), many of which are not present customers of Intergraph;

      - provide Intergraph with additional technical expertise in the use of Computer Graphics Metafile ("CGM") as well as other graphic formats, the design and development of IETM's, the integration of technical illustration products, and the development of standards-based publishing products;

      - permit Intergraph to influence the development of international standards relating to IETM's and CGM technology; and

      - improve Intergraph's position in the desktop technical illustration market and support Intergraph's effort to achieve a leading position in publishing and document management software markets.

      In the course of its deliberations concerning the Merger, Intergraph's Board of Directors received presentations from, and reviewed a number of additional relevant factors with, Intergraph's management. The principal factors considered by Intergraph's Board of Directors in determining the exchange ratio for the Merger were InterCAP's historical and projected revenue, the strategic benefits of the acquisition as described above, and the complementary nature of InterCAP's product mix and customer base with the product mix and customer base of Intergraph. The Intergraph Board of Directors also considered the transaction prices for certain other acquisitions in the engineering, publishing and graphic arts software markets as a multiple of the acquired firms' annual revenues. Applying these factors to InterCAP, Intergraph arrived at an aggregate purchase price for the entire equity interest in InterCAP of $7.5 million. The exchange ratio for the InterCAP Series A Preferred Stock was established at $1.475 based on the liquidation preference provisions of the InterCAP Certificate, as in effect on the date the Reorganization Agreement was executed (which provisions are applicable in the case of a transaction such as the Merger). The exchange ratio for the remaining InterCAP Stock of $0.90975693 per share was then determined from the aggregate $7.5 million amount (but after reduction to reflect the value of the Assumed Options and reduction to reflect the $1.475 liquidation preference required to be paid in respect of the InterCAP Series A Preferred Stock).


InterCAP's Reasons For The Merger

      In addition to the anticipated mutual benefits described above, the InterCAP Board of Directors believes that the Merger provides InterCAP and its stockholders with liquidity, an attractive return on their investments and a number of other strategic benefits that would not be available if InterCAP were to remain as a stand-alone company.

      InterCAP's Board of Directors believes that the shares of Intergraph Common Stock to be received by the stockholders of InterCAP will enable them to realize an attractive return on their investment compared to available alternatives. The holders of InterCAP Series A Preferred Stock will receive shares of Intergraph Common Stock with a value of $1.475 per share, which is equal to the original price paid for such stock in December 1988. This price is believed to be attractive to the holders of the InterCAP Series A Preferred Stock because it represents a significant increase in the perceived value of the InterCAP Series A Preferred Stock since 1990, when InterCAP was in serious financial trouble. The holders of InterCAP Series B Preferred Stock and InterCAP Series C Preferred Stock will receive shares of Intergraph Common Stock with a value of approximately $.91 per share, which is in excess of the current liquidation preferences for both of those series of InterCAP Preferred Stock and approximately $.41 per share and $.25 per share, respectively, in excess of the original purchase price for such stock. Similarly, the holders of InterCAP Common Stock will receive shares of Intergraph Common Stock with an initial value that is attractive and in all cases in excess of the original purchase price paid for such shares. Although the InterCAP directors recognize that no assurance can be given that the value of the Intergraph Common Stock will remain at the Share Determination Market Price used in the Merger, they believe that the value is fairly representative of the value of InterCAP as of the date of the Reorganization Agreement. The InterCAP Board of Directors did not, however, seek or obtain the opinion of any investment banking firm with respect to the fairness of the Merger, from a financial point of view, to the InterCAP stockholders, and chose instead to rely, among other things, on the views of management representatives on the Board as to the proper valuation of InterCAP.

      The InterCAP Board of Directors viewed the Merger as a means by which InterCAP stockholders would be able to obtain liquidity for their InterCAP Stock. Providing liquidity to InterCAP's stockholders was of critical importance to InterCAP's Board of Directors for a number of reasons. First, many holders of InterCAP Common Stock originally invested in InterCAP in 1987, and it was perceived that providing a route to liquidity to these stockholders was long overdue. Second, the redemption provisions of the InterCAP Preferred Stock and the pending adjustment to the liquidation preference of the InterCAP Series A Preferred Stock forced InterCAP ultimately to identify and pursue a transaction that would provide liquidity to the holders of InterCAP Preferred Stock. Finally, the Merger provides InterCAP's stockholders with the only route to liquidity that is reasonably available to
InterCAP   today.   In  this  regard,  the  Board  of   Directors
considered the feasibility and prospects of alternative means to provide liquidity for InterCAP stockholders, including other
potential  business  combinations  and  an  IPO.   The  Board  of
Directors also considered whether any other potential acquiror might offer the same or similar benefits to InterCAP, and concluded that no other company had the strategic fit or could offer the benefits available from Intergraph within the same time
frame.   See "The Merger and Related Transactions--Background  of
the Merger."

      In evaluating the proposed Merger, the InterCAP Board of Directors discussed and considered a wide variety of factors, including the relative value of InterCAP as reflected in the proposed Reorganization Agreement compared with the implied valuation of InterCAP based on comparable publicly traded companies and comparable merger transactions, as well as the potential dilution/accretion to InterCAP stockholders that would result from the transaction. The Board of Directors reviewed the history of merger discussions with Intergraph, as well as the status of discussions with other potential corporate strategic partners, investors and acquirors. The Board of Directors also considered the advantages and disadvantages that the Merger would present to InterCAP's achievement of its strategic objectives. As part of the evaluation process, the Board of Directors reviewed extensive information about the business, operations and future prospects of both InterCAP and Intergraph, including annual, quarterly and other reports and proxy statements filed by Intergraph, and InterCAP's current business plan and projected financial results of operations. In addition, the Board analyzed and reviewed the proposed Reorganization Agreement.

      After completing its evaluation, the Board of Directors concluded that the proposed Merger would afford InterCAP many advantages and a greater opportunity to accomplish its strategic objectives, including the following:

      -   direct   access  to  Intergraph's   distribution
          channels to distribute InterCAP's existing software products to Intergraph's large and diversified customer base;

      -   access to necessary product distribution channels
          not presently available to InterCAP through which it may market and sell its new products, including native CGM architecture products and products based on Microsoft or Intel (as opposed to UNIX) operating systems;

      - access to significant research and development resources to help diversify InterCAP's traditional products and services; and

      -   minimal,   if  any,  disruption  to   InterCAP's
          employees and existing customers.

      The Board also evaluated the effect of the proposed merger on InterCAP's stockholders and concluded that the proposed Merger offered many advantages to them as well, including the following:

      - converting an illiquid investment into a liquid investment;

      - providing InterCAP's investors with an attractive return on their InterCAP investment;

      -   providing   InterCAP's  stockholders   with   an
          opportunity to be investors in a combined graphics company with greater resources and potential than InterCAP as a stand-alone company; and

      - providing a tax-free exchange of InterCAP Stock for Intergraph Common Stock.

      After considering the foregoing factors, the Board of Directors unanimously approved the Reorganization Agreement and the transactions contemplated thereby, including the Merger, and recommended that the stockholders of InterCAP approve and adopt the Reorganization Agreement and the Merger. In view of the wide variety of factors considered, both positive and negative, InterCAP's Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered.


InterCAP Board Recommendation

      THE BOARD OF DIRECTORS OF INTERCAP BELIEVES THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF INTERCAP AND ITS STOCKHOLDERS AND THEREFORE UNANIMOUSLY RECOMMENDS THAT
STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE REORGANIZATION AGREEMENT AND THE MERGER.


Interests of Certain Persons in the Merger

      In assessing the terms and conditions of the proposed Reorganization Agreement and the Merger, the Board of Directors of InterCAP was aware that the Reorganization Agreement and the Merger would have various consequences in which certain executive officers and directors of InterCAP would have an interest. In considering the recommendations of InterCAP's Board of Directors with respect to the Merger, InterCAP stockholders should be aware that certain executive officers and directors of InterCAP have interests in the Merger discussed below that are in addition to the interests of InterCAP stockholders generally.

      In accordance with the terms of the existing employment agreement dated September 10, 1990 by and between InterCAP and A.G.W Biddle, III ("Biddle"), the President and Chief Executive Officer and a director of InterCAP, the Merger will constitute a "change in control" of InterCAP as defined in such agreement. Under that agreement, a change in control will result in a payment to Biddle following the Merger of $167,000. In addition, Biddle may elect to continue certain employee benefits under InterCAP policies and practices for a period of one year following the change in control. These aspects of Biddle's 1990 employment agreement, among other matters, are confirmed in a new employment agreement between Biddle and Intergraph Sub, the effectiveness of which is conditioned upon consummation of the Merger (the "Biddle-Intergraph Employment Agreement").

      Intergraph has required that certain employees, including executive officers, of InterCAP enter into employment agreements with Intergraph Sub which will become binding upon InterCAP as the Surviving Corporation in the Merger. Persons executing such employment agreements include (but are not limited to) Biddle,
John  C.  Gebhardt  ("Gebhardt"),  a  director  and  officer   of
InterCAP, and Thomas O. Mills ("Mills"), also a director and officer of InterCAP. Such agreements would become effective only upon the consummation of the Merger and would continue, unless otherwise terminated in accordance with the terms of such agreements, in the case of Messrs. Mills and Gebhardt for a period of two years from the Effective Date, and in the case of Biddle for a period of three months from the Effective Date. The employment agreements provide that the contracting employees will be paid generally at a rate equal to their cash compensation in effect at the time the Merger is consummated. For a discussion of certain additional aspects of the Biddle-Intergraph Employment Agreement, see "The Merger and Related Transactions--Employment Agreements."

      Also under the terms of the employment agreements, certain loans made by InterCAP in 1993 to Messrs. Gebhardt and Mills for the purpose of exercising ISO's, in the principal amounts of $35,640.00 and $14,872.50, respectively, would be forgiven by InterCAP provided that the employees remain in the employ of InterCAP until the second anniversary of the Effective Date. Under the terms of the Biddle-Intergraph Employment Agreement, a similar loan previously made by InterCAP to Biddle in the principal amount of $30,000.00 will not be forgiven and will be required to be repaid within thirty months following the Effective Date.

      On September 26, 1994, the Board of Directors of InterCAP adopted the InterCAP Option Program to implement a prior Board resolution which had reserved for the benefit of InterCAP's employees the value, if any, of authorized options available for grant under the InterCAP Option Plan in the event of a change in control or sale of InterCAP. The result was to grant an equivalent number of nonqualified stock options remaining under the InterCAP Option Plan to optionholders pro rata effective upon the Merger. See "The Merger and Related Transactions--Options Outstanding Prior to the Merger." Upon the consummation of the Merger, by virtue of resolutions adopted by the InterCAP Board of Directors on September 26, 1994, each of Messrs. Biddle, Gebhardt and Mills will receive NQSO's to acquire, respectively, 80,724, 95,920 and 43,450 additional shares of InterCAP Common Stock under the InterCAP Option Program at the weighted average exercise prices per share of $.10, $.10, and $.13, respectively. Accordingly, the aggregate difference, as of the Effective Date, between the applicable exchange ratio in the Merger and the exercise price for these options will be $65,366.82 in the case of Mr. Biddle, $77,671.89 in the case of Mr. Gebhardt and $33,880.04 in the case of Mr. Mills. All of the NQSO's granted under the InterCAP Option Program will be 50% vested when granted with an additional 25% to vest on each of the first and second anniversaries of the Effective Date, except for NQSO's issued to Biddle, which will be vested in full upon issuance and will be exercisable up to five years following the Effective Date in accordance with his 1990 employment agreement with InterCAP. See "Security Ownership of Certain Beneficial Owners and Management of InterCAP."

      Under the terms of certain option agreements issued by InterCAP under the InterCAP Option Plan and denominated as incentive stock options, all such outstanding options which are not vested will become immediately vested in full upon a transaction such as the Merger. As a result of the acceleration of vesting of such options and upon consummation of the Merger, Mr. Mills will become entitled to exercise ISO's to acquire up to an additional 17,000 presently unvested shares of InterCAP Common Stock at the exercise price of $.42 per share, which ISO's will be assumed by Intergraph pursuant to the Reorganization Agreement and converted into options to purchase shares of Intergraph Common Stock. See "The Merger and Related Transactions--Options Outstanding Prior to the Merger."

      Finally, the Reorganization Agreement provides that all employees of InterCAP will be credited for their years of service at InterCAP for purposes of employee welfare and pension benefit plans maintained for employees of Intergraph and its affiliates, including the Surviving Corporation. This provision is applicable to all employees continuing in their employment with InterCAP following the Merger, including Messrs. Biddle, Gebhardt and Mills.


Certain Federal Income Tax Considerations

      The following discussion summarizes certain federal income tax consequences of the Merger to Intergraph, Intergraph Sub, InterCAP and the InterCAP stockholders relating to the Merger. This discussion does not address other federal income tax considerations that may be relevant to particular InterCAP stockholders in light of their particular circumstances, such as dealers in securities, stockholders who do not hold their InterCAP Stock as capital assets, foreign persons or persons who acquired their shares in compensatory transactions.

      In addition, the following discussion does not address the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Merger (whether or not any such transactions are undertaken in connection with the Merger). Without limiting the generality of the immediately preceding sentence, the following discussion does not address the tax consequences of the assumption by Intergraph of the outstanding InterCAP Options, the award or exercise of any InterCAP Options, the federal income tax characterization of the InterCAP Options as nonqualified or qualified incentive stock options, or the issuance or exercise of the InterCAP Warrants.

      ACCORDINGLY,  INTERCAP STOCKHOLDERS ARE  URGED  TO  CONSULT
THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE
MERGER, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL, AND
FOREIGN TAX LAWS.

      No  party  to  the Merger has requested a ruling  from  the
Internal Revenue Service (the "Service") with regard to the federal income tax consequences of the Merger. This discussion reflects, and is supported by, opinions of Balch & Bingham, special counsel to Intergraph, and Womble Carlyle Sandridge & Rice, P.L.L.C., counsel to InterCAP (collectively, the "Exhibit Opinions"). The Exhibit Opinions, which are attached as Exhibit 8(a) and Exhibit 8(b), respectively, to the Registration Statement of which this Prospectus/Proxy Statement is a part, are based on and subject to certain qualifications and assumptions as noted therein. InterCAP stockholders should be aware that this discussion and the Exhibit Opinions are based upon counsel's interpretation of the Internal Revenue Code of 1986, as amended (the "Code"), applicable United States Department of Treasury ("Treasury") regulations, judicial authority and administrative rulings and practice, all as of the date thereof. The opinions are not binding on the Service and there can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Merger.

      Consequences to Intergraph, Intergraph Sub and InterCAP

      The Merger as described in the Reorganization Agreement will constitute a reorganization as defined in Section 368(a)(1)(A) of the Code by virtue of the application of Section 368(a)(2)(E) of the Code. No gain or loss will be recognized by Intergraph, Intergraph Sub or InterCAP upon Intergraph's issuance of Intergraph Common Stock solely in exchange for InterCAP Stock and the transfer by operation of law of Intergraph Sub's assets and liabilities to InterCAP upon consummation of the Merger.

      InterCAP's taxable year will end for federal income tax purposes on the date of the Merger, and InterCAP will be required to file a federal income tax return for its short taxable year ending on the date of the Merger.

      As a result of the Merger, InterCAP will experience an ownership change as defined in Section 382(g) of the Code with the result that any InterCAP tax credit carryforwards, net operating loss carryforwards, capital loss carryforwards or built-in deductions will become subject to the limitations on use provided by Sections 382 and 383 of the Code. In addition, Intergraph's acquisition of InterCAP in the Merger will result in the imposition of certain consolidated return limitations on the ability of the Intergraph consolidated return group to utilize any InterCAP tax credit carryforwards, net operating loss carryforwards, capital loss carryforwards or built-in deductions pursuant to the Treasury regulations under Section 1502 of the Code.

      Consequences to InterCAP Stockholders

      No  gain  or loss will be recognized by holders of InterCAP
Stock upon their receipt in the Merger of Intergraph Common Stock in exchange therefor (except to the extent of cash received in lieu of a fractional share of Intergraph Common Stock).

      The aggregate tax basis of Intergraph Common Stock received in the Merger (including any fractional share deemed received) will be the same as the aggregate tax basis of the InterCAP Stock surrendered in exchange therefor.

      The holding period for federal income tax purposes of each share of Intergraph Common Stock received by each InterCAP stockholder in the Merger will include the period during which such stockholder held his or her InterCAP Stock surrendered in exchange therefor, provided that the InterCAP Stock is held as a capital asset at the time of the Merger.

      Cash payments in lieu of a fractional share will be treated as if a fractional share of Intergraph Common Stock had been issued in the Merger and then redeemed by Intergraph. An InterCAP stockholder receiving such cash will recognize gain or loss upon such payment equal to the difference (if any) between such stockholder's basis in the fractional share (which will be a pro rata portion of the stockholder's basis in the Intergraph Common Stock received in the Merger) and the amount of cash received.

      A recipient of shares of Intergraph Common Stock could recognize income to the extent that such shares were considered by the Service to be received in exchange for consideration other than InterCAP Stock, such as dividends accrued on such InterCAP Stock. All or a portion of such income may be taxable as ordinary income.

      Limitations on Opinions and Discussions

      As  a  condition  to  the Merger, each  of  Intergraph  and
InterCAP  will  receive  an opinion from its  respective  counsel dated as of the closing of the Merger to the effect that the Merger will constitute a reorganization as defined in Section 368(a) of the Code. Such opinions (the "Closing Opinions") will also be
based   on   certain   assumptions   and   subject   to   certain
qualifications  similar  to  those  contained  in   the   Exhibit
Opinions. InterCAP stockholders should be aware that neither the Exhibit Opinions nor the Closing Opinions bind the Service and
the   Service   is  therefore  not  precluded  from  successfully
asserting a contrary opinion.  In addition, as noted earlier, all the  tax  opinions are subject to certain assumptions, including,
but   not   limited  to,  the  truth  and  accuracy  of   certain
representations   made  by  Intergraph,  InterCAP   and   certain
stockholders  of  InterCAP.   Of  particular  importance  to  the
opinion   that  the  Merger  will  be  treated  as   a   tax-free
reorganization  for  federal  income  tax  purposes  are  certain
assumptions   and   representations  relating   to   the   Code's
"continuity  of  interest"  requirement.   See  "The  Merger  and
Related Transactions--Tax Certification."

      In order to satisfy the continuity of interest requirement, InterCAP stockholders must not, pursuant to a plan or intent existing at or prior to the Merger, sell, transfer, pledge or otherwise dispose of an aggregate amount of (i) their InterCAP Stock in anticipation of the Merger and (ii) Intergraph Common
Stock to be received in the Merger (collectively, "Planned Dispositions"), such that InterCAP stockholders, as a group, would no longer have a meaningful equity interest in the InterCAP business being conducted by Intergraph after the Merger. InterCAP stockholders generally will be regarded as having a meaningful equity interest as long as the number of shares of Intergraph Common Stock received in the Merger less the number of shares subject to Planned Dispositions (if any) represents, in the aggregate, a continuing interest through stock ownership in Intergraph that is equal in value, as of the Effective Date, to more than 50% of the value of all of the formerly outstanding InterCAP Stock as of the same date. The consummation of the Merger therefore is conditioned upon receipt by Intergraph and InterCAP of Continuity Certificates (as hereinafter defined), which cover at least 50% of the Intergraph Common Stock to be issued in the Merger. The Continuity Certificates require stockholders of InterCAP immediately prior to the Merger to confirm that, as of the Effective Date of the Merger, they have no present plan or intent to engage in a Planned Disposition of all or a specified portion of the shares of Intergraph Common Stock received in the Merger. The form of the Continuity Certificate to be executed by an entity stockholder of InterCAP permits such entity to distribute shares of Intergraph Common Stock to the partners, stockholders or other beneficial owners of the entity if such distribution is required under the entity's partnership agreement, certificate or articles of incorporation or other governing instrument. See "The Merger and Related Transactions--Tax Certification."

      Two of the InterCAP stockholders hold approximately 98.6% of the InterCAP Preferred Stock, and 54.7% of the outstanding
InterCAP   Preferred  Stock  and  InterCAP  Common  Stock   taken
together,  and  will receive approximately 58.8% of  the  Closing
Merger  Consideration.   These  two  InterCAP  stockholders   are
limited partnerships, and they may be required under their partnership agreements to distribute to their partners the shares of Intergraph Common Stock to be received by such entities in the Merger (the "Required Distributions"). Although the matter is not entirely free from doubt, the Required Distributions should not be construed as Planned Dispositions, such that the InterCAP stockholders, as a group, would no longer have a meaningful
continuing  equity  interest  in  the  InterCAP  business   being
conducted by Intergraph after the Merger.

      A successful challenge by the Service to the tax-free reorganization status of the Merger (as a result of a failure of the continuity of interest requirement or otherwise) would result in InterCAP stockholders recognizing taxable gain or loss with respect to each share of InterCAP Stock surrendered equal to the difference between the stockholder's basis in such share and the fair market value, as of the Effective Date, of the Intergraph Common Stock and Intergraph Rights received in exchange therefor. In such event, a stockholder's aggregate basis in Intergraph Common Stock so received would equal its fair market value at the Effective Date and the holding period for such stock would begin on the day after the Effective Date.


Preferred Stock Agreement

      In connection with the execution of the Reorganization Agreement and as a condition to its obligation to consummate the Merger, Intergraph required that the Preferred Stock Agreement be executed by the holders of all of the InterCAP Series A Preferred Stock, all of the InterCAP Series C Preferred Stock, and 98.85% of the InterCAP Series B Preferred Stock (collectively, the "Specified Preferred Stockholders"). Pursuant to the Preferred Stock Agreement, the Specified Preferred Stockholders have agreed
(i) to vote all of their shares of InterCAP Stock in favor of approving the Charter Amendment, (ii) in the case of holders of InterCAP Series A Preferred Stock, to elect to take the liquidation preference of $1.475 per share of InterCAP Series A Preferred Stock, (iii) to exercise the Warrant (as defined herein) in full immediately prior to the Effective Date in the manner contemplated by the Preferred Stock Agreement, (iv) in the case of the holders of the remaining classes of InterCAP Preferred Stock, to elect to convert all of such InterCAP Series B Preferred Stock and InterCAP Series C Preferred Stock into InterCAP Common Stock prior to the consummation of the Merger, and (v) that the receipt of a fraction of a share of Intergraph Common Stock with a value of $1.475 per share of InterCAP Series A Preferred Stock and the receipt of a fraction of a share of Intergraph Common Stock with a value of $0.90975693 per share of InterCAP Common Stock upon the conversion of the InterCAP Series B Preferred Stock and InterCAP Series C Preferred Stock shall be in complete and full satisfaction of all rights and preferences attendant to such InterCAP Preferred Stock.

      In the absence of the adoption and approval of the Charter Amendment contemplated by the Preferred Stock Agreement, the liquidation preference of $1.475 for each share of InterCAP Series A Preferred Stock would have adjusted as of October 1, 1994 to approximately $1.91 for each share of InterCAP Series A Preferred Stock and would increase thereafter on a daily basis at an annual rate per share of $.07375. Under the terms of the InterCAP Certificate, a consolidation or merger of InterCAP of the kind contemplated by the Reorganization Agreement constitutes a "liquidation, dissolution or winding up" that triggers the right of the holders of InterCAP Series A Preferred Stock to receive the foregoing liquidation preference. The effect of the Charter Amendment is to modify the date (by changing such date from October 1, 1994 to January 15, 1995) upon which the foregoing adjustment to the liquidation preference otherwise would occur. See "Proposal to Amend InterCAP's Certificate of Incorporation."

      As of the Record Date, the 408,586 shares of InterCAP Common Stock and 3,886,835 shares of InterCAP Preferred Stock subject to the Preferred Stock Agreement represented approximately 63.00% of the voting power outstanding of InterCAP Common Stock and InterCAP Preferred Stock, taken together as a single class, and 99.5% of the outstanding InterCAP Preferred Stock. Accordingly, the Charter Amendment will be approved and adopted by InterCAP's stockholders at the Meeting even if no other stockholder of InterCAP votes in favor of the Charter Amendment.


Escrow Agreement

      Under the terms of the Reorganization Agreement and the Escrow Agreement, at the Effective Date, Intergraph will deliver to the Escrow Agent one or more certificates representing the Escrow Shares. By virtue of InterCAP stockholder approval of the Reorganization Agreement, a committee of three persons, initially represented by A.G.W. Biddle, III, John C. Gebhardt and Joy E. Binford, will be appointed to represent the InterCAP stockholders (the "Stockholders' Committee"). The Escrow Shares will secure the InterCAP stockholders' indemnification obligations with respect to the representations and warranties made by InterCAP in the Reorganization Agreement. The Escrow Shares will remain in escrow until the ninetieth day after the Effective Date, at which time the Escrow Agent will distribute the remaining Escrow Shares which are not then subject to pending or disputed claims by indemnified person(s) under the Escrow Agreement, if any, to the InterCAP stockholders in the manner described in the Escrow Agreement. No distribution to the InterCAP stockholders will be made, however, if there has been a claim delivered to the Escrow Agent by an indemnified person(s), the claim has not been settled or discharged, and the balance of the Escrow Shares after distribution, if the indemnified person(s) prevailed on such claim, would be insufficient to discharge the claim. At the request of the Stockholders' Committee at any time prior to the end of the ninety day escrow period, the Escrow Agent is required to distribute the portion of the Escrow Fund that is attributable to each InterCAP stockholder on whose behalf 30 or fewer shares of Intergraph Common Stock were initially contributed to the Escrow.

      The InterCAP stockholders have the right to vote the Escrow Shares while such shares are in escrow, but they will not have the right to sell the Escrow Shares while in escrow, regardless of any changes in the stock price of the Escrow Shares.
Dividends or other distributions with respect to the Escrow Shares, if any, would be placed in the escrow account and distributed together with such Escrow Shares in accordance with the terms of the Escrow Agreement. The Escrow Agreement may be terminated at any time upon receipt by the Escrow Agent of 10 days' prior written notice of termination executed by Intergraph and the Stockholders' Committee directing the distribution of all property then held by the Escrow Agent. See "Risk Factors."


Options Outstanding Prior to the Merger

      InterCAP Option Plan

      On March 2, 1989, InterCAP adopted the InterCAP 1989 Stock Option Plan (the "InterCAP Option Plan"). The InterCAP Option Plan authorized the issuance of incentive stock options within the meaning of Section 422 of the Code, as well as options not qualifying as incentive stock options. Options under the InterCAP Option Plan could be issued to employees or officers of or consultants to InterCAP or its subsidiaries. As of September 30, 1994, the Board of Directors of InterCAP had granted outstanding options denominated as incentive stock options to acquire 935,062 shares of InterCAP Common Stock, and options to acquire 1,173,376 shares of InterCAP Common Stock had been exercised or terminated.

     InterCAP Option Program

     The Board of Directors of InterCAP, pursuant to a resolution adopted on March 1, 1991, authorized the grant of options for shares of InterCAP Common Stock remaining for grant under the InterCAP Option Plan in the event of a change of control or sale of InterCAP, such grant to be made on a pro rata basis to the holders of outstanding options under the InterCAP Option Plan at the weighted average exercise price of options then outstanding under the InterCAP Option Plan. In adopting this resolution, the Board of Directors of InterCAP determined that the value, if any, of the authorized options available for grant under the InterCAP Option Plan should inure to the benefit of InterCAP's employees in the event of a change in control or sale of InterCAP. Because the InterCAP Option Plan prohibits the issuance thereunder of options (including nonqualified options) at exercise prices that are below the fair market value of a share of InterCAP Common Stock at the date of grant, the Board of Directors of InterCAP determined that the March 1, 1991 resolution could not be implemented through use of the InterCAP Option Plan. As a result, by resolution adopted on September 26, 1994, the InterCAP Board of Directors rescinded the March 1, 1991 resolution and released from reservation under the InterCAP Option Plan the 391,562 shares that remained available for option grants thereunder. Concurrent with this action, the InterCAP Board of Directors, by resolution approved on September 26, 1994, adopted the InterCAP 1994 Nonqualified Stock Option Program (the
"InterCAP Option Program") and reserved up to a maximum of 391,562 shares of InterCAP Common Stock for issuance upon exercise of NQSO's issued under the InterCAP Option Program. Finally, on September 26, 1994, all available options under the
InterCAP Option Program were granted to various employees and officers of InterCAP in a manner consistent with the original March 1, 1991 resolution, conditioned upon consummation of the Merger. The InterCAP ISO's and NQSO's are collectively referred to as the "InterCAP Options."

      ISO Agreements

      To evidence option grants made under the InterCAP Option Plan, InterCAP has entered into agreements denominated as incentive stock option agreements (the "ISO Agreements") with various employees (each, an "Optionee"). Under the terms of each ISO Agreement, InterCAP has granted ISO's to each Optionee in consideration of the continued service of the Optionee. Under the InterCAP Option Plan, the ISO's are periodically exercisable at the option price specified in the ISO Agreement, but they must be exercised within ten years from the date of issue. The ISO's generally are only exercisable, however, if the Optionee has remained in continuous employment with InterCAP from the date of grant until the date of the proposed exercise. The shares of InterCAP Common Stock acquired upon the exercise of the ISO are not covered by a registration statement under the Securities Act or under any state securities laws. In general, the ISO's terminate upon the termination of service of the Optionee as an officer or employee of InterCAP. If the Optionee ceases to be an employee of InterCAP within three years after the date of grant, InterCAP has the right to repurchase all shares of InterCAP
Common Stock acquired by the Optionee pursuant to the ISO Agreements, under the terms and conditions as specified in such ISO Agreement.

       Although the ISO Agreements generally provide for incremental vesting of each ISO, the ISO Agreements also provide for accelerated vesting in the event of certain change-in-control transactions affecting InterCAP. The Merger constitutes such a transaction, and accordingly, all ISO's, whether or not then fully vested, will be fully vested by virtue of the Merger.

      The Reorganization Agreement provides for the assumption by Intergraph of each ISO upon the terms set forth in the ISO Agreements, except for (i) the deletion of provisions which by their nature are not applicable to Intergraph or the Intergraph Common Stock, or provisions which have been rendered inapplicable by the passage of time, and (ii) adjustment of the number of shares covered by the ISO and the exercise price as discussed under "The Reorganization Agreement--InterCAP Options."

      Nonqualified Stock Option Agreements

      Under the terms of the InterCAP Option Program and the Nonqualified Stock Option Agreements entered into in connection with the grant of NQSO's thereunder (the "NQSO Agreements"), InterCAP has granted to certain Optionees NQSO's in recognition of past service to InterCAP and to induce the Optionees to remain in the employ of InterCAP following the Merger. The effectiveness of the grant is conditional on and subject to the consummation of the Merger. If the Merger is consummated pursuant to the Reorganization Agreement, the grant shall be deemed to have been made immediately before the consummation of the Merger. The NQSO's are periodically exercisable at the exercise price specified in each NQSO Agreement, but they must be exercised within ten years from the date of issue. The NQSO's generally are only exercisable, however, if the Optionee has remained in continuous employment with InterCAP from the date of the NQSO Agreement until the date of the proposed exercise.

      The NQSO Agreements provide that each NQSO will be 50% vested upon consummation of the Merger, and that an additional
25%  of  each such NQSO will vest annually on the two  succeeding
anniversaries of the Effective Date.  The NQSO  Agreements   also
provide for (i) accelerated vesting of each NQSO and a ninety day exercise window in the event the Optionee's employment by the Surviving Corporation is terminated for a reason other than cause, and (ii) accelerated vesting of each NQSO and a one year exercise window in the event of death of the Optionee. As required by Biddle's 1990 employment agreement with InterCAP, the NQSO granted to Biddle under the InterCAP Option Program with respect to 80,724 shares of InterCAP Common Stock will be fully vested at the Effective Date and Biddle will be permitted to exercise such NQSO for a period of five years from the Effective Date, whether or not Biddle is then an employee of the Surviving Corporation.

      The Reorganization Agreement provides for the assumption by Intergraph of each NQSO upon the terms set forth in the NQSO Agreements, except for adjustment of the number of shares covered by the option and the exercise price as discussed under "The Reorganization Agreement--InterCAP Options."


Governmental and Regulatory Approvals

      Intergraph and InterCAP are aware of no governmental or regulatory approvals required for consummation of the Merger, other than compliance with the Securities Act and applicable state securities and "blue sky" laws.


Tax Certification

      Consummation of the Merger is conditioned upon  receipt  by
Intergraph and InterCAP of certificates executed by holders of the InterCAP Stock, and covering at least 50% of the Intergraph Common Stock to be issued in the Merger (the "Continuity Certificates"). The Continuity Certificates require the stockholders of InterCAP immediately prior to the Merger to confirm that, as of the Effective Date, they have no present plan or intent to engage in a sale, exchange, transfer, pledge or other disposition of all or a specified portion of the shares of Intergraph Common Stock received in the Merger. The specified portion referred to in the certificates may vary, but the obligations of InterCAP and Intergraph to consummate the Merger are conditioned upon the receipt of Continuity Certificates confirming as of the Effective Date that the holders of InterCAP Stock do not, when viewed as a group, have a present plan or intent to sell, exchange, transfer, pledge or otherwise dispose of more than 50% of the Intergraph Common Stock received in the Merger. The form of the Continuity Certificate to be executed by an entity stockholder of InterCAP permits such entity to distribute shares of Intergraph Common Stock to the partners, shareholders or other beneficial owners of the entity if such distribution is required under the entity's partnership agreement, certificate or articles of incorporation or other governing instrument. However, the entity is required to confirm as of the Effective Date that, to the best knowledge of the entity after due inquiry, there is no present plan or intent on the part of the recipients of the required distribution to engage in a sale, exchange, transfer, pledge or other disposition of the portion of the shares of Intergraph Common Stock to be received by the recipients as specified in the Continuity Certificate. Among other assumptions, the Exhibit Opinions and the Closing Opinions concerning the tax consequences of the Merger will rely on, and assume the accuracy of, the Continuity Certificates.


Employment Agreements

      Intergraph Sub has entered into employment agreements  with ten key employees of InterCAP. The effectiveness of these agreements is conditioned upon consummation of the Merger. In general, these agreements provide, among other things, for the continued employment of the employees at their pre-Merger salary, bonus and benefit levels for a period of two years from the Effective Date (unless the agreements are terminated under particular circumstances), and obligate the employees under non-competition agreements for a period of one year following termination of employment. In the case of the Biddle-Intergraph Employment Agreement, Biddle's employment by the Surviving Corporation would continue at his pre-Merger salary, bonus and benefit levels for a period of three
months   from  the  Effective  Date  (unless  the  agreement   is
terminated under particular circumstances), and Biddle would be obligated under a non-competition agreement for a period of two years following termination of employment. The Biddle-Intergraph Employment Agreement also reaffirms the change-in-control payment of $167,000 due to Biddle following the Merger in accordance with his 1990 employment agreement with InterCAP.  See "The Merger and
Related  Transactions--Interests  of  Certain  Persons   in   the
Merger."

      In addition, Intergraph has agreed in the Reorganization Agreement that for so long as InterCAP remains profitable (but in no event for a period longer than one year from the Effective
Date),  (i)  the  salaries  of InterCAP  employees  will  not  be generally reduced as part of any Intergraph-wide reduction of employee compensation, and (ii) the employees of InterCAP will not be subject to any Intergraph-wide layoffs or reductions in force. Nonetheless, all InterCAP employees will remain employees at will (unless otherwise agreed in writing by Intergraph), and
Intergraph   may  generally  reduce  the  InterCAP   work   force
(otherwise than as part of an Intergraph-wide layoff or reduction in force) if it determines in its sole discretion to do so based on the business conditions, cost structure and results of operations of InterCAP. See "The Merger and Related Transactions-
- -Interests of Certain Persons in the Merger."


Accounting Treatment

      The Merger is expected to be accounted for by the purchase method for financial accounting purposes. Under this method of accounting, the assets and liabilities of InterCAP will be accounted for at cost. Cost is determined by reference to the fair value of the net assets acquired or the fair value of the consideration given. Accordingly, the assets of InterCAP will be recorded at the fair value of the Intergraph Common Stock received in the Merger and the Assumed Option Spread (a total of $7.5 million). Income of the combined company will include income of InterCAP from the date of the Merger forward and income of Intergraph for the entire fiscal year in which the combination occurs. See "The Reorganization Agreement--Conditions to the Merger."


Dissenters' Rights

      Holders of InterCAP Stock are entitled to appraisal rights under Section 262 of the Delaware Act. A person having a beneficial interest in shares of InterCAP Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

      The following discussion is not a complete statement of the law pertaining to appraisal rights under the Delaware Act and is qualified in its entirety by the full text of Section 262 which is reprinted in its entirety as Appendix C to this Prospectus/Proxy Statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of InterCAP Stock as to which appraisal rights are asserted.

      Under the Delaware Act, holders of shares of InterCAP Stock who follow the procedures set forth in Section 262 will be entitled to have their shares of InterCAP Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, as determined by such court.

      Under Section 262, at least 20 days prior to the Meeting (as
hereinafter   defined),  InterCAP  must  notify   each   of   its
stockholders entitled to appraisal rights that such appraisal rights are available and include in such notice a copy of Section
262. This Prospectus/Proxy Statement shall constitute such notice to the holders of shares of InterCAP Stock and a copy of
Section  262  is attached to this Prospectus/Proxy  Statement  as
Appendix  C.   Any  InterCAP stockholder who or which  wishes  to
exercise such appraisal rights or who or which wishes to preserve his or its right to do so should review the following discussion and Appendix C carefully because failure to comply timely and properly with the procedures specified will result in the loss of appraisal rights under the Delaware Act.

      A holder of shares of InterCAP Stock wishing to exercise his or its appraisal rights must deliver to InterCAP, prior to the taking of the vote on the Merger at the Meeting, a written demand for appraisal of his or its shares of InterCAP Stock and must not vote in favor of the approval and adoption of the Reorganization Agreement and the Merger at the Meeting. The failure to vote in favor of the Reorganization Agreement and the Merger, or a vote in person or by proxy against the Merger, will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. In addition, a holder of shares of InterCAP Stock wishing to exercise his or its appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares until the Effective Date.

      Only a holder of record of shares of InterCAP Stock is entitled to assert appraisal rights for the shares of InterCAP Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as his or its name appears on his or its stock certificates. If the shares of InterCAP Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of InterCAP Stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. All written demands for appraisal should be sent or delivered to InterCAP at 116 Defense Highway, Suite 400, Annapolis, Maryland 21401.

      Within ten days after the Effective Date, InterCAP will notify each holder of InterCAP Stock who has complied with
Section 262 and who has not voted in favor of the Merger of the date the Merger became effective.

      Within 120 days after the Effective Date, but not thereafter, InterCAP or any stockholder entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of InterCAP Stock held by any such stockholders. InterCAP is under no obligation to and has no present intention to file a petition with respect to the appraisal of the fair value of the shares of InterCAP Stock. Accordingly, it is the obligation of the stockholders of InterCAP to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

      Within 120 days after the Effective Date, any stockholder of InterCAP who has complied with the requirement for exercise of appraisal rights will be entitled, upon written request, to receive from InterCAP a statement setting forth the aggregate number of shares of InterCAP Stock not voted in favor of the approval and adoption of the Reorganization Agreement and the Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed to such stockholder within ten days after a written request therefor has been received by InterCAP or within ten days after the expiration of the period for delivery
of   demands  for  appraisal  by  stockholders  outlined   above,
whichever is later.

      If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine the stockholders entitled to appraisal rights and will appraise the "fair value" of their shares of InterCAP Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their shares of InterCAP Stock as determined under Section 262 could be more than, the same as or less than the consideration they would receive pursuant to the Reorganization Agreement if they did not seek appraisal of their shares of InterCAP Stock. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The costs of the action may be determined by the court and taxed upon the parties as the court deems equitable. The court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of InterCAP Stock entitled to appraisal.

      Any holder of shares of InterCAP Stock who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Date, be entitled to vote the shares of InterCAP Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares of InterCAP Stock as of a date prior to the Effective Date).

      If any stockholder who demands appraisal of his or its shares of InterCAP Stock under Section 262 fails to perfect, or effectively withdraws or loses, his or its right to appraisal, as provided in the Delaware Act, the shares of InterCAP Stock of such stockholder will be converted into the right to receive shares of Intergraph Common Stock in accordance with the Reorganization Agreement. A stockholder will fail to perfect, or effectively lose or withdraw, his or its right to appraisal if no petition for appraisal is filed within 120 days after the Effective Date, or if the stockholder delivers to InterCAP a written withdrawal of his or its demand for appraisal and acceptance of the Merger, except that any such attempt to withdraw made more than 60 days after the Effective Date will require the written approval of InterCAP.

      Failure to follow the steps required by Section 262 of the Delaware Act for perfecting appraisal rights may result in the loss of such rights, in which event an InterCAP stockholder will be entitled to receive a fraction of a share of Intergraph Common Stock for each share of InterCAP Stock owned by him or it as follows: (a) each share of InterCAP Common Stock will be converted into the right to receive a fraction of a share of Intergraph Common Stock having a value of (determined prior to the Closing Date using the Share Determination Market Price) $0.90975693, (b) each share of InterCAP Series A Preferred Stock will be converted into the right to receive a fraction of a share of Intergraph Common Stock having a value of $1.475, and (c) each share of InterCAP Series B Preferred Stock and each share of InterCAP Series C Preferred Stock will be converted into the right to receive a fraction of a share of Intergraph Common Stock having a value of $0.90975693.


      STOCKHOLDERS ELECTING TO EXERCISE THEIR APPRAISAL RIGHTS UNDER SECTION 262 MUST NOT VOTE FOR APPROVAL OF THE MERGER. A VOTE BY A STOCKHOLDER AGAINST APPROVAL OF THE MERGER IS NOT REQUIRED IN ORDER FOR THAT STOCKHOLDER TO EXERCISE APPRAISAL RIGHTS. HOWEVER, IF A STOCKHOLDER RETURNS A SIGNED PROXY BUT DOES NOT SPECIFY A VOTE AGAINST APPROVAL OF THE MERGER OR A
DIRECTION TO ABSTAIN, THE PROXY, IF NOT REVOKED, WILL BE VOTED FOR APPROVAL OF THE MERGER, WHICH WILL HAVE THE EFFECT OF WAIVING THAT STOCKHOLDER'S APPRAISAL RIGHTS.


                  THE REORGANIZATION AGREEMENT


      The following is a brief summary of the Reorganization Agreement, which (with the exhibits thereto) is attached as Appendix A to this Prospectus/Proxy Statement and is incorporated herein by reference in its entirety. Such summary is qualified in its entirety by reference to the Reorganization Agreement.


Effective Date of the Merger

      If the Merger is approved by the stockholders of InterCAP and the other conditions to the Merger are satisfied or waived, the Merger will become effective upon the filing by Intergraph Sub and InterCAP of the Certificate of Merger with the Secretary of State of the State of Delaware, in the manner provided under
Section 251 of the Delaware Act. Assuming all conditions to the Merger are met or waived prior thereto, it is anticipated that the Effective Date will occur on or about December 15, 1994.


Effects of the Merger

      Upon consummation of the Merger, Intergraph Sub will be merged with and into InterCAP, with InterCAP surviving the Merger and becoming a wholly owned subsidiary of Intergraph (the "Surviving Corporation"). The directors and executive officers of Intergraph will remain unchanged as a result of the Merger. Upon consummation of the Merger, the members of the Surviving Corporation's Board of Directors will be James W. Meadlock (Chief Executive Officer and Chairman of the Board of Intergraph), Stephen J. Phillips (an Executive Vice President of Intergraph) and Tommy D. Steele (an Executive Vice President of Intergraph). The officers of InterCAP in office immediately prior to the Effective Date will no longer serve in such capacity and the officers of the Surviving Corporation will be the officers of Intergraph Sub prior to the Merger. The officers of Intergraph
Sub prior to the Merger will be James W. Meadlock (Chief Executive Officer), Stephen J. Phillips (Executive Vice President and Secretary), and Tommy D. Steele (Executive Vice President). The stockholders of InterCAP will become stockholders of Intergraph (as described below), and their rights will be governed by Intergraph's Certificate of Incorporation, Restated By-laws and the Stockholder Rights Plan. See "Description of Intergraph Capital Stock" and "Principal Differences Between Intergraph and InterCAP Capital Stock."


Aggregate Merger Consideration

      Pursuant to the Reorganization Agreement, Intergraph will pay or furnish total consideration having a value (based on the Share Determination Market Price) of $7.5 million for the entire equity interest of InterCAP. Such consideration will be paid or furnished (i) by the conversion of the InterCAP Options into options to acquire Intergraph Common Stock such that the Aggregate Assumed Option Spread of all options so converted will be equal to $1,021,573.65, (ii) in the amount of the Closing Merger Consideration by the issuance of shares of Intergraph Common Stock (and cash payments in respect of fractional shares) in an amount equal to $7.5 million minus the Aggregate Assumed Option Spread. The Closing Merger Consideration will be allocated among the classes of InterCAP Stock according to the exchange ratios described below. See "The Reorganization Agreement--Manner and Basis of Converting InterCAP Stock." The precise number of shares of Intergraph Common Stock issued to each stockholder of InterCAP will be determined prior to the Effective Date based on the applicable exchange ratio and the Share Determination Market Price. It is expected (assuming the Share Determination Market Price were determined as of September 30, 1994 rather than the Effective Date) that, upon consummation of the Merger, the holders of InterCAP Stock will receive shares of Intergraph Common Stock representing approximately 1.57% of the Intergraph Common Stock outstanding as of such time.


Manner and Basis of Converting InterCAP Stock

      Upon the consummation of the Merger, (a) each issued and outstanding share of common stock of Intergraph Sub will be converted into one share of common stock of the Surviving Corporation, (b) each share of InterCAP Stock that is either, (i) authorized but unissued, (ii) owned by InterCAP as treasury stock, or (iii) owned by any subsidiary of InterCAP will be cancelled, (c) each then outstanding share of InterCAP Common Stock (other than shares held by dissenting stockholders) will automatically be converted into the right to receive a fraction of a share of Intergraph Common Stock having a value (determined prior to the Closing Date using the Share Determination Market Price) of $0.90975693, and (d) each then outstanding share of InterCAP Preferred Stock (other than shares held by the dissenting stockholders) will be automatically converted into the right to receive a fraction of a share of Intergraph Common Stock as follows: (i) each share of InterCAP Series A Preferred Stock will be converted into the right to receive a fraction of a share of Intergraph Common Stock having a value (determined prior to the Closing Date using the Share Determination Market Price) of $1.475, (ii) each share of InterCAP Series B Preferred Stock, if any, will be exchanged and converted into the right to receive a fraction of a share of Intergraph Common Stock having a value
(determined prior to the Closing Date using the Share Determination Market Price) of $0.90975693, (iii) each share of InterCAP Series C Preferred Stock, if any, will be exchanged and converted into the right to receive a fraction of a share of Intergraph Common Stock having a value (determined prior to the Closing Date using the Share Determination Market Price) of $0.90975693. Additionally, each share of Intergraph Common Stock to be issued upon conversion of shares of InterCAP Stock in accordance with the Reorganization Agreement will include the corresponding percentage of a right (the "Intergraph Rights") to purchase "Common Shares" pursuant to and as defined in the Rights Agreement dated August 25, 1993 by and between Intergraph and Harris Trust and Savings Bank, an Illinois banking corporation (the "Intergraph Rights Agreement"). See "Description of Intergraph Capital Stock--Stockholder Rights Plan."

     If upon a consummation of the Merger, any holder of InterCAP Stock would be entitled to receive a number of shares of Intergraph Common Stock that includes a fraction, then in lieu of a fractional share, such holder will be entitled to receive cash equal to $0.90975693 multiplied by the fraction of a share of Intergraph Common Stock to which the stockholder would otherwise be entitled.

      Based upon the capitalization of InterCAP and Intergraph as of September 30, 1994, and the exchange ratios set forth above (and assuming the Share Determination Market Price were determined as of September 30, 1994 rather than at the Effective
Date), the stockholders of InterCAP will own Intergraph Common Stock representing approximately 1.57% of the Intergraph Common Stock outstanding immediately after consummation of the Merger.

      As promptly as practicable after the Effective Date, the Exchange Agent will mail the Letter of Transmittal to each holder of record of InterCAP Stock as of the Effective Date. The Letter of Transmittal will contain information and instructions with respect to the surrender of InterCAP share certificates in exchange for new certificates representing shares of Intergraph Common Stock (other than the Escrow Shares to be delivered into escrow on behalf of such holder pursuant to the terms of the Reorganization Agreement) (each, an "Intergraph Certificate") and cash payment for any fractional shares resulting from the exchange. INTERCAP SHARE CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL IS RECEIVED.

      In the event of a transfer of ownership of shares of InterCAP Stock which is not registered on the transfer records of InterCAP, an Intergraph Certificate representing the proper number of shares of Intergraph Common Stock may be issued to a transferee if the InterCAP Certificate representing such InterCAP Stock is presented to Intergraph, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered to Intergraph, each InterCAP Certificate will be deemed, on and after the Effective Date, to represent only the right to receive upon such surrender Intergraph Certificates representing shares of Intergraph Common Stock (other than the Escrow Shares) and cash, if any, in lieu of a fractional share of Intergraph Common Stock to which such holder has become entitled.

INTERCAP CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF
INTERCAP  STOCK  TO INTERGRAPH UNTIL A LETTER OF  TRANSMITTAL  IS
RECEIVED AFTER THE EFFECTIVE DATE OF THE MERGER.


InterCAP Options

      Pursuant to the Reorganization Agreement, each outstanding InterCAP Option will be assumed by Intergraph and automatically converted into an option to purchase shares of Intergraph Common Stock (the "Assumed Options"). Each InterCAP Option so assumed by Intergraph will be exercisable for a number of shares of
Intergraph Common Stock determined by multiplying the number of shares of InterCAP Common Stock subject to the InterCAP Option by the fraction resulting from (i) dividing $0.90975693 by (ii) the Share Determination Market Price (the resulting fraction of which is the "Option Conversion Fraction"), at an exercise price equal to the exercise price of the InterCAP Option at the time of the Merger divided by the Option Conversion Fraction. Each Assumed Option will have the same terms and conditions, including the same term, status as an "incentive stock option" under the Code (if such InterCAP Option had been an "incentive stock option")
and vesting schedules, which in the case of the ISO's provides for full vesting at the Effective Date. To avoid fractional shares, the number of shares of Intergraph Common Stock subject to an Assumed Option will be rounded up to the nearest whole share and the exercise price will be rounded up to the nearest cent. Prior
to the Effective Date, Intergraph intends to file    Registration
Statements on Form S-8 with the SEC with respect to the issuance of shares of Intergraph Common Stock upon exercise of the Assumed Options.

      At  the  Effective  Date,  it is  expected  that  1,326,624
InterCAP Options will be outstanding, of which 935,062 are ISO's and 391,562 are NQSO's.

Representations and Warranties

     Each of InterCAP, Intergraph and Intergraph Sub made various customary representations and warranties in the Reorganization Agreement relating to, among other things, (a) the organization and similar corporate matters of each of Intergraph, Intergraph Sub and InterCAP, (b) the ownership of other entities by each of Intergraph and InterCAP, including the ownership of Intergraph Sub by Intergraph, (c) the capital structure of each of Intergraph and InterCAP, (d) the authorization, execution, delivery, performance and enforceability of the Reorganization Agreement and related matters, and (e) the accuracy of information supplied by each of Intergraph and InterCAP in connection with this Prospectus/Proxy Statement.

     In addition, InterCAP made various customary representations and warranties relating to, among other things, (a) conflicting agreements or commitments; (b) its financial statements; (c) certain changes or events; (d) absence of undisclosed liabilities; (e) taxes and regulatory filings; (f) environmental matters; (g) intellectual property rights; (h) employee benefit plans; (i) employment agreements; (j) labor matters; (k) compliance with applicable laws; (l) litigation; (m) title to assets, properties and rights; (n) insurance; (o) bankruptcy; (p) customer orders and warranties; (q) the InterCAP stockholder vote required to approve the Reorganization Agreement, the Merger and the Charter Amendment; and (r) post-merger stockholder continuity.

      Intergraph and Intergraph Sub also made various additional customary representations and warranties relating to, among other things, the documents filed by Intergraph with the SEC, the accuracy of information contained therein and the absence of any material adverse changes.

     All of the representations and warranties of Intergraph made in the Reorganization Agreement terminate at the Effective Date; all of the representations and warranties of InterCAP made in the Reorganization Agreement shall survive the termination of the Effective Date until the 90th day after the Closing Date and certain other representations and warranties made by the parties for the benefit of counsel relating to the opinions delivered by such counsel in connection with the closing under the Reorganization Agreement and the Registration Statement of which this Prospectus/Proxy Statement forms a part shall survive the Effective Date.


Certain Covenants

     Under the Reorganization Agreement, InterCAP has agreed that until the Effective Date or the earlier termination of the Reorganization Agreement pursuant to the terms thereof, it will conduct its operations in the ordinary course of business and will use its best efforts, subject to the foregoing, and consistent with such operation, to maintain and preserve its business organization, officers and key employees and business relationships. Among other limitations relating to the conduct of its business, InterCAP has agreed that it will, unless it obtains the prior written consent of Intergraph, (a) comply with all applicable contractual obligations; (b) maintain all properties in good repair, order and condition and maintain appropriate insurance coverages; (c) comply with applicable laws;
(d) promptly notify Intergraph of the occurrence of any event of default or conditional events of default under any loan document,
(e) promptly give written notice to Intergraph upon obtaining knowledge that the representations or warranties of InterCAP in the Reorganization Agreement are untrue or misleading in any material respect; (f) deliver to Intergraph a list, dated as of the Effective Date, showing all liabilities and obligations of InterCAP, except those arising in the ordinary course of business; (g) promptly notify Intergraph of any material change or inaccuracy in any data previously given to Intergraph; (h) provide access to Intergraph, to the extent InterCAP has the right, to any or all property which InterCAP currently or has in the past leased, operated, owned or managed in any manner; (i) use its best efforts to collect all amounts due to InterCAP as the result of the exercise of any stock option or warrants; (k) use its best efforts to retain all of its existing employees; (l) promptly notify Intergraph upon receipt of any document identifying InterCAP as a party to any litigation or adversarial proceeding; and (m) cause that certain Promissory Note, dated September 13, 1993 and made by Biddle in the principal amount of $30,000 (the "Biddle Note"), to be replaced by a new note in equal principal amount and otherwise on substantially similar terms.

      InterCAP  has further agreed that it will not, without  the prior written consent of Intergraph or as permitted by the Reorganization Agreement, (a) amend or change its Certificate of
Incorporation  or  by-laws;  (b)  change  the  methods  used   in
allocating and charging costs or recognizing revenues, except as may be required by applicable law; (c) make or permit any change in the number of shares of its capital stock issued and outstanding, or issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to such issuances or sale of or conversion into shares of its capital stock (except for (i) the conversion of the InterCAP Series B Preferred Stock and InterCAP Series C Preferred Stock to InterCAP Common Stock as contemplated by the Preferred Stock Agreement; (ii) the exercise of the Warrants in accordance with the Preferred Stock Agreement; and (iii) the conversion of the ISO's in accordance with their terms); (d) create, amend or renew any debt arrangement or other obligation or liability; (e) mortgage, pledge, hypothecate or otherwise encumber any material asset or permit any lien to be filed against any assets of InterCAP; (f) pay, discharge or satisfy any material encumbrance or liability or cancel any material debts or claims or amend, terminate or waive any rights of material value; (g) license, sell, transfer, pledge, mortgage or otherwise dispose of any material intellectual property rights; (h) grant any increase in compensation or pay or agree to pay or accrue any bonus, incentive or like benefit to or for the credit of any director, officer, employee or other person except as provided in the Reorganization Agreement; (i) enter into, terminate or modify any employment, consulting or service agreement; (j) adopt, amend, terminate or modify any benefit plan; (k) declare, set aside, or pay any dividend or other distribution of any assets of any kind whatsoever with respect to any shares of its capital stock, including without limitation, any accrued but unpaid dividends on the InterCAP Preferred Stock; (l) acquire the capital stock or equity securities of any other entity; (m) make any capital expenditures in excess of $100,000 in the aggregate; (n) make any tax election or settle or compromise any tax liability; (o) adopt a plan of complete or partial liquidation, dissolution, merger, or similar reorganization (except as contemplated or permitted by the Reorganization Agreement); (p) enter into, renew or amend any real property or equipment leases (except as otherwise permitted by the Reorganization Agreement); (q) initiate or settle any legal or other adversarial proceedings; or (r) enter into any agreement, understanding or commitment which is inconsistent with the obligations of InterCAP or its directors under the Reorganization Agreement.

      InterCAP has further agreed that, unless and until the Reorganization Agreement is terminated pursuant to its terms, it will not directly or indirectly solicit, initiate discussions or engage in negotiations with any persons other than Intergraph, or take any other actions to facilitate the efforts of any person other than Intergraph, provide information with respect to InterCAP to any person other than Intergraph, enter into an agreement with any person other than Intergraph, or, except as required by law, make or authorize any statement, recommendation or solicitation, in each case, relating to the acquisition of InterCAP by merger, purchase or capital stock purchase of assets or otherwise. Notwithstanding the foregoing, if the Board of Directors of InterCAP receives an unsolicited proposal from a third party, it may respond to such proposal if the Board first certifies to Intergraph that it has determined that it must do so in the exercise of its fiduciary duties.

      Each of InterCAP and Intergraph has further agreed, among other things: (a) to promptly apply for and use its best efforts to obtain all consents and approvals required with respect to it for the consummation of the Merger; (b) to use its best efforts to effectuate the transactions contemplated by the Reorganization Agreements and to fulfill the conditions to close the Merger; and
(c) that neither party will disclose without the consent of the other party, (i) the fact the discussions are taking place; (ii) the content of the Reorganization Agreement; or (iii) any terms, conditions or other facts discussed or proposed by the parties with respect to the Reorganization Agreement (except as required by law or pursuant to the Reorganization Agreement).


Conditions to the Merger

      The respective obligations of InterCAP and Intergraph and Intergraph Sub to consummate the Merger are subject to the satisfaction of a number of conditions, including, but not limited to, the following: (a) the Proposed Transactions shall have been performed and the Reorganization Agreement, the Merger and the Charter Amendment shall have been approved and adopted by the requisite vote of the stockholders of InterCAP; (b) all authorizations, consents, orders, approvals of, or declarations or filings with, any governmental entity necessary for the consummation of the transactions contemplated by the Reorganization Agreement shall have been filed, occurred or been obtained; (c) no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued and remain in effect; (d) the Registration Statement containing the Prospectus/Proxy Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order; (e) holders of in excess of fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding InterCAP Stock and the recipients in excess of fifty percent (50%) of the Intergraph Shares in the Merger shall have executed and delivered Continuity Certificates to Intergraph and InterCAP; (f) the receipt of an opinion of counsel, in form and substance satisfactory to each opinion recipient to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code;
(g) the InterCAP Certificate shall have been amended in the manner contemplated by the Preferred Stock Agreement following approval of such amendment by all requisite action of the Board of Directors and stockholders of InterCAP; and (h) the closing sale price of the Intergraph Common Stock as reported by NASDAQ on the business day immediately prior to the Closing Date shall be not less than $6.00 per share nor more than $14.00 per share (in each case, as adjusted to reflect any changes in the capital structure of Intergraph, as described in the Reorganization Agreement).

      In addition, the obligations of Intergraph and Intergraph Sub to consummate the Merger are further subject to the satisfaction of a number of conditions, unless waived in writing by Intergraph, including (a) the truth and accuracy in all material respects of the representations and warranties of InterCAP set forth in the Reorganization Agreement; (b) the performance by InterCAP of all obligations required to be performed by it under the Reorganization Agreement; (c) the absence of any material adverse change in the business, properties, liabilities, assets, operations, results of operations, condition (financial and otherwise), prospects or affairs of InterCAP; (d) the execution of releases by the officers and directors of InterCAP releasing InterCAP from any and all claims; (e) the receipt by Intergraph of an opinion of counsel to InterCAP in form and substance satisfactory to Intergraph; (f) all corporate and other proceedings contemplated by the Reorganization Agreement and all documents and instruments incident thereto shall have been completed to the satisfaction of Intergraph; (g) the Board of Directors and Stockholders of InterCAP shall have approved the Merger and holders of no more than 5% of the issued and outstanding shares of InterCAP Stock shall have preserved their right to exercise dissenter's rights;
(h)  all necessary regulatory approvals shall have been obtained;
(i) Intergraph shall have received certificates from an appropriate officer of InterCAP, in form and substance satisfactory to Intergraph, certifying that certain closing conditions were satisfied; (j) InterCAP shall have working capital immediately prior to the Closing Date (but before the payment of transaction expenses relating to the Merger and payments to Biddle under his employment agreement with InterCAP) of at least $450,000, and InterCAP's aggregate indebtedness for borrowed money shall not exceed $210,000; (k) all of the Warrants shall have been exercised; (l) all of the InterCAP Series B Preferred Stock and the InterCAP Series C Preferred Stock shall have been converted into InterCAP Common Stock in accordance with the Preferred Stock Agreement, (m) the Preferred Stock Agreement shall have been executed, delivered and performed, (n) the Escrow Agreement shall have been executed by Intergraph, InterCAP, Intergraph Sub and members of the Stockholders' Committee; and
(o) Intergraph Sub shall have entered into employment agreements with certain InterCAP employees.

      The obligation of InterCAP to consummate the Merger is also further subject to the satisfaction of a number of conditions, unless waived in writing by InterCAP, including (a) the truth and accuracy in all material respects of the representations and warranties of Intergraph and Intergraph Sub set forth in the
Reorganization Agreement; (b) the performance by Intergraph and Intergraph Sub of all obligations required to be performed by them under the Reorganization Agreement; (c) the receipt by InterCAP of an opinion of counsel of Intergraph, in a form and substance satisfactory to InterCAP; and (d) the receipt by
InterCAP of certificates from an appropriate officer of Intergraph, in form and substance satisfactory to InterCAP.

      The obligations of InterCAP to consummate the Merger are collectively referred to as "InterCAP's Closing Conditions" and the obligations of Intergraph to consummate the Merger are collectively referred to as "Intergraph's Closing Conditions."


Indemnification

      Pursuant  to  the  Reorganization Agreement,  the  InterCAP
stockholders have agreed, jointly and severally, to indemnify Intergraph and Intergraph Sub and their respective affiliates, successors and assigns (the "Indemnified Persons") against certain losses arising from a breach of the representations and warranties made by InterCAP in the Reorganization Agreement.  However, the
maximum liability of each InterCAP stockholder for such indemnification will not (in the absence of fraud, willful misrepresentation, willful omission of a material fact, or violation of the applicable securities laws)  exceed  such stockholder's pro rata share  of  the  Escrow
Shares.    See   "The  Merger  and  Related  Transactions--Escrow
Agreement."


Termination

      The  Reorganization  Agreement  provides  that  it  may  be terminated  at  any  time  prior to the Effective  Date,  whether
before   or  after  approval  of  the  Merger  by  the   InterCAP
stockholders, by:

           (i) Mutual written consent duly authorized by the Boards of Directors of Intergraph and InterCAP;

           (ii)  Intergraph,  if  any  of  Intergraph's  Closing
Conditions are not satisfied or waived in writing by Intergraph;

           (iii) InterCAP,  if  any  of  InterCAP's  Closing
Conditions are not satisfied or waived in writing by InterCAP;

           (iv) Intergraph or InterCAP, if the Effective Date shall not have occurred on or before December 31, 1994, or such later date agreed to in writing by Intergraph and InterCAP;

           (v) Intergraph or InterCAP, if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have been final and nonappealable; or

           (vi) InterCAP, if the InterCAP Board of Directors determines to pursue or accept a bona fide proposal or offer from a third party concerning any merger, sale of assets, sale of additional securities or any similar transaction and the Board of Directors has determined that the proposal or offer is more favorable to InterCAP and its stockholders than the Merger and that it must accept such proposal or offer in exercise of its fiduciary duties (any such offer or proposal is referred to as a "Superior Offer," and termination in respect of any Superior Offer is referred to as a "Superior Offer Termination"). See
"The Reorganization Agreement--Certain Covenants" and "-- Conditions to the Merger."


Amendment

      The Reorganization Agreement may be amended in writing by InterCAP and Intergraph at any time before or after approval of InterCAP's stockholders of the Reorganization Agreement and the Merger, except that, after such stockholder approval, no amendment may be made which reduces the total consideration paid by Intergraph to the InterCAP stockholders or which materially and adversely affects the rights of InterCAP's stockholders without the approval of such stockholders.


Merger Expenses and Fees

      The Reorganization Agreement provides that, except under certain circumstances, each of InterCAP and Intergraph will pay its own expenses incurred in preparing for, entering into and carrying out the transactions contemplated by the Reorganization Agreement. Under certain circumstances, however, if (i) neither Intergraph nor Intergraph Sub is then in material breach of the Reorganization Agreement, and (ii) if the Reorganization Agreement is terminated by Intergraph following any intentional breach by InterCAP of its covenants contained in Article IV of the Reorganization Agreement or any intentional or reckless material misstatement or omission by InterCAP contained in the representations in Article III of the Reorganization Agreement, then in any such case, InterCAP must reimburse Intergraph for all reasonable, actual documented out-of-pocket fees or expenses (including but not limited to reasonable fees and expenses of counsel, accounting fees, travel expenses, registration or filing fees and the like) actually incurred in good faith by Intergraph or on its behalf in connection with the proposed Merger or the negotiation, structuring, evaluation or consummation of the transactions contemplated by the Reorganization Agreement (collectively, the "Designated Expenses"). Any such reimbursement must be made not later than three business days after the submission by Intergraph of a statement therefor.


Termination Fee

      The Reorganization Agreement also provides for the payment to Intergraph of a termination fee in the event the Reorganization Agreement is terminated under certain circumstances. According to the Reorganization Agreement, so long as neither Intergraph nor Intergraph Sub is then in material breach of the Reorganization Agreement and Intergraph and
Intergraph Sub have satisfied the conditions to InterCAP's obligations to consummate the Merger (to the extent satisfaction or performance of such conditions is in the exclusive control of Intergraph), if the Reorganization Agreement is terminated (i) by InterCAP pursuant to a Superior Offer Termination, (ii) by Intergraph as a result of the withdrawal or modification by the InterCAP Board of Directors of its recommendation to the InterCAP stockholders with respect to the Merger (but only if such withdrawal arises out of, relates to or follows any inquiry, contact or proposal to InterCAP from a third party concerning any Superior Offer or other proposed merger, sale of assets, sale of additional securities or similar transaction), or (iii) by either party if any Superior Offer is approved by the requisite vote of the holders of InterCAP Stock within 180 days of such termination if such Superior Offer or the reasonable possibility of such Superior Offer was known to InterCAP or its directors at the time the Reorganization Agreement was terminated, then, in any such case, InterCAP shall pay to Intergraph, at Intergraph's election, the amount hereafter specified (the "Termination Fee"). If applicable, the Termination Fee will be equal to the greatest of
(i) the Designated Expenses plus an amount equal to the fully allocated, reasonable documented cost of time (consisting of salary and benefits) actually expended by Intergraph officers and employees in investigating, negotiating, and taking steps necessary to consummate, the transactions contemplated by the Reorganization Agreement (but in no event to exceed $300,000 in the aggregate), (ii) $200,000 in cash, or (iii) 10% of the excess over $7,500,000 of the total consideration (whether in the form of cash, securities or other property, or an assumption of options or warrants) to be paid to InterCAP or its security holders in connection with the Superior Offer. The Reorganization Agreement requires that the applicable Termination Fee be paid to Intergraph within ten days of termination unless the amount specified in clause (iii) is selected by Intergraph, in which case such amount shall be payable upon consummation of the transactions contemplated by the Superior Offer.

THE  BOARD OF DIRECTORS OF INTERCAP UNANIMOUSLY RECOMMENDS A VOTE
FOR ADOPTION AND APPROVAL OF THE REORGANIZATION AGREEMENT AND THE
MERGER.


   PROPOSAL TO AMEND INTERCAP'S CERTIFICATE OF INCORPORATION


General

      The Board of Directors of InterCAP has adopted resolutions recommending, and at the Meeting InterCAP stockholders will be asked to consider and act upon, a proposed amendment to Article Fourth, Section I A, paragraph 4(a) of InterCAP's Certificate that would extend the date from October 1, 1994 to January 15, 1995, after which the liquidation preference of the InterCAP Series A Preferred Stock would be increased from $1.475 per share to $1.475 per share plus one-half of all accrued but unpaid dividends (which accrued at $1.475 annually) thereon. The form of the Charter Amendment is attached as Appendix B hereto.


Background

      Under the terms of the InterCAP Certificate, the original liquidation preference of the InterCAP Series A Preferred Stock was fixed at $1.475 per share, plus an amount equal to all accrued but unpaid dividends (at a rate of 10% per year) thereon from the original issue date (in 1988 or 1989) to the effective date of the liquidation. In addition, the InterCAP Certificate provides that a consolidation or merger of InterCAP or a sale of all or substantially all the assets of InterCAP is to be regarded as a liquidation of InterCAP. Moreover, in the case of a consolidation, merger or asset sale, each holder of InterCAP Series A Preferred Stock is provided the option to elect to receive in the transaction either the liquidation preference for the InterCAP Series A Preferred Stock or to have the conversion privileges of the InterCAP Series A Preferred Stock be appropriately adjusted such that after the transaction, the InterCAP Series A Preferred Stock would be convertible into the number of shares of stock or other securities or property of InterCAP or the successor corporation to which a holder of that number of shares of InterCAP Common Stock issuable upon conversion of the InterCAP Series A Preferred Stock would have been entitled in the transaction.

      As discussed under "The Merger and Related Transactions-- Background of the Merger," the Board of Directors of InterCAP began actively considering a strategic transaction involving InterCAP, including the possible sale of InterCAP, in 1993. Management believed that if InterCAP were then sold or participated in a strategic combination with one or more other companies, all or substantially all the proceeds would be distributed to the holders of InterCAP Preferred Stock in respect of their liquidation preferences and, absent adjustment to such liquidation preferences, the amount of proceeds available for distribution to holders of InterCAP Common Stock, including employees who held options to acquire shares of InterCAP Common Stock, would be nominal at best. In recognition of the importance of incentivizing InterCAP's employees to continue to build its business and to identify, negotiate and consummate a strategic transaction, in May 1993, the Board of Directors of InterCAP proposed, and thereafter InterCAP's stockholders (including all holders of InterCAP Series A Preferred Stock) approved, an amendment to InterCAP's Certificate that reduced the liquidation preference of the InterCAP Series A Preferred Stock from $1.475 per share plus all accrued but unpaid dividends thereon to $1.475 per share plus (if the effective date of the liquidation was after October 1, 1994) an amount equal to one-half of all accrued but unpaid dividends thereon. The primary purpose of this amendment was to provide incentive to InterCAP's management to consummate a strategic transaction or sale of InterCAP by October 1, 1994.

      When active discussions between InterCAP and Intergraph commenced in August 1994, it became apparent that it would be difficult to consummate a merger transaction by October 1, 1994. Accordingly, InterCAP management personnel asked the holders of InterCAP Series A Preferred Stock if they would be willing to postpone the increase in the Series A Liquidation Preference to a date after October 1, 1994 provided that InterCAP could execute a definitive agreement with Intergraph by no later than September 30, 1994. Such holders agreed on the condition that the Merger be consummated no later than January 15, 1995.

      Pursuant to the Preferred Stock Agreement, the holders of InterCAP Preferred Stock who are parties thereto have agreed to vote all shares of InterCAP Stock they own in favor of the Charter Amendment.


Effect of the Charter Amendment

     If the Charter Amendment is approved and adopted, the effect will be to fix the liquidation preference of the InterCAP Series A Preferred Stock at $1.475 per share through January 15, 1995. Accordingly, if the Merger is approved and consummated prior to that date, the holders of InterCAP Series A Preferred Stock will receive shares of Intergraph Common Stock with a value of $1.475 for each share of InterCAP Series A Preferred Stock they own. From a financial viewpoint, the Charter Amendment benefits the holders of InterCAP Series B Preferred Stock, InterCAP Series C Preferred Stock and InterCAP Common Stock by increasing the amount of the Intergraph Common Stock they will receive in the Merger by approximately 8%, or $.07 per InterCAP share.


       STOCKHOLDER APPROVAL OF REORGANIZATION AGREEMENT,
              THE MERGER AND THE CHARTER AMENDMENT


Stockholder Vote

       The Reorganization Agreement and the transactions contemplated thereby must be approved by the stockholders of InterCAP. The Charter Amendment must also be approved by the stockholders of InterCAP prior to the consummation of the Merger. See "Proposal to Amend InterCAP's Certificate of Incorporation." Accordingly, both the Charter Amendment and the Reorganization Agreement must be accepted and approved by the stockholders of InterCAP.


Stockholder Meeting

      A special meeting of the InterCAP stockholders will be held on December ___, 1994 at 10:00 a.m. at InterCAP's offices at 116 Defense Highway, Suite 400, Annapolis, Maryland 21401, for purposes of (i) consideration of the approval and adoption of the Charter Amendment; and (ii) consideration of the approval of the Reorganization Agreement (the "Meeting").


Record Date and Shares Entitled to Vote

      The Board of Directors of InterCAP has fixed the close of business on _________ ___, 1994 as the Record Date for the determination of stockholders entitled to notice of and to vote at  the Meeting.  Accordingly, only InterCAP stockholders  as  of the close of business on the Record Date will be entitled to vote at the Meeting. On the Record Date, there were the following number of shares of capital stock of InterCAP outstanding and entitled to vote: (i) 2,911,478 shares of InterCAP Common Stock and (ii) 3,597,155 shares of InterCAP Preferred Stock, of which (A) 927,326 shares are designated InterCAP Series A Preferred Stock;
(B)  1,716,387  shares  are  designated  as  InterCAP  Series   B
Preferred Stock; and (C) 953,442 shares are designated as InterCAP Series C Preferred Stock. Each share of InterCAP Common Stock and InterCAP Preferred Stock is entitled to one vote per share, except that the InterCAP Series A Preferred Stock is entitled to 1.3329 votes per InterCAP Series A Preferred share.


Proxies; Quorum

     Shares of InterCAP Common Stock and InterCAP Preferred Stock represented at the Meeting by properly executed proxies will, unless such proxies previously have been revoked, be voted in accordance with the instructions indicated in such proxies. If no instructions are so indicated, such shares will be voted by InterCAP in favor of the adoption and approval of the Charter Amendment and adoption and approval of the Reorganization Agreement and the transactions contemplated thereby. See "Proxy Solicitation."

      The presence either in person or by properly executed proxy of the holders of a majority of the outstanding shares of each class of InterCAP Stock entitled to vote on the Charter Amendment and the Reorganization Agreement is necessary to constitute a quorum at the Meeting.


Vote Required for Charter Amendment

      Under the InterCAP Certificate and the Delaware Act, approval and adoption of the Charter Amendment requires the affirmative vote of the holders of (i) a majority of the outstanding shares of InterCAP Common Stock and InterCAP Preferred Stock, voting as a single class; (ii) a majority of the outstanding shares of InterCAP Series A Preferred Stock, voting separately; (iii) a majority of the outstanding shares of InterCAP Series A Preferred Stock and InterCAP Series B Preferred Stock; voting as a single class; and (iv) a majority of the outstanding InterCAP Series C Preferred Stock, voting separately. The failure of a holder of record of InterCAP Stock to vote in person or by proxy at the Meeting will have the same effect as a vote against the Charter Amendment. Substantially all the holders of the InterCAP Preferred Stock have agreed to vote all of their InterCAP Stock in favor of the Charter Amendment, and such holders have sufficient voting power to satisfy each of clauses (i)-(iv) above. At the close of business on the Record Date, such persons held approximately 14.03% of the outstanding InterCAP Common Stock, 100% of the outstanding InterCAP Series A Preferred Stock, approximately 98.85% of the outstanding InterCAP Series B Preferred Stock, 100% of the outstanding InterCAP Series C Preferred Stock, and approximately 63.00% of the combined voting power of the InterCAP Common Stock and InterCAP Preferred Stock, taken together. Accordingly, the Charter Amendment will be approved and adopted by InterCAP's stockholders at the Meeting, even if no other stockholders of InterCAP vote in favor of the Charter Amendment.


Vote Required for Reorganization Agreement and Merger

      Under the InterCAP Certificate and the Delaware Act, approval and adoption of the Reorganization Agreement and Merger requires the affirmative vote of (i) at least 66.67% of the outstanding shares of InterCAP Common Stock and the InterCAP Preferred Stock, voting as a single class, and (ii) a majority of the outstanding shares of InterCAP Series A Preferred Stock and InterCAP Series B Preferred Stock, voting as a single class. The failure of a holder of record of InterCAP Stock to vote in person or by Proxy at the Meeting will have the same effect as a vote against the Reorganization Agreement. The directors of InterCAP have indicated that they presently intend to vote all shares of InterCAP Stock over which they have voting power in favor of the Merger. Accordingly, if the directors vote in accordance with this indication, the Merger will be approved by the stockholders, even if no other stockholder of InterCAP votes in favor of the Merger.


Beneficial Security Ownership of Certain Persons

       The directors and executive officers of InterCAP beneficially owned, or exercised voting control over, as of September 30, 1994, 1,145,070 shares (representing 39.33% of the total outstanding shares) of InterCAP Common Stock, 927,326 shares (representing 100.00% of the total outstanding shares) of InterCAP Series A Preferred Stock, which in turn represents 1,236,033 votes, 1,696,657 shares (representing 98.85% of the total outstanding shares) of InterCAP Series B Preferred Stock, and 953,442 shares (representing 100.00% of the total outstanding shares) of InterCAP Series C Preferred Stock. Insofar as the holders of InterCAP Common Stock and InterCAP Preferred Stock are required to vote as a single class, such directors and executive officers beneficially own or control 73.80% of the combined classes; insofar as the holders of InterCAP Series A Preferred Stock and InterCAP Series B Preferred Stock are required to vote as a single class, such directors and executive officers beneficially own or control 99.33% of the combined classes. See "Security Ownership of Certain Beneficial Owners and Management of InterCAP."


Dissenters' Rights

     Holders of InterCAP Stock have the right to demand appraisal of, and obtain payment for, the "fair value" of their shares by following the procedures prescribed in Section 262 of the Delaware Act, a copy of which is attached hereto as Appendix C. A holder of shares of InterCAP Stock who or which wishes to exercise his or its appraisal rights must not vote in favor of the approval and adoption of the Reorganization Agreement and the Merger. Failure to take any of the steps required under Section 262 on a timely basis may result in the loss of appraisal rights. See "The Merger And Related Transactions--Dissenters' Rights" in this Prospectus/ Proxy Statement.


                  INFORMATION ABOUT INTERGRAPH


       Certain documents filed and relating to Intergraph, including Intergraph's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Intergraph's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, Intergraph's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994, Intergraph's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994, the description of Intergraph's Common Stock contained in Intergraph's Form 8-A Registration Statement filed on May 1, 1981, as amended by the Form 8 filed by Intergraph on July 23, 1986, and Intergraph's definitive Proxy Statement for the Annual Meeting held May 12, 1994 are incorporated herein by reference. See "Available Information" and "Incorporation of Certain Documents by Reference."


              MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF INTERCAP


      The following discussion should be read in conjunction with the InterCAP consolidated financial statements and notes thereto appearing elsewhere in this Prospectus/Proxy Statement.


Overview

      InterCAP designs and produces complex computer software systems that assist in creating, editing, converting and presenting technical illustrations used by large manufacturing firms. InterCAP's revenues are derived through the initial license of its products and from annual license renewals and related customer support services.


Results of Operations - Years Ended June 30, 1992, 1993 and 1994

      Summary

      Net income for the year ended June 30, 1994 was $781,000 compared to a net loss of $515,000 during the year ended June 30, 1993. The year ended June 30, 1994 increase in net income was due to a 19% increase in revenues coupled with a 16% decrease in operating expenses.

      The  net loss for the year ended June 30, 1993 was $515,000 compared to net income of $207,000 during the year ended June 30,
1992.  The net loss incurred during the year ended June 30,  1993 was due to an 18% decline in revenues.

      Net income was $207,000 during the year ended June 30, 1992, down 81.4% from the same period the preceding year. The relative decrease was predominantly due to extraordinary nonoperating gains recognized in fiscal 1991.

      During the years ended June 30, 1994 and 1992, net operating loss carryforwards were utilized to reduce income taxes otherwise
payable.   The  benefit  of  this  reduction  is  shown   as   an
extraordinary item in the accompanying consolidated statements of operations for the year ended June 30, 1992. InterCAP had net
operating   loss  carryforwards  for  income  tax   purposes   of
approximately $ 1,478,000, $2,500,000, and $2,300,000 at June 30,
1994, June 30, 1993, and June 30, 1992, respectively, expiring in years 2002 through 2006.

      Revenues

      InterCAP sells (licenses) its products directly through its own sales force located in the U.S. and Germany, and through original equipment manufacturers and distributors. Customer support revenues, which include recurring annual license renewals and other related services, are conducted through the company's U.S. and Swiss operations. Revenues are classified as U.S. Direct, Foreign Direct, Original Equipment Manufacturers and Distributors, U.S. Customer Support and Foreign Customer Support.

      Consolidated sales revenues increased by $711,000, or 19%, to $4,490,000 for the year ended June 30, 1994, as compared to the year ended June 30, 1993. The year ended June 30, 1994 increase is primarily attributable to increases in U.S. direct sales, which increased 78%, or $846,000, to $1,931,000. InterCAP believes fiscal 1995 U.S. sales will be comparable to 1994 results.

      The increase in fiscal 1994 U.S. Direct Sales was partially offset by a 35%, or $78,000, decrease in Foreign Direct Sales from InterCAP's German operations, which are conducted through a wholly owned subsidiary of InterCAP. InterCAP attributes the decline to general conditions in the sluggish German economy. InterCAP does not expect German revenues to improve significantly until the German economy improves.

      Original Equipment Manufacturer and Distributor sales decreased 25%, or $182,000 for the year ended June 30, 1994 to $549,000. InterCAP terminated its relationship with its largest European distributor and replaced it with two new distributors located in Europe. Reductions in sales were due to weakness in the overall European economy, and from disruption due to new distributors coming on board mid-year and year-end. InterCAP anticipates modest growth in distributor sales in fiscal 1995 as the new distributors become more productive.

      U.S. Customer Support revenues increased 8%, or $65,000, to
$869,000 for the year ended June 30, 1994, due to growth in the installed base.

      Foreign Customer Support revenues from InterCAP's wholly owned Swiss subsidiary, which services customers located in England, Germany, Switzerland, France and Italy, increased 6%, or $53,000, to $937,000 for the year ended June 30, 1994, due to growth in the installed base. InterCAP expects customer support revenues to increase modestly in fiscal 1995.

      For the year ended June 30, 1993, total consolidated sales revenues declined 18%, or $818,000, to $3,779,000, as compared to $4,597,000 for the year ended June 30, 1992. Decreases were experienced in every revenue classification and geographic location except for Foreign Customer Support, which enjoyed an increase of 51%, or $299,000, to $884,000 for the year ended June 30, 1993. U.S. Direct Sales, Foreign Direct Sales, Distributor sales and U.S. Customer Support were down 13%, 61%, 16%, and 13%, respectively, from the comparable prior year period. The downturns in both U.S. and European economies were the primary cause for the decline as major corporations halted or delayed capital expenditures and focused on downsizing.

      The Foreign Customer Support revenue increase during the year ended June 30, 1993 was due to growth in the number of customers purchasing annual license renewals.

      Consolidated sales revenues increased by $144,000, or 3.2% during the year ended June 30, 1992 to $4,597,000, as compared to $4,452,000 during the year ended June 30, 1991. U.S. Direct Sales, Original Equipment Manufacturers and Distributors and Foreign Customer Support were up 24%, 43% and 42%, respectively, from the comparable prior year period. These increases were offset by decreases in Foreign Direct Sales and U.S. Customer Support revenues of 44% and 26%, respectively.

      Selling, General and Administrative Expenses

      For the year ended June 30, 1994, selling, general and administrative expenses decreased by 16%, or $504,000, from fiscal 1993 due to a 12% reduction in headcount. All reductions were in the sales area and resulted from a decision to focus sales efforts on a fewer number of larger opportunities. This reduction resulted in decreased direct labor expenses of 16%, or $337,000, and led to related reductions in overhead expenses. InterCAP plans to continue to monitor closely all expenses and does not anticipate a significant increase in expenses for fiscal year 1995.

      For the year ended June 30, 1993, selling, general and administrative expenses decreased 5%, or $152,000 from the year ended June 30, 1992. Increases in advertising expense, professional fees and direct labor expenses of $49,000, $51,000 and $50,000, respectively, were offset against reductions in equipment rental expenses and bad debt expenses of $80,000 and $44,000, respectively.

      Selling, general and administrative expenses increased 5%, or $154,000 during the year ended June 30, 1992 due to increases of $314,000 in direct labor expenses, $49,000 in taxes and licenses and $44,000 in bad debt expenses, offset by reductions of $152,000 in professional fees.

      Gross Margin

      Gross margin for the year ended June 30, 1994, was 78.2% versus 69.8% and 73.1% for the years ended June 30, 1993, and June 30, 1992, respectively. The 8.4 point increase in gross margin from the year ended June 30, 1993 to the year ended June 30, 1994 was the result of a shift downwards in the ratio of sales through distributors to total company sales, because sales through distributors earn a lower margin than direct sales to end users.

      Gross margins at the year ended June 30, 1993, declined 3.3 points from the year ended June 30, 1992, due to a decline in sales volume.

      Gross  margins for the year ended June 30, 1992,  decreased
9.0 points from the same period of the preceding year, primarily due to distributor commissions included in cost of products sold during the year ended June 30, 1992. During the year ended June 30, 1991, Distributor Commissions were offset against Original Equipment Manufacturer and Distributor revenues resulting in a higher reported margin.

      Taxes

      Taxes have historically not been a significant item in InterCAP reporting due to the utilization of net operating loss carryforwards accumulated prior to 1991. At June 30, 1994, InterCAP's net operating loss carryforward balance was $1,478,000, versus $2,500,000 at June 30, 1993 and $2,300,000 at
June 30, 1992.

      Liquidity and Capital Resources

      At June 30, 1994, InterCAP had approximately $132,000 in cash and cash equivalents, as compared to $260,000 at June 30, 1993. InterCAP's net working capital was $527,000 at June 30, 1994, as compared to a $39,000 working capital deficit at June 30, 1993. The increase was primarily attributable to increased cash flow from increased sales activity and profitable operations. Under the terms of the InterCAP Preferred Stock, beginning in January 1995, InterCAP may be required to redeem in three annual payments the outstanding InterCAP Preferred Stock at its original issue price, plus dividends accrued at a 10% annual rate from the original date of purchase (the "Redemption
Amounts"). Because maximum redemption payments are limited to InterCAP's preceding 12 months net income, the precise Redemption Amounts, if any, are currently unknown.


Results of Operations - Three Months Ended September 30, 1993 and 1994

      Summary

      InterCAP's net income for the quarter ended September 30, 1994, was $194,000, compared to a loss of $224,000 during the quarter ended September 30, 1993. InterCAP's increase in net income for the quarter ended September 30, 1994 was due to a 107% increase in revenues, while operating expenses increased 14%.

      Revenues

      InterCAP sells (licenses) its products directly through its own sales force located in the U.S. and Germany, and through Original Equipment Manufacturers and Distributors. Customer support revenues which include recurring annual license renewals and other related services are conducted through the company's U.S. and Swiss operations. Revenues are classified as U.S. Direct, Foreign Direct, Original Equipment Manufacturers and Distributors, U.S. Customer Support and Foreign Customer Support.

      During the quarter ended September 30, 1994, U.S. Direct Sales, Foreign Direct Sales and Foreign Customer Support were up 584% or $492,000, 304% or $35,000, and 74% or $103,000,
respectively, from the comparably weak prior year period. Revenues for the quarter ended September 30, 1994 were $1,110,007 compared with $536,145 for the comparable quarter of the prior year. Original Equipment Manufacturer and Distributor Sales and U.S. Customer Support Revenue declined 13% or $24,000 and 14% or $14,000, respectively, during the quarter ended September 30, 1994 versus the quarter ended September 30, 1993.

      Gross Margin

      Gross margin for the quarter ended September 30, 1994 was 77.7% versus 63.0% for the quarter ended September 30, 1993 due to strong revenue growth on modest expense increases.

      Selling, General and Administrative Expenses

      During  the  quarter ending September  30,  1994,  selling, general and administrative expenses increased 14%, or $75,000, from the quarter ended September 30, 1993. The increase is partially due to increases in professional fees, which were up 775% or $30,000, due to recognition of audit and tax preparation fees in the first quarter of fiscal year 1995 versus recognition of similar charges in the second and third quarter of fiscal year 1994.

      Taxes   and  licenses were up $25,000  or  102%  during  the
quarter ending September 30, 1994 as compared to the quarter ended September 30, 1993, due to a favorable 1993 adjustment of $25,000 to reduce an overaccrual of value added tax incurred by InterCAP's German subsidiary. Direct labor costs were up 4% or $19,000 during the quarter ended September 30, 1994, as compared to the quarter ended September 30, 1993.

      Taxes

      During the quarter, InterCAP utilized net operating loss carryforwards to reduce its accrued tax expense to approximately
7% of net income, or $14,000.

      Liquidity and Capital Resources

      At September 30, 1994, InterCAP had approximately $14,000 in cash and cash equivalents as compared to $132,000 at June 30,
1994.   InterCAP's net working capital was $717,000 at  September
30, 1994, as compared to a $527,000 working capital at June 30, 1994. The increase was primarily attributable to increased cash flow from sales activity and profitable operations.

      InterCAP   has  a  $400,000  revolving  credit  agreement.
Availability is restricted by the receivable balances.

      InterCAP believes that existing cash balances together with cash from operations and cash available from its revolving line of credit agreement will be adequate to meet operating cash requirements during the upcoming fiscal year (exclusive of any Redemption Amounts required in connection with the InterCAP Preferred Stock).


                      BUSINESS OF INTERCAP


Introduction

       InterCAP was incorporated in Delaware in 1987. The principal offices of InterCAP are located at 116 Defense Highway, Suite 400, Annapolis, Maryland 21401, telephone (410) 224-2926. InterCAP has two wholly owned foreign sales and customer support subsidiaries, InterCAP Graphics Systems, Gmbh, Paul-Ehrlich-Strasse 1, 69181 Leimen, Germany, and InterCAP Graphics Systems, AG, Dorfzentrum, 8917 Oberlunkhofen, Switzerland.

      InterCAP designs and produces complex computer software systems that assist in creating, editing, converting and presenting technical illustrations used extensively by large manufacturing firms in documentation, maintenance, manufacturing and assembly, and training. InterCAP's products allow illustrators to include many different types of graphic source materials in their electronic artwork and provide the capability to incorporate and blend existing CAD graphics with scanned images derived from existing paper, film, electronic and live video artwork to produce high-quality finished artwork on a wide variety of text composition systems, laser printers, phototypesetters and plotters.

      InterCAP markets its software products directly and through independent distributors, primarily to large multinational corporations. InterCAP has a diversified domestic and international customer base. InterCAP's clients include market leaders in aerospace, automotive, defense, farm and construction equipment manufacturers, medical products, recreation, industrial equipment, electronic systems, computer systems and consumer products. Domestic business includes government programs with the Department of Defense "Commerce at Light Speed" ("CALS") initiative. InterCAP sells its products through a direct sales force of three sales persons (two domestic and one international), and seven value-added resellers ("VARs"), which include international distributors and original equipment manufacturers ("OEMs"). Pre-sales support is a joint effort of InterCAP's salesmen and technical support engineers along with VARs, distributors and OEMs in international installations. Customer support is generally handled directly by InterCAP.

      InterCAP  is  now  focusing on  assisting  clients  in  two
strategic   areas:  (1)  cost  reduction  in  the  creation   and
management  of quality illustrations and technical drawings,  and
(2) efficiency improvement in the overall technical document publishing and distribution process. While InterCAP is already a leading source of software for professional technical illustrators, InterCAP is also pioneering the evolution of critical industry standards in the CGM and CALS arenas.


Principal Products and Services

      InterCAP presently offers seven major software products, described below, each of which currently run, on UNIX-based workstations. The software is supplied in a bundle with a complete "suite" of input and output device drivers and file format conversion programs. InterCAP is presently developing versions of its existing products to run on personal computers ("PCs") utilizing 32-bit Microsoft TM operating systems and is planning additional products to expand its 32-bit PC offerings, while maintaining its position in the UNIX market.

          Illustrator 2 automates the graphics authoring and creation segment of the computer-aided publishing process. It allows professional technical illustrators in the aerospace, defense, electronics, heavy equipment and other manufacturing industries to manipulate graphic data by combining mixed media, such as raster data (scanned images), video, and two dimensional and three dimensional vector data (geometric entities).
Illustrator 2 features an intuitive user interface, data integration and manipulation capabilities, data storage and retrieval abilities, and time-saving data creation and editing features.

          Mechanical Drafting Plus was developed specifically for creating, editing and maintaining high quality legacy mechanical engineering drawings. Mechanical Drafting Plus features hybrid raster/vector databases, dimensioning and tolerancing capability.

          Quick Edit, first made available in 1992, is a graphics editor that permits technical authors and other casual users of industrial graphics quickly and easily to "finish-up" or modify illustrations. With over 200 drawing and editing commands at their disposal, technical writers, engineers, and illustrators can use Quick Edit for raster, vector and photo editing, all under a single user interface. Quick Edit is conveniently distributed across any local area networks to enhance productivity while facilitating the sharing of professional expertise.

          Red-Liner is an easy-to-use software package for electronically viewing, marking up, and commenting on technical illustrations and engineering drawings. It can be used on a stand alone basis or integrated with Illustrator 2. Released in 1993, Red-Liner can create industry-standard CGM vector graphics markup files, protect the original art from changes during markup, and guide revisions of the finalized graphics.

          X-Change is a graphical data conversion tool that provides direct translation between a variety of industry-standard file formats. It is designed to streamline the flow of graphic data between engineering, manufacturing and publishing functions. In addition to InterCAP's proprietary formats, this package can convert from a large variety of dissimilar software products and peripheral devices, including all major U.S. government, international and industrial standards. X-Change was first released in 1993.

          MetaLink Author, InterCAP's newest product, is targeted to illustrators and "document engineers" responsible for assembling intelligent graphics for use within intelligent electronic information presentation systems known as IETMs. MetaLink is the first native implementation of the new CGM standard that supports animation, integrated revision control, hotspots, and graphical linking.

          MetaLink Runtime is the companion product to InterCAP's MetaLink Author. MetaLink Runtime allows organizations to
present   CGM  encoded  electronic  technical  illustrations   in
advanced IETM's and intelligent graphics applications. The architecture is expected to be the base of all future InterCAP graphics products.

      InterCAP also provides a variety of services ancillary to the design and marketing of its products, including system installations, training and support. These services are essential to maintaining an important part of InterCAP's business renewal customers.


Competition

      At the "high end" of the illustration market, InterCAP competes with Auto-trol Technology Corporation. In this segment, InterCAP competes on the quality of its software products and technical support, and on its tight adherence to industry standards, rather than on price. InterCAP's products also sometimes compete with less sophisticated illustrator products, such as those offered by Corel and Autodesk, Inc., when price is more heavily weighted than performance.

      In the graphics data conversion tool arena, InterCAP competes against low price, often PC-based, software tools.
InterCAP competes in this segment through the high quality of its adherence to the CGM standard.

      The MetaLink family of products currently has no direct competition. By virtue of InterCAP's leading role in developing the new international standards on which these products are based, InterCAP was the first, and is still the only, company to market this new technology.


Backlog

      InterCap's annual license renewals from its installed base total approximately $2,000,000. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of InterCAP." Customer renewal rates have historically averaged around 95% annually. InterCAP has a $5,800,000 "Indefinite Delivery Indefinite Quantity" contract to supply software to the Department of Defense over an eight-year period, although there can be no assurance that any amounts will be received under this contract in future years.


Strategic Partnerships

      InterCAP has a number of strategic partnerships in place that extend and enhance the sales, marketing, support and technical resources of the company. The partnership members include ArborText, Computer Science Corporation, DEC, Fujitsu, Hewlett-Packard, IBM, InContext, InterLeaf, Rank Xerox, Sun and Xerox. Several of these companies are also customers.


Employees

      As of September 30, 1994, InterCAP employed 36 persons on a full time basis, including three in its office in Germany and four in its office in Switzerland. InterCAP also employs several part-time employees. InterCAP believes its employee relations are good.


Properties

     InterCAP's headquarters are located in an office building in Annapolis, Maryland, where InterCAP leases approximately 8,000 square feet of office space. This lease expires in September of 1995. InterCAP also leases approximately 1,200 square feet of office space in each of its offices in Germany and Switzerland.


            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
               OWNERS AND MANAGEMENT OF INTERCAP


      The following table sets forth certain information with respect to beneficial ownership of InterCAP Stock as of September 30, 1994, by (i) each person who is known by InterCAP to own beneficially more than five percent of the outstanding shares of InterCAP Common Stock or any series of InterCAP Preferred Stock,
(ii) by each of InterCAP's current directors, (iii) by each of InterCAP's current executive officers, (iv) by all of InterCAP's current directors and executive officers as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting power and investment power with respect to all shares of InterCAP Stock shown beneficially owned by them, subject to community property laws where applicable.

         Name and Address              Amount and Nature of     Class or Series
        of Beneficial Owner            Beneficial Ownership      of Securities      Percent of Class(1)
- ------------------------------------  ----------------------  ------------------  ---------------------
Venture First II L.P.                          36,260(5)            Common                   *
c/o Venture First Associates II L.P.          915,340         Series A Preferred          98.7%
201 Allen Road, Suite 410                   1,677,630         Series B Preferred          97.7%
Atlanta, Georgia  30328

GeoCapital II L.P.                            953,442         Series C Preferred         100.0%
555 Twin Dolphin Drive, Suite 570
Redwood City, CA  94065-2102

A.G.W. Biddle, III,                           508,586(2)            Common                13.6%
Director, President and                        11,986         Series A Preferred           1.3%
Chief Executive Officer                        19,027         Series B Preferred           1.1%
116 Defense Highway, Suite 400
Annapolis, Maryland  21401

Michael E. Faherty, Director                  140,677(3)            Common                 3.8%

John C. Gebhardt, Director,                   484,205(4)            Common                12.9%
Secretary, Executive Vice-
President and Chief Technical Officer
116 Defense Highway, Suite 400
Annapolis, Maryland 22401

W. Andrew Grubbs, Director                     36,260(5)            Common                   *
500 Old Greensboro Road                       915,340         Series A Preferred          98.7%
Chapel Hill, NC  27516                      1,677,630         Series B Preferred          97.7%

James Harrison, Director                      953,442(6)      Series C Preferred         100.0%
555 Twin Dolphin Drive, Suite 570
Redwood City, CA  94065-2102

John N. Maguire,                               90,677               Common                 2.4%
Chairman of the Board

Thomas O. Mills, Director,                   198,340(7)             Common                 5.3%
Vice President
116 Defense Highway, Suite 400
Annapolis, Maryland 21401

All directors and Executive                1,458,708                Common                39.1%
Officers as a group                          927,326          Series A Preferred         100.0%
                                           1,696,657          Series B Preferred          98.8%
                                             953,442          Series C Preferred         100.0%

- ------------------------
*    Less than 1%

(1) The percentages are calculated on the basis of the amount of outstanding securities plus those which the beneficial owner has the right to acquire within 60 days following September 30, 1994. The amounts shown include 36,260 shares of Common Stock subject to issuance upon exercise of Warrants in accordance with the Preferred Stock Agreement and exclude the NQSO's. See "The Merger and Related Transactions-- Options Outstanding Prior to the Merger."

(2) Includes 100,000 shares of InterCAP Common Stock issuable upon the exercise of ISO's that are exercisable within 60 days of September 30, 1994. Excludes 80,724 shares of InterCAP Common Stock issuable upon the exercise of NQSO's granted under the InterCAP Option Program.

(3) Includes 25,000 shares of InterCAP Common Stock held by a trust for the benefit of Kathleen Ann Faherty, Mr. Faherty's daughter, 25,000 shares of InterCAP Common Stock held by a trust for the benefit of Maureen Ellen Faherty, Mr. Faherty's daughter, and 25,000 shares of InterCAP Common Stock held by a trust for the benefit of Patrick W. Faherty, Mr. Faherty's son. Although Mr. Faherty is the trustee of each trust, he disclaims beneficial ownership of all the shares held by these trusts.

(4) Includes 118,800 shares of InterCAP Common Stock issuable upon the exercise of ISO's that are exercisable within 60 days of September 30, 1994. Excludes 95,900 shares of InterCAP Common Stock issuable upon the exercise of NQSO's granted under the InterCAP Option Program.

(5) Includes 36,260 shares of InterCAP Common Stock subject to issuance upon exercise of Warrants in accordance with the Preferred Stock Agreement and 915,340 shares of InterCAP
     Series  A  Preferred Stock and 1,677,630 shares of  InterCAP
     Series B Preferred Stock owned by Venture First II L.P. Venture First Associates II L.P. is the sole general partner of Venture First II L.P., and Mr. Grubbs is a general partner of Venture First Associates II L.P.

(6) Includes 953,442 shares of InterCAP Series C Preferred Stock owned by GeoCapital II L.P., of which Mr. Harrison is a general partner.

(7) Includes 49,575 shares of InterCAP Common Stock issuable upon the exercise of ISO's that are exercisable within 60 days of September 30, 1994. Excludes 43,450 shares of InterCAP Common Stock issuable upon the exercise of NQSO's granted under the InterCAP Option Program and 17,000 shares of InterCAP Common Stock issuable upon the exercise of ISO's granted under the InterCAP Option Plan which will become fully vested upon consummation of the Merger.


            DESCRIPTION OF INTERGRAPH CAPITAL STOCK


      The authorized capital stock of Intergraph consists of 100,000,000 shares of Intergraph Common Stock, $.10 par value.
As of September 30, 1994, there were 44,644,003 shares of Intergraph Common Stock outstanding.


Intergraph Common Stock

      Holders of Intergraph Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. If a quorum is present, the affirmative vote of a majority of the shares represented constitutes an act of the stockholders, including the election of directors. Holders of Intergraph Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Intergraph has never, however, paid dividends on the Intergraph Common Stock and does not expect to pay dividends in the foreseeable future. See "Risk Factors." Upon the liquidation, dissolution or winding up of Intergraph, the holders of Intergraph Common Stock are entitled to receive ratably the net assets of Intergraph available after the payment of all debts and other liabilities. The outstanding shares of Intergraph Common Stock are, and the shares of Intergraph Common Stock issued in the Merger will be, duly authorized, fully paid and nonassessable.


Stockholder Rights Plan

      On August 25, 1993, the Board of Directors of Intergraph declared a dividend distribution of one right (a "Right") for each outstanding share of Intergraph Common Stock (the "Common Shares") of Intergraph. The distribution was payable on September 7, 1993 (the "Rights Record Date") to the stockholders of record as of the close of business on the Rights Record Date. Each Right entitles the registered holder to purchase from Intergraph one Common Share at a price of $50.00 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated August 25, 1993 (the "Rights Agreement"), between Intergraph and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent").

      The following is a general description only and is subject to the detailed terms and conditions of the Rights Agreement.

      Rights Evidenced by Intergraph Common Stock

      Until the earlier to occur of (i) the close of business on the tenth calendar day following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (an "Acquiring Person"), and (ii) the close of business on the tenth business day (or such later date as may be specified by the Board of Directors) following the commencement of a tender offer or exchange offer by a person or group of affiliated or associated persons, the consummation of which would result in beneficial ownership by such person or group of 15% or more of the outstanding Common Shares (the earlier of such dates being hereinafter called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Rights Record Date, by such Common Share certificates.

      The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Rights Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the
Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares in respect of which Rights have been issued will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

      Exercise of Rights Certificates; Expiration of Rights

      No   Right  is  exercisable  at  any  time  prior  to  the
Distribution Date. The Rights will expire on September 7, 2003 (the "Final Expiration Date") unless earlier redeemed or exchanged by Intergraph as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Intergraph, including without limitation the right to vote or to receive dividends.


      Adjustment to Prevent Dilution

      The Purchase Price payable, and the number of Common Shares or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of the Common
Shares  or  (iii) upon the distribution to holders of the  Common
Shares of evidences of indebtedness or cash (excluding regular periodic cash dividends), assets, stock (excluding dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

      Protection Against Certain Unfair Two-Step or Coercive Transactions; Right to Buy Intergraph Common Stock at Half Price

      In the event (a "Flip-in Event") that (i) any person or group of affiliated or associated persons becomes the beneficial owner of 15% or more of the outstanding Common Shares, or (ii) any Acquiring Person merges into or combines with Intergraph and Intergraph is the surviving corporation, proper provision shall be made so that each holder of a Right, other than Rights that are or were owned beneficially by the Acquiring Person (which, from and after the later of the Distribution Date and the date of the earlier of either of such events, will be void), will thereafter have the right to receive, upon exercise thereof at the then current exercise price of the Right, that number of Common Shares (or, under certain circumstances, an economically equivalent security or securities or assets of Intergraph) having a market value of two times the exercise price of the Right.

      To illustrate the operation of such an adjustment, at a Purchase Price of $16.00, assuming the current market price (as determined pursuant to the provisions of the Rights Agreement) per Common Share was $8.00, each Right not owned beneficially by an Acquiring Person at or after the time of such an occurrence would entitle its holder to purchase (after the Distribution
Date) from Intergraph four Common Shares (having a market value of $32.00) for $16.00.

     In the event (a "Flip-over Event") that, following the first date of public announcement that a person has become an Acquiring Person, (i) Intergraph merges with or into any person and Intergraph is not the surviving corporation, (ii) any person merges with or into Intergraph and Intergraph is the surviving corporation, but its Common Shares are changed or exchanged, or
(iii) 50% or more of Intergraph's assets or earning power, including without limitation securities creating obligations of Intergraph, are sold, proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock (or, under certain circumstances, an economically equivalent security or securities) of such other person which at the time of such transaction would have a market value of two times the exercise price of the Right.

     At any time after the later of the Distribution Date and the first occurrence of a Flip-in Event or Flip-over Event and prior to the acquisition by any person or group of affiliated or associated persons of 50% or more of the outstanding Common Shares, the Board of Directors of Intergraph may exchange the Rights (other than any Rights which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment in the Purchase Price of at least 1%. Intergraph is not required to issue fractional Common Shares or other securities issuable upon the exercise of Rights. In lieu of issuing such securities, Intergraph may make a cash payment, as provided in the Rights Agreement.

      Redemption

      Intergraph may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"), at any time prior to the close of business on the earlier of (i) the Distribution Date and (ii) the Final Expiration Date. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

      Amendment of Intergraph Rights Plan

      The Rights Agreement may be amended by the Board of Directors in any manner prior to the Distribution Date without the approval of any holders of certificates representing Common Shares. After the Distribution Date, the Rights Agreement may be amended by the Board of Directors without the approval of any holders of Right Certificates, including amendments which add other events requiring adjustment to the Purchase Price payable and the number of Common Shares or other securities issuable or property purchasable upon the exercise of the Rights or which modify procedures relating to the redemption of the Rights, provided that no amendment may be made which decreases the stated Redemption Price or the period of time remaining until the Final Expiration Date or which modifies a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable. Under certain circumstances set forth in the Rights Agreement, the Rights Agreement may only be amended by action of the Independent Directors (defined as any director who is not an officer or employee of Intergraph and (i) who was a director prior to August 25, 1993, and is not an Acquiring Person, an affiliate or associate thereof or a representative of any Acquiring Person, affiliate or associate, or (ii) who becomes a director after August 25, 1993 and is not an Acquiring Person, an affiliate or associate thereof or a representative of any Acquiring Person, affiliate or associate and who is recommended or nominated for election to the Board of Directors by a majority of the Independent Directors).


      Certain Change in Control Effects

      The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Intergraph on terms not approved by the Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. However, the Rights should not interfere with any merger or other business combination approved by the Board of Directors since (subject to the limitations described above) the Rights may be redeemed by Intergraph at the Redemption Price prior to the Distribution Date, subject to extension by a majority of the Independent Directors. Thus, the rights are intended to encourage persons who may seek to acquire control of Intergraph to initiate such an acquisition through negotiations with the Board of Directors. However, the effect of the Rights may be to discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial equity position in the Common Shares of, or seeking to obtain control of, Intergraph. To the extent any potential acquirors are deterred by the Rights, the Rights may have the effect of preserving incumbent management in office.

      As of September 30, 1994, there were 44,644,003 Common Shares issued and outstanding and 4,222,368 Common Shares reserved for issuance pursuant to employee benefit plans. As long as the Rights are attached to the Common Shares, Intergraph will issue one Right with each new Common Share so that all such Common Shares will have Rights attached.

      The Rights Agreement, which includes the form of Right Certificate as an exhibit thereto, and the form of press release announcing the declaration of the dividend distribution of the Rights are filed as exhibits to the Registration Statement of which this Prospectus/Proxy Statement is a part and are incorporated herein by this reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibits.


Delaware Law and Certain Charter and By-law Provisions

      Indemnification

      Intergraph's Certificate of Incorporation includes provisions eliminating the personal liability of Intergraph's directors for monetary damages resulting from breaches of their fiduciary duties to the extent permitted by Delaware law. Intergraph's Certificate of Incorporation and Restated By-laws include provisions indemnifying Intergraph's directors and officers to the fullest extent permitted by Delaware law, including under circumstances in which indemnification is otherwise discretionary, and permitting the Board of Directors to grant indemnification to employees and agents to the fullest extent permitted by Delaware law.

      Nominations of Directors and Stockholder Proposals

      Intergraph's Restated By-laws require that nominations for the Board of Directors made by a stockholder and proposals by stockholders seeking to have any business conducted at a stockholders' meeting comply with particular notice procedures. A notice by a stockholder of a planned nomination or of proposed business must generally be given not later than 60 days nor earlier than 90 days prior to the date of the meeting. A stockholder's notice of nomination must include particular information about the stockholder, the nominee and any beneficial owner on whose behalf the nomination is made and a notice from a stockholder proposing business to be brought before the meeting must describe such business and include information about the stockholder making the proposal, any beneficial owner on whose behalf the proposal is made, and any other stockholder known to be supporting the proposal.

      Delaware's Anti-Takeover Law

      Intergraph is subject to the provisions of Section 203 of the Delaware Act. In general Section 203 prohibits certain publicly held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person or entity became an interested stockholder, unless, among other exceptions, (i) the business combination is approved by the Board of Directors prior to the date the interested stockholder attained such status, or by the holders of two-thirds of the outstanding voting stock not owned by the interested stockholder or (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of Intergraph in the transaction. For purposes of Section 203, a "business combination" is defined broadly to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person or entity who, together with affiliates and associates, owns, or within the three immediately preceding years of a business combination did own, 15% of the corporation's outstanding voting stock.

      Actions by Stockholders

      Intergraph's Restated By-laws provide that any action required or permitted to be taken by the stockholders of Intergraph shall be taken only at a duly called annual or special meeting of the stockholders, or by the written consent of all stockholders entitled to vote. Special meetings may be called only by the Board of Directors or the Chief Executive Officer of Intergraph. In addition, Intergraph's Restated Bylaws provides that the Board of Directors may, from time to time, fix the number of directors constituting the Board of Directors, and only the directors are permitted to fill vacancies on the Board of Directors.

      Amendment of Certificate of Incorporation and Restated By-laws

      The Delaware Act provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Neither the Certificate of Incorporation nor the Restated By-laws of Intergraph require a higher percentage.


      Effect on Change in Control

      The provisions of the Certificate of Incorporation and Restated By-laws discussed above and under "Management of Intergraph" in Intergraph's definitive Proxy Statement for the Annual Meeting of Stockholders held May 12, 1994 could make more difficult or discourage a proxy contest or the acquisition of control by a holder of a substantial block of Intergraph Common Stock or the removal of any incumbent member of the Board of Directors. Such provisions could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of Intergraph, even though such an attempt might be beneficial to Intergraph and its stockholders.


Transfer Agent and Registrar

      The  transfer agent for Intergraph Common Stock  is  Harris
Trust  and Savings Bank, Shareholder Services Division, P.O.  Box
755, Chicago, Illinois  60690-0755.


Listing

      Intergraph Common Stock is traded in the NASDAQ system under the symbol "INGR."


               DESCRIPTION OF INTERCAP CAPITAL STOCK


      The authorized capital stock of InterCAP consists of 20,000,000 shares of InterCAP Common Stock and 10,000,000 shares of InterCAP Preferred Stock, of which 1,872,938 shares have been designated InterCAP Series A Preferred Stock, 2,000,000 shares have been designated InterCAP Series B Preferred Stock and 953,442 shares have been designated InterCAP Series C Preferred Stock.


InterCAP Common Stock

      Holders of InterCAP Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of InterCAP Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor, subject to prior dividend rights of the outstanding InterCAP Preferred Stock. Shares of InterCAP Common Stock have no conversion, preemptive or other rights to subscribe for additional shares and are not subject to redemption, except that shares of InterCAP Common Stock issued upon conversion of the InterCAP Preferred Stock have the same preemptive rights as shares of InterCAP
Preferred Stock. All of the outstanding shares of InterCAP Common Stock are fully paid and nonassessable.

      As  of  September  30, 1994, 2,911,478 shares  of  InterCAP
Common Stock were issued and outstanding and held of record by 79 stockholders.


InterCAP Preferred Stock

      InterCAP is currently authorized to issue 1,872,938 shares of InterCAP Series A Preferred Stock, 2,000,000 shares of InterCAP Series B Preferred Stock and 953,442 shares of InterCAP Series C Preferred Stock. As of September 30, 1994, 927,326 shares of the InterCAP Series A Preferred Stock, 1,716,387 shares of InterCAP Series B Preferred Stock and all the shares of the InterCAP Series C Preferred Stock were issued and outstanding and were held of record by four stockholders.

      Conversion

      Holders of InterCAP Preferred Stock are entitled to convert each share of InterCAP Preferred Stock at any time into fully paid and nonassessable shares of InterCAP Common Stock without payment of additional consideration. The InterCAP Preferred Stock is convertible into the number of shares of InterCAP Common Stock which results from dividing the applicable "Conversion Price" per share in effect at the time of conversion into $1.475 for each share of InterCAP Series A Preferred Stock being converted, into $.50 for each share of InterCAP Series B Preferred Stock being converted and into $.65552 for each share of InterCAP Series C Preferred Stock being converted. The initial Conversion Prices per share of the InterCAP Series A Preferred Stock, InterCAP Series B Preferred Stock and InterCAP Series C Preferred Stock were $1.475, $.50 and $.65552, respectively.

      The initial Conversion Price per share for each series of InterCAP Preferred Stock is subject to adjustment in the event of any stock split, stock dividend, reclassification, merger, sale of assets, sale of shares of InterCAP Common Stock (or InterCAP Common Stock equivalents) below the Conversion Price (other than under InterCAP's stock option plans or other stock purchase arrangements approved by InterCAP's Board of Directors, conversion of the InterCAP Preferred Stock or exercise of the InterCAP Warrants) or other similar event affecting the InterCAP Common Stock. As of September 30, 1994, the Conversion Price per share of InterCAP Series A Preferred Stock had been adjusted to approximately $1.11 per share, making each share of the InterCAP Series A Preferred Stock convertible into 1.3329 shares of InterCAP Common Stock.

     Each share of InterCAP Preferred Stock will automatically be converted into shares of InterCAP Common Stock upon the closing of an underwritten public offering of InterCAP Common Stock pursuant to an effective registration statement filed under the Securities Act in which the public offering price per share, when multiplied by the number of shares of InterCAP Common Stock outstanding immediately after such public offering on a fully diluted basis, equals or exceeds $15,000,000.

      Voting Rights

      In general, holders of InterCAP Preferred Stock vote together with holders of InterCAP Common Stock on all matters submitted to a vote of stockholders. Each holder of InterCAP Preferred Stock is entitled to the number of votes on stockholder matters equal to the number of shares of InterCAP Common Stock into which such holder's shares of InterCAP Preferred Stock can be converted on the record date for the matter to be voted upon. In addition, the consent of the holders of at least a majority of the InterCAP Series A Preferred Stock (voting separately), at least a majority of the InterCAP Series A Preferred Stock and InterCAP Series B Preferred Stock (voting as a single class), at least a majority (and in certain cases at least 66.67%) of the InterCAP Preferred Stock (voting as a single class) and at least of a majority of the InterCAP Series C Preferred Stock (voting separately) is required as specified in the InterCAP Certificate for any redemption of the InterCAP Preferred Stock other than on the terms set forth in the InterCAP Certificate, any redemption of InterCAP Common Stock (subject to certain exceptions), any issuance by InterCAP of any equity security senior to or on a parity with the InterCAP Preferred Stock as to dividend, redemption and liquidation rights, any sale of all or substantially all the assets of InterCAP, any merger or consolidation of InterCAP, any reclassification or recapitalization of InterCAP, any sale of stock by an InterCAP subsidiary, any increase or decrease in the total number of authorized shares of InterCAP Preferred Stock, any issuance of securities by InterCAP for property other than cash or any amendment to the InterCAP Certificate or its By-Laws.

      Dividends

      Holders of InterCAP Preferred Stock are entitled to receive when, as and if declared by the Board of Directors of InterCAP out of funds of InterCAP legally available for the payment of dividends, cumulative dividends at the annual rate of $.1475 per share of InterCAP Series A Preferred Stock, $.05 per share of
InterCAP  Series  B  Preferred Stock and $.065552  per  share  of
InterCAP Series C Preferred Stock. As of June 30, 1994, the accrued but unpaid dividends on the InterCAP Series A Preferred Stock totaled approximately $.82 per share in the case of 339,068 shares and approximately $.79 per share in the case of the remaining 576,272 shares of InterCAP Series A Preferred Stock. As of June 30, 1994, the accrued but unpaid dividends on the InterCAP Series B Preferred Stock and the InterCAP Series C Preferred Stock totalled approximately $.17 per share and approximately $.17 per share, respectively. After payment in full of all cumulative dividends on the InterCAP Preferred Stock, each holder of InterCAP Preferred Stock is entitled to participate in any dividends declared and paid on the InterCAP Common Stock on the basis of the number of shares of InterCAP Common Stock into which the InterCAP Preferred Stock is convertible on the record date for such dividend. To date, no dividends have been declared or paid on any capital stock of InterCAP.

      Liquidation

      Holders of InterCAP Series C Preferred Stock have a liquidation preference senior to the holders of InterCAP Series A Preferred Stock, InterCAP Series B Preferred Stock and InterCAP Common Stock equal to $.65552 per share, plus all accrued and unpaid dividends thereon. Holders of InterCAP Series B Preferred Stock have a liquidation preference senior to the holders of InterCAP Series A Preferred Stock and InterCAP Common Stock equal to $.5978 per share, plus an amount equal to one-half of all accrued and unpaid dividends thereon from January 1, 1993 to the effective date of the liquidation. Holders of InterCAP Series A Preferred Stock have a liquidation preference senior to the holders of InterCAP Common Stock equal to $1.475 per share, plus an amount equal to one-half of all accrued but unpaid dividends thereon if the effective date of the liquidation is after October 1, 1994. Pursuant to the Charter Amendment, the liquidation preference of the InterCAP Series A Preferred Stock would be amended to provide that the liquidation preference will be $1.475 per share unless the effective date of the liquidation is after January 15, 1995, in which case the liquidation preference for the InterCAP Series A Preferred Stock would be $1.475 per share, plus an amount equal to all accrued and unpaid dividends thereon. See "Proposal to Amend InterCAP's Certificate of Incorporation." After the payment in full of all such liquidation preferences, if the net assets of InterCAP available for distribution to its stockholders are $5,000,000 or less, the holders of InterCAP Preferred Stock and InterCAP Common Stock share ratably per share in any remaining proceeds.

      Redemption

      The InterCAP Certificate provides that InterCAP must redeem the InterCAP Preferred Stock in three equal annual installments commencing January 2, 1994, at a redemption price of $1.475 per share of InterCAP Series A Preferred Stock, $.50 per share of
InterCAP Series B Preferred Stock and $.65552 per share of InterCAP Series C Preferred Stock, plus in all cases all accrued but unpaid dividends thereon. Holders of InterCAP Series C Preferred Stock have a redemption preference senior to the holders of InterCAP Series A Preferred Stock and InterCAP Series
B Preferred Stock. Holders of InterCAP Series B Preferred Stock have a redemption preference senior to InterCAP Series A Preferred Stock. Any redemption of InterCAP Preferred Stock is to be funded by use of a sinking fund. Pursuant to InterCAP's Certificate, the holders of the InterCAP Preferred Stock waived their right to have the InterCAP Preferred Stock redeemed through January 1, 1995 and agreed that InterCAP could limit its redemption obligations in each year to the amount of its net income in the 12-month period preceding each redemption date.

      Preemptive Rights

      Holders of InterCAP Preferred Stock and any InterCAP Common Stock issued upon the conversion of InterCAP Preferred Stock have the preemptive right to purchase a pro rata portion of all issuances by InterCAP of equity securities or warrants, rights or other options to purchase InterCAP equity securities other than securities issued in connection with stock splits and dividends, the InterCAP Preferred Stock or InterCAP Common Stock issued upon conversion thereof, securities issued pursuant to any stock option plan, stock purchase plan or similar arrangement or securities issued after a merger or public offering by InterCAP. The holders of a majority of the InterCAP Preferred Stock may waive the preemptive rights with respect to any proposed issuance by InterCAP of its securities.


Options

       For   a  description  of  the  outstanding  options  under
InterCAP's  1989  Stock Option Plan and 1994 Non-Qualified  Stock
Option Program, see "The Merger and Related Transactions--Options
Outstanding Prior to the Merger."


Warrants

      At September 30, 1994, there were warrants outstanding entitling the holder thereof to purchase up to 50,000 shares of InterCAP Common Stock at an exercise price of $.25 per share (the "Warrants"). Pursuant to the Preferred Stock Agreement, InterCAP and the holder of the Warrants have agreed that the Warrants will be exercised immediately prior to the Effective Date on a cashless basis by the holder relinquishing the right to purchase 13,740 shares of InterCAP Common Stock under the Warrants in exchange for the issuance by InterCAP to the holder of 36,260 shares of InterCAP Common Stock.


     PRINCIPAL DIFFERENCES BETWEEN INTERGRAPH AND INTERCAP
                         CAPITAL STOCK


      Both  Intergraph  and  InterCAP are Delaware  corporations.
Consequently,  except  for  differences  arising  out  of   their
respective certificates of incorporation and by-laws and the Intergraph Rights Agreement, the rights of holders of Intergraph Common Stock and InterCAP Common Stock are identical; however, as outlined below, there are significant differences between the rights, preferences and privileges of the holders of InterCAP
Preferred Stock and the holders of Intergraph Common Stock.   The
comparison set forth below is not meant to be a complete statement of the comparative rights of holders of Intergraph
Common Stock and the holders of InterCAP Common Stock and InterCAP Preferred Stock, and the identification of specific differences between the rights of such holders is not meant to
indicate that other equally or more significant   differences  do
not exist. Such differences can be determined in full by reference to the respective corporate documents of Intergraph and InterCAP.


Power to Call Special Stockholders' Meetings

      The Restated By-laws of Intergraph provide that only the Board of Directors or the Chairman of the Board of Directors, in either case pursuant to a resolution adopted by a majority of the entire Board of Directors, may call a special meeting of stockholders. InterCAP's By-laws permit the Board of Directors, the Chairman of the Board or the President to call a special meeting of stockholders.


Stockholder Rights Plan

      In August of 1993, the Board of Directors of Intergraph adopted a Stockholder Rights Plan which is described in more detail under "Description of Intergraph Capital Stock-- Stockholder Rights Plan." InterCAP does not have a stockholder rights plan.


Vacancies on the Board of Directors

       Intergraph's Restated By-laws provide that only the directors remaining in office may fill vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause. InterCAP's By-laws permit the remaining directors or the stockholders to fill any vacancies in the Board of Directors.


Stockholder Approval of Certain Business Combinations

      InterCAP does not have a class of voting stock that is listed on a national securities exchange and is therefore not subject to Section 203 of the Delaware Act. Intergraph Common Stock is traded on NASDAQ and, therefore, Intergraph is subject to Section 203 of the Delaware Act. In certain circumstances,
Section 203 makes it more difficult for an acquiror to effect a business combination with a corporation subject to its provisions. See "Description of Intergraph Capital Stock-- Delaware Law and Certain Charter and By-law Provisions-- Delaware's Anti-Takeover Law."


Action by Consent of Stockholders

      Holders of InterCAP Stock are entitled to take action, without a meeting, without prior notice and without a vote, if a consent in writing is signed by a majority of the stockholders of InterCAP Stock entitled to vote on the matter being considered. The By-laws of Intergraph also permit action by non-unanimous written consent in lieu of a stockholders' meeting, but impose various requirements on the duration and effectiveness of such written consents, permit the Board of Directors to fix a record date with respect to such consents, establish procedures for the appointment of inspectors of elections to review such consents (and any revocations thereof), and prescribe procedures for challenges to the decision of the inspectors of elections.


Stockholder Voting

      All holders of Intergraph Common Stock vote equally on all matters to be voted on by Intergraph's stockholders, except as otherwise required by law. Holders of InterCAP Preferred Stock will no longer have one or more separate class votes with respect to approval of certain matters, including any merger, consolidation, reclassification, recapitalization or sale of substantially all of the assets, redemption or repurchase of shares of capital stock, issuance of senior equity securities, or any amendment or modification of the certificate of incorporation or by-laws. Upon consummation of the Merger, holders of InterCAP Preferred Stock will receive Intergraph Common Stock and will vote equally with all other holders of Intergraph Common Stock.


Liquidation, Conversion, Redemption

     Upon liquidation, dissolution or winding up of InterCAP, the holders of InterCAP Preferred Stock have certain rights to receive distribution of net assets of InterCAP prior and in preference to any holders of InterCAP Common Stock. All stockholders of Intergraph would share ratably in the net assets of Intergraph upon the occurrence of any such event. In addition, holders of InterCAP Preferred Stock will lose all conversion and redemption rights provided in the InterCAP Certificate.


                            EXPERTS


       The   consolidated  financial  statements  of   Intergraph
Corporation incorporated by reference in Intergraph's Annual Report (Form 10-K) for the year ended December 31, 1993, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of InterCAP at June 30, 1994 and 1993, and for each of the three years in the period ended June 30, 1994, included in this Prospectus/Proxy Statement of InterCAP, which is referred to and made a part of this Prospectus/Proxy Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                         LEGAL MATTERS


     The validity of Intergraph Common Stock issuable pursuant to the Merger and certain other legal matters relating to the Merger and the transactions contemplated thereby will be passed upon for Intergraph by Balch & Bingham, Birmingham, Alabama. In addition, certain legal matters relating to the Merger and the transactions contemplated thereby will be passed upon for InterCAP by Womble Carlyle Sandridge & Rice, P.L.L.C., Winston-Salem, North Carolina.


                       PROXY SOLICITATION

     Proxies are being solicited by and on behalf of the Board of
Directors  of  InterCAP.   All  expenses  of  this  solicitation,
including the cost of preparing and mailing this Prospectus/Proxy
Statement, will be borne  by  the Surviving Corporation.

     In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of InterCAP in person or by telephone, telegram or other means of communications. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation.



     Index to InterCAP Consolidated Financial Statements



Three years in the period ended June 30, 1994

  Report of Ernst & Young Independent Auditors                        F-2

  Consolidated Balance Sheets at June 30, 1994 and 1993               F-3
  Consolidated Statements of Operations for the years ended
    June 30, 1994, 1993 and 1992                                      F-5
  Consolidated  Statements of Shareholders'  Equity  for  the
    years ended June 30, 1994, 1993 and 1992                          F-6
  Consolidated Statements of Cash Flows for the years ended
    June 30, 1994, 1993 and 1992                                      F-7
  Notes to Consolidated Financial Statements                          F-8

Three months ended September 30, 1994 and 1993

  Consolidated Condensed Balance Sheet (Unaudited)
    at September 30, 1994                                             F-18
  Consolidated Condensed Statements of Operations (Unaudited)
    for the three months ended September 30, 1994 and 1993            F-19
  Consolidated Statements of Shareholders' Equity (Unaudited)
    for the three months ended September 30, 1994                     F-20
  Consolidated Condensed Statements of Cash Flows (Unaudited)
    for the three months ended September 30, 1994 and 1993            F-21
  Notes to Consolidated Condensed Financial Statements (Unaudited)    F-22







               Report of Independent Auditors

Board of Directors
InterCAP Graphics Systems, Inc.

We have audited the accompanying consolidated balance sheets of InterCAP Graphics Systems, Inc. as of June 30, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended June 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of InterCAP Graphics Systems, Inc. at June 30, 1994 and 1993, and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 1994, in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial statements, in 1994 the Company changed its method of accounting for income taxes.




Vienna, Virginia                        \s\Ernst & Young LLP
August 16, 1994
Except for Note 11 as to which
  the date is October 18, 1994



               InterCAP Graphics Systems, Inc.

                 Consolidated Balance Sheets


                                                      June 30
                                                 1994        1993
Assets
Current assets:
  Cash and cash equivalents (Note 2)          $132,353   $ 260,084
  Accounts receivable, less allowance
    of $5,000 in 1994 and 1993                 849,896     852,845
  Prepaid expenses                              23,400      30,045
                                             ---------------------
Total current assets                         1,005,649   1,142,974





Furniture and equipment (Note 2):
Furniture, fixtures and equipment               93,130      89,203
Computer equipment                             670,535     575,260
                                             ---------------------
                                               763,665     664,463
Accumulated depreciation                      (643,600)   (495,687)
                                             ---------------------
                                               120,065     168,776







Capitalized computer software
  development costs and other assets,
  less accumulated amortization of
  approximately $2,402,000 and
  $1,830,000, respectively (Note 2)          1,840,196   1,834,586
                                            ----------------------
Total assets                                $2,965,910  $3,146,336
                                            ======================




                                                   June 30
                                              1994        1993

Liabilities and shareholders'equity
Current liabilities:
  Revolving line of credit (Note 3)         $      -    $ 400,000
  Accounts payable                            118,731     276,541
  Payroll and related accruals                279,385     127,250
  Other accrued expenses                       41,186      90,467
  Unearned income                              33,866          -
  Distributor commissions payable                  -       57,363
  Current portion of long-term debt
   and capital lease obligation (Note 4)        5,548     230,089
                                            ---------------------
Total current liabilities                     478,716   1,181,710


Long-term debt, less current
  portion (Note 4)                            150,000          -
Due to related parties (Note 5)                    -      425,000
Capital lease obligation, less
  current portion                                  -        5,548
                                            ---------------------
                                              628,716   1,612,258

Commitments and contingencies (Note 9)             -           -


Series A, convertible redeemable
  preferred shares, $.01 par value;
  1,876,480 designated, 927,326
  shares issued and outstanding in
  1994 and 1993 (Note 6)                    1,304,274   1,304,274
Series B convertible preferred
  shares, $.01 par value; 2,000,000
  designated, 1,716,387 shares issued
  and outstanding in 1994 and 1993
  (Note 6)                                    848,870     848,870
Series C convertible preferred
  shares; $.01 par value, 953,442
  designated, 953,442 shares issued
  and outstanding in 1994 and 1993
  (Note 6)                                    625,000     625,000

Shareholders' equity (Note 7):
Common shares, $.01 par value,
  20,000,000 shares  authorized,
  2,780,123 and 1,437,154 shares
  issued and outstanding in 1994 and
  1993, respectively                           27,801      14,371
  Additional paid-in capital                  928,898     808,029
  Accumulated deficit                      (1,195,764) (1,976,467)
  Due from shareholders for purchase of
    incentive stock options                  (100,519)         -
  Currency translation adjustment            (101,366)    (89,999)
                                           ----------------------
Total shareholders' equity (deficit)         (440,950) (1,244,066)
                                           ----------------------
Total liabilities and shareholders' equity $2,965,910  $3,146,336
                                           ======================

See accompanying notes.


               InterCAP Graphics Systems, Inc.

            Consolidated Statements of Operations


                                            Year ended June 30
                                        1994        1993        1992

Revenues                             $4,490,442  $3,779,479  $4,596,974
  Costs and expenses:
  Cost of products sold                 980,440   1,142,673   1,238,560
  Selling, general and administrative 2,556,386   3,060,049   3,211,581
                                    -----------------------------------
                                      3,536,826   4,202,722   4,450,141
                                    -----------------------------------

Operating income (loss)                 953,616    (423,243)    146,833


Other (income) expense:
  Profit sharing                        134,713           -           -
  Interest expense                       66,725      82,411      38,353
  Other (income) expense                (47,525)      9,265     (98,746)
                                    -----------------------------------
                                        153,913      91,676     (60,393)
                                    -----------------------------------

Income (loss) before income taxes
  and extraordinary item                799,703    (514,919)    207,226


Charge in lieu of income taxes (Note 8)       -           -     157,000


Provision for income taxes               19,000           -           -
                                    -----------------------------------
Income (loss) before
  extraordinary item                    780,703    (514,919)     50,226

Extraordinary item:
  Reduction of income taxes arising
   from carryforward of prior year's
   operating losses                           -           -     157,000
                                    -----------------------------------
Net income (loss)                      $780,703   $(514,919)   $207,226
                                    ===================================
Earnings per share (Note 2):

Primary earnings (loss) per share         $0.27      $(0.37)      $0.08
                                   ====================================

Fully diluted earnings (loss) per
share                                     $0.12      $(0.37)      $0.03
                                    ====================================


See accompanying notes.

InterCAP Graphics Systems, Inc.

Consolidated Statements of Shareholders' Equity (Deficit)
                                              Additional                             Currency
                             Common Stock      Paid-in  Accumulated  Due From     Translation
                           Shares    Amount    Capital    Deficit   Shareholders  Adjustments  Total

Balance at June 30, 1991 2,141,620  $21,416   $846,081  $(1,668,774) $       -    $(83,223)    $(884,500)

Purchase and retirement
 of stock                 (801,951)  (8,020)   (40,383)           -          -           -       (48,403)

Proceeds from issuance of
 stock to related party      3,000       30        720            -          -           -           750

Net income                       -        -          -      207,226          -           -       207,226

Currency translation
  adjustments                    -        -          -            -          -      12,830        12,830
                         ---------------------------------------------------------------------------------
Balance at June 30, 1992 1,342,669   13,426    806,418   (1,461,548)         -     (70,393)     (712,097)

Proceeds from exercise
 of stock options           71,261      713      1,611            -          -           -         2,324

Exercise of warrants        23,224      232          -            -          -           -           232

Net loss                         -        -          -     (514,919)         -           -      (514,919)

Currency translation
 adjustments                     -        -          -            -          -     (19,606)      (19,606)
                        -----------------------------------------------------------------------------------
Balance at June 30, 1993 1,437,154   14,371    808,029   (1,976,467)         -     (89,999)   (1,244,066)

Proceeds from exercise
 of stock options        1,079,251   10,793     97,133            -          -           -       107,926

Exercise of warrants       263,718    2,637     23,736            -          -           -        26,373

Advances to shareholders
 for purchase of
 stock options                   -        -          -            -   (100,519)          -      (100,519)

Net income                       -        -          -      780,703          -           -       780,703

Currency translation
  adjustments                    -        -          -            -          -     (11,367)      (11,367)
                         ---------------------------------------------------------------------------------
Balance at June 30, 1994 2,780,123  $27,801   $928,898  $(1,195,764) $(100,519)  $(101,366)    $(440,950)
                         =================================================================================



               InterCAP Graphics Systems, Inc.

            Consolidated Statements of Cash Flows


                                             Year ended June 30
                                           1994        1993        1992
Operating Activities
Net income (loss)                      $ 780,703   $(514,919)  $ 207,226
Adjustments to reconcile net income
  (loss) to net cash provided by operating
  activities:
  Loss on disposal of fixed assets         3,708           -           -
  Exchange gain                           (1,609)          -           -
  Depreciation and amortization          673,569     635,186     561,239
Changes in operating assets and
  liabilities:
  Accounts receivable                      4,619     501,228    (490,569)
  Prepaid expenses                         6,645      18,950      (8,506)
  Other assets                            14,904           -           -
  Accounts payable                      (157,582)    110,272     (29,942)
  Payroll and other accrued expenses      79,357    (235,482)    132,626
                                       ---------------------------------
Net cash provided by operating
   activities                          1,404,314     515,235     372,074

Investing Activities
  Purchases of furniture and
   equipment                             (57,471)    (45,793)   (127,679)
  Expenditures on computer software
   development                          (590,000)   (628,988)   (543,631)
                                      ----------------------------------
Net cash used in investing activities   (647,471)   (674,781)   (671,310)

Financing Activities
  Net (decrease) increase in short-
   term borrowings                      (400,000)    101,448       4,629
  Proceeds from issuance of debt         150,000           -     379,893
  Payments of long-term debt            (194,388)    (70,902)   (508,701)
  Proceeds from issuance of stock         11,577       2,866     625,750
  Payments for repurchase of stock             -           -    (532,132)
  (Payments) proceeds from related
    parties (Note 5)                    (402,797)    200,000     225,000
  Payments of capital lease obligations  (35,701)    (18,138)          -
                                       ---------------------------------
Net cash (used in) provided by
financing activities                    (871,309)    215,274     194,439

Effect of exchange rate changes on cash  (13,265)      2,664     (15,469)
                                       ---------------------------------
Net (decrease) increase in cash and
  cash equivalents                      (127,731)     58,392    (120,266)
Cash and cash equivalents at
  beginning of year                       260,084    201,692     321,958
                                       ---------------------------------
Cash and cash equivalents at end of year $132,353   $260,084    $201,692
                                       =================================

See accompanying notes.



            InterCAP Graphic Systems, Inc.

      Notes to Consolidated Financial Statements

                   June 30, 1994


1. Description of Business

InterCAP   Graphics   Systems,  Inc.  (InterCAP)   develops,
licenses and supports proprietary computer software and interfaces designed to be used on workstation computers for the illustration of technical documents produced by computer-aided publishing software systems. Revenues are derived from sales in the United States and Europe.

2. Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of InterCAP and its subsidiaries, all of which are wholly-owned. All intercompany balances and transactions have been eliminated in consolidation.

Furniture and Equipment

Furniture and equipment are stated at cost and depreciated using the straight-line method over estimated useful lives ranging from three to five years. Depreciation expense was approximately $104,000, $122,000 and $119,000 during the years ended June 30, 1994, 1993 and 1992, respectively.

Computer Software and Other Assets

Software development costs are capitalized upon the establishment of technological feasibility. Amortization of such costs (approximately $562,000, $494,000 and $403,000 during 1994, 1993 and 1992, respectively) is provided on a product-by-product basis at the greater of (a) the ratio of current gross revenue from the product to the sum of current and anticipated gross revenues or (b) the straight-line method over the remaining estimated economic life of the product. Generally an estimated economic life of five years is assigned to capitalized software development costs. Amortization of other assets is provided on a straight-line basis over the estimated useful lives ranging from five to ten years.

Revenue Recognition

Revenues from the sale of proprietary software systems licenses are generally recognized upon shipment of the system. License renewal fees are recognized as income on the annual renewal date of the license. Service fees are recognized upon delivery of the services.


              InterCAP Graphics Systems, Inc.

   Notes to Consolidated Financial Statements (continued)


2. Accounting Policies (continued)

Revenue Recognition (continued)

Licenses are sold, generally on credit, to independent users in the United States and Europe. InterCAP performs ongoing credit evaluations of its customers and generally does not require collateral.

Cash and Cash Equivalents

Liquid money market instruments with maturities of three months or less are considered cash equivalents.

Income Taxes

Effective July 1, 1993, the Company adopted Statement of Financial Accounting Standards (FAS) 109, "Accounting for Income Taxes." FAS 109 requires a change from the deferred to the liability method of accounting for deferred income taxes. As permitted by the Statement, prior year financial statements have not been restated. There was no cumulative effect as a result of adopting FAS 109.

Foreign Currency Translation

The financial statements of foreign subsidiaries have been translated in U.S. dollars in accordance with FAS 52, "Foreign Currency Translation." Assets and liabilities of foreign operations are translated into U.S. dollars at the rates of exchange at the balance sheet dates and the effects of translation adjustments are deferred and included as a component of shareholders' equity. Revenues and expenses are translated into U.S. dollars using weighted average exchange rates. The effects on the statements of operations of transaction gains are approximately $34,000, $7,000 and $59,000 for the years ended June 30, 1994, 1993 and 1992, respectively, and are included in other income on the financial statements.

Net Earnings (Loss) Per Share

Primary earnings per common share is computed using the weighted average number of common shares outstanding plus the shares that would be outstanding assuming the exercise of dilutive stock options and warrants, all of which are considered to be common stock equivalents. The weighted average number of common shares outstanding for each year was 2,860,351, 1,389,912 and 2,570,781 in 1994, 1993 and
1992, respectively.


             InterCAP Graphics Systems, Inc.

   Notes to Consolidated Financial Statements (continued)


2. Accounting Policies (continued)

Net Earnings (Loss) Per Share (continued)

Fully diluted earnings per common share is computed by using the weighted average number of common shares outstanding, common stock equivalents related to dilutive stock options, and common shares issuable upon conversion of convertible preferred shares. The weighted average number of common shares outstanding for purposes of the fully diluted calculation was 6,766,213, 1,389,912 and 6,238,835 in 1994,
1993 And 1992, respectively. Shares issuable upon the exercise of stock options and warrants or conversion of preferred stock have been excluded from both the computations in 1993 because the effect of their inclusion would be antidilutive.

3.  Revolving Line of Credit

The Company has a $400,000 revolving line of credit available at June 30, 1994. The facility bears interest at the bank's prime rate plus 1% and is subject to renewal on October 31, 1994. The note has been secured by the Company's accounts, contracts rights and general intangibles.

4. Long-Term Debt

Long-term debt consisted of the following at June 30:

                                                    1994         1993
Note payable to bank, bearing interest
 at the bank's prime rate plus 1% per
 annum and payable in three quarterly
 installments beginning July 1995.  The
 note is secured by the Company's
 accounts, contract rights and general
 intangibles.                                     $150,000   $       -
Note payable to bank, bearing interest
 at the bank's prime rate plus 2% and
 payable in three installments beginning
 July 1993. The note was secured by the
 Company's accounts, contract rights and
 general intangibles and was personally
 guaranteed by related parties.                          -     175,000
Subordinated note payable to outside
 party bore interest at 12% per annum;
 payable January 1994.                                   -      16,667
Other                                                    -       2,721
                                                 ----------------------
                                                   150,000     194,388
Less current portion                                     -     194,388
                                                 ----------------------
                                                  $150,000    $      -
                                                 ======================


               InterCAP Graphics Systems, Inc.

    Notes to Consolidated Financial Statements (continued)


4. Long-Term Debt (continued)

The Company paid interest of approximately $72,000, $80,000 and $36,000 during 1994, 1993 and 1992, respectively.

5. Related Party Transactions

In conjunction with a repurchase of 801,951 shares of common stock and 100,000 shares of Series B preferred stock, the Company borrowed $225,000 from two related parties in April, 1992. These related parties guaranteed the bank loan outstanding at June 30, 1993 in return for a fee equal to the difference between 12% and the loan's interest rate, prime rate plus 2%, multiplied by the outstanding principal. In addition, the related parties were given warrants to purchase 162,709 shares of common stock at $0.10 per share. These warrants expire April, 1997 (Note 7).

During April 1993, two other related parties loaned the Company $200,000 for operating purposes. These related parties were given warrants to purchase 81,354 shares of common stock at $0.10 per share expiring April 1998 (Note
7). The total balance due to related parties plus interest at 12% was repaid during 1994, $402,797 in cash and $22,203 through the exercise of warrants to purchase 222,031 shares of common stock.

Interest expense incurred during 1994, 1993 and 1992 related to the above transactions was $36,000, $38,500 and $6,200, respectively.

6. Redeemable Preferred Shares

The Company has authorized 10,000,000 preferred shares of which 1,876,480 were designated Series A Convertible Preferred. Series A shares are convertible into common shares at a 1.3329 to 1 ratio, subject to adjustment for any sales of common equivalents at less than $.50 per share. Series A shares also carry specific liquidation rights which waive dividends until October 1, 1994 from which point the forfeited dividends shall be restated retroactively to the time of purchase (December 1988) at an annual rate of $.07375 per share. At June 30, 1994, undeclared, cumulative dividends of approximately $735,000 were unpaid. InterCAP may be required to redeem (at $1.475 per share plus accrued dividends) the Series A shares, in three equal annual installments beginning January 1995, unless the holders elect to convert such shares to common. Maximum mandatory redemption amounts are limited to the Company's earnings during the preceding 12 months. Any such redemption is subject to the redemption rights of the Series B shareholders and Series C shareholders.


              InterCAP Graphics Systems, Inc.

   Notes to Consolidated Financial Statements (continued)


6. Redeemable Preferred Shares (continued)

The Company designated 2,000,000 of the authorized preferred shares as Series B Convertible Preferred. The Series B shares are convertible into common shares at a 1 to 1 ratio, subject to anti-dilution adjustments. The Series B shares carry liquidation preferences of $.50 per share and rank similar to the Series A shares as to dividends. Increases in liquidation preferences were waived from January 1, 1993 through October 1, 1994. Dividends accrue at an annual rate of $.05 per share until October 1, 1994. On October 1, 1994 and thereafter, the liquidation preference will be $.5978 per share plus one half accrued and unpaid dividends and dividends will be restated at an annual rate of $.025 per share, rather than $.05 per share. At June 30, 1994, cumulative dividends of approximately $151,000 ($0.08 per share) were unpaid. InterCAP may be required to redeem the Series B shares in three equal annual installments beginning January 1995 at $.50 per share plus any accrued dividends, unless the holders elect to convert such shares to common. Maximum mandatory redemption amounts are limited to the Company's earnings during the preceding 12 months, and are junior to the rights of the Series C preferred shares.

The Company designated 953,442 shares as Series C Convertible Preferred. The Series C shares are convertible into common shares at a 1 to 1 ratio, subject to anti-dilution adjustments. Upon liquidation, the Series C preferred shareholders receive $0.65552 per share plus declared and unpaid dividends before Series A, Series B, and common stock shareholders are entitled to receive money for their shares. Series C shareholders rank similar to Series A and Series B shareholders, with respect to dividends (which accrue at the annual rate of $0.065552 per share). At June 30, 1994, cumulative dividends of approximately $160,000 ($0.17 per share) were unpaid. InterCAP may be required to redeem the Series C shares in three equal annual installments beginning January 1995 at $0.65552 per share plus any accrued dividends, unless the shareholders elect to convert such shares to common. Maximum mandatory redemption amounts are limited to the Company's earnings during the preceding 12 months.

The preferred shareholders are entitled to the number of votes equal to the largest number of full common shares into which such shares of preferred stock could be converted. In connection with the sale of the Series A, B, and C shares, InterCAP agreed to certain covenants including restrictions on loans to and investments in others, mergers and acquisitions, creation of indebtedness, capital expenditures, redemption of capital stock, and cash or property dividends on common shares.


              InterCAP Graphics Systems, Inc.

   Notes to Consolidated Financial Statements (continued)


7. Shareholders' Equity

The Company has a Stock Option Plan which provides for 2,500,000 shares of common stock to be granted under the Plan. The purpose of the Plan is to compensate various key executives and key employees for services rendered to or on behalf of the Company. Under the plan, options generally vest at the rate of 25% each year beginning one year from the date of grant. There are 431,255 such options vested and outstanding at June 30, 1994 exercisable at prices ranging from $0.10 to $0.42.

The following table summarizes the option activity for the years ended June 30:

                                   1994       1993        1992

Outstanding at beginning of year 2,209,050  2,417,499  2,274,187
Granted                            110,000    147,500    180,000
Canceled                           304,737    261,824     36,688
Exercised                        1,079,251     94,125          -
                                 -------------------------------
Outstanding at end of year         935,062  2,209,050  2,417,499
                                 ===============================

At June 30, 1994 various warrants were outstanding as follows:

  Security  Warrant Price     Shares       Expiration Date

  Common        .10           81,355       April 1997
  Common        .25           50,000       January 1997
  Common        .25           50,000       December 1996

An aggregate of 6,587,217 common shares are reserved because of various conversion rights related to preferred stock, options and warrants described above.

In September 1993, six employees exercised 1,005,188 options in return for long term notes totaling $100,519.

In  April  1993, an officer exercised warrants  to  purchase
11,986 shares of Series A preferred stock, 19,027 shares of Series B preferred stock and 23,224 shares of common stock for a nominal price.


              InterCAP Graphics Systems, Inc.

   Notes to Consolidated Financial Statements (continued)


8.  Income Taxes

At June 30, 1994 InterCAP has net operating loss carryforwards (NOL) of approximately $1,478,000 and a general business credit carryforward of $278,000 expiring on varying dates through 2008. In addition, the Company has an alternative minimum tax carryforward of approximately $31,000 with no expiration date.

Deferred income taxes reflect the net tax effects of net operating loss and alternative minimum tax carryforwards, research credits and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liability at June 30, 1994 are as follows:

                                         1994
        Deferred tax assets:
         Net operating loss            $591,000
         Research and development       278,000
         Alternative minimum tax credit
          carryforward                   31,000
         Accrued expenses                14,000
         Depreciation                    10,000
                                      ---------
       Total deferred tax assets        924,000
       Deferred tax liability:
         Amortization of capitalized
           software costs              (723,000)
                                      ---------
                                        201,000
        Valuation allowance            (201,000)
                                      ---------
        Net deferred tax asset        $       -
                                      =========

The Company did not record deferred taxes for similar timing differences as described above for the years ended June 30, 1993 and 1992 under the deferral method.

Income  (loss) before income taxes for the years ended  June
30 was attributable to the following jurisdictions:

                            1994       1993        1992

Domestic                 $962,000   $ (92,000)  $132,000
Foreign                  (162,000)   (423,000)    75,000
                         -------------------------------
                         $800,000   $(515,000)  $207,000
                         ===============================


             InterCAP Graphics Systems, Inc.

   Notes to Consolidated Financial Statements (continued)

8. Income Taxes (continued)

Significant components of the provision for income taxes attributable to continuing operations are as follows:

                            1994       1993        1992
Current:
  Federal                $17,000    $     -     $140,000
  State                    2,000          -       17,000
                         -------------------------------
                          19,000          -      157,000

Benefit of NOL                -           -     (157,000)
                         -------------------------------
Net tax provision        $19,000    $     -     $     -
                         ===============================

The  reconciliation  of  income tax  computed  at  the  U.S.
Federal Statutory rate to income tax expense is:

                            Liability      Deferred Method
                              Method
                               1994         1993       1992

Statutory rate                 34%          (34)%       34%
State income taxes after
  federal benefit               5            (5)         5
Benefit from utilization
  of NOL (federal and state)  (39)            -        (39)
Alternative minimum tax         2             -          -
Valuation  allowance  on
  net deferred tax
  benefits                      -            39          -
                            -------------------------------
                                2%            -%         -%
                            ===============================

The  Company paid $1,000 towards its federal and  state  tax
liabilities  during  the  year  ended  June  30,  1994.   No
payments were made in 1993 or 1992.

During 1992 NOLs were utilized to reduce income taxes otherwise payable. The benefit of this reduction is shown as an extraordinary item in the consolidated statement of operations.


               InterCAP Graphics Systems, Inc.

   Notes to Consolidated Financial Statements (continued)


9. Commitments

The Company leases equipment with a net book value at June 30, 1994 of approximately $7,000 ($37,000 at June 30, 1993)
under a capital lease expiring September 1994. InterCAP leases office space under a non-cancelable operating lease that expires July 31, 1995. Future minimum lease payments at June 30, 1994 were as follows:

                                        Operating
                                         Leases

     1995                                $202,000
     1996                                  17,000
                                         --------
     Total minimum lease payments        $219,000
                                         ========

Rental  expense under the operating lease was  approximately
$257,000,  $260,000 and $254,000, for the years  ended  June
30, 1994, 1993 and 1992, respectively.

10. 401(k) Plan

Effective August 31, 1987, the Company adopted a defined contribution and profit-sharing plan. This plan, which covers substantially all employees, stipulates that employees may elect an amount between 2% and 15% of their total compensation to contribute to the plan.

At   the  end  of  each  plan  year,  the  Company,  at  its
discretion,  may make a profit-sharing contribution  to  the plan, which would be allocated to the accounts of all eligible employees on the basis of their compensation. All employees who are participants during the plan year and are employed by the Company on the last day of the plan year would be eligible to share in the profit-sharing contribution. No contributions have been made by the Company to the plan for the three years in the period ended June 30, 1994.

11. Subsequent Event

On September 30, 1994, the Company entered into an agreement and plan of reorganization with Intergraph Corporation whereby the Company will become a wholly-owned subsidiary of Intergraph in a transaction which is expected to be accounted for as a purchase transaction.


            InterCAP Graphics Systems, Inc.

   Notes to Consolidated Financial Statements (continued)


11. Subsequent Event (continued)

In   conjunction  with  the  Plan  of  Reorganization   with
Intergraph Corporation, the Series A shareholders have elected to exchange their Series A preferred stock at a fixed rate of $1.475 per share for total consideration in the merger of $1,368,000. Also, the Series B and C preferred shareholders have agreed to convert all preferred shares to common shares prior to the closing and forego any accrued dividends.


           InterCAP Graphics Systems, Inc.

   Consolidated Condensed Balance Sheets (Unaudited)

                September 30, 1994



Assets
Current assets:
  Cash and cash equivalents                          $   14,013
  Accounts receivable, less allowance of $5,000       1,330,351
  Prepaid expenses                                       42,010
                                                     ----------
Total current assets                                  1,386,374

Furniture and equipment, net                            109,600
Capitalized computer software development costs
  and other assets, less accumulated amortization
  of approximately $2,554,000                         1,819,665
                                                     ----------
Total assets                                         $3,315,639
                                                     ==========


Liabilities and shareholders' equity
Current liabilities:
  Revolving line of credit                             $166,956
  Accounts payable and other accruals                   449,499
  Current portion of long-term debt and capital
    lease obligation                                     52,624
                                                     ----------
Total current liabilities                               669,079
Long-term debt, less current portion                    100,000
Capital lease obligation, less current portion            2,876
                                                     ----------
                                                        771,955

Series A, convertible redeemable preferred shares,
  $.01 par value:  1,876,480 designated; 927,326
  issued and outstanding                              1,304,274
Series B convertible preferred shares, $.01 par
  value; 2,000,000 shares designated, 1,716,387
  shares issued and outstanding                         848,870
Series C convertible preferred shares, $0.01 par
  value; 953,442 shares designated, issued and
  outstanding                                           625,000

Shareholders' equity:
  Common shares, $.01 par value;  20,000,000 shares
    authorized, 2,911,478 shares issued and
    outstanding                                          29,115
  Additional paid-in capital                            948,219
  Accumulated deficit                                (1,001,616)
  Due from shareholders for purchase of incentive
    stock options                                     (100,519)
  Currency translation adjustment                     (109,659)
                                                    -----------
Total shareholders' equity (deficit)                  (234,460)
                                                    -----------
Total liabilities and shareholders' equity          $3,315,639
                                                    ===========


                 InterCAP Graphics Systems, Inc.

   Consolidated Condensed Statements of Operations (Unaudited)


                                             Three Months Ended
                                                September 30
                                              1994         1993

Revenues                                  $1,110,007    $ 536,145
Costs and expenses:
  Cost of products sold                      244,240      196,644
  Selling, general and administrative        636,986      555,638
                                          -----------------------
                                             881,226      752,282
                                          -----------------------
Operating income (loss)                      228,781     (216,137)

Other (income) expense:
  Profit sharing                              32,837           -
  Interest expense                             5,978       26,216
  Other                                      (18,469)       1,743
                                          -----------------------
                                              20,346       27,959
                                          -----------------------
Income (loss) before income taxes            208,435     (244,096)

Provision for income taxes                    14,287           -
                                          -----------------------
Net income (loss)                           $194,148   $ (244,096)
                                          =======================

Earnings per share:

Primary earnings (loss) per share               $.06        $(.16)
                                          =======================

Fully diluted earnings (loss) per share         $.03        $(.16)
                                          =======================



                                InterCAP Graphics Systems, Inc.

                   Consolidated Statements of Shareholders' Equity (Deficit)

                                           (Unaudited)
                                                          Additional                                Currency
                                      Common Stock         Paid-in    Accumulated    Due From       Translation
                                   Shares      Amount      Capital      Deficit   Shareholders    Adjustments    Total
Balance at June 30, 1994         2,780,123    $27,801    $928,898   $(1,195,764)   $(100,519)     $(101,366)  $(440,950)

Proceeds from exercise of stock
   options and warrants            131,355      1,314      19,321             -            -              -      20,635

Net income                               -          -           -       194,148            -              -     194,148

Currency translation
  adjustments                            -          -           -             -            -         (8,293)     (8,293)
                                ----------------------------------------------------------------------------------------

Balance at September 30, 1994    2,911,478    $29,115    $948,219   $(1,001,616)   $(100,519)     $(109,659)  $(234,460)
                                ========================================================================================


                     InterCAP Graphics Systems, Inc.

      Consolidated Condensed Statements of Cash Flows (Unaudited)


                                                Three Months Ended
                                                  September 30
                                                1994          1993
Operating Activities
Net income (loss)                            $194,148     $(244,096)
Adjustments to reconcile net income
  (loss) to net cash (used in) provided by
  operating activities:
  Exchange gain                                (8,293)        2,871
  Depreciation and amortization               178,633       160,059
Changes in operating assets and liabilities:
  Accounts receivable                        (480,455)      467,033
  Prepaid expenses                            (18,610)          464
  Other assets                                 17,903        (1,069)
  Accounts payable and other accruals         (23,669)     (161,156)
                                            -----------------------
Net cash (used in) provided by
  operating activities                       (140,343)      224,106

Investing Activities
  Purchases of furniture and equipment        (10,040)       (8,102)
  Expenditures on computer software
   development                               (150,000)     (131,400)
                                           ------------------------
Net cash used in investing activities        (160,040)     (139,502)

Financing Activities
  Net increase (decrease) in short-term
   borrowings                                 166,956       (63,827)
  Payments of long-term debt                       -       (126,789)
  Proceeds from issuance of stock              20,635        18,237
  Payments of capital lease obligations        (5,548)      (10,318)
                                           ------------------------
Net cash provided by financing activities     182,043      (182,697)
                                           ------------------------
Net (decrease) increase in cash and
  cash equivalents                           (118,340)      (98,093)
Cash and cash equivalents at beginning
  of period                                   132,353       260,084
                                           ------------------------
Cash and cash equivalents at end of period    $14,013     $ 161,991
                                           ========================


                   InterCAP Graphics Systems, Inc.

       Consolidated Condensed Financial Statements (Unaudited)


1. Basis of Presentation

These financial statements should be read in conjunction with the InterCAP Graphics Systems, Inc. (the "Company") consolidated financial statements for the three years in the period ended June 30, 1994. The interim financial information included herein is unaudited. In the opinion of the Company's management, the unaudited information presented reflects all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the unaudited information shown.

2. Property and Equipment

At September 30, 1994, property and equipment consists of the following:

   Furniture, fixtures and equipment             $ 95,844
   Computer equipment                             688,615
                                                 --------
                                                  784,459
   Less accumulated depreciation                 (674,859)
                                                 --------
                                                $ 109,600
                                                 ========


            SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549



                           APPENDICES


                               TO

                            FORM S-4
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933



                           APPENDIX A

              AGREEMENT AND PLAN OF REORGANIZATION
                        (with Exhibits)



==============================================================================

                                                             APPENDIX A
                                                             ----------

                AGREEMENT AND PLAN OF REORGANIZATION


                               among


                       INTERGRAPH CORPORATION


              INTERGRAPH DC CORPORATION - SUBSIDIARY 7


                                and


                  INTERCAP GRAPHICS SYSTEMS, INC.





                   Dated as of September 30, 1994


==============================================================================


                              TABLE OF CONTENTS

                                                                         Page
                                                                         ----

ARTICLE I.                                                                 1
     THE MERGER                                                            1
          SECTION 1.1    The Merger                                        1
          SECTION 1.2    Effective Time                                    1
          SECTION 1.3    Certain Effects of the Merger                     2
          SECTION 1.4    Certificate of Incorporation and By-Laws          2
          SECTION 1.5    Directors and Officers                            2
          SECTION 1.6    Tax-Free Reorganization                           2
          SECTION 1.7    Stockholders' Communications                      2
          SECTION 1.8    Preparation of S-4; Other Filings                 3
          SECTION 1.9    Closing                                           4


ARTICLE II.                                                                4
     EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
     CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES                    4
          SECTION 2.1    Total Consideration; Effect on Capital Stock      4
          SECTION 2.2    Escrow Deposit; Exchange of Certificates          7
          SECTION 2.3    Conversion of InterCAP Options                    8


ARTICLE III.                                                               9
     REPRESENTATIONS AND WARRANTIES OF INTERCAP                            9
          SECTION 3.1    Organization and Qualification                    9
          SECTION 3.2    Subsidiaries and Interests in Other Entities;
                         Interests of Certain Persons                     10
          SECTION 3.3    Capitalization                                   10
          SECTION 3.4    Authority                                        12
          SECTION 3.5    No Conflict; Consents; No Defaults               13
          SECTION 3.6    Financial Statements and Reports;
                         Books Records                                    13
          SECTION 3.7    Absence of Changes                               14
          SECTION 3.8    Absence of Undisclosed Liabilities               15
          SECTION 3.9    Taxes; Regulatory Filings                        16
          SECTION 3.10   Environmental Matters                            16
          SECTION 3.11   Intellectual Property                            17
          SECTION 3.12   Employee Benefit Plans                           19
          SECTION 3.13   Employment Agreements                            20
          SECTION 3.14   Labor Matters                                    20
          SECTION 3.15   Compliance with Laws                             20
          SECTION 3.16   Litigation and Customer Relations                20
          SECTION 3.17   Assets and Material Contracts; Insurance         21
          SECTION 3.18   Bankruptcy                                       23
          SECTION 3.19   Customer Orders; Warranties                      23
          SECTION 3.20   Broker or Finder                                 23
          SECTION 3.21   Certain Agreements                               23
          SECTION 3.22   Bank Accounts; Powers of Attorney                24
          SECTION 3.23   Minute Books                                     24
          SECTION 3.24   Board Approval                                   24
          SECTION 3.25   Vote Required                                    24
          SECTION 3.26   Information Supplied                             24
          SECTION 3.27   Business Generally                               25
          SECTION 3.28   Post-Merger Stockholder Continuity               25
          SECTION 3.29   Full Disclosure                                  25


ARTICLE IV.                                                               25
     REPRESENTATIONS AND WARRANTIES OF INTERGRAPH                         25
          SECTION 4.1    Due Incorporation                                26
          SECTION 4.2    Due Authorization; Binding Agreement             26
          SECTION 4.3    Capital Stock                                    26
          SECTION 4.4    Authority                                        26
          SECTION 4.5    Certain Documents                                26
          SECTION 4.6    Information Provided                             27


ARTICLE V.                                                                27
     COVENANTS OF INTERCAP                                                27
          SECTION 5.1    Affirmative Covenants of InterCAP                27
          SECTION 5.2    Negative Covenants of InterCAP                   29


ARTICLE VI.                                                               31
     ADDITIONAL AGREEMENTS                                                31
          SECTION 6.1    Access To, and Information Concerning,
                         Properties and Records                           31
          SECTION 6.2    Objections of Stockholders                       31
          SECTION 6.3    Miscellaneous Agreements and Consents            31
          SECTION 6.4    InterCAP Indebtedness                            31
          SECTION 6.5    No Solicitation                                  32
          SECTION 6.6    Public Announcement; Confidentiality and
                         Non-Disclosure                                   32
          SECTION 6.7    Employee Matters                                 32
          SECTION 6.8    Expenses                                         33
          SECTION 6.9    Further Assurances                               33


ARTICLE VII.                                                              33
     CONDITIONS TO CONSUMMATION OF THE MERGER                             33
          SECTION 7.1    Conditions to Each Party's Obligation to
                         Effect the Merger                                33
          SECTION 7.2    Conditions to the Obligations of Intergraph
                         and Intergraph Subsidiary to Effect the Merger   34
          SECTION 7.3    Conditions to the Obligations of InterCAP to
                         Effect the Merger                                36


ARTICLE VIII.                                                             36
     TERMINATION; AMENDMENT; WAIVER                                       36
          SECTION 8.1    Termination                                      36
          SECTION 8.2    Effect of Termination                            37
          SECTION 8.3    Reimbursement of Expenses                        37
          SECTION 8.4    Termination Fee                                  37
          SECTION 8.5    Amendment                                        38
          SECTION 8.6    Extension; Waiver                                38


ARTICLE IX.                                                               38
     SURVIVAL; INDEMNIFICATION; REMEDIES                                  38
          SECTION 9.1    Survival of Representations and Warranties       38
          SECTION 9.2    Indemnification                                  39
          SECTION 9.3    Remedies                                         42


ARTICLE X.                                                                42
     MISCELLANEOUS                                                        42
          SECTION 10.1   Entire Agreement; Assignment                     42
          SECTION 10.2   Severability                                     42
          SECTION 10.3   Notices                                          43
          SECTION 10.4   Governing Law                                    43
          SECTION 10.5   Descriptive Headings                             43
          SECTION 10.6   Parties in Interest                              43
          SECTION 10.7   Counterparts                                     44
          SECTION 10.8   Incorporation by Reference                       44
          SECTION 10.9   Certain Definitions                              44

ATTACHMENTS

     EXHIBITS

          A.    Certificate of Merger
          B.    Preferred Stock Agreement
          C.    Escrow Agreement
          D.    Form of ISO Agreement
          E.    Form of NQSO Agreement
          F-1.  Certificate of Individual InterCAP Stockholders
          F-2.  Certificate of InterCAP Entity Stockholders


     SCHEDULES

          Schedule 2.3     Assumed Options
          Schedule 3.1 Lists of Holders of InterCAP Stock and Options; List of Directors and Officers
          Schedule 3.2 Subsidiaries and Interests in Other Entities; Interests in Certain Persons
          Schedule 3.3     Summary of Capital Structure
          Schedule 3.5     Conflicts, Consents and Defaults
          Schedule 3.7     Absence of Changes
          Schedule 3.9     Taxes; Regulatory Filings
          Schedule 3.11    Intellectual Property
          Schedule 3.12    Employee Benefit Plans
          Schedule 3.13    Employment Agreements
          Schedule 3.16    Customer and Distributor Relations
          Schedule 3.17    Insurance Policies and Material Contracts
          Schedule 3.21    Certain Agreements
          Schedule 3.22    Bank Accounts
          Schedule 5.1(h)  Liabilities and Obligations of InterCAP
          Schedule 7.2(o)  List of Certain Employees



              AGREEMENT AND PLAN OF REORGANIZATION


      AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") dated as of September 30  1994,  by  and among Intergraph  Corporation,  a

Delaware corporation ("Intergraph"), Intergraph DC Corporation  -

Subsidiary   7,   a  Delaware  corporation  and  a   wholly-owned

subsidiary of Intergraph ("Intergraph Subsidiary"), and  InterCAP

Graphics Systems, Inc., a Delaware corporation ("InterCAP").

      WHEREAS, InterCAP desires to affiliate with Intergraph  and

Intergraph  Subsidiary, and Intergraph and Intergraph  Subsidiary

desire to affiliate with InterCAP in the manner provided in  this

Agreement;

      WHEREAS, Intergraph and InterCAP believe that the Merger (as defined  in Section 1.1) of Intergraph Subsidiary with  and  into

InterCAP in the manner provided by, and subject to the terms  and conditions  set  forth  in,  this  Agreement  and  all  exhibits,

schedules  and supplements hereto is desirable and  in  the  best interests of their respective institutions and stockholders; and

      WHEREAS,  the respective boards of directors  of  InterCAP,

Intergraph and Intergraph Subsidiary approved this Agreement  and the  transactions contemplated hereby substantially on the  terms and conditions set forth in this Agreement;

      NOW,  THEREFORE, in consideration of the premises  and  the mutual  covenants  hereinafter set  forth,  and  other  good  and valuable consideration, the receipt and sufficiency of which  are hereby  acknowledged, the parties, intending to be legally bound,

hereby agree as follows:



                           ARTICLE I.

                           THE MERGER

      SECTION  1.1    The Merger.  Upon the terms and subject  to

the  conditions  hereof,  and  in  accordance  with  the  General

Corporation Law of the State of Delaware (the "GCL"),  Intergraph

Subsidiary shall be merged with and into InterCAP (the  "Merger")

and InterCAP shall become a wholly-owned subsidiary of Intergraph as  soon as practicable following the satisfaction or waiver,  if permissible, of the conditions set forth in Article  VII  hereof.

Following  the  Merger, InterCAP shall continue as the  surviving corporation  with the name InterCAP Graphics Systems,  Inc.  (the

"Surviving Corporation") and the separate corporate existence  of

Intergraph  Subsidiary shall cease.  (Intergraph  Subsidiary  and

InterCAP   are   sometimes  referred  to  as   the   "Constituent

Corporations".)

      SECTION  1.2     Effective  Time.   The  Merger  shall  be

consummated by the filing with the Delaware Secretary of State of a  Certificate of Merger in the form attached hereto as Exhibit A in  accordance with the relevant provisions of the GCL and by the certification  by  the Secretary of State of  Delaware  that  the

Certificate of Merger has been filed in such office.   (The  date

and  time of such issuance and filing or such other time and date as  may  be specified in the Certificate of Merger shall  be  the

"Effective Time").

      SECTION  1.3    Certain Effects of the Merger.  The  Merger

shall have the effects set forth in Section 259 of the GCL.

      SECTION 1.4    Certificate of Incorporation and By-Laws.  The

Certificate  of  Incorporation  and  the  By-Laws  of   Intergraph

Subsidiary, in each case as in effect at the Effective Time, shall be  the  Certificate of Incorporation and By-Laws of the Surviving

Corporation,  except  that the name of the  Surviving  Corporation shall be as specified in Section 1.1.

      SECTION  1.5    Directors and Officers.  The directors  and

officers of Intergraph Subsidiary at the Effective Time shall  be the directors and officers of the Surviving Corporation and shall hold  office  from  the  Effective Time  until  their  respective successors  are  duly elected or appointed and qualified  in  the manner  provided in the Certificate of Incorporation and  By-Laws of the Surviving Corporation, or as otherwise provided by law.

      SECTION 1.6    Tax-Free Reorganization.  For federal income

tax purposes, the parties intend that the Merger be treated as  a tax-free  reorganization within the meaning of Section 368(a)  of the  Internal  Revenue  Code of 1986, as  amended  (the  "Code").

Except   for   cash  paid  in  lieu  of  fractional  shares,   no

consideration that could constitute "other property"  within  the meaning  of  Section 356(b) of the Code is being  transferred  by

Intergraph for the InterCAP Stock (as defined in Section 2.1)  in the  Merger.  The parties shall not take a position  on  any  tax return inconsistent with this Section 1.6.

      SECTION  1.7     Stockholders'  Communications.   InterCAP,

acting through its Board of Directors, shall, in accordance  with applicable law:

           (a)   duly  call, give notice of, convene and  hold  a

meeting (the "Stockholders' Meeting") of its stockholders as soon as  practicable  after the Form S-4 (as defined below)  has  been declared  effective,  for the purpose of approving  and  adopting this Agreement and the transactions contemplated thereby;

           (b)   include  in the Proxy Statement (as  defined  in

paragraph (c) below) the unanimous recommendation of its Board of

Directors that the stockholders of InterCAP vote in favor of  the approval  and  adoption of this Agreement  and  the  transactions contemplated hereby;



          (c)  (i) obtain and furnish the information required to

be  included  by  it in the Proxy Statement and cause  the  Proxy

Statement  to  be  mailed  to its stockholders  at  the  earliest practicable time following the effectiveness of the Form S-4, and

(ii) use its best efforts to obtain the approval and adoption  of the  Merger  by  all of InterCAP's stockholders.  The  letter  to stockholders,  notice of Stockholder's Meeting,  proxy  statement

(together   with  the  prospectus  portion  of  the  registration

statement on Form S-4 (the "Form S-4") registering the Intergraph

Common Stock to be issued in the Merger under the Securities  Act of 1933, as amended (the "Securities Act")), and form of proxy to be  distributed  to stockholders in connection  with  the  Merger shall  be  in  form  and  substance  reasonably  satisfactory  to

Intergraph, and are collectively referred to herein as the "Proxy

Statement";

          (d)  permit the exercise of the Warrants (as defined in

Section  3.3), and the conversion of certain shares  of  InterCAP

Preferred Stock (as hereafter defined) into InterCAP Common Stock

(as  hereafter  defined), pursuant to the terms of  that  certain

Preferred  Stock  Agreement dated of even date  herewith  between

InterCAP  and  the holders of at least 95% of InterCAP  Preferred

Stock, a copy of which is attached as Exhibit B to this Agreement

(the "Preferred Stock Agreement"); and

           (e)   in  connection  with the Stockholders'  Meeting,

unanimously recommend that the stockholders approve an  amendment

to   InterCAP's  certificate  of  incorporation   in   the   form

contemplated  by  the  Preferred Stock  Agreement  (the  "Charter

Amendment").

      SECTION  1.8     Preparation of  S-4;  Other  Filings.   As

promptly  as  practicable  after  the  date  of  this  Agreement,

Intergraph  shall  prepare  and  file  with  the  Securities  and

Exchange Commission ("SEC") the Form S-4.  Each of Intergraph and

InterCAP shall use its best efforts to respond to any comments of the  SEC,  to  have  the Form S-4 declared  effective  under  the

Securities Act as promptly as practicable after such filing,  and to  cause  the  Proxy Statement to be mailed to  the  holders  of

InterCAP  Stock  (as  defined in Section  2.1)  at  the  earliest practicable time, but in any event within two business days after the Form S-4 has been declared effective by the SEC.  As promptly as  practicable after the date of this Agreement, Intergraph  and

InterCAP  shall  properly  prepare and  file  any  other  filings required  under the Securities Exchange Act of 1934,  as  amended

(the "Exchange Act"), the Securities Act or any other federal  or state  laws, and Intergraph shall properly prepare and  file  any filings  required under state securities or "blue sky"  laws,  in

each   case   relating  to  the  Merger  and   the   transactions

contemplated   by  this  Agreement  (collectively,   the   "Other

Filings").  InterCAP shall promptly furnish Intergraph  with  all information concerning InterCAP as may be reasonably required  in connection  with  any action contemplated by  this  Section  1.8.

Each party will notify the other party promptly of the receipt of any  comments from the SEC or its staff and of any request by the

SEC or its staff or any other government officials for amendments or  supplements  to  the  Form S-4 or any  Other  Filing  or  for

additional  information. Each party will supply the  other  party with  copies of all correspondence between such party or  any  of its  representatives, on the one hand, and the SEC, or its  staff or  any  other  government officials, on  the  other  hand,  with

respect  to  the Form S-4, the Merger or any Other Filing.   Each

party  shall  promptly provide the other party (or  its  counsel)

with  copies  of  all  filings  made  by  such  party  with   any

governmental authority in connection with this Agreement and  the transactions contemplated hereby and thereby.  The Form  S-4  and the  Other Filings shall comply in all material respects with all applicable requirements of law.  Whenever any event occurs  which should be set forth in an amendment or supplement to the Form S-4 or  any Other Filing, Intergraph or InterCAP, as the case may be,

shall  promptly  inform the other party of  such  occurrence  and cooperate  in  filing  with the SEC or its  staff  or  any  other government officials, and/or mailing to stockholders of InterCAP,

such amendment or supplement.

      SECTION 1.9    Closing.  Upon the terms and subject to  the

conditions hereof, as soon as practicable after the vote  of  the stockholders of InterCAP in favor of the approval and adoption of this Agreement has been obtained, and the satisfaction or waiver,

if  permissible,  of  the conditions set  forth  in  Article  VII hereof,  InterCAP,  Intergraph Subsidiary  and  Intergraph  shall execute  and  deliver the Certificate of Merger, as described  in

Section 1.2, and the parties hereto shall take all such other and further  actions  as may be required by law to  make  the  Merger

effective.   Prior  to  the filing of the Certificate  of  Merger

pursuant to Section 1.2, a closing (the "Closing") will  be  held at  such  place  as  the parties may agree  for  the  purpose  of confirming all of the foregoing.  The date upon which the Closing takes  place is sometimes referred to hereinafter as the "Closing

Date".

                          ARTICLE II.

        EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
       CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     SECTION 2.1    Total Consideration; Effect on Capital Stock.

In  consideration of the Merger, Intergraph will (i) issue to the holders  of  the  common and preferred shares of  InterCAP  stock

(collectively, the "InterCAP Stock"), shares of Intergraph common stock, par value $.10 per share ("Intergraph Common Stock"), (ii)

pay  cash  in  respect of fractional shares pursuant  to  Section

2.2(c)  hereof,  and  (iii) assume certain  outstanding  InterCAP stock  options  as  specified in Section 2.3  (collectively,  the

"Merger  Consideration").   The aggregate  number  of  shares  of

Intergraph Common Stock to be issued to holders of InterCAP Stock in  the Merger, exclusive of shares issuable upon the exercise of

Assumed  Options  under Section 2.3 (the "Total Intergraph  Share

Amount")  shall  be determined by (i) subtracting  the  Aggregate

Assumed  Option  Spread  (as  defined  in  Section  2.3(e))  from

$7,500,000 (with the result of such subtraction being referred to as  the  "Closing Merger Consideration"), and (ii)  dividing  the

Closing Merger Consideration by the average closing sale price of

Intergraph Common Stock as reported by the NASDAQ National Market

System for the ten (10) days of trading immediately preceding the fifth  business  day  prior  to  the  Closing  Date  (the  "Share

Determination Market Price").  The Total Intergraph Share  Amount

shall  be  available  for  the conversion  and  exchange  of  all outstanding  shares  of capital stock of  InterCAP  and  for  all options  (other  than  the Assumed Options to  be  assumed  under

Section  2.3), warrants, rights, calls, commitments or agreements of  any character to which InterCAP is a party or by which it  is bound  calling  for the issuance of shares of  capital  stock  of

InterCAP,  or  any securities convertible into or exercisable  or exchangeable  for,  or  representing the  right  to  purchase  or otherwise  receive,  directly  or indirectly,  any  such  capital stock, or other arrangements to acquire, at any time or under any circumstance,  capital  stock  of  InterCAP  or  any  such  other securities  (the "Fully Diluted InterCAP Shares").  For  purposes of  the  calculation of the exchange ratio for Intergraph  Common

Stock  under Section 2.1(c) hereof, it is assumed that the number of  Fully  Diluted InterCAP Shares is as set forth in  InterCAP's

representations  and warranties in Section 3.3  hereof.   At  the

Effective  Time, subject and pursuant to the terms and conditions of this Agreement, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of the capital stock of the Constituent Corporations:

           (a)   Capital  Stock of Intergraph  Subsidiary.   Each

issued and outstanding share of the common stock, par value  $.01 per  share, of Intergraph Subsidiary shall be converted into  one share of common stock, par value $.01 per share, of the Surviving

Corporation.

           (b)  Cancellation of Certain Shares of InterCAP Stock.

Each  share  of InterCAP Stock that is (i) owned by  InterCAP  as treasury  stock, (ii) authorized but unissued, or (iii) owned  by any  subsidiary of InterCAP, shall be cancelled and no Intergraph

Common  Stock  or  other  consideration  shall  be  delivered  in

exchange  therefor.   As  used  herein,  a  "subsidiary"  of  any

corporation  means another corporation an amount of whose  voting securities sufficient to elect at least a majority of  its  Board of Directors is owned directly or indirectly by such corporation.

           (c)  Exchange Ratios.  Subject to Sections 2.1 and 2.2

of  this  Agreement, shares of InterCAP Stock shall be  exchanged and  converted  into  shares of Intergraph Common  Stock  on  the following basis:

                 (i)        each  share  of  InterCAP  Series   A

     Convertible  Preferred  Stock,  $.01  par  value  per  share

     ("InterCAP   Series   A   Preferred  Stock"),   issued   and

     outstanding  at  the  Effective  Time  (other  than   shares

     cancelled  pursuant  to Section 2.1(b) and  shares  held  by

     Dissenting Stockholders, if any), including all accrued  and unpaid  dividends thereon, shall be exchanged and  converted into  the  right  to  receive  a  fraction  of  a  share  of

     Intergraph Common Stock having a value (determined prior  to the Closing Date using the Share Determination Market Price)

     of $1.475000000 (the "Series A Exchange Ratio");





               (ii) each share of (a) InterCAP common stock, $.01

     par  value per share ("InterCAP Common Stock"), (b) InterCAP

     Series  B  Convertible Preferred Stock, $.01 par  value  per share ("InterCAP Series B Preferred Stock"), if any, and (c)

     InterCAP  Series  C Convertible Preferred  Stock,  $.01  par

     value  per  share ("InterCAP Series C Preferred Stock"),  if any,  issued  and outstanding at the Effective  Time  (other than  shares cancelled pursuant to Section 2.1(b) and shares held  by  Dissenting  Stockholders, if any),  including  all accrued and unpaid dividends thereon, shall be exchanged and converted into the right to receive a fraction of a share of

     Intergraph Common Stock having a value (determined prior  to the Closing Date using the Share Determination Market Price)

     of $.90975693 (the "Non-Series A Exchange Ratio"); and

               (iii)     For purposes of this Agreement,

                             (A)  the Series A Exchange Ratio and the

                                  Non-Series A Exchange Ratio are

                                  referred to as the "Exchange Ratios";

                             (B)  all calculations under this Section

                                  2.1(c) shall be rounded to the nearest

                                  one hundred millionth (.00000001).

Each   share  of  Intergraph  Common  Stock  to  be  issued  upon conversion  of shares of InterCAP Stock in accordance  with  this

Section  2.1(c) shall include the corresponding percentage  of  a right  (the  "Intergraph  Rights") to  purchase  "Common  Shares"

pursuant  to and as defined in the Rights Agreement dated  August

25,  1993 by and between Intergraph and Harris Trust and  Savings

Bank,  an  Illinois  banking corporation (the "Intergraph  Rights

Agreement").  Prior to the Distribution Date (as defined  in  the

Intergraph Rights Agreement), all references in this Agreement to the Intergraph Common Stock to be received in the Merger shall be deemed  to  include  the Intergraph Rights.  For  convenience  of reference,  the shares of Intergraph Common Stock  to  be  issued upon  the exchange and conversion of InterCAP Stock in accordance with  this  Section 2.1(c) are sometimes hereinafter collectively referred to as the "Intergraph Shares".

           (d)   Shares of Dissenting Stockholders.  Each  issued

and  outstanding  share of InterCAP Stock held  by  any  InterCAP stockholder who has not voted for the Merger and who  shall  have delivered a written demand for payment of the fair value of  such

InterCAP  Stock  within the time and in the  manner  provided  in

Section 262 of the GCL ("Dissenting Stockholders"), if any, shall not be exchanged and converted as described in Section 2.1(c) but shall  become the right to receive such consideration as  may  be determined  to be due to such Dissenting Stockholder pursuant  to

Section  262  of  the  GCL  (the "Delaware  Statute");  provided,

however, that each share of InterCAP Stock issued and outstanding at the Effective Time and held by a Dissenting Stockholder who or which shall, after the Effective Time, withdraw his or its demand for  appraisal  or lose or fail to perfect his or  its  right  of appraisal as provided in the Delaware Statute shall be deemed, as of  the  Effective  Time,  to  be exchanged  and  converted  into

Intergraph  Common Stock as provided in Section  2.1(c),  without interest.  After the Effective Time, as provided in the  Delaware

Statute,  no Dissenting Stockholder will be entitled to vote  the shares of InterCAP Stock which are the subject of such Dissenting

Stockholder's demand for appraisal for any purpose or be entitled to  the  payment  of  dividends or other  distributions  on  such shares.

          (e)  Adjustments for Capital Changes.  If, prior to the

Effective Time, Intergraph recapitalizes through a subdivision of its  outstanding  shares into a greater number of  shares,  or  a combination  of  its outstanding shares into a lesser  number  of shares,  or  reorganizes, reclassifies or otherwise  changes  its outstanding shares into the same or a different number of  shares or  other  classes,  or declares a dividend  on  its  outstanding shares  payable  in  shares of its capital  stock  or  securities convertible into shares of its capital stock (a "Stock Adjustment

Event"),  then  the applicable Exchange Ratio for InterCAP  Stock will  be  adjusted appropriately so as to maintain  the  relative proportionate  interests of the holders  of  shares  of  InterCAP

Stock and the holders of shares of Intergraph Common Stock.

     SECTION 2.2    Escrow Deposit; Exchange of Certificates.

           (a)  Escrow Deposit.  Before the Effective Time of the

Merger,   Intergraph  and  InterCAP  shall  appoint  a   mutually

acceptable  escrow agent (the "Escrow Agent") to  serve  as  such

under  the  Escrow Agreement (as defined in Section 2.2(b)).   At

the  Effective Time, Intergraph shall cause to be deposited  with the  Escrow Agent a certificate or certificates on behalf of each of  the stockholders of InterCAP (the "Stockholders"), other than

Dissenting Stockholders, and such Stockholders, by their approval of  the  Merger, shall be deemed to have authorized and  directed

Intergraph  to  make  such deposit on their behalf,  representing fifteen  percent (15%) of the Intergraph Shares to be  issued  to each  such Stockholder rounded up to the nearest whole  share  of

Intergraph Common Stock (collectively, the "Escrow Shares").

          (b)  Procedure for Exchange.  Before the Effective Time

of  the  Merger, Intergraph shall appoint its transfer  agent  or such  other  entity as it may determine to act as exchange  agent

(the  "Exchange  Agent") in the Merger.  As soon  as  practicable following  the  Closing, Intergraph shall make available  to  the

Exchange  Agent the Intergraph Shares (exclusive  of  the  Escrow

Shares).   As soon as practicable after the Closing, the Exchange

Agent  shall  mail to each holder of record of a certificate  (an

"Old  Certificate") representing InterCAP Stock at the  Effective

Time,  (i)  a  letter  of transmittal (which shall  specify  that delivery shall be effected, and risk of loss and title to the Old

Certificates  shall  pass,  only  upon  delivery   of   the   Old

Certificates  to  the  Exchange  Agent  and  shall  be  in   form

reasonably satisfactory to Intergraph), and (ii) instructions for use  in  effecting  the  surrender of  the  Old  Certificates  in exchange for certificates evidencing the Intergraph Shares.  Upon surrender  to  the  Exchange  Agent of  an  Old  Certificate  for

cancellation,   accompanied  by  a  duly   executed   letter   of

transmittal, the holder of such Old Certificate shall be entitled to  receive  in  exchange  therefor,  one  or  more  certificates representing the number of Intergraph Shares (other  than  Escrow

Shares)  to which such holder is entitled under Section 2.1  (the

"New  Certificates").  The Old Certificates so surrendered  shall be  forthwith  cancelled.  In the event any Old Certificates  are alleged to be lost, stolen or destroyed, the record owner of such

Old  Certificates  shall deliver to the  Exchange  Agent  (i)  an affidavit confirming that such Old Certificates are lost,  stolen or  destroyed, (ii) a bond or other indemnity agreement  in  form satisfactory to Intergraph sufficient to indemnify Intergraph  in respect of any subsequent claim relating to such lost, stolen  or destroyed  certificates,  and (iii) a  duly  executed  letter  of transmittal.  Upon receipt of the items specified in clauses  (i)

- -  (iii)  above, the Exchange Agent shall issue and  deliver  New

Certificates  in  respect  thereof as  if  the  lost,  stolen  or destroyed  Old  Certificates had been surrendered  in  compliance with this Agreement.  In the event of a transfer of ownership  of shares  of InterCAP Stock which is not registered on the transfer records  of  InterCAP, a New Certificate representing the  proper number  of shares of Intergraph Common Stock may be issued  to  a transferee  if  the  Old Certificate representing  such  InterCAP

Stock  is  presented  to the Exchange Agent, accompanied  by  all documents  required to evidence and effect such transfer  and  by evidence  that any applicable stock or other transfer taxes  have

been  paid.   Until surrendered as contemplated by  this  Section

2.2,  each  Old  Certificate shall be deemed, on  and  after  the

Effective Time, to represent only the right to receive upon  such

surrender,   New   Certificates   representing   the   applicable

Intergraph  Shares (other than the Escrow Shares) as contemplated

by  Section  2.1(c), in all cases without interest.   All  Escrow

Shares shall be held by, and distributed in accordance with,  the terms  and  provisions  of  an Escrow Agreement  among  InterCAP,

Intergraph,  the  Stockholders' Committee (as hereafter  defined)

and  the  Escrow  Agent  in the form of Exhibit  C  (the  "Escrow

Agreement").

           (c)   Fractional  Shares.   No  fractional  shares  of

Intergraph  Common  Stock will be issued in connection  with  the

Merger,  but in lieu thereof, each holder of InterCAP  Stock  who would  otherwise be entitled to receive a fraction of a share  of

Intergraph  Common  Stock (after giving effect  to  the  rounding requirements of the last sentence of Section 2.2(a)) will receive from Intergraph, at such time as such Stockholder shall receive a

New  Certificate  representing whole shares of Intergraph  Common

Stock  as contemplated by Section 2.2(b), an amount of cash equal to  the  product  of  (i) the Share Determination  Market  Price,

multiplied  by (ii) the fraction of a share of Intergraph  Common

Stock   otherwise  issuable  to  such  holder.   The   fractional

interests  of  each  Stockholder will be aggregated  so  that  no

Stockholder will receive cash in an amount equal or greater  than the  value  of the Share Determination Market Price of one  whole share of Intergraph Common Stock.

           (d)   No  Further Ownership Rights in InterCAP  Stock.

All  shares of Intergraph Common Stock issued upon the  surrender for  exchange of shares of InterCAP Stock in accordance with  the terms  of this Article II shall be deemed to have been issued  in full  satisfaction  of all rights pertaining to  such  shares  of

InterCAP   Stock.   If,  after  the  Effective  Time,   any   Old

Certificate  is  presented to the Surviving Corporation  for  any reason, such Old Certificate shall be cancelled and exchanged  as provided in this Article II.

           (e)   No  Liability.   Neither Intergraph,  Intergraph

Subsidiary nor InterCAP shall be liable to any holder  of  shares of  InterCAP Stock, or Intergraph Common Stock, as the  case  may be,  for  shares  (or  dividends or  distributions  with  respect thereto) of Intergraph Common Stock to be issued in exchange  for

InterCAP  Stock pursuant to this Section 2.2, if, at the  end  of the  period from the Closing through the expiration of  the  time specified by applicable Escheat Law (as hereafter defined),  such shares  are  delivered  to  a public  official  pursuant  to  any applicable  abandoned property, escheat or similar law  ("Escheat

Law").

      SECTION  2.3     Conversion of InterCAP  Options.   At  the

Effective  Time, each of InterCAP's then outstanding options  (an

"Option") shall be converted and assumed as follows:

           (a)   Each  outstanding incentive stock  option  under

InterCAP's  1989 Stock Option Plan (the "InterCAP  Option  Plan")

which is listed on Schedule 3.1 (collectively, the "ISO's"),  and each  outstanding nonqualified stock option awarded  by  InterCAP under  InterCAP's  1994 Non-Qualified Stock Option  Program  (the

"InterCAP  Option  Program") which  is  listed  on  Schedule  3.1

(collectively, the "NQSO's"), shall, by virtue of the Merger  and without any further action on the part of the holder thereof,  be assumed by Intergraph and automatically converted into an  option to  purchase  a  number  of  shares of  Intergraph  Common  Stock determined by multiplying the number of shares of InterCAP Common

Stock  covered  by the Option immediately prior to the  Effective

Time  by  the  Option Conversion Fraction, as defined  below  and rounded  up to the nearest whole number of shares (the  "Adjusted

Intergraph  Share  Amount").  The exercise  price  per  share  of

Intergraph Common Stock shall equal the exercise price in  effect under such Option immediately prior to the Effective Time divided by  the Option Conversion Fraction, and rounded up to the nearest whole cent (the "Adjusted Intergraph Exercise Price").

           (b)   The options to purchase Intergraph Common  Stock

into  which the Options are converted pursuant to Section  2.3(a)

shall  contain the same status as "incentive stock options" under

Section  422  of  the  Code  (but  only  if  such  Options   were

theretofore  incentive stock options under  Section  422  of  the

Code),  and, except as disclosed on Schedule 2.3, shall otherwise be  on  substantially the same terms and conditions as the Option being  assumed (including without limitation, a requirement  that the  vesting  of each ISO shall be accelerated by virtue  of  the

Merger and the vesting of each NQSO shall be as set forth in  the form  of Non-Qualified Stock Option Agreement attached as Exhibit

E  hereto  (the  "NQSO  Agreement")).  Following  conversion  and assumption by Intergraph, the Options are referred to  herein  as

"Assumed Options."

           (c)   As  used  herein,  the term  "Option  Conversion

Fraction"  means a fraction, the numerator of which is $.90975693 and  the  denominator of which is the Share Determination  Market

Price.

            (d)   Intergraph  shall  take  all  corporate  action

necessary to reserve for, or otherwise permit the issuance of,  a sufficient  number  of  shares  of Intergraph  Common  Stock  for delivery upon exercise of the Assumed Options in accordance  with this  Section 2.3.  Prior to the Effective Time, Intergraph shall file one or more registration statements on Form S-8 (the "Form S-

8") with respect to the shares of Intergraph Common Stock subject to  such  Assumed  Options, and shall use  its  best  efforts  to maintain the effectiveness of such registration statement  as  of the Effective Time and for so long as such Assumed Options remain outstanding.

            (e)    For  purposes  of  this  Agreement,  the  term

"Aggregate  Assumed  Option Spread"  means  an  amount  equal  to

$1,021,573.65.

                          ARTICLE III.

           REPRESENTATIONS AND WARRANTIES OF INTERCAP

      InterCAP  represents, warrants and covenants to  Intergraph and to Intergraph Subsidiary as follows:

      SECTION 3.1    Organization and Qualification.  InterCAP is

a  corporation  duly  organized, validly  existing  and  in  good standing  under the laws of the State of Delaware,  and  has  all requisite  power  and authority to own, lease,  and  operate  its properties  and assets, and to carry on its business  as  is  now

being  conducted.   InterCAP  is  duly  qualified  as  a  foreign

corporation to do business, and is in good standing, in  each  of the  states  and  other jurisdictions where  its  properties  and assets  or  the  nature  or extent of its business  require  such qualification and where the failure to be so qualified would have a  Material  Adverse  Effect  (as defined  in  Section  10.9(a)).

InterCAP has delivered to Intergraph complete and correct  copies of  its  certificate of incorporation (including  all  amendments thereto) and bylaws (including all amendments thereto).  Attached hereto  as Schedule 3.1 is an accurate and complete list  of  the holders  of  InterCAP  Common Stock,  InterCAP  Preferred  Stock,

Options  and  Warrants (as defined in Section  3.3(a)),  and  any person  who possesses any equity interest in, or right to acquire equity interest in, InterCAP, and such list accurately states the number  of  shares  of  InterCAP Common Stock,  Preferred  Stock,

Options  and  Warrants  held by each holder  thereof  immediately prior  to  the execution of this Agreement.  InterCAP  agrees  to provide Intergraph with an amended Schedule 3.1 immediately prior to  Closing which is accurate as of such date.  Schedule 3.1 also contains  an  accurate  and complete list of  the  directors  and officers of InterCAP.

     SECTION 3.2    Subsidiaries and Interests in Other Entities;

Interests  of Certain Persons.  Except as described  in  Schedule

3.2,  InterCAP does not have any subsidiaries or affiliates,  nor does  it own any interest in any general or limited partnerships,

joint   ventures,  consortia,  corporations,  trusts,  or   other

entities.   Each of the InterCAP subsidiaries listed on  Schedule

3.2   is  validly  existing  under  the  law  of  its  place   of

organization.   Except as disclosed in Schedule 3.2,  and  except

for  non-controlling interests in entities whose  securities  are publicly held, none of InterCAP's officers, directors, employees,

consultants  or stockholders (i) have or to InterCAP's  knowledge claim,  any direct or indirect interest in any property, real  or personal, tangible or intangible, including inventions,  patents,

trade  secrets, know-how, copyrights, trademarks or  trade  names used  in  or  pertaining to InterCAP's business, except  for  the normal rights of a stockholder, or (ii) to the best knowledge  of

InterCAP, have any direct or indirect financial or other interest in  any  corporation, partnership, joint venture or other  entity that  is a party to any agreement with InterCAP or otherwise does any business with InterCAP.  Schedule 3.2 describes the ownership structure  of  each of the subsidiaries listed on such  Schedule.

Except as disclosed in Schedule 3.2, InterCAP (x) has not,  since

July  1,  1992,  transacted any business with,  and  (y)  has  no current  or  executory  commitments or  obligations  to,  or  any ongoing  transactions with, any affiliated or related  companies,

partnerships, ventures or other entities, and no such entity  has a  claim of right or ownership in any of InterCAP's properties or assets,  including,  but not limited to,  its  computer  software programs  and other Intellectual Property Rights (as  defined  in

Section 3.11(a)).

     SECTION 3.3    Capitalization.

           (a)   As of the date of this Agreement, the authorized

capital  stock  of  InterCAP consists  of  20,000,000  shares  of

InterCAP  Common Stock, $.01 par value, and 10,000,000 shares  of

InterCAP  Preferred  Stock, par value $.01 per  share  ("InterCAP

Preferred  Stock"), of which 2,911,478 shares of InterCAP  Common

Stock,  927,326 shares of InterCAP Preferred Stock designated  as

InterCAP  Series A Convertible Preferred Stock, 1,716,387  shares of  InterCAP  Preferred Stock designated  as  InterCAP  Series  B

Convertible  Preferred  Stock, and  953,442  shares  of  InterCAP

Preferred  Stock  designated  as InterCAP  Series  C  Convertible

Preferred  Stock are issued and outstanding.  InterCAP previously reserved  up to a maximum of 2,500,000 shares of InterCAP  Common

Stock  for issuance upon the exercise of Options pursuant to  the

InterCAP  Option Plan, of which (i) 1,173,376 have been exercised or have terminated or expired unexercised, (ii) 935,062 have been granted  and  remain  outstanding but  unexercised  as  ISO's  at exercise  prices ranging from $.10 to $.42 per share of  InterCAP

Common Stock with an aggregate exercise price of $137,331.20, and

(iii) 391,562 have been irrevocably retired from such reservation and  are  no  longer  available  for  future  grants  or  awards.

InterCAP  has  reserved  up to a maximum  of  391,562  shares  of

InterCAP  Common  Stock  for issuance upon  exercise  of  Options pursuant  to  the InterCAP Option Program, all of  which  Options have  been  or  will be granted on terms set forth  in  the  NQSO

Agreement,  as  disclosed on Schedule 2.3, to such persons,  with respect  to such InterCAP Stock, and at such exercise  prices  as are  listed on Schedule 3.1 (and an aggregate exercise  price  of

$48,000.53).   InterCAP has reserved 50,000  shares  of  InterCAP

Common  Stock for issuance upon the exercise of warrants expiring in  December  of 1996 and having an exercise price  of  $.25  per share of InterCAP Common Stock (the "Warrants"). Pursuant to  the

Preferred Stock Agreement, such Warrants will be exercised  prior to the Effective Time, resulting in the issuance of an additional

36,260 shares of InterCAP Common Stock.  Schedule 3.1 sets forth,

with  respect  to each Option, the number of shares  of  InterCAP

Common Stock covered by such Option, the exercise price, the term and  the  holder of such Option.  Except as disclosed on Schedule

2.3, each ISO has been awarded on the terms set forth in the form of  "InterCAP  Graphics Systems, Inc. 1989 Employee Stock  Option

Agreement" attached hereto as Exhibit D, and each NQSO  has  been awarded on the terms set forth in the NQSO Agreement.  The  ISO's have  been awarded under, and in substantial compliance with  the terms of, the InterCAP Option Plan, and the InterCAP Option  Plan

has  been  validly approved by the requisite vote of the InterCAP

Stockholders.   As  of  the  Effective  Time,  all   issued   and

outstanding  shares of InterCAP Stock reflected  on  the  amended

Schedule 3.1 required to be delivered under Section 3.1  will  be duly  and validly issued, fully paid and nonassessable.  Schedule

3.3  hereto  provides  a  summary of  the  capital  structure  of

InterCAP  as  of  the  date  of this Agreement,  and  except  for

transactions  expressly  contemplated  by  the  Preferred   Stock

Agreement,  such  summary will accurately  describe  the  capital structure of InterCAP at the Effective Time.  Except as disclosed on  Schedules 3.1 or 3.3, there are no outstanding subscriptions,

options,  rights,  warrants,  convertible  securities,  or  other agreements, commitments, or obligations of InterCAP to issue  any shares  of its capital stock of any class, except as contemplated by  this  Agreement,  or  to sell, hypothecate,  dispose  of,  or otherwise  transfer  shares  or  any  other  equity  interest  in

InterCAP.

           (b)   The  InterCAP  Series A Preferred  Stock  has  a

liquidation  preference of $1.4750 per share, and is  convertible

into  InterCAP  Common Stock at a ratio of 1.0  to   1.3329,  and

neither such liquidation preference nor conversion ratio has been adjusted  or modified since June 30, 1994, except to  the  extent the  effect of such adjustment or modification will be waived  or postponed upon execution of the Preferred Stock Agreement.  As of

June  30, 1994, undeclared, accrued but unpaid dividends  on  the

InterCAP Series A Preferred Stock totaled $.82 per share  in  the case  of  339,068 shares and $.79 per share in the  case  of  the remaining  576,272  shares of InterCAP Series A  Preferred  Stock

(rounded  to the nearest cent).  Since June 30, 1994, undeclared,

unpaid  dividends on the InterCAP Series A Preferred  Stock  have accrued  and continue to accrue on a daily basis at an annualized rate of 10% ($.1475 per share) (collectively, the "Accrued Series

A  Dividends").  By virtue of the Preferred Stock  Agreement  and

the   Charter  Amendment,  the  liquidation  preference  for  the

InterCAP  Series A Preferred Stock will be fixed at  $1.4750  per

share   during  the  period  specified  in  the  Preferred  Stock

Agreement  and  as  of the Effective Time, and  such  liquidation preference will not have been increased to reflect any portion of the  Accrued Series A Dividends.  The InterCAP Series B Preferred

Stock  has  a liquidation preference of $.5978 per share.   After

October 1, 1994, such liquidation preference will be $.5978  plus one-half  of  all  accrued and unpaid dividends (whether  or  not

declared)   from  January  1,  1993  (the  "Dividend   Adjustment

Amount"),  which Dividend Adjustment Amount will be approximately

$.04  per share as of October 1, 1994, and will accrue at a  rate of  $.025  per year thereafter.  The InterCAP Series B  Preferred

Stock is convertible into InterCAP Common Stock at a ratio of 1.0

to  1.0.   Neither  the liquidation preference  of  the  InterCAP

Series  B  Preferred  Stock  nor its conversion  ratio  has  been adjusted or modified since June 30, 1994, other than increases in such  liquidation  preference on a daily basis at  an  annualized rate of 5% ($.025 per share) in respect to additional undeclared,

accrued  but  unpaid dividends.  The InterCAP Series C  Preferred

Stock  has  a  liquidation preference of $.65552 per  share  plus accrued and unpaid dividends, whether or not declared (which,  as of  June  30,  1994, were $.17 per share, rounded to the  nearest cent),  and is convertible into InterCAP Common Stock at a  ratio of  1.0 to 1.0, and neither such liquidation preference nor  such conversion  ratio has been adjusted or modified  since  June  30,

1994,  other than increases in such liquidation preference  on  a daily basis at an annualized rate of 10% ($.065552 per share)  in respect of additional undeclared, accrued but unpaid dividends.

           (c)   All  options to acquire any equity  interest  in

InterCAP,  other than the ISO's and NQSO's, and all  warrants  to purchase  InterCAP  Common  Stock or  InterCAP  Preferred  Stock,

including  all Warrants, have been exercised or have expired,  or will be exercised or will expire prior to Closing.

           (d)  Except as described on Schedule 3.3, InterCAP  is

not   obligated   (either  by  virtue  of  its   certificate   of

incorporation  or otherwise) under or with respect  to  any  put,

call,  redemption right, repurchase obligation,  right  of  first refusal, buy-sell arrangement or other contractual commitment  of

InterCAP to repurchase or redeem any InterCAP Stock (collectively a "Repurchase Obligation").  As of the date of this Agreement, no

Repurchase  Obligation  is  currently  in  effect  that  requires

InterCAP  to redeem or repurchase any InterCAP Stock, and  as  of the  Effective  Time,  no  Repurchase  Obligation  will  obligate

InterCAP to redeem or repurchase any InterCAP Stock.

      SECTION  3.4     Authority.  This Agreement has  been  duly

authorized  by the Board of Directors of InterCAP, and  has  been duly  executed  and delivered by and on behalf of  InterCAP,  and constitutes  a legal, valid and binding obligation  of  InterCAP,

enforceable  against  InterCAP  in  accordance  with  its  terms,

subject  to  laws of general application relating to  bankruptcy,

insolvency,  and  the relief of debtors and the  rules  governing specific  performance,  injunctive relief,  and  other  equitable remedies.

     Section 3.5 No Conflict; Consents; No Defaults.

            (a)  Neither  the  execution  and  delivery  of  this

Agreement  or  any  other  agreements  referred  to  herein,  nor consummation  of the transactions contemplated hereby  (i)  will,

except  to the extent validly and effectively waived or  modified pursuant  to  the  Preferred  Stock  Agreement  and  the  Charter

Amendment,   conflict  with  or  violate   the   certificate   of

incorporation  (including  any certificate  of  designations  and preferences  relating to any series of InterCAP Preferred  Stock)

or  the  bylaws  of  InterCAP  or  will  violate  any  agreement,

arrangement or understanding between or among any stockholders of

InterCAP; (ii) will, except as set forth on Schedule 3.5, with or without  the  giving of notice or the lapse  of  time,  or  both,

conflict  with  or result in a breach of any terms or  provisions of,  or  constitute  a  default  or  give  rise  to  a  right  of acceleration  under, or result in the creation or  imposition  of any  lien, charge, or encumbrance upon any property or assets  of

InterCAP  under any indenture, mortgage, agreement,  contract  or other instrument to which InterCAP is a party or by which any  of its property is bound, in each case, where such conflict, breach,

default,  right  of  acceleration  or  imposition  would  have  a

Material  Adverse  Effect;  or (iii) will  violate  any  existing applicable law, rule, regulation, judgment, or order or decree of any  governmental  instrumentality or court  having  jurisdiction over  InterCAP  or  its subsidiaries or any of  their  respective properties,  where such violation would have a  Material  Adverse

Effect.

           (b)  All consents or approvals of any third parties or

federal,  state  or  local  regulatory or  governmental  agencies necessary  for  InterCAP  to enter into this  Agreement  and  the agreements referred to herein and to perform each and  every  one of  its  obligations  hereunder have been  obtained  or  will  be obtained prior to Closing.

           (c)   InterCAP is not in default of any debt agreement

or debt instrument to which InterCAP is a party.

      SECTION 3.6    Financial Statements and Reports; Books  and

Records.   InterCAP  has furnished (or, in the  case  of  monthly

interim statements, will furnish within twenty days of the end of the  preceding  month)  to Intergraph the  following  annual  and interim monthly financial statements described in paragraphs  (a)

through (d) below (collectively, the "Financial Statements"):

           (a)   InterCAP's  statement of Projected  Profits  and

Losses  and statement of Projected Cash Flow for the fiscal  year ending June 30, 1995;

           (b)   InterCAP's  unaudited balance sheet  and  income

statement as of August 31, 1994;

           (c)  InterCAP's audited financial statements as of the

year  ended  June  30,  1994 (the "June 30 Audit"),  as  well  as

InterCAP's audited financial statements for the years ended  June

30, 1988, 1989, 1990, 1991, 1992, and 1993; and

           (d)   InterCAP's monthly interim financial  statements

and revised statements of projected profits, losses and cash flow covering periods beginning September 1, 1994.

The   Financial  Statements  (i)  which  disclose  the  projected financial  condition and results of operations of InterCAP,  were or  will be based on reasonable assumptions when issued; and (ii)

which  disclose  the  past  financial condition  and  results  of operations  of  InterCAP, are true, complete and correct  in  all material  respects,  fairly present the financial  condition  and results  of  operations of InterCAP as of the periods  indicated,

and   were   prepared  in  accordance  with  generally   accepted

accounting  principles  ("GAAP") and on a basis  consistent  with prior  periods,  except for the absence of footnotes  in  monthly interim financial statements.

      SECTION  3.7    Absence of Changes.  Since June  30,  1994,

InterCAP has not

           (a)  experienced a Material Adverse Effect;

           (b)   except  as  contemplated by the Preferred  Stock

Agreement,  amended its Certificate of Incorporation or  its  By-

Laws,  or  changed the character of its business in any  material manner;

           (c)   incurred, assumed or become subject to,  whether

directly or by way of any guarantee or otherwise, any obligations or  liabilities  (absolute,  accrued,  contingent  or  otherwise)

except  in  the ordinary course of business, in a prudent  manner

and   consistent  with  past  practices  (which  obligations  and liabilities have been disclosed in writing to Intergraph);

          (d)  permitted or allowed any of its property or assets

to  be  subject to any mortgage, pledge, lien, security interest,

encumbrance,  restriction  or charge  of  any  kind  (other  than statutory liens not yet delinquent or liens described on Schedule

3.7);

          (e)  except as disclosed on Schedule 3.7, cancelled any

debts,  waived any claims or rights of material value,  or  sold,

transferred,  or otherwise disposed of any of its  properties  or assets  otherwise  than in the ordinary course  of  its  business consistent with past practices;

           (f)   disposed of or permitted to lapse any rights  to

the  use of any trademark, service mark, trade name or copyright,

or  Intellectual Property Rights (as defined in Section 3.11(a)),

or  disposed  of  or  disclosed to  any  person  other  than  its employees  or  agents, any trade secret or Intellectual  Property

Rights  not theretofore a matter of public knowledge, other  than any  disclosure  made to customers or actual or  potential  joint venturers that have executed reasonable non-disclosure agreements in favor of InterCAP;

           (g)  except as set forth on Schedule 3.7, granted  any

increase  in compensation or paid or agreed to pay or accrue  any bonus,  percentage compensation, service award, severance payment or  like  benefit to or for the credit of any director,  officer,

employee  or agent, or entered into any employment or  consulting contract  or  other  agreement for  personal  services  with  any director,  officer or employee, or adopted, amended or terminated any  pension, employee welfare, retirement, stock purchase, stock

option,   stock  appreciation  rights,  termination,   severance,

protection,  golden  parachute, savings  or  profit-sharing  plan

(including  trust  agreements and insurance  contracts  embodying

such   plans),   or  any  deferred  compensation  or   collective

bargaining agreement, any group insurance contract or  any  other

incentive,   welfare  or  employee  benefit  plan  or   agreement

maintained  by  InterCAP or the directors,  employees  or  former employees of InterCAP;

           (h)   directly  or  indirectly declared  or  paid  any

dividend or made any distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, or arranged for the redemption, purchase or acquisition of, any shares of its capital stock or other of its securities;

           (i)   acquired  any  capital  stock  or  other  equity

securities  or acquired any equity or ownership interest  in  any person;

           (j)   except  as  disclosed on Schedule  3.7,  issued,

reserved  for issuance, granted, sold or authorized the  issuance of  any  shares  of its capital stock or subscriptions,  options,

warrants, calls rights or commitments of any kind relating to the issuance  or  sale of or conversion into shares  of  its  capital stock;

           (k)   made any, or acquiesced with, any change in  any

method of accounting or accounting practice;

           (l)   except for the transactions contemplated by this

Agreement or as otherwise permitted hereunder, entered  into  any transaction, or entered into, modified or amended any contract or commitment, other than in the ordinary course of business,  in  a prudent manner and consistent with past practices; and

           (m)   except for the transactions contemplated by this

Agreement or as otherwise permitted hereunder, agreed, whether in writing or otherwise, to take any action the performance of which would change the representations contained in this Section 3.7 in the  future so that any such representation reasonably  could  be expected to be untrue as of the Closing.

      SECTION 3.8    Absence of Undisclosed Liabilities.   Except

for (i) expenses in connection with the transactions contemplated by  this Agreement; (ii) payments required to be made by InterCAP in  connection  with  the Merger under the  Employment  Agreement dated September 10, 1990 between InterCAP and A.G.W. Biddle, III,

as  amended through and including the amendment thereto dated  as of  September  26, 1994 (the "Biddle Agreement"),  and  (iii)  as

reflected  in InterCAP's June 30 Audit or expressly permitted  by

Article  V  hereof, neither InterCAP nor any of its  subsidiaries have any unrecorded debt, liability, or obligation of any nature,

whether  accrued,  fixed,  contingent,  for  indemnification   or

otherwise,  and  whether  due or to  become  due,  which,  either individually or in the aggregate, exceeds $25,000.

       SECTION  3.9     Taxes;  Regulatory  Filings.   Except  as

disclosed  on  Schedule 3.9, InterCAP and its  subsidiaries  have timely  and,  in  all  material respects,  accurately  filed  all required  federal, state, county, local, and foreign tax  returns and reports.  The provisions for taxes reflected in the Financial

Statements  are adequate for any and all federal, state,  county,

local, and foreign taxes accruable through the periods ending  on the  date of such Financial Statements and for all prior periods,

whether  or  not disputed.  There are no present disputes  as  to taxes  of  any  nature due and payable by InterCAP,  or  which  a governmental  body  or  agency asserts are  due  and  payable  by

InterCAP.   There  are  no  audits,  collection  proceedings,  or

investigations,  pending  or,  to  the  knowledge  of   InterCAP,

threatened by any governmental body with respect to taxes owed or alleged  to be owed by InterCAP.  InterCAP has timely  filed  and obtained all permits, licenses or regulatory filings required  or used in the conduct of InterCAP's business, unless the failure to obtain or file such permits, licenses or filings would not have a

Material  Adverse Effect.  There are no deficiencies  or  active,

pending or, to the knowledge of InterCAP, threatened examinations in connection with any of the foregoing.

     SECTION 3.10   Environmental Matters.

           (a)   InterCAP has obtained all the necessary  permits

under,  has  complied with and is currently  in  full  compliance

with,   all  restrictions,  limitations,  conditions,  standards,

prohibitions,  and other requirements under, all applicable  laws relating  to  pollution, waste disposal,  or  protection  of  the environment,  including,  without limitation,  laws  relating  to

emissions,   discharges,  releases  or  threatened  releases   of

pollutants,  contaminants, chemicals, or  industrial,  toxic,  or hazardous  substances or wastes, into the environment (including,

without  limitation,  ambient air, surface water,  ground  water,

land surface, or subsurface strata) or otherwise relating to  the manufacture,  processing, distribution, use, treatment,  storage,

disposal,  transport  or  handling of  pollutants,  contaminants,

chemicals, or industrial, toxic or hazardous substances or wastes or  other  Environmental Laws (as defined  in  Section  10.9(b)).

InterCAP has not released or disposed of, or arranged or provided for  disposal  of,  any Polluting Substances  in  a  manner  that violates or contravenes any applicable Environmental Law.

           (b)  InterCAP's leasehold interest in its office space

is,  to  the  best of InterCAP's knowledge, free of any  and  all

Polluting  Substances (as defined in Section  10.9(c))  or  other type  of contamination that are matters of environmental concern,

and  InterCAP  owns no interest in real estate  other  than  such leasehold interest.

           (c)   There  is  no civil, criminal, or administrative

action,  suit,  demand,  claim,  hearing,  notice  of  violation,

investigation, proceeding, notice or demand letter pending or, to the  knowledge of InterCAP, threatened against InterCAP  relating in  any  way  to the Environmental Laws or any rule,  regulation,

ordinance,  interpretation, code, plan, order, decree,  judgment,

injunction, notice or demand letter issued, entered, promulgated,

or approved thereunder.

     SECTION 3.11   Intellectual Property.

           (a)   Schedule  3.11 of this Agreement  lists  (i)  by

product  or  program  name, every computer software  product  and program  which  is solely and exclusively owned by InterCAP,  and which  is  material  to  the business of  InterCAP  as  presently constituted, as well as all documentation owned by InterCAP which is shipped to end users (collectively, "InterCAP Products"); (ii)

by product name or the identity of the sole or joint owner, every

computer   software  product,  program,  or  other   intellectual

property which is separately owned by, or jointly owned  with,  a third party (collectively, "ISD's"), and which is material to the business  of  InterCAP  ("ISD Property"); (iii)  each  and  every registered  and unregistered trademark and trademark application,

trade  name,  registered  patent  and  patent  application,   and

copyright  registration  and copyright registration  application,

which is solely or jointly owned or, in the case of applications,

filed   by   or   on   behalf  of  InterCAP  (collectively,   the

"Intellectual Property Rights").

                (i)        The  InterCAP  Products  and  the  ISD

Property  (collectively, the "Software Products") constitute  all of the computer software code currently necessary for InterCAP to conduct  the  material  aspects  of  its  business  as  presently constituted  (including but not limited to supporting  customers,

modifying   and  enhancing  the  InterCAP  Products,   developing

software  to  meet product commitments to existing customers  and customer  prospects,  and developing software  to  meet  existing product  development  plans)  and,  to  the  best  of  InterCAP's knowledge  and  belief, meet InterCAP's current  business  plans;

provided,  however, that to the extent the Software Products  may not  be sufficient to meet InterCAP's current business or product development plans, InterCAP does not have reason to believe  that

InterCAP would be incapable of, or prohibited from, independently creating  or  obtaining such computer software  code  as  may  be necessary to carry out such plans.

                (ii) InterCAP is the sole and exclusive owner  of

all  right, title, and interest in and to the InterCAP  Products,

and  owns  licenses or other valid rights to use any intellectual property upon which the InterCAP Products are based or from which the  InterCAP Products are derived, including but not limited  to the  right to use, reproduce, modify, and distribute the InterCAP

Products,  as  well as the right to grant licenses to  ISD's  and pursue infringement actions.  To the best of InterCAP's knowledge and  belief, InterCAP's exercise and full enjoyment of the rights and  privileges appurtenant to such exclusive ownership will  not infringe upon the intellectual property rights of others, and  no person  or  other entity has made, or to the best  of  InterCAP's knowledge,  threatened to make any claim that  the  exercise  and full enjoyment of such rights will constitute an infringement  of the intellectual property rights of such other person or entity.

               (iii)     InterCAP has valid and sufficient rights

in  the  ISD Property to permit InterCAP to conduct its  business and,  to  the  best of InterCAP's knowledge and belief,  to  meet

InterCAP's  current  business plans.  To the best  of  InterCAP's knowledge  and  belief, none of the ISD's  currently  intend,  or during the past year have threatened, to terminate or revoke such rights.

           (b)   Except  as disclosed in Schedule  3.11  to  this

Agreement,  the  InterCAP Products are free and clear  of  liens,

mortgages, and other encumbrances, and InterCAP has not released,

disclosed, or created or suffered the creation of a contingent or existing  obligation to release, disclose, transfer, deliver,  or license (i) the source codes for any of the InterCAP Products, or

(ii)  any  trade  secrets  or other confidential  or  proprietary information relating to the InterCAP Products (including, without limitation,  information relating to or  describing  source  code

architecture,   subroutine  calls,  algorithms   (if   any),   or

programmers'  notes  or  similar  documentation),   unless   such

release,   disclosure,  transfer,  delivery,   or   license   was

accompanied   by  a  non-disclosure  agreement  prohibiting   the

recipient  from  using  or  disclosing  such  trade  secrets   or

information.   Neither  the  execution  and  delivery   of   this

Agreement  or  any other agreement referred to  herein,  nor  the consummation of the transactions contemplated hereby, will  cause or result in the release or disclosure of any of the foregoing.

           (c)   Except as disclosed in Schedule 3.11,  each  and

every  current  and  former employee and consultant  of  InterCAP hired  or  retained by InterCAP since January  1,  1988  who  had

access   to   InterCAP's  trade  secrets  and   proprietary   and

confidential  information has entered into  an  employment,  non-

disclosure,  or  consulting agreement (collectively,  "Protective

Agreements")  with InterCAP containing provisions  (i)  assigning

all   of  such  employee's  or  consultant's  right,  title,  and interest, if any, in and to the InterCAP Products to InterCAP, or

designating the product of any programming services performed for

InterCAP  to be Works-Made-For-Hire, as that term is  defined  in

Section  101  of the Copyright Act of 1976, and (ii)  prohibiting the  disclosure  of InterCAP's trade secrets and proprietary  and confidential information by such employee or consultant.  To  the best  of  InterCAP's  knowledge and belief, there  have  been  no breaches  of  any  of  the Protective Agreements,  or  any  other unauthorized  release, disclosure, use, or appropriation  of  any

InterCAP  trade  secrets  or  other confidential  or  proprietary information of InterCAP.

          (d)  InterCAP has no copyright registrations, trademark

registrations, or patents.

           (e)   Except  as disclosed in Schedule  3.11  to  this

Agreement, InterCAP is under no existing or contingent obligation to  compensate any other person or entity in connection with  the use,  reproduction, modification, or distribution of any  of  the

Software Products.

          (f)  To the best of InterCAP's knowledge and belief, no

person  or  other  entity is infringing upon  any  of  InterCAP's intellectual property.

     SECTION 3.12   Employee Benefit Plans.

           (a)   Plans and Related Documents.  InterCAP does  not

have or purport to have, and does not contribute to, any pension,

profit-sharing, option, severance compensation or incentive  plan or  arrangement, or any other type of Employee Benefit  Plan  (as defined  in  Section  3(3)  of  the  Employee  Retirement  Income

Security  Act of 1974 ("ERISA")) ("Employee Plan"), or  have  any obligation  to,  or  customary arrangement  with,  employees  for

bonuses,   incentive  compensation,  vacations,  severance   pay,

insurance or other benefits, except as set forth in Schedule 3.12 of  this Agreement (other than statutory protections afforded  to employees  under non-U.S. law).  A complete and accurate  summary of  each  Employee Plan and a complete and accurate copy of  each document prepared in connection with such Employee Plan has  been furnished to Intergraph.

           (b)   Absence of Certain Types of Plans.  None of  the

Employee  Plans  is a multiemployer plan (within the  meaning  of

Section  3(37)  or  4001(a)(3) of ERISA)  or  a  single  employer pension plan (within the meaning of Section 4001(a)(15) of ERISA)

for  which InterCAP could incur liability under Section  4063  or

4064 of ERISA.  Except as set forth in Schedule 3.12, none of the

Employee  Plans  is a severance plan within the  meaning  of  the provisions of ERISA applicable to severance plans. Except as  set forth  in  Schedule  3.12,  none of the Employee  Plans  obligate

InterCAP  to pay separation, severance, termination, or  similar-

type  benefits solely as a result of any transaction contemplated by  this  Agreement or as a result of a "change in control"  with respect  to  InterCAP, within the meaning  of  such  terms  under

Section 280G of the Code. None of the Employee Plans provides for or  promises  retiree medical or life insurance benefits  to  any current or former employee, officer, or director of InterCAP.

           (c)   Compliance with Applicable Law.   Each  Employee

Plan  has  been  operated in all material respects in  accordance with  the requirements of all applicable laws, including, without limitation,  ERISA and the Code.  InterCAP has timely  filed  all reports  or other materials required to be filed under  ERISA  in connection  with the Employee Plans.  InterCAP has performed  all obligations required to be performed by it or under,  is  not  in any  respect  in  default under or in violation of,  and  has  no knowledge  of  any  default or violation by  any  party  to,  any

Employee  Plan.  No legal action, suit, or claim  is  pending  or threatened  with respect to any Employee Plan (other than  claims

for   benefits  in  the  ordinary  course)  and,  to   InterCAP's

knowledge,  no fact or event exists that could give rise  to  any such  action,  suit, or claim. The Internal Revenue  Service  has issued  a  favorable  determination letter with  respect  to  the qualification  of  each Employee Plan which  is  intended  to  be

qualified   and  with  respect  to  each  trust  established   in

connection with any Employee Plan which is intended to be  exempt from  federal income taxation under Section 501(a) of  the  Code,

except  in the case of the InterCAP Graphics Systems, Inc. 401(k)

Profit Sharing Plan and Trust (the "401(k) Plan"), which has been operated since inception pursuant to standardized prototype  plan forms  which  have received favorable determination letters  from the Internal Revenue Service.

             (d)    Plan   Contributions   and   Funding.     All

contributions,  premiums, or payments required to  be  made  with respect  to  any Employee Plan have been made on or before  their due  dates.  All such contributions have been fully deducted  for income  tax  purposes, no such deduction has been  challenged  or disallowed  by  any governmental entity, and  no  fact  or  event

exists   which   could  give  rise  to  any  such  challenge   or

disallowance.   As  of  the Closing, no Employee  Plan  which  is

subject  to  Title  IV  of ERISA will have an  "unfunded  benefit liability" (within the meaning of Section 4001(a)(18) of  ERISA).

No  funded  plan,  arrangement,  or  policy  covering  employees,

officers,  or directors of InterCAP or its subsidiaries  employed outside  of the United States has any unfunded liabilities  that,

as of the balance sheets provided pursuant to Section 3.6 of this

Agreement, were not fully reflected in such balance sheets.

      SECTION  3.13   Employment Agreements.  Except as disclosed

on  Schedule  3.13  hereto, there is no  employment,  consulting,

severance or indemnification agreement to which InterCAP  or  any of  its  subsidiaries is a party or by which either  of  them  is bound.

     SECTION 3.14   Labor Matters.

           (a)   There  are no labor or employment  controversies

pending  or,  to  the  knowledge of InterCAP, threatened  between

InterCAP or its subsidiaries and any of their employees;

           (b)   InterCAP is not now, and has never been, a party

to  any  collective  bargaining agreement or  other  labor  union contract  applicable  to  persons employed  by  InterCAP  or  its subsidiaries, nor are there any activities or proceedings of  any labor union to organize any such employees; and

           (c)   There  are  no unfair labor practice  complaints

pending  against  InterCAP  before the National  Labor  Relations

Board  or  any  current union representation questions  involving employees of InterCAP or its subsidiaries.

      SECTION  3.15    Compliance with Laws.   InterCAP  and  its

subsidiaries have been and continue to be in compliance with all,

and are not in violation of any, applicable laws, regulations, or administrative orders of any county, state, municipality,  or  of any  subdivision thereof to which their business, properties,  or any  part thereof is subject, the violation of which, or the non-

compliance with which, would have a Material Adverse Effect.

      SECTION 3.16   Litigation and Customer Relations.  No suit,

action,  arbitration, administrative proceeding, or  governmental investigation is pending or, to InterCAP's knowledge,  threatened by,  against  or affecting InterCAP or its business,  properties,

rights,  assets,  or  financial condition.  InterCAP  is  not  in violation of any order, writ, injunction, or decree to  which  it is  subject  of  any  federal, state, local,  or  foreign  court,

department,  agency, or instrumentality.  InterCAP has  furnished

Intergraph  with  copies of all written customer complaints  made against  InterCAP  in  connection with the  performance  or  lack thereof  of  its  software  since  July  1,  1992,  and  none  of

InterCAP's software has been rejected or returned as a result  of

unacceptable  performance  or  functionality.   To  the  best  of

InterCAP's  knowledge, no material portion of InterCAP's  renewal customer  base has materially reduced or terminated, or,  to  the knowledge  of InterCAP intends to materially reduce or terminate,

the  amount of its  renewal business with InterCAP.  InterCAP has furnished  to  Intergraph true and correct copies  of  InterCAP's

standard   form   of  end-user  license  agreement,   distributor

agreement  and  renewal agreement (collectively,  the  "Specified

Product  Agreements"), and except as disclosed on Schedule  3.17,

all  of  InterCAP's relationships with end-users or  distributors conform to the material terms of the Specified Product Agreements and  contain no material terms in addition to those contained  in

the  Specified  Product  Agreements.   Schedule  3.17  lists  all

distributors or others having currently effective rights to sell,

license,  market  or  distribute any of  the  InterCAP  Products.

Except  as  disclosed on Schedule 3.16, to the best of InterCAP's knowledge,  none  of its end-user licensees or renewal  licensees has  expressed  to InterCAP an intention to reduce their  license commitments with InterCAP.

      SECTION  3.17    Assets and Material Contracts;  Insurance.

InterCAP  has  good and marketable title to all  of  its  assets,

properties  and  rights,  including  the  Intellectual   Property

Rights,  free  and  clear  of  any and  all  liens,  claims,  and encumbrances, except as described on the Financial Statements  or

in  any  of  the  Schedules  to  this  Agreement.   InterCAP  has

sufficient  rights  to  use the assets and  properties  currently

employed  in  the  conduct of its business.   InterCAP  maintains

adequate  insurance  coverage on its  assets  and  properties  in accordance with customary industry practice.  Schedule 3.17 lists and briefly describes all policies of title, asset, fire, hazard,

casualty, liability, life, workers' compensation and other  forms of  insurance held by InterCAP.  Except as described on  Schedule

3.17,  InterCAP has no material contracts to which it is a  party or  by which it is bound.  All contracts to which InterCAP  is  a party  (including,  without limitation, any  debt  instrument  or agreement)  are valid and legally binding and are in  full  force

and  effect.   To  InterCAP's knowledge, there  are  no  defaults

thereunder  by  any  party thereto, and there are  no  conditions which,  with notice, the lapse of time, or both, would constitute a  default  by  any party thereunder. To the best  of  InterCAP's

knowledge,  Schedule  3.17  also  lists  all  written   or   oral

contracts,  agreements  and other instruments  not  made  in  the ordinary course of business to which InterCAP is a party, or made in the ordinary course of business and referred to in clauses (i)

through  (xiv)  of  this Section 3.17.  Except  as  disclosed  on

Schedule  3.17 or other Schedules to this Agreement, InterCAP  is not  a  party  to  any agreement, arrangement  or  understanding,

whether written or oral, formal or informal, relating to:

           (i)   any distributorship, dealer, sales, advertising,

     agency,  manufacturer's representative, franchise or similar contract  or relationship or any other contract relating  to the payment of a commission or other fee calculated as or by reference  to  a  percentage of the profits or  revenues  of

     InterCAP or of any business segment of InterCAP;

           (ii) any joint venture, partnership or other agreement

     or arrangement for the sharing of profits;

            (iii)   the  future  purchase,  sale  or  license  of

     products,   material,   supplies,  equipment   or   services

     requiring  payments by InterCAP in an amount  in  excess  of

     $25,000   per   annum,  which  agreement,   arrangement   or

     understanding  is not terminable on 30 days' notice  without cost  or  other  liability  at or  at  any  time  after  the

     Effective Time, or in which InterCAP has granted or received

     manufacturing   rights,   most   favored   nations   pricing

     provisions  or exclusive marketing or other rights  relating to  any  product,  group of products, services,  technology,

     assets or territory;

           (iv)  any  material license (whether  as  licensor  or

     licensee),   royalty,   permit,  software   development   or

     franchise  agreement,  including,  without  limitation,  any agreement  pursuant to which InterCAP licenses any  InterCAP rights  to  any  third  party (other  than  ordinary  course licenses to end-users);

            (v)    the   employment  of  any  officer,  employee,

     consultant   or  agent  or  any  other  type  of   contract,

     commitment  or  understanding with  any  officer,  employee,

     consultant  or  agent  which (except as otherwise  generally

     provided  by  applicable  law)  is  material  and   is   not

     immediately terminable without cost or other liability at or at any time after the Effective Time;

            (vi)  indenture,  mortgage,  promissory  note,   loan

     agreement,  guarantee or other agreement or  commitment  for the  borrowing  of  money, for a line of  credit  or  for  a leasing transaction of a type required to be capitalized  in accordance with Statement of Financial Accounting  Standards

     No. 13 of the Financial Accounting Standards Board;

           (vii)   any  material agreement, instrument  or  other

     arrangement granting or permitting any encumbrance on any of the properties, assets or rights of InterCAP;

          (viii) any material lease for real property (whether as

     lessor  or  lessee)  or any other lease or  agreement  under which  InterCAP is lessee of or holds or operates any  items of tangible personal property owned by any third party;

           (ix) contract or commitment for charitable contributions;

            (x) contract or commitment for capital  expenditures

     individually in excess of $10,000;

           (xi) any  agreement or contract with a  "disqualified

     individual"  (as defined in Section 280G(c)  of  the  Code),

     which  could  result in a disallowance of the deduction  for any  "excess  parachute  payment"  (as  defined  in  Section

     280G(b)(i) of the Code) under Section 280G of the Code;

           (xii) agreement or arrangement outside the  ordinary

     course  of  InterCAP's business for the sale of any  assets,

     properties or rights having a value in excess of $10,000;

          (xiii) agreement which restricts InterCAP from engaging

     in  any  aspect of its business or competing in any line  of business in any geographic area; or

           (xiv) any  other agreement, contract  or  commitment

     which is material to InterCAP.

For  purposes  of  this Section 3.17, the term "material,"  shall mean  and  refer  to those agreements, contracts, instruments  or arrangements  (as  applicable) that involve  payments  by  or  to

InterCAP,  or  otherwise  have  a value,  of  at  least  $25,000.

InterCAP has furnished to Intergraph true and complete copies  of all such agreements listed in Schedule 3.17.

      SECTION 3.18   Bankruptcy.  InterCAP has not applied for or

consented to the appointment of any trustee or receiver  for  any of  its  property  or assets, made a general assignment  for  the benefit  of  its creditors, admitted in writing its inability  to pay  its  debts  as  they become due, or commenced  any  case  or proceeding  under any chapter of the Federal Bankruptcy  Code  or any other federal or state law relating to bankruptcy, insolvency or  liquidation, except that InterCAP's former French  subsidiary was  dissolved  in accordance with French law following  adequate provision for, or payment of, all liabilities and obligations  of such subsidiary.

      SECTION  3.19   Customer Orders; Warranties.  All  customer

orders  in backlog on the books and records of InterCAP are  bona fide  orders  deliverable  in  the normal  course  of  InterCAP's operations,  and in any event within six months of  the  Closing.

Existing  purchase orders are in the normal course for quantities and  at prices that will not result in a loss to InterCAP or  its subsidiaries  and there are no undisclosed purchase  commitments,

which  individually  or in the aggregate are material.   InterCAP

and  its  subsidiaries have not made any commitments to customers for  sales  already  made or for orders in  backlog,  other  than customary  warranty and maintenance commitments based  upon  past practices.  InterCAP has made no warranty commitments  to  United

States  customers in excess of one hundred twenty (120) days,  or to European customers in excess of one hundred eighty (180) days,

from the date any such warranty commences.

     SECTION 3.20   Broker or Finder.  InterCAP has not agreed to

pay  any  brokerage,  finder's, or other  fee  or  commission  in connection with the transactions contemplated by this Agreement.

      SECTION 3.21   Certain Agreements.  Except as set forth  on

Schedule  3.21,  neither  the  execution  and  delivery  of  this

Agreement  nor the consummation of the transactions  contemplated hereby  will  (i)  result  in  any  payment  (including,  without

limitation,   severance,   unemployment   compensation,    golden

parachute,  bonus or otherwise) becoming due to any  director  or employee  of  InterCAP from InterCAP under any Employee  Plan  or

otherwise,  (ii)  materially  increase  any  benefits   otherwise

payable  under  any  Employee  Plan,  or  (iii)  result  in   the

acceleration  of  the  time of payment or  vesting  of  any  such benefits.

      SECTION 3.22   Bank Accounts; Powers of Attorney.  Schedule

3.22 sets forth a true and complete list of (i) all bank accounts and  safe  deposit  boxes of InterCAP and  all  persons  who  are signatories  thereunder or who have access thereto and  (ii)  the names  of  all  persons,  firms,  associations,  corporations  or business  organizations  holding general  or  special  powers  of attorney from InterCAP and a summary of the terms thereof.

      SECTION  3.23   Minute Books.  The minute books of InterCAP

provided  to Intergraph for review contain a materially  complete and  accurate summary of all meetings of and actions by the board of  directors and stockholders of InterCAP from the time  of  its incorporation to the date of such review and reflect all  actions referred to in such minutes accurately in all material respects.

      SECTION  3.24   Board Approval.  The Board of Directors  of

InterCAP has unanimously (i) approved this Agreement and each  of the  related  agreements to which InterCAP is  a  party  and  the transactions  contemplated hereby and  thereby,  (ii)  determined that  the Merger is in the best interests of the stockholders  of

InterCAP  and is on terms that are fair to such stockholders  and

(iii)  recommended that the stockholders of InterCAP approve  the

Merger in accordance with this Agreement and the GCL.

     SECTION 3.25   Vote Required.  The only votes of the holders

of any class or series of InterCAP Stock necessary to approve the

Charter  Amendment, the Merger, this Agreement, and each  of  the

related  agreements  to  which  InterCAP  is  a  party  and   the

transactions contemplated hereby and thereby are: (i) in the case of  the Charter Amendment, the affirmative vote of (a) a majority of  the  outstanding shares of InterCAP Common Stock and InterCAP

Preferred Stock, voting as a single class; (b) a majority of  the outstanding  shares of InterCAP Series A Preferred Stock,  voting separately; (c) a majority of the outstanding shares of  InterCAP

Series  A Preferred Stock and InterCAP Series B Preferred  Stock,

voting  as  a single class; and (d) a majority of the outstanding

InterCAP Series C Preferred Stock, voting separately; and (ii) in the  case  of the Merger, this Agreement and each of the  related agreements  to  with  InterCAP is a party  and  the  transactions contemplated hereby and thereby, the affirmative vote of  (a)  at least  66.67% of the outstanding shares of InterCAP Common  Stock and  the InterCAP Preferred Stock, voting as a single class,  and

(b)  a  majority of the outstanding shares of InterCAP  Series  A

Preferred Stock and InterCAP Series B Preferred Stock, voting  as a single class.



       SECTION   3.26    Information  Supplied.   None   of   the

information  supplied  or  to  be supplied  by  InterCAP  or  any

Stockholder  for inclusion or incorporation by reference  in  (i)

the Form S-4 will, at the time the Form S-4 is filed with the SEC and  at  the  time  the  Form  S-4 becomes  effective  under  the

Securities  Act, contain any untrue statement of a material  fact or  omit to state any material fact required to be stated therein or  necessary  in  order  to  make  the  statements  therein  not misleading,  and  (ii) the Proxy Statement  will,  at  the  dates mailed  to  the  Stockholders and at the effective  date  of  the

Stockholder Meeting, contain any untrue statement of  a  material fact  or  omit to state any material fact required to  be  stated

therein or necessary to make the statements therein, in light  of the circumstances under which they are made, not misleading.  The

Proxy  Statement will comply as to form in all material  respects with the provisions of all applicable laws, rules and regulations of all governmental authorities.

      SECTION  3.27    Business Generally.  There  have  been  no

events  or  transactions, or information which has  come  to  the attention  of  InterCAP or any officer or director thereof  which could reasonably be expected to have a Material Adverse Effect on

InterCAP,  and  InterCAP is not obligated under any  contract  or

agreement   or   subject  to  any  corporate  restriction   which

reasonably could be expected to have a Material Adverse Effect on

InterCAP.

      SECTION 3.28   Post-Merger Stockholder Continuity.  To  the

best knowledge of InterCAP, there is no plan or intention on  the part  of the Stockholders (a "Plan") to sell, exchange, transfer,

distribute, pledge or otherwise dispose of (a "Sale") (a)  shares of  Intergraph  Common Stock to be issued to the Stockholders  in the  Merger,  which  shares would have an aggregate  fair  market value, as of the Effective Time of the Merger, in excess of fifty percent  (50%)  of  the aggregate fair market value,  immediately prior to the Merger, of all outstanding shares of InterCAP Stock,

or  (b) more than fifty percent (50%) of the shares of Intergraph

Common Stock to be received in exchange for InterCAP Stock in the

Merger.   For purposes of this representation, shares of InterCAP

Stock  (or  the  portion thereof) (i) with  respect  to  which  a

Stockholder  receives  cash  in  lieu  of  fractional  shares  of

Intergraph   Common  Stock  or  pursuant  to  the   exercise   of

dissenters'  rights  and/or (ii) with respect  to  which  a  Sale occurs  during  the  period beginning with  the  commencement  of negotiations  (whether formal or informal) between  InterCAP  and

Intergraph regarding the Merger and ending on the Effective  Time of the Merger, shall be considered shares of outstanding InterCAP

Stock  exchanged for Intergraph Common Stock in  the  Merger  and then disposed of pursuant to a Plan.

     SECTION 3.29   Full Disclosure.  The (i) representations and

warranties   made   by  InterCAP  contained  herein,   and   (ii)

statements  contained  in  any  exhibit,  schedule,  certificate,

memorandum,  report,  instrument  or  other  information  (either verbal or written), furnished or to be furnished by InterCAP,  or on  its behalf, in connection with this Agreement, as of the date given,  furnished or made, taken as a whole, do not  contain  and will  not contain any untrue statement of material fact,  and  do not  omit  and will not omit to state any material fact necessary in  order  to make the statements herein or therein, in light  of the circumstances under which they were made, not misleading.

                          ARTICLE IV.

          REPRESENTATIONS AND WARRANTIES OF INTERGRAPH

      Intergraph represents, warrants, and covenants to  InterCAP as follows:

     SECTION 4.1    Due Incorporation.  Intergraph and Intergraph

Subsidiary are corporations duly organized, validly existing, and in  good  standing under the laws of the State of  Delaware,  and have  the  requisite corporate power and authority to enter  into and perform this Agreement.

      SECTION 4.2    Due Authorization; Binding Agreement.   This

Agreement  has been duly authorized and approved by all necessary corporate  action  on  the  part  of  Intergraph  and  Intergraph

Subsidiary, has been duly executed and delivered by each of them,

and constitutes a valid and legally binding obligation of each of them,  enforceable  against  each of  Intergraph  and  Intergraph

Subsidiary in accordance with its terms.

      SECTION 4.3    Capital Stock.  Intergraph's Form 10-Q filed

with  the  SEC with respect to the fiscal quarter ended June  30,

1994   (the  "Form  10-Q"),  sets  forth  a  true  and   complete

description of the authorized and outstanding shares  of  capital stock  of Intergraph as of such date.  All outstanding shares  of

Intergraph Common Stock are validly issued, fully paid  and  non-

assessable and not subject to preemptive rights.  Intergraph  has

duly  authorized  and  will  make  available  for  issuance   the

Intergraph  Common  Stock to be issued as  Merger  Consideration,

and, when issued in accordance with the terms of Article II,  the

shares   of   Intergraph  Common  Stock  issued  as  the   Merger

Consideration   will   be   validly  issued,   fully   paid   and

nonassessable and free of preemptive rights.  Intergraph owns all the outstanding shares of capital stock of Intergraph Subsidiary,

and  all  of  such  shares  are validly issued,  fully  paid  and nonassessable and not subject to preemptive rights.

      SECTION  4.4     Authority.   The execution,  delivery  and

performance  by  Intergraph of this Agreement  and  each  of  the additional  agreements contemplated hereby,  and  the  execution,

delivery   and  performance  of  this  Agreement  by   Intergraph

Subsidiary  and the consummation of the transactions contemplated hereby  and  thereby have been duly authorized by  all  necessary corporate  action  on  the  part  of  Intergraph  and  Intergraph

Subsidiary.  This Agreement and each of the additional agreements

contemplated   hereby  are  valid  and  binding  obligations   of

Intergraph,  enforceable against Intergraph  in  accordance  with their  respective  terms; and this Agreement  when  executed  and delivered by Intergraph Subsidiary, as contemplated hereby,  will be  a  valid  and  binding  obligation of Intergraph  Subsidiary,

enforceable against Intergraph Subsidiary in accordance with  its respective terms.

      SECTION  4.5    Certain Documents.  As of their  respective

dates,  the Intergraph Form 10-K filed with the SEC for the  year ended  December 31, 1993 (the "Intergraph 10-K") and Intergraph's

Quarterly Reports on Form 10-Q, current reports on Form  8-K  (if any),  and  definitive 1994 proxy statement filed with  the  SEC,

when  taken as a whole, do not contain any untrue statement of  a material  fact  or omit to state a material fact required  to  be stated  therein or necessary to make the statements  therein,  in light  of  the  circumstances under which  they  were  made,  not misleading.

       SECTION  4.6     Information  Provided.   The  information

provided and to be provided by Intergraph for use in the Form S-4 and  Forms S-8 to be used in connection with the Merger will not,

at the time filed with the SEC and as of the respective dates the

Form  S-4 and Forms S-8 become effective, when taken as a  whole,

contain any untrue statement of a material fact or omit to  state any  material fact required to be stated therein or necessary  in

order   to  make  the  statements  therein,  in  light   of   the

circumstances under which they were made, not misleading.





                           ARTICLE V.

                     COVENANTS OF INTERCAP

      SECTION 5.1    Affirmative Covenants of InterCAP.  From and

after  the  date hereof until the Effective Time or  the  earlier termination  of  this  Agreement pursuant to  Article  VIII  (the

"Executory Period"), InterCAP shall carry on its business in  the usual,  regular  and  ordinary course in substantially  the  same manner as heretofore conducted and use all reasonable efforts consistent with past practice and policies to preserve intact its present  business organizations, keep available the  services  of

its   present  officers  and  key  employees,  and  preserve  its relationships  with  customers, suppliers, dealers,  distributors

and  others  having  business dealings with  InterCap.   InterCAP

shall  promptly notify Intergraph of any event or  occurrence  or emergency  not  in  the ordinary course of business  of  InterCAP which  has,  or reasonably could be expected to have, a  Material

Adverse  Effect.   Except  as  expressly  contemplated  by   this

Agreement,  InterCAP shall, unless it obtains the  prior  written consent  of  Intergraph, from the date of this Agreement  to  the

Closing:

           (a)  operate and conduct the businesses of InterCAP in

the ordinary course of business;

           (b)   preserve intact InterCAP's corporate  existence,

business organization, assets, licenses, permits, authorizations,

and business opportunities;

          (c)  comply with all contractual obligations applicable

to InterCAP's operations;

          (d)  maintain all InterCAP's properties in good repair,

order  and  condition,  reasonable wear and  tear  excepted,  and maintain  the insurance coverages described in Schedule  3.17  or obtain  comparable  insurance coverages from  reputable  insurers which,  in  respect  to  amounts, types and  risks  insured,  are adequate  for  the business conducted by InterCAP and  consistent with the existing insurance coverages;

            (e)   comply  in  all  material  respects  with   all

applicable laws and regulations, domestic and foreign;

            (f)    promptly  notify  Intergraph  upon   obtaining

knowledge  of  any  additional  default,  event  of  default   or

condition  with  which the passage of time or  giving  of  notice would  constitute an additional default or event of default under any  loan  documents and promptly notify and  provide  copies  to

Intergraph of any material written communications concerning such loan documents;

           (g)   between the date of this Agreement and  Closing,

promptly   give  written  notice  to  Intergraph  upon  obtaining

knowledge  of  any  event or fact that would  cause  any  of  the

representations  or  warranties  of  InterCAP  contained  in   or

referred to in this Agreement to be untrue or misleading  in  any material respect;

           (h)   deliver to Intergraph a list (Schedule  5.1(h)),

dated  as  of  the  Effective Time, showing all  liabilities  and obligations  of  InterCAP, except those arising in  the  ordinary course of business, incurred since June 30, 1994, certified by an officer of InterCAP;

           (i)  promptly notify Intergraph of any material change

or inaccuracies in any data previously given or made available to

Intergraph pursuant to this Agreement;

           (j)   provide access at Intergraph's expense,  to  the

extent  that InterCAP has the right to provide access, to any  or all  property, real or personal, which InterCAP currently or  has in  the past leased, operated, owned or managed in any manner  so as  to  enable Intergraph to physically inspect any structure  or components  of any structure on such property, including  without limitation surface and subsurface testing and analyses;

          (k)  use its best efforts to collect all amounts due to

InterCAP  as  a  result of the exercise of any outstanding  stock options  or warrants other than the Management Loans (as  defined on Schedule 3.7);

           (l)   comply with all material aspects of ERISA  which

are applicable to InterCAP;

           (m)   use  its best efforts, subject to the terms  and

conditions  of  this  Agreement, to retain all  of  its  existing employees;

           (n)   promptly notify Intergraph upon receipt  of  any

document  identifying InterCAP as a party to  any  litigation  or adversarial proceeding; and

           (o)  prior to the Effective Time, InterCAP shall cause

that  certain Promissory Note, dated September 13, 1993 and  made by  A.G.W.  Biddle III in the principal amount  of  $30,000  (the

"Biddle  Note")  to be replaced by a new note in equal  principal amount and otherwise on substantially similar terms to the Biddle

Note,  except  that the entire unpaid principal balance  of  such replacement note shall be due 30 months after the Effective Time.

      SECTION 5.2    Negative Covenants of InterCAP.  Except with

the   prior   written  consent  of  Intergraph  or  as  otherwise

specifically   permitted  or  contemplated  by  this   Agreement,

InterCAP  shall  not  from  the date of  this  Agreement  to  the

Closing:

            (a)   make  any  amendment  to  its  Certificate   of

Incorporation  or  Bylaws  other than  adoption  of  the  Charter

Amendment;

           (b)  make any change in the methods used in allocating

and  charging  costs or recognizing revenues, except  as  may  be required  by applicable law, regulation or GAAP and after  notice to Intergraph;

           (c)  make or permit any change in the number of shares

of  its  capital stock issued and outstanding, or issue,  reserve for issuance, grant, sell or authorize the issuance of any shares of  its capital stock or subscriptions, options, warrants, calls,

rights  or  commitments of any kind relating to the  issuance  or sale  of  or conversion into shares of its capital stock,  except for  (i) the conversion of shares of Series B Preferred Stock and

Series C Preferred Stock to InterCAP Common Stock as contemplated by  the  Preferred  Stock  Agreement (ii)  the  exercise  of  the

Warrants  in  accordance with the Preferred Stock Agreement,  and

(iii)  the exercise of ISO's in accordance with their terms,  but only if (a) InterCAP shall have made full and accurate disclosure of  all facts material to the optionholder's decision to exercise such  ISO;  (b)  InterCAP shall have received an opinion  of  its counsel to the effect that the issuance of InterCAP Common  Stock upon  exercise  of  such  ISO  is exempt  from  the  registration requirements of all applicable federal and state securities laws;

and  (c)  Intergraph  shall have determined,  to  its  reasonable satisfaction  and with the advice of counsel, that such  exercise does not violate any federal and state securities laws applicable to Intergraph in connection with its Form S-4 filing;

           (d)   contract  to  create, amend or  renew  any  debt

arrangement or other obligation or liability (absolute,  accrued,

contingent  or  otherwise), or modify, waive or extend  any  loan documents  or  any  rights  thereunder,  except  for  refinancing

(without increase in principal amount) of any such arrangement or obligation  on terms (including pricing and collateral)  no  less

favorable  to  InterCAP  than  were  in  effect  prior  to   such

refinancing;

            (e)    mortgage,  pledge,  hypothecate  or  otherwise

encumber,  any  material  asset or  permit  or  incur  any  lien,

security interest or encumbrances, restrictions, or charge of any kind  (other  than  statutory liens  for  which  the  obligations secured  thereby shall not become delinquent) to be filed against any  assets or properties of InterCAP, except in connection  with refinancings of indebtedness permitted under Section 5.2 (d)  and equipment leases permitted under Section 5.2(k);

           (f)   cancel  any material debts, waive  any  material

claims or rights of value or sell, contract to sell, transfer, or otherwise  dispose of any of its properties or assets  which  are material  to  the transactions contemplated by this Agreement  or which,  in  the  aggregate,  constitute  a  material  portion  of

InterCAP's assets or property;

           (g)   dispose of or permit to lapse any rights to  the

use  of  any  material  trademark, service mark,  trade  name  or copyright,  or  dispose of or disclose, or  create  any  firm  or contingent obligation to dispose or disclose to any person  other than its employees, any material trade secret (including but  not limited to source codes for InterCAP Products) not theretofore  a matter  of  public knowledge, except that InterCAP may make  such disclosures  (other than disclosures of source code) pursuant  to customary non-disclosure agreements in the ordinary course of its business;

           (h)   except as expressly contemplated by or disclosed

pursuant to this Agreement, grant any increase in compensation or pay  or  agree  to  pay or accrue any bonus,  incentive  or  like benefit  to or for the credit of any director, officer,  employee or  other person, hire any employees, or enter into, terminate or modify any employment, consulting or severance agreement or other agreement with any director, officer or employee, or adopt, amend or  terminate any Employee Plan or change or modify the period of vesting or retirement age for any participant of such a plan,  or make any InterCAP contribution to any 401(k), profit sharing,  or similar plan for the benefit of employees;

          (i)  declare, pay or set aside for payment any dividend

or  other  distribution or payment in respect of  shares  of  its capital  stock,  including  without limitation  any  accrued  but unpaid dividends on InterCAP Preferred Stock;

           (j)   acquire  the  capital  stock  or  other  equity

securities or interest of any other entity;

           (k)   make  any  capital expenditure or  a  series  of

expenditures  of  a similar nature in excess of $100,000  in  the aggregate during the Executory Period;

           (l)  make any tax election or settle or compromise any

federal, state, local or foreign tax liability;

           (m)   except  as  contemplated by  this  Agreement  or

expressly  permitted  by  Section 6.5 hereof,  adopt  a  plan  of

complete    or   partial   liquidation,   dissolution,    merger,

consolidation,   restructuring,   recapitalization,   or    other

reorganization or business combination of InterCAP;

           (n)   enter into, renew or amend any real property  or

equipment leases, except equipment leases permitted under Section

5.2(k);

           (o)  initiate or settle any legal or other adversarial

proceedings;

           (p)   except  as  expressly permitted by  Section  6.5

hereof,  enter  into any agreement, understanding or  commitment,

written  or  oral, with any other person which is in  any  manner inconsistent  with the obligations of InterCAP and its  directors under this Agreement or any related written agreement.







                          ARTICLE VI.

                     ADDITIONAL AGREEMENTS

      SECTION  6.1     Access  To,  and  Information  Concerning,

Properties  and  Records.  During the Executory Period,  InterCAP

shall,  to the extent permitted by law, give Intergraph  and  its

legal   counsel,   accountants  and  other  representatives   (at

Intergraph's expense) full access, during normal business  hours,

throughout  the period prior to the Closing, to all of InterCAP's properties,  books,  contracts, commitments and  records,  permit

Intergraph  to  make such inspections as they  may  require,  and furnish  to  Intergraph during such period all  such  information concerning  InterCAP and its affairs as Intergraph may reasonably

request.   All  information disclosed by InterCAP  to  Intergraph

which  is  confidential  and is so identified  to  Intergraph  as confidential  shall  be held confidential by Intergraph  and  its representatives, except to the extent counsel to  Intergraph  has advised  them  such  information is  required  to  or  should  be disclosed  in  the  Forms  S-8,  Form  S-4,  Proxy  Statement  or

otherwise  as  required by applicable law.   In  the  event  this

Agreement  is  terminated pursuant to the provisions  of  Article

VIII, upon the written request of InterCAP, Intergraph agrees  to use  reasonable  efforts  to return to InterCAP  or  destroy  all copies  of any non-public information furnished to Intergraph  by

InterCAP  (whether  or  not such information  was  designated  as confidential  by  InterCAP), except that  Intergraph  may  retain copies  of  such material to the extent necessary to defend  (and solely  for the purpose of defending) its interests in  any  then pending  or  threatened dispute between Intergraph  and  InterCAP concerning or relating to this Agreement.

      SECTION  6.2    Objections of Stockholders.  InterCAP  will

promptly advise Intergraph in writing of any written objection to the  Merger received by InterCAP from any stockholder of InterCAP and  furnish  Intergraph with such information as Intergraph  may reasonably request with respect thereto.

       SECTION  6.3     Miscellaneous  Agreements  and  Consents.

Subject to the terms and conditions of this Agreement, Intergraph and  InterCAP  agree to use all reasonable efforts  to  take,  or cause  to be taken, all actions, and to do, or cause to be  done,

all  things necessary, proper, or advisable under applicable laws and  regulations  to consummate and make effective,  as  soon  as practicable  after the date hereof, the transactions contemplated

by  this  Agreement.   Intergraph and InterCAP  shall  use  their

respective  best  good faith efforts to obtain  or  cause  to  be obtained  consents  of  all third parties  and  governmental  and

regulatory   authorities   necessary   or   desirable   for   the

consummation of the transactions contemplated herein,  to  obtain the  requisite approval of the Stockholders with respect  to  the

Merger  and  the  Charter Amendment, and  to  satisfy  the  other conditions to Closing contained herein.

       SECTION  6.4     InterCAP  Indebtedness.   Prior  to   the

Effective  Time,  InterCAP  shall  pay  all  regularly  scheduled payments  on  all  InterCAP indebtedness  (other  than  dividends accruing on the InterCAP Preferred Stock).

      SECTION 6.5    No Solicitation.  Neither InterCAP  nor  any

subsidiary,  nor  any  of their respective  officers,  directors,

employees, representatives, agents or affiliates (including,  but not  limited  to, any investment banker, attorney  or  accountant retained  by  InterCAP  or any subsidiary),  shall,  directly  or indirectly,  solicit,  initiate or  participate  in  any  way  in discussions  or  negotiations  with,  or  knowingly  provide  any information to, any corporation, partnership, person,  entity  or group (other than Intergraph or its affiliates) (a "Third Party")

concerning  any  merger, sale of any significant portion  of  the assets,  sale  of shares of capital stock or similar transactions involving  InterCAP or any subsidiary.  InterCAP  shall  promptly notify  Intergraph  in writing of any such  inquiry,  contact  or proposal  (including,  without limitation, successive  inquiries,

contacts  or  proposals) and shall, in such notice  indicate  the identity  of  the person or the material terms and conditions  of any  inquiry, contact or proposal, including, without limitation,

price.   Notwithstanding  anything  to  the  contrary  set  forth

herein,  the  Board of Directors of InterCAP may respond  to  any unsolicited  proposal  or inquiry with  respect  to  any  of  the foregoing,  and  may provide information to, and negotiate  with,

any  person, group or entity in connection therewith if the Board of  Directors first certifies in writing to Intergraph  that  the

Board  of  Directors has determined, with the written  advice  of counsel,  that  it  must do so in the exercise of  its  fiduciary duties.

     SECTION 6.6    Public Announcement; Confidentiality and Non-

Disclosure.  Intergraph and InterCAP acknowledge and agree  that,

without  the  written consent of the other party  and  except  as otherwise  required or permitted herein, neither  Intergraph  nor

InterCAP will disclose to any other person or entity, other  than its  respective legal and financial advisors, either (i) the fact that  discussions  or negotiations are taking place  between  the parties,  or  (ii) the existence, execution or  content  of  this

Agreement  or the transactions contemplated hereby, or (iii)  any terms,  conditions, or other facts discussed or proposed  by  the parties  hereto  with respect to this Agreement  or  any  of  the

prospective   transactions  contemplated   by   said   documents;

provided,  however, that either party may make  such  disclosures

(i)  to  the  extent  required by law,  or  (ii)  to  the  extent information  becomes public other than through a breach  of  this

Agreement.    Subject  to  extension  by  written  amendment   in

accordance with Section 8.5 of this Agreement, the non-disclosure proscriptions imposed on Intergraph and InterCAP by this  Section

6.6  shall  survive for one (1) year from the date this Agreement terminates.  Subject to written advice of counsel with respect to legal  requirements  relating  to public  disclosure  of  matters related  to the subject matter of this Agreement, the timing  and content  of  any  announcements, press releases or  other  public statements  concerning the proposal contained herein  will  occur upon, and be determined by, the mutual consent of Intergraph  and

InterCAP.  Intergraph shall request confidential treatment of the schedules to this Agreement in connection with the filing of  the

Form S-4 and, if applicable, the Forms S-8.

      SECTION  6.7     Employee  Matters.   Intergraph  presently

intends  that,  after  the  Merger, neither  Intergraph  nor  the

Surviving Corporation will make additional contributions  to  the

Employee  Plans.  Intergraph agrees, however, that the  employees of  the Surviving Corporation will be entitled to participate  as employees  in  the  employee welfare and  pension  benefit  plans maintained for employees of Intergraph, its affiliates,  or  both in  accordance with their respective terms, and for  purposes  of vesting,  eligibility,  benefit accrual and  all  other  purposes under such employee plans, employees of the Surviving Corporation shall  be  credited  for  their years  of  service  at  InterCAP.

Intergraph  further agrees that for so long as  InterCAP  remains profitable  (but in no event for a period of more  than  one  (1)

year  following  the  Effective Time), (i) the  salaries  of  the employees  of  InterCAP immediately prior to the  Effective  Time shall  not  be  generally reduced as part of any  Intergraph-wide reduction  of  employee compensation, and (ii) the  employees  of

InterCAP  immediately prior to the Effective Time  shall  not  be subject  to any Intergraph-wide layoffs or reductions  in  force;

provided,  however,  that   notwithstanding  the  foregoing,  (i)

unless  otherwise  agreed  in  writing  by  Intergraph  and   any

particular employee, all employees of InterCAP shall continue  to be employees at will following the Merger and (ii) Intergraph may generally  reduce the work force of InterCAP or its  subsidiaries

(otherwise than as part of an Intergraph-wide layoff or reduction in  force) if it determines in its sole discretion to do so based on  the  business  conditions, cost  structure,  and  results  of operations of InterCAP.

      SECTION  6.8    Expenses.  Except as set forth  in  Section

8.3,  the parties hereto will pay their own expenses incurred  in preparing for, entering into and carrying out this Agreement  and the transactions contemplated herein.

      SECTION  6.9    Further Assurances.  In case  at  any  time

after  the  Effective  Time  any  further  action  is  reasonably necessary  or  desirable  to  carry  out  the  purposes  of  this

Agreement or to vest the Surviving Corporation with full title to

all   properties,  assets,  rights,  approvals,  immunities   and

franchises of InterCAP, the proper officers and directors of each party to this Agreement shall take all such necessary action.

                          ARTICLE VII.

            CONDITIONS TO CONSUMMATION OF THE MERGER

      SECTION  7.1     Conditions to Each Party's  Obligation  to

Effect  the Merger.  The respective obligations of each party  to effect  the Merger are subject to the satisfaction or  waiver  of the following conditions prior to the Effective Time:

          (a)  the Closing will not violate any injunction, order

or  decree  of  any  court or governmental body having  competent jurisdiction;

           (b)   to the extent required by applicable law or  the

Certificate  of  Incorporation of InterCAP, the approval  of  the

Merger  by  each class of Stockholders required to  approve  such matters in accordance with Section 3.25; and

           (c)   the  registration statement  on  Form  S-4  with

respect  to  the Intergraph Common Stock constituting the  Merger

Consideration  shall have become effective under  the  Securities

Act  and shall not be the subject of any stop order or proceeding seeking a stop order.

           (d)   some  or all of the recipients of the Intergraph

Common  Stock to be issued in the Merger shall have executed  and delivered certificates to Intergraph and InterCAP in the form  of

Exhibit F-1 or Exhibit F-2 (as appropriate) hereto certifying  as to  the matters set forth therein with respect to at least  fifty percent (50%) of the Intergraph Common Stock to be issued in  the

Merger;

           (e)   InterCAP and Intergraph shall each have received

an  opinion of counsel, in form and substance satisfactory to the opinion  recipient, substantially to the effect that, as  of  the

Effective  Time  on  the  basis  of  facts,  representations  and assumptions  set forth in such opinion which are consistent  with the  state  of facts existing at the Effective Time,  the  Merger

will   be   treated  for  federal  income  tax  purposes   as   a

reorganization within the meaning of Section 368(a) of the Code;

          (f)  the Certificate of Incorporation of InterCAP shall

have  been  duly  amended  in  the  manner  contemplated  by  the

Preferred Stock Agreement following approval of such amendment by all  requisite action of the board of directors and  stockholders of InterCAP; and

          (g)  the closing sale price of Intergraph Common Stock

as  reported by the NASDAQ National Market System on the business day  immediately prior to the Closing Date shall be not less than

$6.00 per share nor more than $14.00 per share (in each case,  as adjusted to reflect any Stock Adjustment Event).

      SECTION  7.2    Conditions to the Obligations of Intergraph

and  Intergraph Subsidiary to Effect the Merger.  The obligations of  Intergraph and Intergraph Subsidiary to effect the Merger are

subject   to  the  satisfaction  (by  InterCAP)  or  waiver   (by

Intergraph) of the following conditions:

           (a)   all  representations and warranties of  InterCAP

shall be true and correct in all material respects as of the date hereof  and  at  and as of the Closing, with the same  force  and effect as though made on and as of the Closing;

           (b)   InterCAP  shall have performed in  all  material

respects  all  obligations and agreements  and  in  all  material respects complied with all covenants and conditions, contained in this  Agreement to be performed or complied with by it  prior  to the Effective Time;

           (c)   there shall not have occurred a Material Adverse

Effect  (other  than any Material Adverse Effect  arising  solely from  matters  disclosed to Intergraph in the  Schedules  hereto)

since June 30, 1994;

           (d)  the directors of InterCAP, in their capacities as

such, shall have delivered to Intergraph an instrument dated  the

Effective Time releasing InterCAP from any and all claims of such directors (except as to rights of indemnification pursuant to the bylaws  of  InterCAP or otherwise) and shall  have  delivered  to

Intergraph their resignations as directors of InterCAP;

           (e)  the officers of InterCAP, in their capacities  as

such, shall have delivered to Intergraph an instrument dated  the

Effective Time releasing InterCAP from any and all claims of such officers  (except  as to accrued compensation  and  benefits  and rights  of indemnification pursuant to the bylaws of InterCAP  or otherwise);

           (f)   Intergraph  shall have received  an  opinion  of

counsel to InterCAP in form and substance reasonably satisfactory to Intergraph;

           (g)  all corporate and other proceedings in connection

with  the  transactions contemplated by this  Agreement  and  all documents and instruments incident to such transactions shall  be reasonably  satisfactory in all respects to  Intergraph  and  its counsel;

           (h)   the  Board  of  Directors  and  stockholders  of

InterCAP  shall have approved the Merger and the  holders  of  no more  than five percent (5%) of the issued and outstanding shares of  InterCAP Stock immediately prior to the Effective Time  shall have  preserved their right to exercise dissenter's rights  under the Delaware Statute;

          (i)  all necessary regulatory approvals shall have been

received;

           (j)  Intergraph shall have received certificates dated

as  of the date of the Closing executed by an appropriate officer of  InterCAP, certifying in such reasonable detail as  Intergraph may  reasonably  request,  to the effect  described  in  Sections

7.2(a), (b), (c) and (h);

           (k)   InterCAP shall have working capital  immediately

prior  to the Closing Date (but exclusive of transaction expenses relating  to  the Merger and payments under the Biddle  Agreement which are required by virtue of the Merger) of at least $450,000,

and  InterCAP's aggregate indebtedness for borrowed  money  shall not exceed $210,000.

          (l)  all of the Warrants shall have been exercised, and

the  Series B Preferred Stock and Series C Preferred Stock  shall have  been converted to InterCAP Common Stock, in accordance with the Preferred Stock Agreement;

           (m)   the  Preferred Stock Agreement shall  have  been

executed, delivered and performed by the parties thereto;

           (n)   Intergraph, InterCAP, Intergraph Subsidiary  and

the  members  of the Stockholders' Committee shall have  executed and  delivered the Escrow Agreement, securing the indemnification obligations  of the Stockholders pursuant to Article  IX  hereof;

and

           (o)   Intergraph  Subsidiary shall have  entered  into

employment   agreements  with  all  current  InterCAP   employees

identified  on Schedule 7.2(o), and such agreements shall  remain in full force and effect as of the Effective Time.

      SECTION 7.3    Conditions to the Obligations of InterCAP to

Effect  the  Merger.  The obligations of InterCAP to  effect  the

Merger  are subject to the satisfaction (by Intergraph) or waiver

(by  InterCAP) of the following conditions prior to the Effective

Time:

           (a)   all representations and warranties of Intergraph

contained  herein  shall  be true and  correct  in  all  material respects as of the date hereof and at and as of the Closing, with the  same  force  and effect as though made  on  and  as  of  the

Closing;

           (b)   Intergraph shall have performed in all  material

respects  all  obligations and agreements  and  in  all  material respects complied with all covenants and conditions contained  in this  Agreement to be performed or complied with by it  prior  to the Effective Time;

          (c)   InterCAP  shall  have received  the  opinion  of

counsel   to   Intergraph  in  form  and   substance   reasonably

satisfactory to InterCAP; and

          (d)  InterCAP shall have received certificates dated as

of the Closing, executed by an appropriate officer of Intergraph,

certifying, in such detail as InterCAP may reasonably request, to the effect described in Sections 7.3(a) and (b).





                         ARTICLE VIII.

                 TERMINATION; AMENDMENT; WAIVER

       SECTION  8.1     Termination.   This  Agreement   may   be

terminated  and the Merger contemplated hereby may be  abandoned,

notwithstanding approval thereof by the stockholders of InterCAP:

           (a)  at any time prior to the Effective Time by mutual

written  consent  duly authorized by the Boards of  Directors  of

Intergraph and InterCAP;

           (b)  by Intergraph if any of the conditions to Closing

contained  in Section 7.1 or 7.2 are not satisfied (or waived  in writing by Intergraph) by December 31, 1994;

           (c)  by InterCAP if the conditions to Closing contained

in  Section 7.1 or 7.3 are not satisfied (or waived in writing by

InterCAP) by December 31, 1994;

           (d)   by Intergraph or InterCAP if the Effective  Time

shall  not  have  occurred on or before midnight  local  time  in

Huntsville,  Alabama, on December 31, 1994, or  such  later  date agreed to in writing by Intergraph and InterCAP;

           (e)   by  Intergraph  or  InterCAP  if  any  court  of

competent  jurisdiction  in the United  States  or  other  United

States (federal or state) governmental body shall have issued  an order,  decree  or ruling or taken any other action  restraining,

enjoining  or  otherwise prohibiting the Merger and  such  order,

decree,  ruling  or  other  action  shall  have  been  final  and nonappealable; or

           (f)  by InterCAP, if prior to the Effective Time,  the

InterCAP Board of Directors determines, in good faith, to  pursue or  accept  a  bona fide proposal or offer from any  Third  Party concerning  any  merger,  sale  of  assets,  sale  of  additional securities  or any similar transaction, and certifies in  writing to  Intergraph that (i) in the judgment of the Board of Directors such  proposal  or  offer is more favorable to InterCAP  and  the

Stockholders than the Merger, and (ii) the Board of Directors has determined,  with  the written advice of counsel,  that  it  must accept  or pursue such proposal or offer in the exercise  of  its fiduciary  duties (any such offer or proposal is referred  to  as the "Superior Offer").

      SECTION 8.2    Effect of Termination.  In the event of  the

termination and abandonment of this Agreement pursuant to Section

8.1  hereof, this Agreement shall forthwith become void and  have no  effect, without any liability on the part of any party or its directors, officers or stockholders, other than the provisions of

Sections 6.6, 8.2, 8.3, 8.4 and 9.3.

      SECTION  8.3     Reimbursement of Expenses.  Provided  that

neither  Intergraph or Intergraph Subsidiary is then in  material breach  of  this  Agreement, if this Agreement is  terminated  by

Intergraph  following any intentional breach by InterCAP  of  its covenants  contained  in  Article IV of this  Agreement,  or  any intentional  or  reckless material misstatement  or  omission  by

InterCAP contained in the representations in Article III of  this

Agreement,  then  in  any  such case,  InterCAP  shall  reimburse

Intergraph  (not later than three business days after  submission of  a  statement therefor) for all reasonable, actual  documented out-of-pocket  fees  or expenses (including but  not  limited  to reasonable fees and expenses of counsel, accounting fees,  travel expenses,  registration  or filing fees and  the  like)  actually incurred  in  good  faith  by Intergraph  or  on  its  behalf  in

connection   with   the  proposed  Merger  or  the   negotiation,

structuring,  evaluation  or  consummation  of  the  transactions contemplated  by  this Agreement (collectively,  the  "Designated

Expenses").

      SECTION  8.4     Termination Fee.   Provided  that  neither

Intergraph  nor Intergraph Subsidiary is then in material  breach of  this  Agreement and that Intergraph and Intergraph Subsidiary have satisfied the conditions of Section 7.1 (the satisfaction or performance  of which are in the exclusive control of Intergraph)

and  Section 7.3, if this Agreement is terminated (i) by InterCAP pursuant to Section 8.1(f), (ii) by Intergraph as a result of the withdrawal  or  material modification by the  InterCAP  Board  of

Directors of its recommendation to the Stockholders with  respect to the Merger (but only if such withdrawal arises out of, relates to or follows any inquiry, contact or proposal to InterCAP from a

Third  Party  concerning  any Superior Offer  or  other  proposed merger,  sale of assets, sale of additional securities or similar transaction), or (iii) by either party and any Superior Offer  is approved  by the requisite vote of the holders of InterCAP  Stock within 180 days of such termination if such Superior Offer or the reasonable  possibility  of  such Superior  Offer  was  known  to

InterCAP  or  its  directors  at  the  time  this  Agreement  was terminated,  then  in  any  such  case,  InterCAP  shall  pay  to

Intergraph, at Intergraph's election, an amount (the "Termination

Fee") equal to the greater of (i) the Designated Expenses plus an amount  equal to the fully allocated, reasonable documented  cost of  time (consisting of salary and benefits) actually expended by

Intergraph  officers and employees in investigating, negotiating,

and  taking  steps  necessary  to  consummate,  the  transactions contemplated  by  this  Agreement, but  in  no  event  to  exceed

$300,000 in the aggregate, (ii) $200,000 in cash, or (iii) 10% of the excess over $7,500,000 of the total consideration (whether in the form of cash, securities or other property, or assumption  of options  or  warrants)  to be paid to InterCAP  or  its  security holders  in  connection with the Superior Offer.  The  applicable

Termination  Fee shall be paid to Intergraph within  10  days  of termination  unless  the  amount specified  in  clause  (iii)  is selected  by  Intergraph,  in which case  such  amount  shall  be payable upon consummation of the transaction contemplated by  the

Superior Offer.

      SECTION  8.5     Amendment.   To the  extent  permitted  by

applicable law, this Agreement may be amended by action taken  by or  on  behalf  of  the  Boards of Directors  of  Intergraph  and

InterCAP  at any time before or after adoption of this  Agreement

(but  prior  to  the  Effective Time),  by  the  stockholders  of

InterCAP;  provided, however, that after any submission  of  this

Agreement  to such stockholders for approval, no amendment  shall be  made  which  reduces the applicable Merger  Consideration  or which  materially and adversely affects the rights of  InterCAP's

Stockholders hereunder without the approval of such Stockholders.

This  Agreement  may not be amended except by  an  instrument  in writing signed on behalf of all the parties.

      SECTION 8.6    Extension; Waiver.  At any time prior to the

Effective  Time,  the parties may (i) extend  the  time  for  the performance of any of the obligations or other acts of the  other

parties   hereto,   (ii)   waive   any   inaccuracies   in    the

representations  and  warranties  contained  herein  or  in   any

document,  certificate or writing delivered pursuant  hereto,  or

(iii)  waive compliance with any of the agreements or  conditions contained herein.  Any agreement on the part of any party to  any such  extension or waiver shall be valid only if set forth in  an instrument in writing signed on behalf of such party.

                          ARTICLE IX.

              SURVIVAL; INDEMNIFICATION; REMEDIES

      SECTION  9.1    Survival of Representations and Warranties.

All  representations,  warranties, covenants  and  agreements  of

InterCAP  contained  in  this  Agreement  or  in  any  instrument delivered pursuant to this Agreement or at Closing shall  survive

the   Closing   to  the  extent  specified  in  Section   9.2(d),

notwithstanding  any investigation, audit or  inspection  at  any

time  made  by  or  on  behalf  of  Intergraph.   All  statements

contained  in  any certificate or other instrument  executed  and delivered  by  InterCAP  or  its  authorized  officers  or

representatives in accordance with this Agreement shall be deemed representations  by  InterCAP.  All representations,  warranties,

covenants  and  agreements of Intergraph shall terminate  at  the

Effective  Time  and  be  of no further  force  and  effect,  and

Intergraph   shall  have  no  liability  with  respect   thereto;

provided,  however,  that for the benefit  of  InterCAP  and  its

Stockholders the covenants and agreements contained  in  Sections

2.3(d),  6.6,  6.7  and 9.2 of this Agreement shall  survive  the

Closing.

     SECTION 9.2    Indemnification.

           (a)   Subject  to  Section 9.2(e),  the  Stockholders,

jointly  and  severally, shall indemnify the Indemnified  Persons for, and hold each of them harmless from and against, any and all

Losses   arising  from  or  in  connection  with  any  Event   of

Indemnification, up to that amount constituting the  Escrow  Fund

(as  defined  in  the  Escrow Agreement),  which  indemnification pursuant  to  this  Section 9.2(a) shall be  effected  solely  in accordance with the terms and provisions of the Escrow  Agreement and  shall  be subject to the qualifications and limitations  set forth  therein.  In connection therewith, the Stockholders  shall have no liability to the Indemnified Persons in respect of Losses arising  from  or in connection with any Event of Indemnification over  and above the amounts from time to time representing  their respective  interests  in the Escrow Fund;  and  the  Indemnified

Persons,  and  each  of them, shall look for  indemnification  in respect of any such claim under this Section 9.2(a) solely to the

Escrow  Fund in accordance with the terms and provisions  of  the

Escrow  Agreement (it being understood that nothing contained  in this  Section  9.2(a) shall in any way limit, impair,  modify  or otherwise affect the rights of the Indemnified Persons, including rights available under the Securities Act or the Exchange Act (A)

to  bring  any  claim, demand, suit or cause of action  otherwise available to the Indemnified Persons based upon an allegation  or allegations  that InterCAP or the Stockholders, or any  of  them,

had  an intent to defraud or made a willful misrepresentation  or willful  omission  of  a material fact in  connection  with  this

Agreement   or   any  related  agreements  and  the  transactions

contemplated hereby or thereby or (B) to enforce any judgment  of a  court  of  competent jurisdiction or decision of an arbitrator which  finds or determines that InterCAP or the Stockholders,  or any  of  them,  had  an  intent to  defraud  or  made  a  willful misrepresentation  or omission of a material fact  in  connection with  this Agreement and the transactions contemplated hereby  or thereby).

           (b)   No  claim shall be brought under Section  9.2(a)

hereof  unless the Indemnified Persons, or any of  them,  at  any

time   prior   to   the  applicable  Survival  Date,   give   the

Stockholders'  Committee (a) written notice of the  existence  of any such claim, specifying the nature and basis of such claim and the  amount  thereof, to the extent known or (b)  written  notice pursuant  to  Section  9.2(d)  of  any  third  party  claim,  the

existence  of  which might give rise to such a claim.   Upon  the

giving  of  such  written  notice as aforesaid,  the  Indemnified

Persons,  or  any  of  them, shall have  the  right  to  commence appropriate proceedings subsequent to the Survival Date  for  the enforcement of their rights under Section 9.2(a).

           (c)   The obligations and liabilities of a Stockholder

with  respect to Losses resulting from the assertion of liability by  third parties (each, a "Third Party Claim") shall be  subject to the following terms and conditions:

                (i)        The Indemnified Persons shall promptly

     (and,  in  any  event, within ten (10) business  days)  give written  notice to the Stockholders' Committee of any  Third

     Party  Claim  which  might give rise  to  any  loss  by  the

     Indemnified  Persons, stating the nature and basis  of  such

     Third  Party  Claim, and the amount thereof  to  the  extent

     known.   Such notice shall be accompanied by copies  of  all

     relevant  documentation with respect  to  such  Third  Party

     Claim, including, without limitation, any summons, complaint or  other  pleading which may have been served, any  written demand or any other document or instrument.

                (ii)  The  Indemnified Persons shall  assume  the

     defense of any Third Party Claims with counsel of their  own choosing, which counsel shall be reasonably satisfactory  to the Stockholders' Committee, and shall act reasonably and in accordance  with  their  good  faith  business  judgment  in handling  such Third Party Claims and shall not  effect  any

     settlement   without  the  consent  of   the   Stockholders'

     Committee, which consent shall not unreasonably be  withheld

     or   delayed.    The   Stockholders'  Committee   (and   the

     Stockholders)  and  the  Indemnified  Persons   shall   make

     available  to  each other and their counsel and  accountants all  books and records and information relating to any Third

     Party  Claims,  keep  each other fully apprised  as  to  the details and progress of all proceedings relating thereto and render  to  each other such assistance as may be  reasonably required  to ensure the proper and adequate defense  of  any and all Third Party Claims.

           (d)  Subject to the further provisions of this Section

9.2(d),  the  representations and warranties  of  Intergraph  and

Intergraph  Subsidiary shall be deemed to be a condition  to  the

Merger  and shall not survive beyond the Effective Time, and  the representations and warranties made by InterCAP  in  Article  III hereof  shall  survive  the Effective Time  until  the  ninetieth

(90th)  day  after  the  Closing Date.  The  representations  and warranties  made by the parties hereto to counsel  in  connection with  the  opinions to be delivered (a) pursuant to  Article  VII hereof  at  the Closing or (b) in connection with the preparation of  the  registration  statement on Forms S-4  and  S-8  for  the

Intergraph  Common  Stock  shall  survive  the  Effective   Time;

provided, however, that such representations and warranties shall only  be  deemed  to  speak as of the  later  of  the  date  such representations  and warranties were made or  the  Closing  Date.

For   convenience  of  reference,  the  date   upon   which   any

representation and warranty contained herein shall  terminate  is referred  to  herein as the "Survival Date".  Anything  contained herein  to the contrary notwithstanding, the representations  and warranties of InterCAP contained in this Agreement (i) are  being given  by  InterCAP  on behalf of the Stockholders  and  for  the purpose  of  binding the Stockholders to the terms and provisions of  this  Section  9.2  and  the  Escrow  Agreement,  and  as  an

inducement to Intergraph and Intergraph Subsidiary to enter  into

this   Agreement  and  to  approve  the  Merger   (and   InterCAP

acknowledges  that  Intergraph  and  Intergraph  Subsidiary  have expressly relied thereon) and (ii) are solely for the benefit  of the  Indemnified Persons and each of them.  Accordingly, no third party  (including, without limitation, the Stockholders)  or  any other  holder of InterCAP Common Stock or anyone acting on behalf of  any thereof) other than the Indemnified Persons, and each  of them,  shall  be  a  third  party or other  beneficiary  of  such representations  and warranties and  no such  third  party  shall have any rights of contribution against InterCAP or the Surviving

Corporation with respect to such representations or warranties or any  matter subject to or resulting in indemnification under this

Section 9.2 or otherwise.

           (e)  Anything to the contrary contained in Section 9.2

notwithstanding:

                (i)       The Stockholders shall not be obligated

     to  indemnify  the  Indemnified  Persons  pursuant  to  this

     Section  9.2 with respect to any Losses until the  aggregate

     amount   of  such  Losses  exceeds  $150,000  (the   "Basket

     Amount"),  whereupon the Stockholders shall be obligated  to indemnify  the Indemnified Persons for all Losses in  excess of  the  Basket  Amount  (up to their  respective  pro  rata interest  in  the Escrow Fund as provided below  in  Section

     9.2(e)(ii)).

                (ii)  The  maximum  aggregate liability  of  each

     Stockholder for indemnification under this Section 9.2 shall not  exceed  its  or their pro rata share of  the  aggregate amount  of the Escrow Fund, determined on the basis  of  the proportion  which  the number of Escrow  Shares  contributed into escrow by or on behalf of such Stockholder pursuant  to

     Section  2.2(a) hereof bears to the total number  of  Escrow

     Shares  contributed  into escrow by  or  on  behalf  of  all

     Stockholders pursuant to Section 2.2(a) hereof.

           (f)   (i)        Upon  approval  of  the  Merger,  the

Stockholders  shall be deemed, for themselves and their  personal representatives  and  other successors, to have  constituted  and appointed,  effective  from  and  after  the  Effective  Time,  a committee  of  three  persons initially  to  consist  of  Joy  E.

Binford,  A.G.W.  Biddle, III, and John  C.  Gebhardt,  as  their agents  and attorneys-in-fact (the "Stockholders' Committee")  to take  all  action required or permitted under this Agreement  and

the   Escrow   Agreement  (including,  without  limitation,   the

execution and delivery of the Escrow Agreement on behalf  of  the

Stockholders,  the  giving  and  receiving  of  all  notices  and consents  and  the  execution  and  delivery  of  all  documents,

including  any amendments of any non-material term  or  provision hereof or the Escrow Agreement, and the execution and delivery of any agreements and releases in connection with the settlement  of any  dispute  or  claim under Section 9.2 hereof  or  the  Escrow

Agreement).    The  vote  of  a  majority  of  the  Stockholders'

Committee shall be required to take any action on behalf  of  the

Stockholders pursuant to the authority granted to them under this

Section 9.2(f).

               (ii) In the event of the death, physical or mental

incapacity  or resignation of any of the members of  any  of  the

Stockholders'  Committee  or  a vacancy  thereon  for  any  other reason,  the  remaining  members of the  Stockholders'  Committee shall  promptly  appoint a further substitute or substitutes  and shall  advise  Intergraph thereof.  As between the  Stockholders'

Committee  and the Stockholders, the members of the Stockholders'

Committee  shall not be liable for, and shall be  indemnified  by the  Stockholders  or provided with insurance against,  any  good faith  error of judgment on their part or any other act  done  or omitted by them in good faith in connection with their duties  as members of such Committee, except for gross negligence or willful

misconduct.    The  Stockholders'  Committee  may  consult   with

professional advisors of its choice.  The Stockholders' Committee shall  not be responsible for the genuineness or validity of  any document  and  shall have no liability for acting  in  accordance with  any written instructions given to them and believed by them to  be  signed  by  the proper parties.  The reasonable  expenses incurred  by  the  members  of  the  Stockholders'  Committee  in

performing   their  duties  (including  fees  and   expenses   of

professional advisors) and any indemnification to be provided  to the  Stockholders' Committee, up to a maximum of $5000, shall  be borne by the Surviving Corporation.

      SECTION 9.3    Remedies.  In the event InterCAP breaches or

wrongfully terminates this Agreement or the additional agreements

contemplated   thereby,  Intergraph  may,  (i)   terminate   this

Agreement  or  such other agreements and shall  have  no  further obligation  to  InterCAP  thereunder, or  (ii)  require  specific performance  of  InterCAP's obligations under this  Agreement  or such  other  agreements(including without limitation,  InterCAP's obligations  under Articles VIII and IX), or seek actual  damages arising from such breach or wrongful termination in lieu of  such

specific  performance.   In  the  event  Intergraph  breaches  or

wrongfully terminates this agreement or the additional agreements contemplated  thereby, InterCAP may (i) terminate this  Agreement or  such other agreements and shall have no further obligation to

Intergraph  thereunder, or (ii) require specific  performance  of

Intergraph's  obligations  under this  Agreement  of  such  other agreements,  or seek actual damages arising from such  breach  or

wrongful termination in lieu of such specific performance.   Each

party's  rights to terminate such agreements and be  relieved  of its  obligations thereunder, or require specific  performance  or recover  actual damages shall be such party's sole and  exclusive

remedies   for   breach  or  termination  of   such   agreements.

Intergraph and InterCAP acknowledge and agree that the  foregoing limitation of remedies is not intended as a penalty, and that the exclusive  remedies prescribed above shall  be  in  lieu  of  all actual,  direct, special, incidental, consequential, punitive  or other damage remedies therefor, whether arising in tort, contract or otherwise, or any other right or remedy under applicable law.

                           ARTICLE X.

                         MISCELLANEOUS

     SECTION 10.1   Entire Agreement; Assignment.  This Agreement

(including  the  agreements expressly  contemplated  hereby)  (a)

constitutes  the entire agreement among the parties with  respect to  the  subject  matter hereof and supersedes  all  other  prior agreements  and understandings both written and oral,  among  the parties or any of them with respect to the subject matter hereof,

and  (b)  shall not be assigned by operation of law or otherwise,

provided that Intergraph may assign its rights and obligations to any  direct  or indirect, wholly-owned subsidiary of  Intergraph,

but   no   such  assignment  shall  relieve  Intergraph  of   its

obligations  hereunder  if such assignee does  not  perform  such obligations.

        SECTION   10.2     Severability.    The   invalidity   or

unenforceability  of  any provision of this Agreement  shall  not affect the validity or enforceability of any other provisions  of this Agreement, which shall remain in full force and effect.

      SECTION  10.3    Notices.  All notices,  requests,  claims,

demands  and other communications hereunder shall be  in  writing and  shall  be  deemed to have been duly given when delivered  in person,  by  cable,  telegram  or  telex,  or  by  registered  or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

if to Intergraph:                           with a copy to:

Intergraph Corporation                      Intergraph Corporation
Mail Stop HQ011                             Mail Stop HQ034
Huntsville, Alabama 35894-0001              Huntsville, Alabama 35894-0001
Attention: John W. Wilhoite                 Attention: B. Judson Hennington III

If to Intergraph Subsidiary:                with a copy to:

Intergraph DC Corporation - Subsidiary 7    Intergraph Corporation
Mail Stop HQ011                             Mail Stop, HQ034
Huntsville, Alabama 35894-0001              Huntsville, Alabama  35894-0001
Attention: John W. Wilhoite                 Attention: B. Judson Hennington III


if to InterCAP:                         with a copy to:

InterCAP Graphics Systems, Inc.         Womble Carlyle Sandridge & Rice, PLLC
116  Defense Highway                    1600 Southern National Financial Center
Annapolis, Maryland  21401              200 West Second Street
Attention: A.G.W. Biddle, III           Winston-Salem, North Carolina  27102
                                        Attention: Jeffrey C. Howland

or  to  such other address as the person to whom notice is  given may  have  previously furnished to the others in writing  in  the manner  set  forth above (provided that notice of any  change  of address shall be effective only upon receipt thereof).

      SECTION  10.4    Governing Law.  This  Agreement  shall  be

governed  by  and construed in accordance with the  laws  of  the

State  of  Delaware, regardless of the laws that might  otherwise govern under applicable principles of conflicts of laws thereof.

       SECTION  10.5    Descriptive  Headings.   The  descriptive

headings are inserted for convenience of reference only  and  are not  intended  to  be  part  of  or  to  affect  the  meaning  or interpretation of this Agreement.

     SECTION 10.6   Parties in Interest.  This Agreement shall be

binding  upon  and  inure solely to the  benefit  of  each  party hereto,  and  nothing in this Agreement, express or  implied,  is intended  to confer upon any other person any rights or  remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 10.7   Counterparts.  This Agreement may be executed

in  two  or  more  counterparts, including, but not  limited  to,

facsimiles which are promptly confirmed by counterparts delivered via  overnight courier, each of which shall be deemed  to  be  an original,  but  all of which shall constitute one  and  the  same agreement.

      SECTION  10.8   Incorporation by Reference.   Any  and  all

schedules,  exhibits, annexes, statements, reports,  certificates or  other documents or instruments referred to herein or attached hereto  are  incorporated herein by reference  hereto  as  though fully set forth at the point referred to in the Agreement.

     SECTION 10.9   Certain Definitions.

           (a)   "Material Adverse Effect" shall mean any  material

adverse  change  in  the financial condition,  assets,  liabilities

(absolute,  accrued, contingent or otherwise), reserves,  business,

prospects   or   results  of  operations  of   InterCAP   and   its

subsidiaries, taken as a whole.

           (b)   "Environmental Laws" shall mean  laws,  including,

without  limitation,  federal, state  or  local  laws,  ordinances,

rules,  regulations,  interpretations  and  orders  of  courts   or

administrative  agencies or authorities relating  to  pollution  or protection  of  the  environment  (including,  without  limitation,

ambient  air,  surface  water,  ground  water,  land  surface,  and

subsurface    strata),   including,   without    limitation,    the

Comprehensive Environmental Response Compensation and Liability Act

of  1980,  as  amended  ("CERCLA"), the  Superfund  Amendments  and

Reauthorization  Act  of  1987, as amended ("SARA"),  the  Resource

Conservation  and  Recovery  Act  of  1976,  as  amended  ("RCRA"),

Hazardous  and Solid Waste Amendments of 1984, as amended ("HSWA"),

the  Hazardous  Materials Transportation Act, as amended  ("HMTA"),

the  Toxic  Substance  Control  Act  ("TSCA"),  National  Emissions

Standard  for Hazardous Pollutants ("NESHAP"), Occupational  Safety

and Health Act ("OSHA"), Federal Water Pollution Control Act, Clean

Air  Act, Department of Transportation, and Consumer Product Safety

Commission,  and other laws relating to pollution or protection  of the  environment, or to the manufacture, processing,  distribution,

use,  treatment,  handling, storage, disposal or transportation  of

Polluting Substances.

          (c)  "Polluting Substances" shall mean (i) asbestos, (ii)

urea  formaldehyde foam insulation, (iii) oil and gasoline products or  wastes,  and (iv) all pollutants, contaminants,  chemicals,  or industrial,  toxic  or hazardous substances  or  wastes  and  shall include,  without limitation, any flammable explosives, radioactive materials,  oil,  hazardous materials, hazardous or  solid  wastes,

hazardous or toxic substances or other regulated materials  defined in  CERCLA,  SARA, RCRA, HSWA, HMTA, TSCA, OSHA, NESHAP and/or  any

other  Environmental  Laws,  as amended,  and  in  the  regulations adopted  and  publications  promulgated thereto;  provided  to  the extent that the laws of the State of Maryland or Delaware establish a  meaning for "hazardous substance," "hazardous waste," "hazardous materials," "solid waste," or "toxic substance," which  is  broader than that specified in any of CERCLA, SARA, RCRA, HSWA, HMTA, TSCA,

OSHA or other Environmental Laws such broader meaning shall apply.

           (d)   "Knowledge" or "known" -- An individual  shall  be

deemed to have "knowledge" of or to have "known" a particular  fact or  other matter if (i) such individual is actually aware  of  such fact  or  other  matter,  or  (ii) a prudent  individual  could  be expected  to  discover or otherwise become aware of  such  fact  or other matter in the course of conducting a reasonably comprehensive investigation  concerning the truth or existence of  such  fact  or other matter.  A corporation shall be deemed to have "knowledge" of or  to  have  "known"  a particular fact or  other  matter  if  any individual  who  is serving, or who has at any time  served,  as  a

director   or  officer  (or  in  any  similar  capacity)   of   the

corporation,  has, or at any time had, knowledge of  such  fact  or other matter.  InterCAP is understood to have undertaken a separate investigation  in  connection  with the  transactions  contemplated hereby  to  determine the existence or absence of  facts  or  other matters  in  the  statement qualified as  "known"  by,  or  to  the

"knowledge" of, InterCAP as applicable.

           (e)   "Affiliate"  as to any person  means  any  entity,

directly   or  indirectly,  through  one  or  more  intermediaries,

controlling,  controlled  by  or under  common  control  with  such person.

           (f)   "Event of Indemnification" shall mean the untruth,

inaccuracy or breach of any representation or warranty of  InterCAP

contained   in   Article  III  (or  any  facts   or   circumstances

constituting any such untruth, inaccuracy or breach).

           (g)   "Indemnified  Persons"   shall  mean  and  include

Intergraph, Intergraph Subsidiary and the Surviving Corporation and

their  respective  Affiliates,  successors  and  assigns,  and  the respective officers and directors of each of the foregoing.

           (h)   "Losses"  shall mean any and all  losses,  claims,

shortages,   costs,   damages,  liabilities,  expenses   (including

reasonable  attorneys'  and accountants'  fees),  assessments,  tax deficiencies  and  taxes (including interest or penalties  thereon)

sustained,  suffered or incurred by any Indemnified Person  arising from or in connection with any such matter which is the subject  of indemnification under Section 9.2 hereof.

      IN  WITNESS  WHEREOF,  each of the parties  has  caused  this

Agreement  to  be executed on its behalf by its officers  thereunto duly authorized, all as of the day and year first above written.


ATTEST:                           INTERGRAPH CORPORATION

By                                By
  -------------------------         --------------------------------
     Its                              John W. Wilhoite
                                      Vice President and Controller


ATTEST:                           INTERGRAPH DC CORPORATION -
                                       SUBSIDIARY 7

By                                By
  -------------------------         -------------------------------
     Its                              John W. Wilhoite
                                      President


ATTEST:                           INTERCAP GRAPHICS SYSTEMS, INC.


By                                By
  -------------------------         -------------------------------
     Its                              A. G. W. Biddle, III
                                      President



                                                        Exhibit A

                     CERTIFICATE OF MERGER

                               of

            INTERGRAPH DC CORPORATION - SUBSIDIARY 7
                    (a Delaware Corporation)

                              and

                INTERCAP GRAPHICS SYSTEMS, INC.
                    (a Delaware Corporation)

                       -----------------


       InterCAP Graphics Systems, Inc., a corporation duly organized and existing under the laws of the State of Delaware, desiring to merge with Intergraph DC Corporation - Subsidiary 7, a corporation duly organized and existing under the laws of the State of Delaware pursuant to the provisions of Section 251(c) of the General Corporation Law of Delaware, does hereby certify that:

           FIRST: THE names and places of incorporation of each party to the Merger (defined below) are "InterCAP Graphics
Systems, Inc.," a Delaware corporation ("InterCAP"), and "Intergraph DC Corporation - Subsidiary 7," a Delaware corporation ("Intergraph Sub").

           SECOND: InterCAP and Intergraph Sub have agreed that Intergraph Sub shall be merged with and into InterCAP (the
"Merger"), pursuant to the terms and conditions of this Certificate of Merger and that certain Agreement and Plan of Reorganization dated as of September ___, 1994 (the "Agreement"), by and between InterCAP, Intergraph Sub and Intergraph Corporation, a Delaware corporation ("Intergraph"). Intergraph Sub is a wholly-owned subsidiary of Intergraph. The Agreement has been approved, adopted, certified, executed and acknowledged by each of InterCAP and Intergraph Sub in accordance with the provisions of Section 251(c) of the General Corporation Law of Delaware.

           THIRD: The name of the surviving corporation shall be "InterCAP Graphics Systems, Inc."

           FOURTH: The certificate of incorporation of Intergraph Sub shall be the charter of the surviving corporation, and Article ___ thereof shall be amended to read, in its entirety, as
follows:   "The  name of the corporation [(which  is  hereinafter
called the `Corporation')] is:

                INTERCAP GRAPHICS SYSTEMS, INC."

In all other respects, the certificate of incorporation of Intergraph Sub as the certificate of incorporation of the surviving corporation shall remain unchanged and in full force and effect.

           FIFTH: An executed copy of the Agreement is on file at 116 Defense Highway, Annapolis, Maryland 21401, the principal place of business of the surviving corporation.

           SIXTH:   An  executed copy of the Agreement  shall  be
furnished by the surviving corporation, upon request and without cost, to any stockholder of InterCAP or Intergraph Sub.

           SEVENTH: The Merger shall become effective upon [some date not later than 90 days following the filing of the Certificate of Merger with the Delaware Secretary of State].


       IN WITNESS WHEREOF, InterCAP Graphics Systems, Inc., has caused these presents to be signed in its corporate name and on its behalf by its president and attested by its secretary on ______________, 1994.


                                 InterCAP Graphics Systems, Inc.
                                 (a Delaware corporation)



                                 By:
                                 ---------------------------------
                                 Its: President



     [Seal]

Attested and Certified by:



By:
   ----------------------------
Its:  Secretary



                                                        Exhibit B
                   PREFERRED STOCK AGREEMENT
                   -------------------------

      THIS PREFERRED STOCK AGREEMENT ("Agreement") is made effective this _____ day of September, 1994, between and among InterCAP Graphics Systems, Inc., a Delaware corporation
("InterCAP"), Venture First II L.P., a Delaware limited partnership ("Venture First"), A.G.W. Biddle, III ("Biddle") and GeoCapital II L.P., a Delaware limited partnership ("GeoCapital").

                          WITNESSETH:
                          -----------

      WHEREAS, Venture First and Biddle are the holders of all of the issued and outstanding shares of Series A Convertible
Preferred  Stock,  $.01  par value per share,  of  InterCAP  (the
"Series A Stock"); and

      WHEREAS, Venture First and Biddle are the holders of approximately 98.85% of the issued and outstanding shares of Series B Convertible Preferred Stock, $.01 par value per share, of InterCAP (the "Series B Stock"); and

      WHEREAS, GeoCapital is the holder of all of the issued  and outstanding shares of Series C Convertible Preferred Stock,  $.01 par value per share, of InterCAP (the "Series C Stock"); and

      WHEREAS, Venture First is the holder of a Stock Purchase Warrant issued by InterCAP (the "Warrant") pursuant to which Venture First is entitled to purchase an aggregate of 50,000 shares (the "Warrant Shares") of InterCAP Common Stock, for a purchase price of $.25 per Warrant Share or an aggregate purchase price of $12,500.00 (the "Aggregate Warrant Price"); and

      WHEREAS, pursuant to an Agreement and Plan of Reorganization of even date herewith (the "Merger Agreement") among InterCAP, Intergraph Corporation, a Delaware corporation ("Intergraph"),
and   Intergraph  DC  Corporation  -  Subsidiary  7,  a  Delaware
corporation   and   wholly   owned   subsidiary   of   Intergraph
("Intergraph Sub"), subject to the performance (or waiver) of the conditions stated therein, Intergraph Sub will be merged with and into InterCAP on the terms set forth in the Merger Agreement, and InterCAP will become a wholly owned subsidiary of Intergraph (the "Merger"); and

      WHEREAS, the execution of this Agreement (the capitalized terms of which shall have the meanings ascribed to them in the Merger Agreement if not otherwise defined herein) is a condition to the execution of the Merger Agreement and to Intergraph's obligation to consummate the Merger;

      NOW, THEREFORE, in consideration of the premises and the mutual covenant and agreements hereinafter set forth, and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

      1. Amendment to Certificate of Incorporation. Each of Venture First, Biddle and GeoCapital irrevocably covenant and agree to each other and InterCAP to vote all of the shares of capital stock of InterCAP they now own and hereafter acquire, or to execute a written consent of stockholders in lieu of meeting, in favor of approving the Certificate of Amendment to the Certificate of Incorporation of InterCAP, as amended (the "Certificate") in substantially the form of Exhibit A attached hereto (the "Amendment"). Venture First, Biddle and GeoCapital further agree to do or cause to be done all such other acts and things and to execute and deliver all such agreements, certificates, undertakings or other documents and instruments necessary or required to adopt and approve the Amendment. Venture First, Biddle and GeoCapital intend that their covenants in this Section 1 constitute an enforceable voting agreement among stockholders under Section 218 of the GCL.

      2. Election to Take Series A Stock Liquidation Preference. So long as the Effective Time occurs on or before January 15, 1995, Venture First and Biddle irrevocably agree, and do hereby elect pursuant to Article Fourth, Section IA, paragraphs 4(c) and 6(i) of the Certificate to receive the liquidation preference of $1.475 per share of Series A Stock (without further adjustment of any kind after the date of this Agreement) pursuant to the Merger in respect of all shares of Series A Stock owned by them, such liquidation preference to be paid in shares of Intergraph Common Stock as provided in the Merger Agreement. The execution and delivery of this Agreement shall constitute irrevocable notice of such election for purposes of Article Fourth, Section 1A, paragraph 6(i) of the Certificate.

      3. Exercise of Warrant. Venture First agrees to exercise the Warrant in full immediately prior to the Effective Time, the
parties  agreeing  that  the  execution  and  delivery  of   this
Agreement  constitutes sufficient notice of  such  exercise.   In
connection with the exercise by Venture First of the Warrant, InterCAP and Venture First agree that, in lieu of the delivery by Venture First to InterCAP of cash in an amount equal to the Aggregate Warrant Price, Venture First shall and does hereby relinquish the right to purchase a number of Warrant Shares at the price set forth in the Warrant such that, upon such exercise, Venture First shall receive 36,260 shares of InterCAP Common Stock plus cash in lieu of fractional shares as provided in the Merger Agreement. InterCAP and Venture First further agree that the exercise of the Warrant upon the foregoing terms shall be in full satisfaction of InterCAP's obligations to deliver shares of InterCAP Common Stock upon exercise of the Warrant.

      4. Conversion of Series B Stock and Series C Stock. So long as the Effective Time of the Merger occurs on or before January 15, 1995, (i) Venture First and Biddle irrevocably agree to convert each share of Series B Stock owned by them into one share of InterCAP Common Stock prior to the Effective Time in accordance with Article Fourth, Section IB, paragraph 6(a) of the Certificate; and (ii) GeoCapital irrevocably agrees to convert each share of Series C Stock owned by it into one share of InterCAP Common Stock prior to the Effective Time in accordance with Article Fourth, Section IC, paragraph 6(a) of the Certificate. The execution and delivery of this Agreement constitutes irrevocable notice to InterCAP (i) by Venture First and Biddle to convert all shares of Series B Stock owned by them into InterCAP Common Stock as required by Article Fourth, Section 1B, paragraph 6(d) of the Certificate and (ii) by GeoCapital to convert all shares of Series C Stock owned by it into InterCAP Common Stock as required by Article Fourth, Section 1C, paragraph 6(d) of the Certificate.

      5. Full Satisfaction of Rights. Venture First and Biddle agree that the shares of Intergraph Common Stock and any cash in lieu of fractional shares to be delivered to each of Venture First and Biddle in accordance with the terms of the Merger Agreement in exchange for their respective shares of Series A Stock and Series B Stock shall be in full satisfaction of all rights pertaining to such shares of Series A Stock and Series B
Stock   and   all   rights  and  preferences  attendant   thereto
(including, by way of illustration and not limitation, rights to receive accrued but unpaid dividends, rights to receive a liquidation preference other than $1.475 per share for the Series A Stock in the Merger and rights to receive a different number of shares of InterCAP Common Stock upon conversion of the Series B Stock), and until surrendered as contemplated by the Certificate or the Merger Agreement, as the case may be, each certificate representing their respective shares of Series A Stock and Series B Stock shall be deemed, on and after the Effective Time, to represent only the right to receive upon such surrender, New Certificates representing the applicable number of shares of Intergraph Common Stock (based on the applicable Exchange Ratio) as set forth in the Merger Agreement (in all cases without
interest).   GeoCapital  agrees that  the  shares  of  Intergraph
Common  Stock  and any cash in lieu of fractional  shares  to  be delivered to GeoCapital in accordance with the terms of the Merger Agreement in exchange for its shares of Series C Stock shall be in full satisfaction of all rights pertaining to such shares of Series C Stock and all rights and preferences attendant thereto (including, by way of illustration and not limitation, rights to receive accrued but unpaid dividends and the rights to receive a different number of shares of InterCAP Common Stock upon conversion of the Series C Stock), and until surrendered as
contemplated   by   the   Merger   Agreement   each   certificate
representing its shares of Series C Stock shall be deemed, on and after the Effective Time, to represent only the right to receive upon such surrender, New Certificates representing the applicable number of shares of Intergraph Common Stock (based on the applicable Exchange Ratio) as set forth in the Merger Agreement (in all cases without interest).

      6. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed
entirely  within  such  State  without  giving  effect   to   the
principles of conflicts of laws thereof.

      7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but
all   of  which  together  shall  constitute  one  and  the  same instrument.

      8. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any of the parties hereto without the prior written consent of all other parties hereto, and any purported assignment without such consent shall be null and void and of no force or effect.

      9. Third Party Beneficiaries. None of the provisions of this Agreement or any document contemplated hereby is intended to grant any right or benefit to any person or entity which is not a
party   to   this  Agreement  except  that  the  parties   hereto
acknowledge that Intergraph is relying on this Agreement in entering into the Merger Agreement.

      10.   Headings.   The section headings  contained  in  this
Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

      11. Amendments. Any waiver, amendment, modification or supplement of or to any term or condition of this Agreement shall be effective only if in writing and signed by all parties hereto, and the parties hereto waive the right to amend the provisions of this Section orally. This Agreement shall be null and void and of no force or effect in the event that the Merger Agreement is terminated prior to the Effective Time of the Merger or if the Merger Agreement is hereafter amended if as a result of such amendment, the rights of the holders of Series A Stock, Series B Stock or Series C Stock are adversely affected in any manner whatsoever.

      12.   Severability.  In the event that any provision in this
Agreement   shall  be  determined  to  be  invalid,  illegal   or
unenforceable in any respect, the remaining provisions of this Agreement shall not be in any way impaired, and the illegal, invalid or unenforceable provision shall be fully severed from this Agreement and there shall be automatically added in lieu thereof a provision as similar in terms and intent to such severed provisions as may be legal, valid and enforceable.

      13. Entire Agreement. This Agreement sets forth our entire understanding concerning the transactions and related matters discussed herein and shall represent a legally binding agreement upon execution by each of us. This Agreement will be enforceable
against   each  party  hereto  and  its  successors  and  assigns
(including any transferee of any shares of Series A Stock and Series B Stock of Venture First or Biddle and including any transferee of any shares of Series C Stock of GeoCapital) in accordance with its terms. If requested by InterCAP, Venture First, Biddle and GeoCapital agree to submit all certificates representing the Series A Stock, the Series B Stock and the Series C Stock to InterCAP for the placement thereon of a legend referencing the existence and restrictions in this Agreement. Pending the placement of such legends on such certificates, Venture First, Biddle and GeoCapital shall not sell, transfer, pledge, hypothecate or otherwise dispose of their shares of Series A Stock, Series B Stock or Series C Stock, in whole or in part, in any manner whatsoever other than in connection with the Merger or as may be contemplated by this Agreement. The parties hereto each hereby consent to specific performance of their obligations hereunder by the other parties hereto.



      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.

                              INTERCAP GRAPHICS SYSTEMS, INC.



                              By:
                                 ------------------------------------
                                     Title


                              VENTURE FIRST II L.P.

                               By:  Venture First Associates II L.P.
                                    General Partner

                                    By:
                                       -----------------------------
                                           W. Andrew Grubbs
                                           General Partner



                               -------------------------------------
                                   A.G.W. BIDDLE, III


                               GEOCAPITAL II L.P.



                               By:
                                  ---------------------------------
                                     James J. Harrison
                                     General Partner



                            Exhibit A
                                to
                    Preferred Stock Agreement



                    CERTIFICATE OF AMENDMENT

                               TO

                  CERTIFICATE OF INCORPORATION

                               OF

                INTERCAP GRAPHICS SYSTEMS, INC.


     InterCAP  Graphics  Systems,  Inc.,  a  corporation   duly
organized  and  existing  under and  by  virtue  of  the  General
Corporation Law of the State of Delaware (the "Company"), hereby certifies as follows:


           1. That the Board of Directors of the Company has duly adopted the following resolutions at a meeting duly called and convened on September ___, 1994:

           RESOLVED, that the Board of Directors of the Company hereby declares it advisable that, subject to receipt of requisite stockholder approval, ARTICLE FOURTH, Section IA, paragraph 4(a) of the Certificate of Incorporation of the Company, as heretofore amended, be further amended by deleting "October 1, 1994" and replacing it with "January 15, 1995."


           2. That the aforementioned amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.


           3. That the capital of the Company will not be reduced under or by reason of said amendments.

     IN WITNESS WHEREOF, InterCAP Graphics Systems, Inc., has caused this Certificate of Amendment to be executed by A.G.W. Biddle, III, its President, and to be attested to by John C. Gebhardt, its Secretary, this ____ day of _____________, 1994.

ATTEST:                          InterCAP Graphics Systems, Inc.


By:                                 By:
   ---------------------------         ----------------------------
John C. Gebhardt                       A.G.W. Biddle, III
Secretary                              President




                                                        Exhibit C

                        ESCROW AGREEMENT


      THIS ESCROW AGREEMENT ("Agreement"), dated as of __________ ____, 1994, among Intergraph Corporation, a Delaware corporation ("Parent"), A.G.W. Biddle, III, John C. Gebhardt and Joy E. Binford (the "Stockholders' Committee") and ____________________, in its capacity as Escrow Agent hereunder (the "Escrow Agent", which term shall also include any successor escrow agent appointed in accordance with Section 10(b) hereof).

      Reference   is  made  to  the  Agreement   and   Plan   of
Reorganization   dated   as   of   September ___, 1994   (the
"Reorganization Agreement"), among Parent, Intergraph DC Corporation-Subsidiary-7, a Delaware corporation and a wholly-owned subsidiary of Parent (the "Acquisition Sub"), and InterCAP Graphics Systems, Inc., a Delaware corporation (the "Company"), providing for, among other things, the merger (the "Merger") of Acquisition Sub with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent and the stockholders of the Company receiving shares of Intergraph Common Stock in exchange for shares of InterCAP Stock, in the manner provided in the Reorganization Agreement. As used herein, the term "Reorganization Agreement" shall be deemed to mean and include the Reorganization Agreement and all of the schedules and exhibits thereto and all other agreements executed and delivered in connection therewith. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Reorganization Agreement.

      This Agreement is designed to implement the provisions of the Reorganization Agreement pursuant to which Parent, on behalf of the Stockholders, is depositing with the Escrow Agent shares of Intergraph Common Stock issued in the Merger to the
Stockholders as security for the satisfaction of the indemnification obligations of the Stockholders pursuant to
Section 9.2 of the Reorganization Agreement.

      NOW, THEREFORE, to induce Parent to enter into, and in consideration of Parent entering into, the Reorganization Agreement, and in consideration of the premises and the representations and warranties and agreements contained herein, the parties hereto agree as follows:

      1. Appointment of Escrow Agent. The Escrow Agent is hereby appointed to act as escrow agent hereunder and the Escrow
Agent agrees to act as such.

      2. Stockholders' Committee. Pursuant to Section 9.2(f) of the Reorganization Agreement, the Stockholders have, by their approval of the Merger, constituted and appointed as their agents and attorneys-in-fact (who, by execution of this Agreement, will be deemed to accept such appointment) a committee of three persons, to consist initially of A.G.W. Biddle, III, John C. Gebhardt and Joy E. Binford and such other persons as from time to time may be designated in substitution therefor as the "Stockholders' Committee", with full power and authority to take all action required or permitted under this Agreement (including, but not limited to, the giving and receipt of all notices and consents and the execution and delivery of all documents, including any amendments hereto and any agreements and releases in connection with the settlement of disputes hereunder). The vote of a majority of the Stockholders' Committee shall be required to take any action on behalf of the Stockholders pursuant to the authority granted to them under Section 9.2(f) of the Reorganization Agreement and this Section 2. The reasonable expenses incurred by the Stockholders' Committee in performing its duties as the Stockholders' Committee as well as the costs of indemnifying or insuring the Stockholders' Committee pursuant to the Reorganization Agreement (including reasonable legal fees and expenses of counsel thereto) shall be borne (i) by the Company up to an aggregate amount not to exceed $5,000; and (ii) severally by the Stockholders, pro rata based upon the relative number of shares of Intergraph Common Stock delivered into escrow hereunder by or on behalf of such Stockholders to the extent such expenses exceed $5,000 in the aggregate.


      3.  Escrow Fund and Escrow Account.

          (a)   On   the  date  hereof,  in  accordance   with
Section 2.2(a) of the Reorganization Agreement, Parent is delivering (or causing the Exchange Agent to deliver) to the Escrow Agent one or more certificates representing the Escrow Shares and the Escrow Agent is accepting such certificates in escrow for the benefit of the Stockholders and the Indemnified Persons pursuant to the provisions of this Agreement. The shares of Intergraph Common Stock delivered to the Escrow Agent pursuant to this Section 3(a), together with any dividends or distributions in cash, stock or property or any securities of Parent issued in respect thereof (including, without limitation, any shares issued pursuant to any stock dividend, stock split, reverse stock split, combination or reclassification thereof) shall become part of, and are hereinafter referred to collectively as, the "Escrow Fund."

          (b) The Escrow Agent shall establish a segregated account (the "Escrow Account") at its office located at its address set forth in Section 11(a) of this Agreement in which to hold the Escrow Fund.

      4. Rights to the Escrow Fund. The Escrow Fund shall be for the exclusive benefit of the Stockholders and the Indemnified Persons and their respective successors and assigns, as provided herein and in the Reorganization Agreement, and no other person or entity shall have any right, title or interest therein.

      5. Distribution of the Escrow Fund. The Escrow Agent shall continue to hold the Escrow Fund in its possession until authorized hereunder to distribute the Escrow Fund. The Escrow
Agent shall distribute the Escrow Fund as follows:

          (a) In the event any Indemnified Person (the "Claiming Person") asserts a right of indemnity against the Stockholders under Section 9.2 of the Reorganization Agreement, the Claiming Person shall execute and deliver to the Escrow Agent (with a copy being sent simultaneously to the Stockholders' Committee) a written notice to such effect (a "Notice of Claim"; and the right of indemnity asserted in a Notice of Claim being hereinafter referred to as a "Claim") and instructing the Escrow Agent to deliver that portion of the Escrow Fund the Fair Market Value (as defined in Section 6 hereof) of which shall equal the amount of the Claim (or, if the amount of the Claim shall be greater than the Fair Market Value of the Escrow Fund, the balance of the Escrow Fund) to such Claiming Person and the following shall apply:

                  (i)   a  Notice  of Claim delivered  to  the
          Escrow Agent pursuant to this Section 5(a) shall set forth the nature and details of such Claim (to the extent known), and the amount thereof (or if not ascertainable, a reasonable maximum amount thereof); and

                  (ii) if within 10 business days after receipt of any Notice of Claim by the Escrow Agent pursuant to this Section 5(a), the Stockholders' Committee fails to notify the Escrow Agent that the Claim, or the amount thereof, is disputed, the Escrow Agent shall, within 5 days after the expiration of such 10-day period, deliver to the Claiming Person that portion of the Escrow Fund the Fair Market Value of which shall equal the amount of the Claim as set forth in such Notice of Claim (or, if the amount of the Claim shall be greater than the Fair Market Value of the entire Escrow Fund as of such date, the balance of the Escrow Fund) (the date of any such delivery being referred to herein as a "Release Date"). If the Stockholders' Committee does so notify the Escrow Agent of such dispute (a copy of such notice being simultaneously sent to the Claiming Person), the Escrow Agent shall not deliver such amount to such Claiming Person (or to the Stockholders pursuant to Section 5(c) hereof) until 5 days after such dispute has been settled as provided in Section 11 hereof and notice of such settlement and of the amount, if any, to be paid in respect of the disputed Claim has been delivered to the Escrow Agent and the Stockholders' Committee (the date of receipt of any such notice being referred to herein as a "Settlement Notice Date"; and a Release Date or a Settlement Notice Date being referred to herein as a "Determination Date").

          (b) Anything contained herein to the contrary notwithstanding, if the Escrow Agent is authorized, at any time pursuant to Section 5(a) hereof, to deliver all or any portion of the Escrow Fund to Parent with respect to a Claim or Claims, then such delivery shall be made regardless of the Escrow Agent's prior or subsequent receipt of any Notice of Claim or Notice of Dispute with respect to any other Claim or Claims.

          (c)  Subject to Section 5(a) hereof, on the ninetieth
(90th) day after the Closing Date, the Escrow Agent shall distribute to the Stockholders the entire balance, if any, of the Escrow Fund, that is in excess of the aggregate amounts specified in all Notices of Claim which, prior to such date, have not been paid to Parent or otherwise discharged pursuant to this
Section 5. Any portion of the Escrow Fund which shall continue to be held by the Escrow Agent pursuant to the preceding sentence shall be so held until such time as all disputed Claims hereunder have been settled and notice of such settlement or settlements setting forth the amounts to be paid to Parent, on the one hand, and the Stockholders, on the other hand, have been delivered to the Escrow Agent. If a portion of the Escrow Fund is to be delivered to the Stockholders as provided in this Section 5(c), the Escrow Agent shall disburse such portion of the Escrow Fund as follows:

                  FIRST, to each Stockholder who has previously exchanged his or its Old Certificates of InterCAP Stock in the manner provided in Section 2.2(b) of the Reorganization Agreement, that number of shares of Intergraph Common Stock (the "Distributable Shares") as shall equal such Stockholders pro rata portion of the Escrow Fund based on his or its relative contribution of the Escrow Shares to the Escrow Fund, together with any cash, property or securities of Parent issued in respect of such Distributable Shares (including, without limitation, any shares issued pursuant to any stock split, reverse stock split, combination or reclassification thereof); and

                  SECOND, to Parent (to hold for the benefit of such Stockholders pursuant to Section 2.2(e) of the Reorganization Agreement) the balance thereof with respect to those Stockholders, if any, who have failed to exchange their Old Certificates in the manner contemplated by Section 2.2(b) of the Reorganization Agreement.

          (c) Notwithstanding anything in this Agreement to the contrary, if the Stockholders' Committee executes and delivers to the Escrow Agent (with a copy being sent simultaneously to the Parent) a written notice instructing the Escrow Agent to distribute that portion of the Escrow Fund as is attributable to each Stockholder on whose behalf thirty (30) or fewer Escrow Shares were initially contributed to the Escrow Account, the Escrow Agent shall distribute such portion of the Escrow Fund to such Stockholders, pro rata based on this relative contribution of Escrow Shares to the Escrow Fund.

          (d) To facilitate the distribution of Escrow Shares from the Escrow Account in accordance with the terms of this
Section 5, the Escrow Agent is authorized to present certificates representing the Escrow Shares to the Exchange Agent for split-up, reissuance and delivery by the Exchange Agent to Parent, Claiming Person or Stockholders, as the case may be.

      6.  Valuation.   For all purposes of this Agreement,  the
"Fair Market Value" of any property (other than cash and shares of Intergraph Common Stock) contained in the Escrow Fund as of any date shall be the fair market value of such property as of such date as determined by the Board of Directors of Parent in the good faith exercise of its reasonable business judgment, and the "Fair Market Value" per share of Intergraph Common Stock shall be the Share Determination Market Price.

      7. Stockholder Rights. Anything contained herein to the contrary notwithstanding, the holder of shares of Intergraph Common Stock held in the Escrow Account shall at all times retain and have the full and absolute right to exercise, all rights and indicia of ownership, including, without limitation, voting and consensual rights, other than the right to receive dividends and other distributions in respect of, and the right to transfer or otherwise dispose of, such shares while such shares remain subject to this Agreement. If any such shares of Intergraph Common Stock are transferred to the Parent pursuant to Section 5 hereof in satisfaction of a Claim or Claims, all rights and indicia of ownership shall thereupon reside with the Parent or any subsequent holders thereof.

      8. Termination. This Agreement may be terminated at any time by and upon the receipt by the Escrow Agent of 10 days' prior written notice of termination executed by Parent and the
Stockholders' Committee directing the distribution of all property then held by the Escrow Agent under and pursuant to this Agreement. This Agreement shall automatically terminate if and when all amounts in the Escrow Account (including all the securities in which any funds contained in the Escrow Account shall have been invested) shall have been distributed by the Escrow Agent in accordance with the terms of this Agreement.

      9.  Escrow Agent.

          (a)  Obligations.

               (i) The obligations of the Escrow Agent are those specifically provided in this Agreement, and the Escrow Agent shall have no liability under, or duty to inquire into the terms and provisions of, any agreement among the other parties hereto. The duties of the Escrow Agent are purely ministerial in nature, and it shall not incur any liability whatsoever, except for willful misconduct or gross negligence. The Escrow Agent may consult with counsel of its choice, and shall not be liable for following the advice of such counsel.

               (ii)  The  Escrow  Agent  shall  not  have   any
responsibility for the genuineness of validity of any document or other item deposited with it or of any signature thereon and shall not have any liability for acting in accordance with any written instructions or certificates given to it hereunder and believed by it to be signed by the proper parties.

          (b) Resignation and Removal. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving at least 30 days' prior written notice of such resignation to Parent and the Stockholders' Committee, specifying a date upon which such resignation shall take effect; provided, however, that the Escrow Agent shall continue to serve until its successor accepts the Escrow Fund. Upon receipt of such notice, a successor escrow agent shall be appointed by Parent and the Stockholders' Committee, such successor escrow agent to become the Escrow Agent hereunder on the resignation date specified in such notice. If a written instrument of acceptance by a successor escrow agent shall not have been delivered to the Escrow Agent within 40 days after the giving of such notice of resignation, the resigning Escrow Agent may at the expense of Parent petition any court of competent jurisdiction for the appointment of a successor escrow agent. Parent and the Stockholders' Committee, acting jointly, may at any time substitute a new escrow agent by giving 10 days' prior written notice thereof to the Escrow Agent then acting and by Parent paying all fees and expenses of such Escrow Agent.

          (c) Indemnification. Parent shall hold the Escrow Agent harmless and indemnify the Escrow Agent against any loss, liability, expense (including attorneys' fees and expenses), claim or demand (a "Loss") that may be incurred by the Escrow Agent arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement as a consequence of Parent's action; the Stockholders (to the extent of their rights in the Escrow Fund) shall severally hold the Escrow Agent harmless and indemnify the Escrow Agent against any Loss that may be incurred by the Escrow Agent arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement as a consequence of the Stockholders' action; and each of the Parent, on the one hand, and the Stockholders, on the other hand (which Stockholders shall be severally liable therefor, pro rata based upon the relative number of shares of Intergraph Common Stock held in escrow hereunder by or on behalf of such Stockholders) shall hold the Escrow Agent harmless and indemnify the Escrow Agent against 50% of any Loss arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement which are not the consequence of any action of any other party hereto, except for any of the foregoing arising out of the gross negligence of willful misconduct of the Escrow Agent. The foregoing indemnities in this paragraph shall survive the resignation or substitution of any Escrow Agent or the termination of this Agreement.

          (d) Fees of Escrow Agent. Parent shall pay the Escrow Agent 100% of the fees set forth on Schedule I hereto from and after the date hereof as compensation for the ordinary administrative services to be rendered hereunder and all other reasonable fees and expenses of the Escrow Agent, including reasonable attorneys' fees and expenses, if any, which it may incur in connection with the performance of its duties under this Agreement.

      10. Disputes. If any dispute should arise with respect to the payment or ownership or right of possession of the Escrow
Fund,  or  the duties of the Escrow Agent hereunder,  the  Escrow
Agent is authorized and directed to retain in its possession, without liability to anyone, all or any part of the Escrow Fund until such dispute shall have been settled either by mutual agreement of Parent and the Stockholders' Committee (evidenced by appropriate instructions in writing to the Escrow Agent signed by Parent and the Stockholders' Committee) or by the final order, decree or judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired with no appeal having been taken) in a proceeding to which Parent and the Stockholders' Committee are parties, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. In the event of any dispute between or among any of the parties to this Agreement, or between or among them or any of them and any other person, resulting in adverse claims or demand being made upon the Escrow Fund, or in the event that the Escrow Agent, in good faith, is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, file a suit in interpleader in a court of competent jurisdiction, or refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such dispute shall continue or such doubt shall exist. The Escrow Agent shall be entitled to continue to so refrain from acting until (a) the rights of all parties have been fully and finally adjudicated by the final order, decree or judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired with no appeal having been taken) or (b) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and in each case the Escrow Agent shall have been notified thereof in a writing signed by all such persons.

      11. Miscellaneous.

          (a) All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by telecopier, nationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

               (i)   if to the Stockholders' Committee, then to:

                     InterCAP Graphics Systems, Inc.
                     116 Defense Highway
                     Annapolis, Maryland  21401
                     Attention:  A.G.W. Biddle, III
                     Telecopier:  301/261-8358

                     with a copy to:

                     Womble Carlyle Sandridge & Rice, P.L.L.C.
                     1600 Southern National Financial Center
                     200 West Second Street
                     Winston-Salem, North Carolina  27101
                     Attention:  Jeffrey C. Howland, Esquire
                     Telecopier:  910/721-3660

               (ii)  if to Parent, to:

                     Intergraph Corporation
                     Mail Stop HQ011
                     Huntsville, Alabama  35894-0001
                     Attention:  John W. Wilhoite
                     Telecopier:    (205) 730-2164

                     with a copy to:

                     Intergraph Corporation
                     Mail Stop HQ034
                     Huntsville, Alabama  35894-0001
                     Attention:   B. Judson Hennington, III, Esquire
                     Telecopier:  205/730-2247

               (iii) if to the Escrow Agent, to:

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery or delivery by telecopier, on the date of such delivery,
(b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (c) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

          (b) Counterparts. This Agreement may be executed in a number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

           (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be wholly performed within such State without giving effect to the principles of conflicts of laws thereof.

           (d) Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assigned by any party hereto without the consent of the other parties hereto.

          (e) Amendments. This Agreement may be amended only by a written instrument duly executed by the parties hereto.

          (f)  Headings.   The  section and paragraph  headings
contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.




      IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed and delivered on the date first above written.

                                INTERGRAPH CORPORATION:



                                By:
                                   ------------------------------
                                     Name:
                                     Title:


                                STOCKHOLDERS' COMMITTEE:



                                ---------------------------------
                                A.G.W. Biddle, III, as agent and
                                attorney-in-fact for the
                                Stockholders pursuant to
                                Section 9.2(f) of the
                                Reorganization Agreement




                                --------------------------------
                                John C. Gebhardt, as agent and
                                attorney-in-fact for the
                                Stockholders pursuant to
                                Section 9.2(f) of the
                                Reorganization Agreement


                                -------------------------------
                                Joy E. Binford, as agent and
                                attorney-in-fact for the
                                Stockholders pursuant to
                                Section 9.2(f) of the
                                Reorganization Agreement


Accepted and Agreed to as of
the Date First Written Above:


ESCROW AGENT:

[              ]


By:
   ------------------------------
     Name:
     Title:



                                                          EXHIBIT D

                InterCAP Graphics Systems, Inc.
              1989 Employee Stock Option Agreement


          THIS EMPLOYEE STOCK OPTION AGREEMENT entered into this 6th day of June, 1994 between InterCAP Graphics Systems, Inc., a Delaware corporation, having its principal office at 116 Defense Highway, Annapolis, Maryland 21401 (hereinafter referred to as "Company") and __________________, an individual residing in the state of Maryland (hereafter referred to as the "Optionee").

                          WITNESSETH:
                          -----------

         WHEREAS, the Optionee is now engaged in the performance of services for the Company as an employee of the Company, and

         WHEREAS, the Company desires that the Optionee continue to engage in services on behalf of the Company and the Company desires to afford the Optionee an additional incentive pursuant to its 1989 Employee Stock Option Plan (the "Plan"), a copy of which is attached hereto as Exhibit A and the terms of which are incorporated herein by reference, to either acquire or increase, as the case may be, his proprietary interest in the success of the Company;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto hereby mutually agree as follows:

         1. Grant of Option. Subject to the terms and conditions hereinafter set forth, the Company hereby grants to the Optionee, in consideration of his continued service on behalf of the Company, the option to purchase during the period specified in
Section 2, and at the purchase price specified in Section 3, all of or any part of 10,000 shares (the "Shares") of the Common Stock of the Company, which Shares when issued upon the exercise of such option and paid for in accordance with the terms hereof shall be fully paid and nonassessable. This option shall be an incentive stock option ("ISO") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

          2. Period and Exercise.

          A. No part of this option may be exercised (i) before the first anniversary of issuance (the "Date of Grant"), or (ii) more than ten years from the date of issue. The minimum number of Shares with respect to which this option may be exercised in part at one time shall be 100. Subject to the foregoing and to the provisions of Sections 4 and 5 hereof, the Optionee may exercise this option as follows:

               (i) at any time or times from the Date of Grant through the first anniversary of the Date of Grant, the Optionee may exercise this option as to any number of Shares up to 25% of the total number of Shares covered hereby;

               (ii)   at  any  time  or  times  from  the  first
     anniversary of the Date of Grant through the second anniversary of the Date of Grant, the Optionee may exercise this option as to any number of Shares which, when added to the Shares as to which the Optionee has theretofore exercised this option, will not exceed 50% of the total number of Shares covered hereby;

               (iii) at any time or times from the second anniversary through the third anniversary of the Date of Grant, the Optionee may exercise this option as to any number of Shares which, when added to the Shares as to which the Optionee has theretofore exercised this option will not exceed 75% of the total number of Shares covered hereby; and

               (iv) at any time or times from after the third anniversary of the Date of Grant through the tenth year after the original issue, the Optionee may exercise this option as to any number of Shares which, when added to the Shares as to which the Optionee has theretofore exercise this option, will not exceed the total number of Shares covered hereby.

          B. Except as otherwise provided in Sections 4 or 5, this option shall be exercisable only if the Optionee has remained in continuous employment with the Company from the Date of Grant until the date of the proposed exercise. For the purpose of this Agreement, a period of engagement as an employee or officer shall be considered continuing intact for any period that the Optionee is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed ninety days, or, if longer, as long as the Optionee's right to re-employment is guaranteed either by statute or by contract. The period of engagement as an employee or officer shall also be considered continuing intact while the Optionee is not in active service because of disability. For purposes of this Section 2(B), "disability" shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Committee (as defined below) shall determine whether the Optionee is disabled within the meaning of this Section 2(B). Subject to the limitations of this Section 2(B) above with respect to the permissible length of a leave of absence, in authorizing a leave of absence the Board of Directors of the Company (the "Board") or the Compensation Committee of the Board (the "Committee") may, in its discretion, give credit for the time of such leave in computing whether sufficient time has elapsed for the option or any part thereof to be exercised. Termination of a period of engagement as an employee or officer of the Company to enter the employ or serve as an officer of a subsidiary corporation (as defined in Section 425(f) of the Code) of the Company, as the case may be, shall not be deemed to interrupt continuous employment.

          C. This option may be exercised pursuant to its terms by the Optionee's giving written notice thereof to the Secretary or Treasurer of the Company at its then principal office. Such notice shall state the number of Shares with respect to which the option is being exercised and shall be accompanied by payment in full of the purchase price for such Shares in cash, by certified or bank cashier's check payable to the order of the Company.

          In the event this option shall be exercised, pursuant to
Section 5, by any person other than the Optionee, the aforesaid notice shall also be accompanied by appropriate proof of the right of such person to exercise the same.

          D. The stock certificates evidencing the Shares acquired upon exercise of the option, if such Shares are not covered by a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and are not registered under applicable state securities laws, shall bear the following legend:

         "These securities have not been registered under
       the  Securities Act of 1933, as amended, or  under
       any  applicable state securities laws.   They  may
       not   be   sold,   offered  for   sale,   pledged,
       hypothecated   or  otherwise  transferred   unless
       registered under said Act and under any applicable state securities laws or unless, in the opinion of counsel for the Company, such registration is not required."

          E.  The  Company  may  in  its  discretion  require,
regardless of whether a registration statement under the Securities Act and under applicable state securities laws is then in effect with respect to the Shares issuable upon such exercise, or the offer and sale of such Shares are exempt from the registration provisions of the Securities Act and of any applicable state securities laws, that as a condition precedent to the exercise of this option, the person exercising the option give to the Company a written representation and undertaking, satisfactory in form and substance to the Company, that he or she is acquiring the Shares for his or her own account for investment and not with a view to the distribution or resale thereof and otherwise establish to the Company's satisfaction that the offer or sale of the Shares issuable upon exercise of the option will not constitute or result in any breach or violation of the Securities Act, any applicable state securities laws, or any similar act or statute or any rulings or regulations thereunder.

         3. Option Price. Subject to the provisions of Section 8, the option price per Share shall be $_________. Such price has been found by the Board to be not less than 100% of the fair market value per Share as of the Date of Grant.


         4. Termination of Option. In the event of the termination of the service of the Optionee as an officer or employee: (i)
involuntarily,   for   cause  (which   shall   include,   without
limitation, termination for breach of his or her employment agreement, if any), or voluntarily, for any reason, this option
and   all   rights   hereunder   will   automatically   terminate
simultaneously with the occurrence of such termination; or (ii) for any reason, except death, this option and all rights hereunder will automatically terminate on the earlier of (a) 90 days from the date of termination (as fixed and determined by the Committee) or (b) the tenth anniversary of the original issue.

          5. Non-Assignability and Death of Optionee.

          A. Notwithstanding anything to the contrary herein contained, neither this option nor any rights represented hereby shall be transferable or assignable by the Optionee otherwise than by will or by the laws of descent and distribution, and this option shall be exercisable during the Optionee's lifetime only by the Optionee, and any attempt to transfer or assign this option in violation of the foregoing shall be void and of no force or effect.

          B. In the event the Optionee's employment by the Company is terminated because of death: (i) the option may be exercised only to the extent exercisable by the Optionee on the date of the death of the Optionee; (ii) the option shall be exercisable only by the executor or administrator of the Optionee or the person to whom the Optionee's rights under the option shall pass by the will of the Optionee or the laws of descent and distribution; and (iii) the option may only be exercised within one year of the date of death of the Optionee, but in no event after the tenth anniversary of the original issue.

          6.  Repurchase of Shares.

          A. If, for any reason, including, without limitation, discharge, retirement, disability or death, the Optionee ceases to be an employee of the Corporation or a related corporation within three years of the Date of Grant, the Corporation shall have the right (but shall not be obligated) to repurchase all Shares acquired pursuant to this Agreement, including Shares acquired following termination of the Optionee's employment pursuant to the exercise of the option granted hereunder by the Optionee, the Optionee's estate, or any person acquiring the Option by will or the laws of intestate succession (the "Repurchase Shares").

          B. If the Corporation desires to repurchase the Repurchase Shares, the Corporation shall provide written notice of its desire to repurchase within ninety days following termination of the Optionee's employment by the Corporation (or, with respect to Shares acquired through the exercise of options following the close of such ninety-day period, within thirty days following the date of such exercise). Such notice shall be provided to the Optionee, the Optionee's estate or such other person as may then be the registered holder of such Repurchase Shares (collectively referred to herein as the "Registered Holder"). When the Corporation provides such notice to the Registered Holder, the Registered Holder shall tender the stock certificate or certificates representing the Repurchase Shares to the Corporation at a Closing to be held on the tenth business day following the date of the Corporation's notice at 10:00 a.m. at the Corporation's principal place of business, or at such other time and place as the parties shall agree. At the Closing, the Corporation shall tender the purchase price of the Repurchase Shares as provided in Section 6(C). If the Corporation shall fail to provide such notice with respect to any Repurchase Shares, the provisions of this Section 6 shall be inapplicable with respect to such Shares.

          C. The purchase price of the Repurchase Shares purchased pursuant to this Section 6 (the "Purchase Price") shall be an amount per Share to be determined according to the following equation:

          Purchase Price = (R +/- NI) - PSLP
                           -----------------
                                       CSE
          where:

          R    =    the Company's gross revenues
                    from   operations  for  the  12-month  period
                    ending  as  of  the last day of the  calendar
                    quarter  immediately preceding  the  date  of
                    termination    of   Optionee's    employment,
                    computed   in   accordance   with   generally
                    accepted accounting principles

          NI   =    the Company's net income (or
                    net  loss) for the 12-month period ending  as
                    of  the  last  day  of the  calendar  quarter
                    immediately preceding the date of termination
                    of   Optionee's   employment,   computed   in
                    accordance with generally accepted accounting principles; in the case of net income, such amount shall be added to R and in the case of net loss, such amount shall be subtracted from R

          PSLP =    the full aggregate liquidation
                    preference to which the holders of the Company's outstanding shares of preferred stock would be entitled as of the date of the termination of Optionee's employment if the Company were deemed to have been subjected to a transaction triggering such a liquidation preference on such date

          CSE  =    the number of shares of Common
                    Stock   outstanding  as  of   the   date   of
                    termination    of    Optionee's    employment
                    calculated on a fully diluted basis  assuming
                    the    conversion   and   exchange   of   all
                    outstanding   securities   of   the   Company
                    convertible into or exchangeable for shares of Common Stock and the exercise in full of all outstanding warrants, options or similar rights that are exercisable on the date of such termination without further contingency

The Purchase Price of the Repurchase Shares shall be determined by the Committee in good faith. Payment of the Purchase Price for the Repurchase Shares shall be in cash unless otherwise agreed by the Committee and the Registered Holder.

          D. Unless the Committee shall otherwise agree, the aggregate Purchase Price for any Repurchase Shares purchased hereunder shall be reduced by the amount of any advances or loans made to the Registered Holder by the Corporation which have not been repaid in full as of the date of the Closing. If the aggregate amount of such advances or loans exceeds the Purchase Price of the Repurchase Shares under this Section 6, the excess shall be and remain until paid the obligation of the Optionee or his estate.

          E. The provisions 6(A) through 6(D) shall terminate if the company is sold as defined in Section (8).

          7.  Listing, Registration and Other Legal Requirements.

          A. In the event shares of the Common Stock shall be listed on any national securities exchange, the Company shall not be required to issue or deliver any certificate for Shares purchased upon the exercise of this option prior to completion of listing of such Shares on such national securities exchange and any other exchange on which the shares of the Common Stock may then be listed, and prior to the registration of the same under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any similar act or statute. In such event, and in the further event of the exercise of this option with respect to any Shares subject hereto, the Company at its own cost shall make prompt application for completion of such listing and/or registration of such Shares as may be necessary.

          B. The granting and exercise of this option and the Company's obligation to deliver Shares pursuant to an exercise of this option shall be subject to all applicable federal and state laws, rules and regulations, and listing requirements of any stock exchange, and to such approvals by a regulatory or governmental agency as may be required. Accordingly, if in the opinion of the Company, Shares subject to this option are required to be registered under the Exchange Act or under any applicable state securities laws, and such registration has not been effected or a prospectus complying with the requirements of
Section 10 of the Securities Act is not available for delivery upon exercise of this option, the Company shall not be required to deliver the Shares subject to the option to the extent being exercised until the registration has been effected and the prospectus made available. Pending the satisfaction of the foregoing such exercise shall be deemed suspended and there shall be returned to the person exercising this option the proceeds representing the exercise price. In such event, the Company shall provide notice to the Optionee or his representative of the satisfaction of the foregoing registration condition, whereupon the right to exercise this option shall be reinstated.

          C. In no event shall there first become exercisable by the Optionee in any one calendar year incentive stock options granted under the Plan or any other incentive stock option plan of the Company or any parent or subsidiary corporation (as defined in Sections 425(e) and (f) of the Code) of the Company with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000.

          8.  Capital Adjustment and Sale of the Company.

          A. If prior to the expiration of this option there shall be any stock dividend, stock split, combination or exchange of shares, merger, consolidation, recapitalization, separation, reorganization, liquidation, extraordinary dividend payable in stock of a corporation other than the Company, or otherwise than in cash, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of shares of stock then subject to this option and the purchase price per share of such stock shall be appropriately adjusted by the Committee or the Board to reflect such event so that the Optionee shall be entitled to receive such number of shares or other securities which the Optionee would have been entitled to receive had this option been exercised prior to the occurrence of such event. The determination of the Committee or the Board in respect thereof shall be conclusive.

          B. In the event of (a) the sale of all or substantially all of the Company's assets, (b) the sale by the Company's stockholders in a single transaction or a series of related transactions of more than 50% of the Company's outstanding capital stock, or (c) a merger to which the Company is a party but in which the Company is not the surviving corporation, or a consolidation of the Company with another entity, as a result of which the stockholders of the Company, immediately after such merger or consolidation, hold less than 50% of the equity securities of the surviving or resulting corporation (the events described in clauses (a)-(c) above being hereinafter referred to as the "Subject Events") prior to the full vesting of these options, then this option shall be deemed immediately exercisable in full as of the day immediately preceding the date of such Subject Event.

          C. In the event of (i) the sale by the Company's stockholders in a single transaction or a series of related transactions of all of the Company's outstanding capital stock, or (ii) a merger or consolidation as described in clause (c) of
Section 8(B) (the events described in clauses (i) and (ii) above being hereinafter referred to as the "Sale Events") prior to July 1, 1994, with respect to all Shares purchased by the Optionee on the day immediately preceding the date of such Sale Event which Shares became purchasable by the Optionee solely because of the operation of Section 8(B) hereof (the "Accelerated Shares"), the amount of cash, securities or other property or consideration (the "Consideration") payable by the purchaser of the Accelerated Shares (the "Purchaser") with respect to its purchase of the Accelerated Shares in connection with the Sale Event shall be payable by the Purchaser to the Optionee on terms no less favorable than the following:

              (1)   One-half   of   the   Consideration   (in
     corresponding increments of cash, stock or other property) shall be delivered by the Purchaser to the Optionee on the date of closing of the Sale Event (the "Closing"); and

              (2) One-half of the Consideration shall be delivered by the Purchaser to an escrow account maintained at a bank or with any other third party acceptable to the Purchaser and the Company, such Consideration to be disbursed to the Optionee (or to the Purchaser) as follows:

                    (a)  If the Optionee has  not
               voluntarily terminated his or her employment with the Company prior to the first anniversary of the Closing (the "First Anniversary"), one-half of the remaining Consideration together with "Interest" thereon as hereinafter provided, shall be delivered by the Purchaser to the Optionee on the First Anniversary.

                    (b)  If the Optionee has  not
               voluntarily terminated his or her employment with the Company prior to the second anniversary of the Closing (the "Second Anniversary"), all the remaining Consideration, together with all remaining "Interest" thereon as hereinafter provided, shall be delivered by the Purchaser to the Optionee on the Second Anniversary; and

                    (c)  If   the   Optionee
               voluntarily terminates his employment with the Company prior to the First Anniversary or the Second Anniversary (other than by reason of his or her death or disability), all Consideration remaining in the escrow account, together with all remaining "Interest" thereon, shall be returned to the Purchaser as of the date of such termination.

          All cash Consideration deposited in the escrow account shall bear interest, payable by the Purchaser, at the rate of ten percent (10%) per annum, compounded annually. Any interest earned in the escrow account on cash Consideration deposited therein shall be applied towards payment of "Interest" as
described  below.   In  the  case that  shares  of  stock,  other
securities, notes or other evidences of indebtedness or other property constitute some or all of the Consideration, the Purchaser shall deposit in the escrow account at the Closing a number of shares of stock or other units of ownership, or a note or other evidence of indebtedness with a face value or principal amount, or other property with a fair market value as determined by the Board, as the case may be, reasonably expected to be equal to one hundred twenty-one percent (121%) of the value of shares of stock, or the face value or principal amount of the note or other evidence of indebtedness, or the fair market value of any other property otherwise deliverable to the Optionee with respect to the Accelerated Shares so placed in escrow as it is paid out. Specifically, the intent of this provision is that 50% of the face value of the consideration for accelerated shares shall be paid at closing at 100%. 25% of the consideration shall be paid on the first anniversary with interest of 10%. 25% of the consideration shall be paid on the second anniversary plus 21%. This provision shall apply to cash and cash like investments. It shall be assumed that pure equity securities shall appreciate by 10% annually and no provision for interest shall be made, though all dividends on those shares shall be added to the escrow account. The amount of blended securities (debt and equity like securities) to be placed in escrow at closing shall be determined by the Board of Directors to meet the intent of the proceeding, and shall then be forever fixed and not subject to later adjustment. Any distribution to the Optionee of Consideration on the First Anniversary shall include all cash Consideration to be distributed pursuant to clause (2)(a) above together with interest earned through the First Anniversary on such cash portion as described above, plus one hundred ten percent (110%) of the securities or other property constituting the Consideration to be distributed from the escrow account pursuant to clause (2)(a). As used herein, the term "Interest" shall mean interest earned on all cash Consideration pursuant to this paragraph and all additional shares of stock, notes or other property required to be deposited by the Purchaser in the escrow account at the Closing.

          9.   No  Other  Adjustments.  Except as  provided  in
Section 8, no adjustments shall be made for dividends or other rights for which the record shall be prior to the issuance of a stock certificate to the Optionee by reason of his exercise of this option.

          10. Rights in Option Stock. The Optionee shall not be considered a record holder of any of the Shares in respect of which he shall exercise this option until the date on which he shall actually be recorded as the holder of such Shares upon the stock records of the Company and full payment shall have been made for the Shares.

          11. Stock Reserved. The Company shall at all times during the term of this Option Agreement reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Option Agreement and shall pay all original issue taxes, if any, on the exercise option, and all other fees and expenses necessarily incurred by the Company in connection therewith.

          12. Not Employment Agreement. This Agreement does not constitute an employment agreement and shall not confer on the Optionee any right to continue in the employ of the Company, or prevent, or in any way impair the right of the Company at any time to terminate the employment of the Optionee as, if applicable, an officer or employee, with or without cause.

          13. Termination, Modification, or Amendment of Plan. The rights of the Optionee, or the personal representative of the Optionee, or of a beneficiary of the Optionee who acquires the right to exercise this option by bequest or inheritance on the death of the Optionee shall not be adversely affected in any termination, modification, or amendment of the Plan pursuant to which this option is granted, without the consent of the Optionee or of such personal representative or beneficiary.

          14. Liability of Board. No member of the Board or of the Committee shall be liable for any action or determination made in good faith in respect of the Plan or this option.

          15.  Successors.   This  Option  Agreement  shall  be
binding upon any successor of the Company.

          16. Notices. All notice which are provided for under any of the provisions of this Option Agreement shall be in writing, and shall be given by registered or certified mail, return receipt requested. Any such notice shall be deemed to have been given on, and such notice shall be deemed dated, the date when the same shall have been deposited for mailing, postage prepaid, in a United States Post Office (except for any notice of change of address, which shall be deemed given on, and dated, the date the same shall be received). All notices provided to be given to the Company shall be addressed to the attention of the Secretary or Treasurer of the Company at the address of the Company set forth above, or at such other address as the Company may designate by notice hereunder. All notices provided to be given to the Optionee or to his personal representative or beneficiary, shall be addressed to him or her at the address of the Optionee set forth above, or at such other address as he or she may designate by notice hereunder.

          17. Fractional Shares. The Company shall not be required to issue any fractional Share upon exercise of this option, but it shall pay to the Optionee, or to his personal representative or beneficiary who acquires the right to exercise this option by bequest or inheritance on the death of the Optionee, the cash equivalent of any fractional share interests, as determined in the sole discretion of the Board or the Committee.

          18. Governing Law. This Option Agreement shall be deemed made in the State of Delaware and shall be governed by and construed and enforced in accordance with the laws of such State applicable to contracts made and to be performed in such State without giving effect to the principles of conflict of laws.

          IN WITNESS WHEREOF, the parties hereto have caused this Option Agreement to be duly executed on the day and year first above written.

                                 INTERCAP GRAPHICS SYSTEMS, INC.


                                 By:
                                     -----------------------------
                                     A.G.W. Biddle, III, President


Attest:


- ------------------------------------
John C. Gebhardt
Secretary



                                 OPTIONEE:



                                                           (SEAL)
                                 --------------------------




                                                        Exhibit E

                InterCAP Graphics Systems, Inc.
              Nonqualified Stock Option Agreement


     THIS  NONQUALIFIED  STOCK  OPTION  AGREEMENT  ("Agreement")

entered into this ____ day of September, 1994,  between  InterCAP

Graphics  Systems,  Inc.,  a  Delaware  corporation,  having  its principal  office  at  116 Defense Highway,  Annapolis,  Maryland

21401 (hereafter referred to as "Company") and _________________,

an individual residing in the state or country, as the case may be,

of __________________ (hereafter referred  to  as  the "Optionee").


                          WITNESSETH:
                          -----------

     WHEREAS, the Optionee is now engaged in the performance  of services for the Company as an employee of the Company; and

     WHEREAS, pursuant to the Company's 1994 Non-Qualified Stock

Option  Program  the  Board  of  Directors  of  the  Company  has

authorized  and directed the Company to issue to the Optionee  an option to acquire shares of the Company's Common Stock, $.01  par value  per  share  (the "Common Stock"), in recognition  of  past service  to the Company and to induce the present option  holders to  remain in the employ of the Company following its merger with

Intergraph  DC Corporation - Subsidiary 7 ("Intergraph  Sub"),  a

Delaware  corporation and a wholly-owned subsidiary of Intergraph

Corporation ("Intergraph"), a Delaware corporation;

     NOW, THEREFORE, in consideration of the premises and of the mutual  agreements  hereinafter set  forth,  the  parties  hereto hereby mutually agree as follows:

          1.  Grant  of  Option.  Subject  to  the  terms  and

conditions  hereinafter set forth, the Company hereby  grants  to the Optionee, in consideration of the Optionee's prior service to the Company and the Optionee's continued service on behalf of the

Company  and  its  successor, the option to purchase  during  the period  specified  in  Section  2,  and  at  the  purchase  price specified  in Section 3, all of or any part  of __________ shares

(the  "Shares") of the Common Stock of the Company, which  Shares when  issued  upon the exercise of such option and  paid  for  in accordance  with  the  terms  hereof  shall  be  fully  paid  and

nonassessable.   The  effectiveness of  the  foregoing  grant  is

expressly conditioned on and subject to the consummation  of  the merger of Intergraph Sub with and into the Company and the  other transactions  (collectively, the "Transactions") contemplated  by that  certain Agreement and Plan of Reorganization by  and  among

Intergraph, Intergraph Sub and the Company dated September _____,

1994 (the "Merger Agreement").  Provided the Transactions  are

consummated pursuant to the Merger Agreement, the foregoing grant shall  be  deemed  to  have  been  made  immediately  before  the

consummation  of  the  Transactions.   This  option  shall  be  a

nonqualified option under the Internal Revenue Code of  1986,  as amended (the "Code").

          2.  Period and Exercise.

              A.  No  part  of this option may  be  exercised

(i)  before  the  effective  date  of  the  consummation  of  the

Transactions  pursuant  to the Merger  Agreement  (the  "Date  of

Grant"), or (ii) after the tenth anniversary of the Date of Grant

(the  "Expiration  Date").  The minimum  number  of  Shares  with respect to which this option may be exercised in part at one time

shall  be  one-fourth  (1/4)  of  the  Shares.   Subject  to  the

foregoing  and to the provisions of Sections 4 and 5 hereof,  the

Optionee may exercise this option as follows:

                  (i)  at any time or times from the Date
          of Grant through the first anniversary of the Date of Grant, the Optionee may purchase up to one-half (1/2) of the Shares;

                  (ii)  at any time or times from the first
          anniversary of the Date of Grant through the second anniversary of the Date of Grant, the Optionee may purchase up to three-fourths (3/4) of the Shares; and

                  (iii)  at any time or times from the
          second anniversary of the Date of Grant through the Expiration Date, the Optionee may purchase all of the Shares.


              B.  Except as otherwise provided in Sections 4 or

5,  this  option  shall be exercisable only if the  Optionee  has remained in continuous employment with the Company from the  date

of  this Agreement until the date of the proposed exercise.   For

purposes of this Agreement, a period of engagement as an employee or  officer shall be considered continuing intact for any  period that the Optionee is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed  ninety  days, or, if longer, as long  as  the  Optionee's right  to  re-employment is guaranteed either by  statute  or  by

contract.   The  period of engagement as an employee  or  officer

shall also be considered continuing intact while the Optionee  is not in active service because of disability.  For the purposes of this  Section 2(B), "disability" shall mean the inability of  the

Optionee to engage in any substantial gainful activity by  reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than  twelve

months.   The  Board  shall  determine whether  the  Optionee  is

disabled within the meaning of this Section 2(B).  Subject to the limitations  of  this  Section 2(B) above  with  respect  to  the permissible length of a leave of absence, in authorizing a  leave of  absence  the Board of Directors of the Company  may,  in  its

discretion,  give credit for the time of such leave in  computing whether  sufficient time has elapsed for the option or  any  part thereof  to  be exercised.  Termination of a period of engagement as  an employee or officer of the Company to enter the employ  or serve  as  an  officer of a subsidiary or parent corporation  (as defined  in  Section 424(f) of the Code) of the Company,  as  the

case  may  be,  shall  not  be  deemed  to  interrupt  continuous employment.

              C.  This option may be exercised pursuant to its

terms  by  the  Optionee's giving written notice thereof  to  the

Treasurer  of  the Company at its then principal  office,  or  as otherwise  directed by the Company.  Such notice shall state  the number  of  Shares  with respect to which  the  option  is  being exercised  and  shall be accompanied by payment in  full  of  the purchase price for such Shares in cash, or by certified  or  bank cashier's check payable to the order of the Company.

                  In the event this option shall be exercised,

pursuant to Section 5, by any person other than the Optionee, the aforesaid  notice shall also be accompanied by  proof  reasonably acceptable to the Company of the right of such person to exercise the same.

              D.  The stock certificates evidencing the Shares

acquired  upon  exercise of the option, if such  Shares  are  not covered by a registration statement under the Securities  Act  of

1933,  as  amended (the "Securities Act") and are not  registered under  applicable state securities laws, shall bear the following legend:

                  "These  securities have  not  been
          registered under the Securities Act of  1933,
          as  amended,  or  under any applicable  state
          securities  laws.   They  may  not  be  sold,
          offered for sale, pledged, hypothecated or otherwise transferred unless registered under said Act and under any applicable state securities laws or unless, in the opinion of counsel for the Company, such registration is not required."

              E.  The  Company may in its discretion require,

regardless  of  whether  a  registration  statement   under   the

Securities Act and under applicable state securities laws is then in effect with respect to the Shares issuable upon such exercise,

or  the  offer  and  sale  of such Shares  are  exempt  from  the

registration  provisions  of  the  Securities  Act  and  of   any

applicable  state securities laws, that as a condition  precedent to  the exercise of this option, the person exercising the option give  to  the  Company a written representation and  undertaking,

satisfactory in form and substance to the Company, that he or she is acquiring the Shares for his or her own account for investment and  not  with a view to the distribution or resale  thereof  and otherwise establish to the Company's satisfaction that the  offer or  sale of the Shares issuable upon exercise of the option  will not  constitute  or  result in any breach  or  violation  of  the

Securities  Act,  any applicable state securities  laws,  or  any similar act or statute or any rulings or regulations thereunder.

          3.  Exercise  Price.  Subject to the  provisions  of

Section  7, the exercise price per Share shall  be  $______.____

(the "Exercise Price").

          4.  Non-Assignability.  Notwithstanding anything  to

the contrary herein contained, neither this option nor any rights represented  hereby shall be transferable or  assignable  by  the

Optionee  otherwise than by will or by the laws  of  descent  and distribution,  and  this option shall be exercisable  during  the

Optionee's lifetime only by the Optionee, and any attempt by  the

Optionee  to transfer or assign this option in violation  of  the foregoing shall be void and of no force or effect.

          5.  Termination of Option.

              A.  In  the  event  of the termination  of  the

service  of the Optionee as an officer or employee by the Company for Cause (as hereinafter defined) or voluntarily by the Optionee for  any  reason other than breach by the Company of any  written employment  agreement (if any) between Optionee and the  Company:

(i) the option may be exercised only to the extent exercisable on the  date  of such termination; and (ii) the option may  only  be exercised within 90 days of the date of such termination, but  in no  event  after the Expiration Date.  As used in this Agreement,

the term "Cause" shall mean (i) "cause" as defined in any written employment  agreement (if any) between Optionee and the  Company,

or  (ii) in the absence of such an employment agreement,  any  of the  following:  (A)  conviction of  the  Optionee  of  a  felony

involving   moral  turpitude,  (B)  gross  malfeasance   in   the

performance   of  the  Optionee's  duties,  or  (C)   intentional

substantial  damage,  theft or destruction  by  the  Optionee  of property of the Company.

               B.  In the event the Optionee's employment by the

Company is terminated because of death:  (i) on the date  of  the death  of  the  Optionee, the vesting period for the  numbers  of

Shares  as  to which the option may be exercised shall accelerate

and   the  option  shall  become  fully  exercisable  as  to  any unpurchased Shares; (ii) the option shall be exercisable only  by the  executor or administrator of the Optionee or the  person  to whom  the  Optionee's rights under the option shall pass  by  the will of the Optionee or the laws of descent and distribution; and

(iii)  the  option may only be exercised within one year  of  the date  of  death  of  the  Optionee, but in  no  event  after  the

Expiration Date.

               C.  In  the event the Optionee's employment  is

terminated by the Company other than for Cause or by the Optionee due  to  breach by the Company of a written employment  agreement

(if  any) between Optionee and the Company:  (i) on the  date  of such  event,  the vesting period for the number of Shares  as  to which the option may be exercised shall accelerate and the option shall become fully exercisable as to any unpurchased Shares;  and

(ii)  the  option may only be exercised within 90 days  following such termination, but in no event after the Expiration Date.

          6.  Capital Adjustment; Sale of the Company Subsequent

to the Transactions.

              A.  If  following   the  consummation  of  the

Transactions  and  prior to the expiration of this  option  there shall be any stock dividend, stock split, combination or exchange

of    shares,   recapitalization,   separation,   reorganization,

liquidation,  extraordinary  dividend  payable  in  stock  of   a

corporation other than the Company, or otherwise than in cash, or any  other like event by or of the Company, and as often  as  the same  shall occur, then the number, class and kind of  shares  of stock  then  subject  to this option and the purchase  price  per share  of such stock shall be appropriately adjusted by the Board to  reflect such event so that the Optionee shall be entitled  to receive  such  number  of shares or other  securities  which  the

Optionee would have been entitled to receive had this option been

exercised   prior   to  the  occurrence  of  such   event.    The

determination   of  the  Board  in  respect  thereof   shall   be

conclusive.

              B.  If the Company is merged with or consolidated

into  any  other  corporation (otherwise  than  as  part  of  the

Transactions), or if all or substantially all of the business  or property  of the Company is sold, or if the Company is liquidated or dissolved, or if a tender or exchange offer is made for all or any  part  of  the Company's voting securities, or if  any  other actual or threatened change in control of the Company occurs, the

Board,  with or without the consent of the option recipient,  may

(but  shall  not be obligated to), either at the time  of  or  in anticipation  of any such transaction, take any of the  following actions  that  the Board may deem appropriate  in  its  sole  and absolute discretion: (i) cancel any option by providing  for  the payment to the option recipient of the excess of the closing sale price  of  the Shares as reported on the National Association  of

Securities  Dealers,  Inc. Automated Quotations  National  Market

System  on  the day immediately prior to such cancellation,  over the  Exercise Price of the option (provided, however,  that  such alternative  shall only be available to the Board if the  vesting of  all  previously unvested options held by the option recipient under this Agreement is first accelerated), (ii) substitute a new option of substantially equivalent value for any option or  (iii)

accelerate the exercise terms of any option.

          7.  No  Other  Adjustments.  Except as  provided  in

Section  7, no adjustments shall be made for dividends  or  other rights  for which the record date shall be prior to the  issuance of  a stock certificate to the Optionee by reason of the exercise of this option.

          8.  Rights in Option Stock.  The Optionee shall not be

considered  a  record holder of any of the Shares in  respect  of which  he  or  she shall exercise this option until the  date  on which  the  Optionee shall actually be recorded as the holder  of such  Shares  upon  the  stock records of the  Company  and  full payment shall have been made for the Shares.

          9.  Stock Reserved.  The Company shall at all  times

during  the  term  of this Option Agreement keep  available  such

number   of   Shares  as  will  be  sufficient  to  satisfy   the

requirements  of this Agreement and shall pay all original  issue taxes, if any, on the exercise of this option, and all other fees and  expenses  necessarily incurred by the Company in  connection therewith.

          10. Not Employment Agreement.  This Agreement does not

constitute  an employment agreement and shall not confer  on  the

Optionee  any right to continue in the employ of the Company,  or prevent,  or  in any way impair the right of the Company  at  any

time  to  terminate  the  employment  of  the  Optionee  as,   if

applicable, an officer or employee, with or without cause.

          11. Liability of Board.  No member of the Board shall

be  liable for any action or determination made in good faith  in respect of this option.

          12. Successors.  This Agreement shall be binding upon

any   successor  of  the  Company.   Optionee  and  the   Company

acknowledge and agree that upon consummation of the Transactions,

Intergraph will assume the rights and obligations of the  Company under  this  Agreement.  In connection with such assumption,  (i)

references in this Agreement to "Shares" shall be deemed to refer to  shares  of Intergraph common stock, $.10 par value per  share

(adjusted as set forth in (ii) below), (ii) the number of  Shares covered  by this option and the Exercise Price shall be  adjusted as  set  forth  in  Section  2.3 of the Merger  Agreement,  (iii)

references to the Company shall be deemed to refer to Intergraph,

and (iv) references to the Board shall be deemed to be references

to  the  Board  of  Directors  of  Intergraph.   Optionee  hereby

consents to the foregoing assumptions.

          13. Notices.  All notices which are provided for under

any  of  the  provisions  of this Option Agreement  shall  be  in writing,  and  shall  be given by registered or  certified  mail,

return  receipt requested.  Any such notice shall  be  deemed  to have  been  given on, and such notice shall be deemed dated,  the date when the same shall have been deposited for mailing, postage prepaid, in a United States Post Office (except for any notice of change of address, which shall be deemed given on, and dated, the date  the  same shall be received).  All notices provided  to  be given  to the Company shall be addressed to the attention of  the

Treasurer  of the Company at the Company's principal address,  or at  such  other  address as the Company may designate  by  notice

hereunder.   All notices provided to be given to the Optionee  or

to his personal representative or beneficiary, shall be addressed to  him or her at the address of the Optionee set forth above, or at  such  other  address  as he or she may  designate  by  notice hereunder.

          14. Fractional  Shares.  The Company  shall  not  be

required  to  issue any fractional Share upon  exercise  of  this option,  but  it  shall pay to the Optionee, or to  his  personal representative or beneficiary who acquires the right to  exercise this  option  by  bequest or inheritance  on  the  death  of  the

Optionee,  the cash equivalent of any fractional share interests,

as determined in the sole discretion of the Board.

          15. Withholding.  Whenever the Company proposes or is

required to issue or transfer Shares, the Company shall have  the right  to require the Optionee, prior to the issuance or delivery of  any certificates for such Shares, to remit to the Company, or provide  indemnification satisfactory  to  the  Company  for,  an amount  sufficient  to  satisfy any federal,  state,  local,  and foreign withholding tax requirements incurred as a result  of  an option exercise by such Optionee.

          16. Governing Law.  This Agreement shall  be  deemed

made  in  the  State  of Delaware and shall be  governed  by  and construed and enforced in accordance with the laws of such  State applicable  to contracts made and to be performed in  such  State without giving effect to the principles of conflict of laws.

     IN  WITNESS  WHEREOF, the parties hereto have  caused  this

Agreement  to  be duly executed on the day and year  first  above written.

                                INTERCAP GRAPHICS SYSTEMS, INC.



                                By:
                                   ---------------------------------
                                      A.G.W. Biddle, III
                                      President

Attest:



- -------------------------------
John C. Gebhardt
Secretary


                                OPTIONEE



                                                                 (SEAL)
                                ---------------------------------
                                --------------------------





                                                           EXHIBIT F-1

               Individual Stockholder Certificate
               ----------------------------------



Intergraph Corporation
Mail Stop HQ011
Huntsville, Alabama  35894-0001
Attention:  John W. Wilhoite

InterCAP Graphic Systems, Inc.
116 Defense Highway, Suite 400
Annapolis, Maryland  21401
Attention:  A. G. W. Biddle, III

         RE:   Agreement  and Plan of  Reorganization
               (the "Agreement"), dated as of September 30, 1994, by and among Intergraph Corporation ("Intergraph"), Intergraph DC Corporation - Subsidiary 7 ("Intergraph Subsidiary"), and InterCAP Graphic Systems, Inc. ("InterCAP")

Ladies and Gentlemen:

      This Certificate is supplied to you in connection with  the
Merger   provided   for  in  the  Agreement.   Unless   otherwise
indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

      The undersigned understands and agrees that it is intended that the Merger will be treated as a "reorganization" for federal income tax purposes. The undersigned has been informed that the treatment of the Merger as a reorganization for federal income tax purposes requires that a sufficient number of former stockholders of InterCAP maintain a meaningful continuing equity ownership interest in Intergraph after the Merger. The undersigned understands that this Certificate will be relied upon by Intergraph, InterCAP and their respective counsel and accounting firms.

      The undersigned hereby certifies to Intergraph and InterCAP that the undersigned has, and as of the Effective Time of the Merger will have, no present plan or intent to engage in a sale, exchange, transfer, pledge or other disposition of more than ______ percent (____%) of the Intergraph Common Stock to be received by the undersigned in the Merger. If the foregoing certification ceases to be true at any time prior to the Effective Time of the Merger, the undersigned will deliver to each of Intergraph and InterCAP, promptly but in any event prior to the Effective Time of the Merger, a written statement to that effect, signed by the undersigned.

     Dated this _____ day of _____________, 1994.


                                   STOCKHOLDER



                                   ------------------------------
                                             (Signature)


                                   ------------------------------
                                             (Print Name)




                                                           EXHIBIT F-2

                 Entity Stockholder Certificate
                 ------------------------------



Intergraph Corporation
Mail Stop HQ011
Huntsville, Alabama  35894-0001
Attention:  John W. Wilhoite

InterCAP Graphic Systems, Inc.
116 Defense Highway, Suite 400
Annapolis, Maryland  21401
Attention:  A. G. W. Biddle, III

         RE:   Agreement  and Plan of  Reorganization
               (the "Agreement"), dated as of September 30, 1994, by and among Intergraph Corporation ("Intergraph"), Intergraph DC Corporation - Subsidiary 7 ("Intergraph Subsidiary"), and InterCAP Graphic Systems, Inc. ("InterCAP")

Ladies and Gentlemen:

     This Certificate is supplied to you in connection with  the
Merger   provided   for  in  the  Agreement.   Unless   otherwise
indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

     The undersigned understands and agrees that it is intended that the Merger will be treated as a "reorganization" for federal income tax purposes. The undersigned has been informed that the treatment of the Merger as a reorganization for federal income tax purposes requires that a sufficient number of former stockholders of InterCAP maintain a meaningful continuing equity ownership interest in Intergraph after the Merger. The undersigned understands that this Certificate will be relied upon by Intergraph, InterCAP and their respective counsel and accounting firms.

     The undersigned hereby certifies to Intergraph and InterCAP as follows:

     (a) The undersigned has, and as of the Effective Time of the Merger will have, no present plan or intent to engage in a sale, exchange, transfer, pledge or other disposition (collectively, a "Sale") of more than ______ percent (___%) of the Intergraph Common Stock to be received by the undersigned in the Merger. For purposes of this clause (a), the term "Sale" shall not include any mandatory distribution of shares of Intergraph Common Stock required to be made by the undersigned to its partners, shareholders or other beneficial owners in accordance with the terms of the undersigned's partnership agreement, certificate or articles of incorporation or other governing instrument (a "Required Distribution").

     (b) To the best of the undersigned's knowledge and after due investigation and inquiry, in the event the undersigned has, or as of the Effective Time of the Merger will have, a present plan or intention to make a Required Distribution within two years of the Effective Time of the Merger, each of the recipients of the shares of Intergraph Common Stock in the Required Distribution has, and as of the Effective Time of the Merger will have, no present plan or intent to engage in a Sale of more than ______ percent (___%) of the shares of Intergraph Common Stock to be received by them in the Required Distribution.

     If any of the foregoing certifications cease to be true at any time prior to the Effective Time of the Merger, the undersigned will deliver to each of Intergraph and InterCAP, promptly but in any event prior to the Effective Time of the Merger, a written statement to that effect, signed by the undersigned.

     Dated this ____ day of ______________, 1994.


                                   STOCKHOLDER



                                   ------------------------------
                                           (Signature)


                                   ------------------------------
                                           (Print Name)


                                   ------------------------------
                                           (Print Title)


                                   ------------------------------
                                       (Print Name of Company)




                               APPENDIX B

                    FORM OF AMENDMENT TO INTERCAP'S
                     CERTIFICATE OF INCORPORATION




                                                          APPENDIX B

                               Exhibit A
                                  to
                       Preferred Stock Agreement

                        CERTIFICATE OF AMENDMENT

                                  TO

                      CERTIFICATE OF INCORPORATION

                                  OF

                    INTERCAP GRAPHICS SYSTEMS, INC.

     InterCAP Graphics Systems, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), hereby certifies as follows:

        1. That the Board of Directors of the Company has duly adopted the following resolutions at a meeting duly called and convened on September ___, 1994:

        RESOLVED, that the Board of Directors of the Company hereby declares it advisable that, subject to receipt of requisite stockholder approval, ARTICLE FOURTH, Section 1A, paragraph 4(a) of the Certificate of Incorporation of the Company, as heretofore amended, be further amended by deleting "October 1, 1994" and replacing it with "January 15, 1995."

        2. That the aforementioned amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

        3. That the capital of the Company will not be reduced under or by reason of said amendments.

     IN WITNESS WHEREOF, InterCAP Graphics Systems, Inc., has caused this Certificate of Amendment to be executed by A.G.W. Biddle, III, its President, and to be attested to by John C. Gebhardt, its Secretary, this ___ day of_______________, 1994.


ATTEST:                              InterCAP GraphicsSystems, Inc.


                                     By:
- -----------------------------           ---------------------------
John C. Gebhardt                        A.G.W. Biddle, III
Secretary                               President





                             APPENDIX C

                        SECTION 262 OF THE
                 DELAWARE BUSINESS CORPORATION ACT




                             APPENDIX C

                          SECTION 262 OF THE
                  DELAWARE BUSINESS CORPORATION ACT

     262 APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251, 252, 254, 257, 258 or 263 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 stockholders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258 and 263 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation;

     b. Shares of stock of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders;

     c. Cash in lieu of fractional shares of the corporations described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock and cash in lieu of fractional shares described in the foregoing subparagraphs a.,
b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d)  Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2)  If the merger or consolidation was approved pursuant to
Section 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection
(f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection
(e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 337, L. '92, eff. 7-1-92.)



                            PART II.
             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers.

      Article VIII(d) of the Certificate of Incorporation of Intergraph permits indemnification of directors and officers to the full extent permitted by the Delaware General Corporation
Law.

     Article IX of the Certificate of Incorporation of Intergraph eliminates a director's personal liability for monetary damages for breaches of his fiduciary duty, except for liability for: (a) breaches of the duty of loyalty to Intergraph or its shareholders, (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (d) transactions in which the director received an improper personal benefit. Liability arising out of acts or omissions which occurred before the enactment of Article IX are not covered by the provision.

     Article IX of the Certificate of Incorporation of Intergraph also authorizes Intergraph to indemnify an officer, director, employee, or agent of Intergraph for all expenses, liability, and losses incurred in connection with any action, suit, or proceeding in which he is or was a party or is threatened to be made a party by reason of the fact that he is or was an officer or director of Intergraph, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee, or agent. This provision permits indemnification only upon a finding by the disinterested directors or the shareholders that he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Intergraph. Article IX also authorizes Intergraph to advance litigation expenses to an officer or director prior to the final disposition of the action. The making of such advance is conditioned upon the officer or director giving Intergraph an undertaking to repay the amount advanced if indemnification is ultimately deemed unavailable. If indemnification or advancement of expenses is authorized, it will not exclude any rights to indemnification or advancement of expenses which a director, officer, employee, or agent may have under a by-law, agreement, board or shareholder resolution, or otherwise. The indemnification or advancement of expenses provided by Article IX will continue as to a person who ceases to be a director, officer, employee, or agent, and inures to the benefit of his heirs, executors, and administrators.

      Section 145 of the Delaware General Corporation Law permits indemnification by Intergraph of any director, officer, employee or agent of Intergraph or person who is serving or was serving at Intergraph's request as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the defense of any threatened, pending or completed action (whether civil, criminal, administrative or investigative), to which he is or may be a party by reason of having been such director, officer, employee or agent, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Intergraph, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. Intergraph also has the power under Section 145 to indemnify the persons identified above from threatened, pending or completed actions or suits by or in the right of Intergraph to procure a judgment in its favor by reason of the fact that such person was a director, officer, employee or agent of Intergraph or is or was serving at the request of Intergraph as a director, officer, employee or agent of another corporation or enterprise against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of Intergraph, except that no indemnification can be made with regard to any claim, issue or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of his duty to Intergraph unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that the person was fairly and reasonably entitled to indemnity. Any indemnification (unless ordered by a court) must be made by Intergraph only as authorized in the specific case upon a determination that indemnification of the person is proper under the circumstances because he has met the applicable standards of conduct. The determination must be made by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to the action, or if a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent counsel in a written opinion, or by the stockholders. Intergraph may pay the expenses of an action in advance of final disposition if authorized by the Board of Directors in a specific case upon receipt of an undertaking by the person to be indemnified to repay any such advances unless it shall ultimately be determined that such person is entitled to be indemnified by Intergraph as authorized by law.

       Article IX of the registrant's Bylaws provides for indemnification of the registrant's directors, officers, employees or agents to the extent permitted by Section 145 of the Delaware General Corporation Law. Article IX of the registrant's Bylaws further provides that the registrant may purchase and maintain insurance on behalf of those persons described above as eligible for indemnification for liability arising out of such person's duties or status with the registrant whether or not indemnification in respect of such liability would be permissible.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Intergraph pursuant to the foregoing provisions, or otherwise, Intergraph has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Intergraph of expenses incurred or paid by a director, officer or controlling person of Intergraph in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Intergraph will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 21.  Exhibits and Financial Statement Schedules.

Exhibit No.                          Exhibit
- -----------  -----------------------------------------------------

2 Agreement and Plan of Reorganization, dated as of September 30, 1994, between Intergraph Corporation
             ("Intergraph"),       Intergraph-DC       Corporation
             ("Intergraph Sub") and InterCAP Graphics Systems, Inc. ("InterCAP"), included as Appendix A to the Prospectus/Proxy Statement.

3(a) Certificate of Incorporation of Intergraph (Incorporated by reference to exhibits filed with Intergraph's Quarterly Report on Form 10-Q for the quarter ended June 30, 1984, File No. 0-9722).

3(b) Certificate of Amendment to Certificate of Incorporation of Intergraph (Incorporated by reference to exhibits filed with Intergraph's Quarterly Report on Form 10-Q for the quarter ended March 31, 1987, File No. 0-9722).

3(c) Bylaws of Intergraph (Restated as of August 11, 1993) (Incorporated by reference to exhibits filed with Intergraph's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993, File No. 0-9722).

4 Shareholder Rights Plan, dated August 25, 1993 (Incorporated by reference to exhibits filed with Intergraph's Current Report on Form 8-K dated August 25, 1993, File No. 0-9722).

5 Opinion of B. Judson Hennington III as to the validity of the shares of Intergraph Common Stock.

8(a) Opinion of Balch & Bingham as to certain federal income tax matters.

8(b)         Opinion  of Womble Carlyle Sandridge & Rice, P.L.L.C.
             as to certain federal income tax matters.

10(a) Intergraph Corporation 1990 Employee Stock Option Plan (Incorporated by reference to exhibits filed with Intergraph's Annual Report on Form 10-K for the fiscal year ended December 31, 1989, File No. 0-9722).

10(b)        Intergraph   Corporation  1992  Stock   Option   Plan
             (Incorporated by reference to exhibits filed with Intergraph's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, File No. 0-9722).

10(c) Employment contracts of Manfred Wittler, dated November 1, 1989 and April 18, 1991 (Incorporated by reference to exhibits filed with the Intergraph's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, File No. 0-9722).

10(d) Loan program for executive officers of Intergraph (Incorporated by reference to exhibits filed with Intergraph's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, File No. 0-9722).

10(e) Consulting contract with Keith H. Schonrock, Jr., dated January 17, 1990 (Incorporated by reference to exhibits filed with Intergraph's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 0-9722).

10(f) Agreement between Intergraph and Green Mountain, Inc., dated February 23, 1994 (Incorporated by reference to exhibits filed with Intergraph's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 0-9722).

21 Subsidiaries of Intergraph (Incorporated by reference to exhibits filed with Intergraph's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 0-9722).

23(a) Consent of Balch & Bingham (included in the opinion in Exhibit 8(a)).

23(b)        Consent  of Womble Carlyle Sandridge & Rice, P.L.L.C.
             (included in the opinion in Exhibit 8(b)).

23(c)        Consent of Ernst & Young LLP.

23(d)        Consent of Ernst & Young LLP.

28           Form of Proxy for InterCAP.



Item 22.  Undertakings.

      (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

       (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      (d) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or
(ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4.10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


                           SIGNATURE

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, as of the 26th day of October, 1994.


                                   INTERGRAPH CORPORATION



                                   By:/s/ James W. Meadlock
                                      ------------------------------------
                                      James W. Meadlock
                                      Chairman and Chief Executive Officer



                       POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Wilhoite his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of October 26, 1994.

       Signature                           Title                      Date
- -------------------------    ------------------------------    ----------------

/s/ James W. Meadlock         Chairman of the Board, Chief     October 26, 1994
- -----------------------       Executive Officer and a
James W. Meadlock             Director (Principal Executive
                              Officer)



/s/ Larry J. Laster           Executive  Vice  President and   October 26, 1994
- -----------------------       Chief Financial Officer and a
Larry J. Laster               Director (Principal Financial
                              Officer)

/s/ Roland E. Brown           A Director                       October 26, 1994
- -----------------------
Roland E. Brown

/s/ Nancy B. Meadlock         Executive Vice President and     October 26, 1994
- -----------------------       a Director
Nancy B. Meadlock


/s/ Keith H. Schonrock, Jr.   A Director                       October 26, 1994
- ---------------------------
Keith H. Schonrock, Jr.

/s/ James F. Taylor, Jr.      A Director                       October 26, 1994
- ---------------------------
James F. Taylor, Jr.

/s/ Robert E. Thurber         Executive Vice President and     October 26, 1994
- --------------------------    a Director
Robert E. Thurber

/s/ John W. Wilhoite          Vice President and Controller    October 26, 1994
- --------------------------    (Principal Accounting
John W. Wilhoite              Officer)




                         EXHIBIT INDEX

Exhibit                                                            Sequential
  No.                              Exhibit                         Page Number
- -------  --------------------------------------------------------  -----------
2 Agreement and Plan of Reorganization, dated as of September 30, 1994, between Intergraph Corporation
         ("Intergraph"), Intergraph-DC Corporation ("Intergraph
         Sub") and InterCAP Graphics Systems, Inc. ("InterCAP"), included as Appendix A to the Prospectus/Proxy Statement.

3(a) Certificate of Incorporation of Intergraph (Incorporated by reference to exhibits filed with Intergraph's Quarterly Report on Form 10-Q for the quarter ended June 30, 1984,
         File No. 0-9722).

3(b) Certificate of Amendment to Certificate of Incorporation of Intergraph (Incorporated by reference to exhibits filed with Intergraph's Quarterly Report on Form 10-Q for the quarter ended March 31, 1987, File No. 0-9722).

3(c) Bylaws of Intergraph (Restated as of August 11, 1993) (Incorporated by reference to exhibits filed with Intergraph's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993, File No. 0-9722).

4        Shareholder Rights Plan, dated August 25, 1993
         (Incorporated by reference to exhibits filed with Intergraph's Current Report on Form 8-K dated
         August 25, 1993, File No. 0-9722).

5 Opinion of B. Judson Hennington III as to the validity of the shares of Intergraph Common Stock.

8(a) Opinion of Balch & Bingham as to certain federal income tax matters.

8(b)     Opinion  of  Womble Carlyle  Sandridge & Rice, P.L.L.C.
         as  to  certain  federal income tax matters.

10(a)    Intergraph Corporation 1990 Employee Stock Option Plan
         (Incorporated by reference to exhibits filed with Intergraph's Annual Report on Form 10-K for the fiscal year ended December 31, 1989, File No. 0-9722).

10(b)    Intergraph Corporation 1992 Stock  Option Plan
         (Incorporated  by   reference to exhibits filed with
         Intergraph's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, File No. 0-9722).

10(c) Employment contracts of Manfred Wittler, dated November 1, 1989 and April 18, 1991 (Incorporated by reference to exhibits filed with the Intergraph's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, File No. 0-9722).

10(d) Loan program for executive officers of Intergraph (Incorporated by reference to exhibits filed with Intergraph's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, File No. 0-9722).

10(e) Consulting contract with Keith H. Schonrock, Jr., dated January 17, 1990 (Incorporated by reference to exhibits filed with Intergraph's Annual Report on Form 10-K for the fiscal year ended
         December 31, 1993, File No. 0-9722).

10(f) Agreement between Intergraph and Green Mountain, Inc., dated February 23, 1994 (Incorporated by reference to exhibits filed with Intergraph's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 0-9722).

21 Subsidiaries of Intergraph (Incorporated by reference to exhibits filed with Intergraph's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 0-9722).

23(a) Consent of Balch & Bingham (included in the opinion in Exhibit 8(a)).

23(b)    Consent  of  Womble Carlyle  Sandridge & Rice, P.L.L.C.
         (included in the  opinion in Exhibit 8(b)).

23(c)    Consent of Ernst & Young LLP.

23(d)    Consent of Ernst & Young LLP.

28       Form of Proxy for InterCAP.